FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206705-07

November 14, 2016

FREE WRITING PROSPECTUS

STRUCTURAL AND COLLATERAL TERM SHEET

$975,391,857

(Approximate Total Mortgage Pool Balance)

$841,274,736

(Approximate Offered Certificates)

CD 2016-CD2

Deutsche Mortgage & Asset Receiving Corporation

Depositor

German American Capital Corporation
Citigroup Global Markets Realty Corp.

Sponsors and Mortgage Loan Sellers

Deutsche Bank Securities	Citigroup

Co-Lead Managers and Joint Bookrunners

Academy Securities
Co-Manager

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-206705) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

CD 2016-CD2 Mortgage Trust

Capitalized terms used but not defined herein have the meanings assigned to them in the Preliminary Prospectus expected to be dated November 15, 2016 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	Deutsche Bank Securities Inc. and Citigroup Global Markets Inc.
Co-Manager:	Academy Securities, Inc.
Mortgage Loan Sellers:	German American Capital Corporation* (“GACC”) (69.7%) and Citigroup Global Markets Realty Corp. (“CGMRC”) (30.3%) *An indirect wholly owned subsidiary of Deutsche Bank AG.
Master Servicer:	Wells Fargo Bank, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Special Servicer:	KeyBank National Association
Trustee:	Wilmington Trust, National Association
Certificate Administrator:	Wells Fargo Bank, National Association
Rating Agencies:	Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Kroll Bond Rating Agency, Inc.
Risk Retention Consultation Parties:	Deutsche Bank AG, New York Branch (“DBNY”) and CGMRC
U.S. Credit Risk Retention	For a discussion on the manner in which the U.S. credit risk retention requirements, if they were in effect, would be addressed by GACC, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.
Determination Date:	6th day of each month, or if such 6th day is not a business day, the immediately following business day, commencing in January 2017.
Distribution Date:	4th business day following the Determination Date in each month, commencing in January 2017.
Cut-off Date:	Payment Date in December 2016 (or related origination date, if later). Unless otherwise noted, all Mortgage Loan statistics are based on balances as of the Cut-off Date.
Settlement Date:	On or about December 8, 2016
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	November 2049
Minimum Denominations:	$10,000 and in each case in multiples of $1 thereafter.
Clean-up Call:	1% (with certain exceptions described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus)

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2016-CD2 Mortgage Trust
TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Pool Balance
German American Capital Corporation	21	25	$680,041,867	69.7%
Citigroup Global Markets Realty Corp.	9	12	$295,349,991	30.3%
Total:	30	37	$975,391,857	100.0%
Pooled Collateral Facts:
Initial Outstanding Pool Balance:				$975,391,857
Number of Mortgage Loans:				30
Number of Mortgaged Properties:				37
Average Mortgage Loan Cut-off Date Balance:				$32,513,062
Average Mortgaged Property Cut-off Date Balance:				$26,361,942
Weighted Average Mortgage Rate:				4.0495%
Weighted Average Mortgage Loan Original Term to Maturity Date or ARD (months):				116
Weighted Average Mortgage Loan Remaining Term to Maturity Date or ARD (months):				113
Weighted Average Mortgage Loan Seasoning (months):				3
% of Mortgaged Properties Leased to a Single Tenant:				12.9%
Credit Statistics(1):
Weighted Average Mortgage Loan U/W NCF DSCR:				2.21x
Weighted Average Mortgage Loan Cut-off Date LTV(2):				54.1%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(2):				50.5%
Weighted Average U/W NOI Debt Yield:				10.3%
Amortization Overview:
% Mortgage Loans with Amortization through Maturity Date or ARD:				12.3%
% Mortgage Loans which pay Interest Only through Maturity Date or ARD:				61.8%
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date or ARD:				25.9%
Weighted Average Remaining Amortization Term (months)(3):				354
Loan Structural Features:
% Mortgage Loans with Upfront or Ongoing Tax Reserves:				85.9%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(4):				77.7%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:				41.8%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(5):				52.9%
% Mortgage Loans with Upfront Engineering Reserves:				19.4%
% Mortgage Loans with Upfront or Ongoing Other Reserves:				81.2%
% Mortgage Loans with In Place Hard Lockboxes:				87.0%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.10x:				83.7%
% of Mortgage Loans with Cash Traps Triggered at Debt Yield ≥ 8.0%:				6.9%
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:				98.4%
% Mortgage Loans with Prepayment with Defeasance or Yield Maintenance after a Yield Maintenance Period and Prior to an open Period:				1.6%

(1)	With respect to the 8 Times Square & 1460 Broadway Mortgage Loan, FedEx Ground Portfolio Mortgage Loan, 229 West 43rd Street Retail Condo Mortgage Loan, Prudential Plaza Mortgage Loan, 10 Hudson Yards Mortgage Loan, 60 Madison Avenue Mortgage Loan, Birch Run Premium Outlets Mortgage Loan, 80 Park Plaza Mortgage Loan, 667 Madison Avenue Mortgage Loan, Starbucks Center Mortgage Loan, Mills Fleet Farm Mortgage Loan and Marriott Hilton Head Resort & Spa Mortgage Loan, the LTV, DSCR and Debt Yield calculations include the related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and mezzanine loan(s).

(2)	With respect to the 229 West 43rd Street Retail Condo Mortgage Loan and the 10 Hudson Yards Mortgage Loan, in aggregate, representing approximately 14.6% of the Initial Outstanding Pool Balance, the Cut-off Date LTV and Maturity Date or ARD LTV has been calculated based on the “Hypothetical As-Is” value. With respect to the Irvine Crossing Mortgage Loan and the Hampton Inn & Suites – University of Central Florida Mortgage Loan, in aggregate, representing approximately 7.4% of the Initial Outstanding Pool Balance, the Cut-off Date LTV and Maturity Date or ARD LTV has been calculated based on the “As Complete” appraised value. With respect to the Airport Industrial Center Mortgage Loan representing approximately 2.5% of the Initial Outstanding Pool Balance, the Cut-off Date LTV and Maturity Date or ARD LTV are calculated based on the “As Stabilized” appraised value. For additional information please see the footnotes to the Annex A-1 in the Preliminary Prospectus.

(3)	Excludes loans which are interest only for the full loan term.

(4)	Includes FF&E Reserves.

(5)	Represents the percent of the allocated Initial Outstanding Pool Balance of office, retail, mixed use and industrial properties only.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2016-CD2 Mortgage Trust
STRUCTURE OVERVIEW

OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/KBRA)	Initial Certificate Balance or Notional Amount(2)	Initial Available Certificate Balance or Notional Amount(2)	Initial Retained Certificate Balance or Notional Amount(2)(3)	Initial Subordination Levels(4)	Weighted Average Life (years)(5)	Principal Window (months)(5)	Certificate Principal to Value Ratio(6)	Underwritten NOI Debt Yield(7)
Class A-1	Aaa(sf)/AAAsf/AAA(sf)	$17,465,263	$16,592,000	$873,263	30.000%(8)	2.98	1 - 57	37.9%	14.7%
Class A-2	Aaa(sf)/AAAsf/AAA(sf)	$69,061,053	$65,608,000	$3,453,053	30.000%(8)	4.77	57 - 59	37.9%	14.7%
Class A-SB	Aaa(sf)/AAAsf/AAA(sf)	$34,742,105	$33,005,000	$1,737,105	30.000%(8)	7.37	59 - 117	37.9%	14.7%
Class A-3	Aaa(sf)/AAAsf/AAA(sf)	$252,631,579	$240,000,000	$12,631,579	30.000%(8)	9.34	104 - 118	37.9%	14.7%
Class A-4	Aaa(sf)/AAAsf/AAA(sf)	$308,873,684	$293,430,000	$15,443,684	30.000%(8)	9.88	118 - 119	37.9%	14.7%
Class X-A(9)	Aa1(sf)/AAAsf/AAA(sf)	$721,789,474(10)	$685,700,000(10)	$36,089,474(10)	N/A	N/A	N/A	N/A	N/A
Class A-M	Aa2(sf)/AAAsf/AAA(sf)	$39,015,789	$37,065,000	$1,950,789	26.000%	9.92	119 - 119	40.0%	13.9%
Class B	NR/AA-sf/AA-(sf)	$76,811,579	$72,971,000	$3,840,579	18.125%	9.92	119 - 119	44.3%	12.6%
Class C	NR/A-sf/A-(sf)	$42,673,684	$40,540,000	$2,133,684	13.750%	9.92	119 - 119	46.7%	11.9%

NON-OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/KBRA)	Initial Certificate Balance or Notional Amount(2)	Initial Available Certificate Balance or Notional Amount(2)	Initial Retained Certificate Balance or Notional Amount(2)(3)	Initial Subordination Levels(4)	Weighted Average Life (years)(5)	Principal Window (months)(5)	Certificate Principal to Value Ratio(6)	Underwritten NOI Debt Yield(7)
Class X-B(9)	NR/AA-sf/AAA(sf)	$76,811,579(10)	$72,971,000(10)	$3,840,579(10)	N/A	N/A	N/A	N/A	N/A
Class X-C(9)	NR/A-sf/AAA(sf)	$42,673,684(10)	$40,540,000(10)	$2,133,684(10)	N/A	N/A	N/A	N/A	N/A
Class X-D(9)	NR/BBB-sf/BBB-(sf)	$57,304,211(10)	$54,439,000(10)	$2,865,211(10)	N/A	N/A	N/A	N/A	N/A
Class X-E(9)	NR/BB-sf/BB-(sf)	$28,043,158(10)	$26,641,000(10)	$1,402,158(10)	N/A	N/A	N/A	N/A	N/A
Class X-F(9)	NR/B-sf/B-(sf)	$10,972,632(10)	$10,424,000(10)	$548,632(10)	N/A	N/A	N/A	N/A	N/A
Class X-G(9)	NR/NR/NR	$37,797,120(10)	$35,907,264(10)	$1,889,856(10)	N/A	N/A	N/A	N/A	N/A
Class D	NR/BBB-sf/BBB-(sf)	$57,304,211	$54,439,000	$2,865,211	7.875%	9.92	119 - 119	49.8%	11.2%
Class E	NR/BB-sf/BB-(sf)	$28,043,158	$26,641,000	$1,402,158	5.000%	9.92	119 - 119	51.4%	10.8%
Class F	NR/B-sf/B-(sf)	$10,972,632	$10,424,000	$548,632	3.875%	9.92	119 - 119	52.0%	10.7%
Class G	NR/NR/NR	$37,797,120	$35,907,264	$1,889,856	0.000%	9.92	119 - 119	54.1%	10.3%

(1)	The pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii) or (iv) the rate specified in clause (ii) less a specified rate.

(2)	Approximate; subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates (collectively, the “Class X Certificates”) may vary depending upon the final pricing of the classes of certificates whose Certificate Balances comprise such notional amounts and, if as a result of such pricing the pass-through rate of any class of Class X Certificates would be equal to zero, such Class X Certificates may not be issued on the Settlement Date of this securitization.

(3)	On the Closing Date, the certificates with the initial Certificate Balances or Notional Amounts set forth in the table under “Initial Retained Certificate Balance or Notional Amount” are expected to be sold directly by the depositor to DBNY and CGMRC as described in “Credit Risk Retention” in the Preliminary Prospectus.

(4)	The initial subordination levels are calculated based on the initial Certificate Balance.

(5)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates with a Certificate Balance is based on (i) modeling assumptions described in the Preliminary Prospectus, (ii) assumptions that there are no prepayments, delinquencies or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates and mortgage loans with anticipated repayment dates, if any, are repaid on the respective anticipated repayment dates.

(6)	“Certificate Principal to Value Ratio” for any class with a Certificate Balance is calculated as the product of (a) the weighted average Mortgage Loan Cut-off Date LTV of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of the related class of certificates and all other classes with a Certificate Balance, if any, that are senior to such class, and the denominator of which is the total initial Certificate Balance of all certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	“Underwritten NOI Debt Yield” for any class with a Certificate Balance is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of all certificates and the denominator of which is the total initial Certificate Balance of the related class of certificates and all other classes with a Certificate Balance, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(8)	The initial subordination levels for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are represented in the aggregate.

(9)	As further described in the Preliminary Prospectus, the pass-through rate applicable to the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date occurs over (ii)(A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates (based on their Certificate Balances), (B) with respect to the Class X-B certificates, the pass-through rate of the Class B certificates, (C) with respect to the Class X-C certificates, the pass-through rate of the Class C certificates, (D) with respect to the Class X-D certificates, the pass-through rate of the Class D certificates, (E) with respect to the Class X-E certificates, the pass-through rate of the Class E certificates, (F) with respect to the Class X-F certificates, the pass-through rate of the Class F certificates and (G) with respect to the Class X-G certificates, the pass-through rate of the Class G certificates.

(10)	The Class X Certificates will not have Certificate Balances. None of the Class X Certificates will be entitled to distributions of principal. The interest accrual amounts on the Class X-A certificates will be calculated by reference to a notional amount equal to the sum of the Certificate Balances of each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates. The interest accrual amounts on the Class X-B certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class B certificates. The interest accrual amounts on the Class X-C certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class C certificates. The interest accrual amounts on the Class X-D certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class D certificates. The interest accrual amounts on the Class X-E certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class E certificates. The interest accrual amounts on the Class X-F certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class F certificates. The interest accrual amounts on the Class X-G certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class G certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2016-CD2 Mortgage Trust
STRUCTURE OVERVIEW

Class A-2 Principal Paydown(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio	U/W NCF DSCR	U/W NOI Debt Yield
A-2	GACC	Irvine Crossing	Mixed Use	$62,500,000	57	57.3%	2.05x	9.4%
A-2	GACC	Hotel Portofino	Hospitality	$5,993,470	59	66.6%	1.62x	12.3%

(1)	This table reflects the Mortgage Loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses, (ii) there are no extensions of maturity dates and (iii) each mortgage loan is paid in full on its stated maturity date. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2016-CD2 Mortgage Trust
STRUCTURE OVERVIEW

Principal Payments:

Payments in respect of principal on the certificates will be distributed, first, to the Class A-SB certificates, until the Certificate Balance of such class is reduced to the planned principal balance for the related Distribution Date set forth on Annex E to the Preliminary Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates, in that order until the Certificate Balance of each such class is reduced to zero. Notwithstanding the foregoing, if the total Certificate Balance of the Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates have been reduced to zero as a result of loss allocation, payments in respect of principal of the certificates will be distributed, first, to the Class A-1, Class A-2, Class A-SB, Class A-3, and Class A-4 certificates, on a pro rata basis, based on the Certificate Balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates, in that order, in each case until the Certificate Balance of each such class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

Each class of Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates; (ii) the notional amount of the Class X-B certificates will be reduced by the principal distributions and realized losses allocated to the Class B certificates; (iii) the notional amount of the Class X-C certificates will be reduced by the principal distributions and realized losses allocated to the Class C certificates; (iv) the notional amount of the Class X-D certificates will be reduced by the principal distributions and realized losses allocated to the Class D certificates; (v) the notional amount of the Class X-E certificates will be reduced by the principal distributions and realized losses allocated to the Class E certificates; (vi) the notional amount of the Class X-F certificates will be reduced by the principal distributions and realized losses allocated to the Class F certificates and (vii) the notional amount of the Class X-G certificates will be reduced by the principal distributions and realized losses allocated to the Class G certificates.

Interest Payments:

On each Distribution Date, interest accrued for each class of the certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of available funds: first, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates, on a pro rata basis, based on the accrued and unpaid interest on each such class and then, to the Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates, in that order, in each case until the interest payable to each such class is paid in full.

The pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates for each Distribution Date will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause, (ii) or (iv) the rate specified in clause (ii) less a specified rate.

As further described in the Preliminary Prospectus, the pass-through rates applicable to the Class X Certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date occurs over (ii) (A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates (based on their Certificate Balances), (B) with respect to the Class X-B certificates, the pass-through rate of the Class B certificates, (C) with respect to the Class X-C certificates, the pass-through rate of the Class C certificates, (D) with respect to the Class X-D certificates, the pass-through rate of the Class D certificates, (E) with respect to the Class X-E certificates, the pass-through rate of the Class E certificates, (F) with respect to the Class X-F certificates, the pass-through rate of the Class F certificates and (G) with respect to the Class X-G certificates, the pass-through rate of the Class G certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2016-CD2 Mortgage Trust
STRUCTURE OVERVIEW

Prepayment Interest Shortfalls:

Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates.

Loss Allocation:

Losses will be allocated to each class of certificates entitled to principal in reverse alphabetical order starting with Class G through and including Class A-M and then to Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates on a pro rata basis based on the Certificate Balance of each such class. The notional amount of any class of Class X Certificates will be reduced by the aggregate amount of realized losses allocated to the class(es) of certificates that are component(s) of the notional amount of such class of Class X Certificates.

Prepayment Premiums:

A percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) collected on the Mortgage Loans will be allocated to each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D certificates (the “YM P&I Certificates”) then entitled to principal distributions, which percentage will be equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates on such Distribution Date, and (b) a fraction (expressed as a percentage which can be no greater than 100% nor less than 0%), the numerator of which is the excess of the pass-through rate of each such class of certificates currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess of the Mortgage Rate of the related Mortgage Loan over the relevant Discount Rate.

Prepayment Premium Allocation Percentage for all YM P&I Certificates =

(Pass-Through Rate - Discount Rate)	X	The percentage of the principal distribution amount to such class as described in (a) above
(Mortgage Rate - Discount Rate)

The remaining percentage of the prepayment premiums will be allocated to the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates in the manner described in the Preliminary Prospectus. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the YM P&I Certificates then entitled to principal distributions relative to the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates as Discount Rates decrease and a decrease in the percentage allocated to such classes as Discount Rates rise.

Whole Loans:

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as 8 Times Square & 1460 Broadway secures (i) a Mortgage Loan evidenced by one promissory note designated as Note A-1, with an outstanding principal balance as of the Cut-off Date of $100,000,000 (the “8 Times Square & 1460 Broadway Mortgage Loan”), representing approximately 10.3% of the Initial Pool Balance and (ii) one promissory note designated as Note A-2 with an outstanding principal balance as of the Cut-off Date of $100,000,000 (the “8 Times Square & 1460 Broadway Companion Loan”), which is currently held by CGMRC or an affiliate and is expected to be contributed to one or more future securitizations. The 8 Times Square & 1460 Broadway Mortgage Loan and the 8 Times Square & 1460 Broadway Companion Loan are pari passu in right of payment and are collectively referred to herein as the “8 Times Square & 1460 Broadway Whole Loan”.

The 8 Times Square & 1460 Broadway Whole Loan is being serviced pursuant to the PSA and the related intercreditor agreement. For additional information regarding the 8 Times Square & 1460 Broadway Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—8 Times Square & 1460 Broadway Whole Loan” in the Preliminary Prospectus.

The portfolio of Mortgaged Properties identified on Annex A-1 to the Preliminary Prospectus as FedEx Ground Portfolio secures (i) a Mortgage Loan evidenced by two promissory notes designated as Note A-2 and Note A-4, with an aggregate outstanding principal balance as of the Cut-off Date of $85,000,000 (the “FedEx Ground Portfolio Mortgage Loan”), representing approximately 8.7% of the Initial Pool Balance and (ii) two promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $85,000,000, which are currently held by Bank of America, National Association (“BANA”) or an affiliate (collectively the “FedEx

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2016-CD2 Mortgage Trust
STRUCTURE OVERVIEW

Ground Portfolio Companion Loans”) and are expected to be contributed to one or more future securitizations. The FedEx Ground Portfolio Mortgage Loan and the FedEx Ground Portfolio Companion Loans are pari passu in right of payment and are collectively referred to herein as the “FedEx Ground Portfolio Whole Loan”.

The FedEx Ground Portfolio Whole Loan will be initially serviced pursuant to the PSA and the related intercreditor agreement. After the date of the securitization of Note A-1, the FedEx Ground Portfolio Whole Loan will be serviced pursuant to the FedEx Ground Portfolio Pooling and Servicing Agreement and the related intercreditor agreement. For additional information regarding the FedEx Ground Portfolio Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—FedEx Ground Portfolio Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as 229 West 43rd Street Retail Condo secures (i) a Mortgage Loan evidenced by two promissory notes designated as Note A-1 and Note A-6, with an aggregate outstanding principal balance as of the Cut-off Date of $75,000,000 (the “229 West 43rd Street Retail Condo Mortgage Loan”), representing approximately 7.7% of the Initial Pool Balance and (ii) six promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $210,000,000 which are currently held by Deutsche Bank AG, New York Branch (“DBNY”) or an affiliate (or transferred to a third party) (collectively the “229 West 43rd Street Retail Condo Companion Loans”), and are expected to be contributed to one or more future securitizations. The 229 West 43rd Street Retail Condo Mortgage Loan and the 229 West 43rd Street Retail Condo Companion Loans are pari passu in right of payment and are collectively referred to herein as the “229 West 43rd Street Retail Condo Whole Loan”.

The 229 West 43rd Street Retail Condo Whole Loan will be serviced pursuant to the PSA and the related intercreditor agreement. For additional information regarding the 229 West 43rd Street Retail Condo Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—229 West 43rd Street Retail Condo Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as Prudential Plaza secures (i) a Mortgage Loan evidenced by two promissory notes designated as Note A-2-2 and Note A-3-3, with an aggregate outstanding principal balance as of the Cut-off Date of $75,000,000 (the “Prudential Plaza Mortgage Loan”), representing approximately 7.7% of the Initial Outstanding Pool Balance, (ii) one promissory note designated as Note A-1 which is currently held by the COMM 2015-CCRE26 mortgage trust with an outstanding principal balance as of the Cut-off Date of $115,000,000, (iii) one promissory note designated as Note A-2-1 which is currently held by the CD 2016-CD1 mortgage trust with an outstanding principal balance as of the Cut-off Date of $50,000,000, (iv) one promissory note designated as Note A-3-1 which is currently held by the COMM 2016-COR1 mortgage trust with an outstanding principal balance as of the Cut-off Date of $40,000,000 and (v) two notes with an aggregate outstanding principal balance as of the Cut-off Date of $135,000,000 which are currently held by GACC or an affiliate (collectively the “Prudential Plaza Companion Loans”) and which are expected to be contributed to one or more future securitizations. The Prudential Plaza Mortgage Loan and the Prudential Plaza Companion Loans are pari passu in right of payment and are collectively referred to herein as the “Prudential Plaza Whole Loan”.

The Prudential Plaza Whole Loan is being serviced pursuant to the COMM 2015-CCRE26 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the Prudential Plaza Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—Prudential Plaza Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as 10 Hudson Yards secures a Mortgage Loan evidenced by two promissory notes designated as Note A-1-C2 and Note A-1-C6 with an aggregate outstanding principal balance as of the Cut-off Date of $67,500,000 (the “10 Hudson Yards Mortgage Loan”), representing approximately 6.9% of the Initial Outstanding Pool Balance. The 10 Hudson Yards Whole Loan (as defined below) is evidenced by 11 pari passu senior notes with an aggregate outstanding principal balance as of the Cut-off Date of $708,100,000 (the “10 Hudson Yards Senior Notes”) and two junior notes with an aggregate original principal balance of $191,900,000 (the “10 Hudson Yards Junior Notes”). Two of the 10 Hudson Yards Senior Notes evidence the 10 Hudson Yards Mortgage Loan. Two of the 10 Hudson Yards Senior Notes, with an aggregate original principal balance of $408,100,000 and both of the 10 Hudson Yards Junior Notes were contributed to the Hudson Yards 2016-10HY mortgage trust (the “10 Hudson Yards Standalone Loans”). One of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2016-CD2 Mortgage Trust
STRUCTURE OVERVIEW

the 10 Hudson Yards Senior Notes, Note A-1-C1, in the original principal balance of $65,000,000 is currently held by the CD 2016-CD1 mortgage trust. Three 10 Hudson Yards Senior Notes with an aggregate original principal balance of $87,500,000 are currently held by the GSMS 2016-GS3 mortgage trust. Three 10 Hudson Yards Senior Notes with an aggregate original principal balance of $80,000,000 are expected to be contributed to the JPMDB 2016-C4 mortgage trust. The 10 Hudson Yards Senior Notes are each generally pari passu in right of payment with respect to each other. The 10 Hudson Yards Senior Notes are generally senior in right of payment to the 10 Hudson Yards Junior Notes. The 10 Hudson Yards Junior Notes, together with the 10 Hudson Yards Senior Notes, are referred to as the “10 Hudson Yards Whole Loan”.

The 10 Hudson Yards Whole Loan will be serviced pursuant to the Hudson Yards 2016-10HY trust and servicing agreement and the related intercreditor agreement. For additional information regarding the 10 Hudson Yards Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—10 Hudson Yards Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as 60 Madison Avenue secures (i) a Mortgage Loan evidenced by one promissory note designated as Note A-1, with an outstanding principal balance as of the Cut-off Date of $55,000,000 (the “60 Madison Avenue Mortgage Loan”), representing approximately 5.6% of the Initial Pool Balance and (ii) one promissory note designated as Note A-2 with an outstanding principal balance as of the Cut-off Date of $45,000,000 (the “60 Madison Avenue Companion Loan”), which is expected to be contributed to the JPMDB 2016-C4 mortgage trust. The 60 Madison Avenue Mortgage Loan and the 60 Madison Avenue Companion Loan are pari passu in right of payment and are collectively referred to herein as the “60 Madison Avenue Whole Loan”.

The 60 Madison Avenue Whole Loan is being serviced pursuant to the PSA and the related intercreditor agreement. For additional information regarding the 60 Madison Avenue Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—60 Madison Avenue Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as Birch Run Premium Outlets secures (i) a Mortgage Loan evidenced by three promissory notes designated as A-1-B2, A-2-B and A-3, with an aggregate outstanding principal balance as of the Cut-off Date of $45,000,000 (the “Birch Run Premium Outlets Mortgage Loan”), representing approximately 4.6% of the Initial Pool Balance, (ii) one promissory note designated as A-1-A with an outstanding principal balance as of the Cut-off Date of $20,000,000 which is currently held by the COMM 2016-DC2 mortgage trust, (iii) one promissory note designated as A-1-B1 with an outstanding principal balance as of the Cut-off Date of $15,000,000 which is currently held by the COMM 2016-COR1 mortgage trust and (iv) two promissory notes designated as A-2-A and A-4 with an aggregate outstanding principal balance as of the Cut-off Date of $43,000,000 which are currently held by the CD 2016-CD1 mortgage trust (collectively the “Birch Run Premium Outlets Companion Loans”). The Birch Run Premium Outlets Mortgage Loan and the Birch Run Premium Outlets Companion Loans are pari passu in right of payment and are collectively referred to herein as the “Birch Run Premium Outlets Whole Loan”.

The Birch Run Premium Outlets Whole Loan is being serviced pursuant to the PSA and the related intercreditor agreement. For additional information regarding the Birch Run Premium Outlets Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—Birch Run Premium Outlets Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as 80 Park Plaza secures (i) a Mortgage Loan evidenced by one promissory note designated as Note A-3, with an outstanding principal balance as of the Cut-off Date of $41,500,000 (the “80 Park Plaza Mortgage Loan”), representing approximately 4.3% of the Initial Pool Balance, (ii) two promissory notes designated as Note A-1 and Note A-2 with an aggregate outstanding principal balance as of the Cut-off Date of $50,000,000, which are expected to be held by the CGCMT 2016-C3 mortgage trust and (iii) two promissory notes designated as Note A-4A and Note A-4B with an aggregate outstanding principal balance of $41,500,000 (together with Note A-1 and Note A-2, the “80 Park Plaza Companion Loans”) which are currently held by Ladder Capital Finance LLC or an affiliate and are expected to be contributed to one or more future securitizations. The 80 Park Plaza Mortgage Loan and the 80 Park Plaza Companion Loans are pari passu in right of payment and are collectively referred to herein as the “80 Park Plaza Whole Loan”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2016-CD2 Mortgage Trust
STRUCTURE OVERVIEW

The 80 Park Plaza Whole Loan is expected to be serviced pursuant to the CGCMT 2016-C3 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the 80 Park Plaza Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—80 Park Plaza Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as 667 Madison Avenue secures a Mortgage Loan evidenced by one promissory note designated as Note A-2 with an outstanding principal balance as of the Cut-off Date of $40,000,000 (the “667 Madison Avenue Mortgage Loan”), representing approximately 4.1% of the Initial Pool Balance. The 667 Madison Avenue Whole Loan (as defined below) is evidenced by the 667 Madison Avenue Mortgage Loan and one pari passu senior companion loan designated as Note A-1 with an original principal balance as of the Cut-off Date of $143,000,000 (together the “667 Madison Avenue Senior Notes”) and one junior note designated as Note B with an original principal balance as of the Cut-off Date of $71,000,000 (the “667 Madison Avenue Junior Note”). The 667 Madison Avenue Senior Note designated as Note A-1 and the 667 Madison Avenue Junior Note (together, the “667 Madison Avenue Standalone Loans”) are currently held by the COMM 2016-667M mortgage trust. The 667 Madison Avenue Senior Notes are generally pari passu in right of payment with respect to each other. The 667 Madison Avenue Senior Notes are generally senior in right of payment to the 667 Madison Avenue Junior Note. The 667 Madison Avenue Junior Note, together with the 667 Madison Avenue Senior Notes, are referred to as the “667 Madison Avenue Whole Loan”.

The 667 Madison Avenue Whole Loan will be serviced pursuant to the COMM 2016-667M trust and servicing agreement and the related intercreditor agreement. For additional information regarding the 667 Madison Avenue Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—667 Madison Avenue Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as Starbucks Center secures (i) a Mortgage Loan evidenced by one promissory note designated as Note A-3, with an outstanding principal balance as of the Cut-off Date of $35,000,000 (the “Starbucks Center Mortgage Loan”), representing approximately 3.6% of the Initial Pool Balance, (ii) one promissory note designated as Note A-1 with an outstanding principal balance as of the Cut-off Date of $40,000,000, which is currently held by the COMM 2016-COR1 mortgage trust and (iii) one promissory note designated as Note A-2 with an outstanding principal balance as of the Cut-off Date of $65,000,000 (together with the Note A-1, the “Starbucks Center Companion Loans”), which is expected to be contributed to the JPMDB 2016-C4 mortgage trust. The Starbucks Center Mortgage Loan and the Starbucks Center Companion Loans are pari passu in right of payment and are collectively referred to herein as the “Starbucks Center Whole Loan”.

The Starbucks Center Whole Loan is expected to be serviced pursuant to the JPMDB 2016-C4 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the Starbucks Center Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—Starbucks Center Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as Mills Fleet Farm secures (i) a Mortgage Loan evidenced by one promissory note designated as Note A-3, with an outstanding principal balance as of the Cut-off Date of $19,881,174 (the “Mills Fleet Farm Mortgage Loan”), representing approximately 2.0% of the Initial Pool Balance, (ii) one promissory note designated as Note A-1 with an outstanding principal balance as of the Cut-off Date of $16,898,998, which is expected to be held by the CFCRE 2016-C6 mortgage trust and (iii) one promissory note designated as Note A-2 with an outstanding principal balance as of the Cut-off Date of $27,833,644 (together with the Note A-1, the “Mills Fleet Farm Companion Loans”), which is expected to be held by the CGCMT 2016-C3 mortgage trust. The Mills Fleet Farm Mortgage Loan and the Mills Fleet Farm Companion Loans are pari passu in right of payment and are collectively referred to herein as the “Mills Fleet Farm Whole Loan”.

The Mills Fleet Farm Whole Loan is expected to be serviced pursuant to the CGCMT 2016-C3 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the Mills Fleet Farm Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—Mills Fleet Farm Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2016-CD2 Mortgage Trust
STRUCTURE OVERVIEW

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as Marriott Hilton Head Resort & Spa secures (i) a Mortgage Loan evidenced by one promissory note designated as Note A-3A, with an outstanding principal balance as of the Cut-off Date of $9,967,315 (the “Marriott Hilton Head Resort & Spa Mortgage Loan”), representing approximately 1.0% of the Initial Pool Balance, (ii) one promissory note designated as Note A-1 with an outstanding principal balance as of the Cut-off Date of $42,859,454, which is currently held by Rialto Mortgage Finance, LLC and is expected to be contributed to one or more future securitizations, (iii) two promissory notes designated as Note A-2A and A-3B with an aggregate outstanding principal balance as of the Cut-off Date of $14,950,972, which are currently held by Citigroup Global Markets Realty Corp. and are expected to be contributed to one or more future securitizations and (iv) two promissory notes designated as Note A-2B and Note A-4 (together with the Note A-1, Note A-2A and Note A-3B, the “Marriott Hilton Head Resort & Spa Companion Loans”) with an aggregate outstanding principal balance as of the Cut-off Date of $29,901,945, which are expected to be held by the CGCMT 2016-C3 mortgage trust. The Marriott Hilton Head Resort & Spa Mortgage Loan and the Marriott Hilton Head Resort & Spa Companion Loans are pari passu in right of payment and are collectively referred to herein as the “Marriott Hilton Head Resort & Spa Whole Loan”.

The Marriott Hilton Head Resort & Spa Whole Loan is expected to initially be serviced pursuant to the CGCMT 2016-C3 pooling and servicing agreement (up until the closing of the securitization involving the related Note A-1, at which time servicing will shift to the pooling and servicing agreement entered into in connection with such securitization, which is expected to be the WFCM 2016-LC25 securitization), and the related intercreditor agreement. For additional information regarding the Marriott Hilton Head Resort & Spa Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—Marriott Hilton Head Resort & Spa Whole Loan” in the Preliminary Prospectus.

Control Rights and Directing Certificateholder:

Controlling Class Certificateholders will have certain control rights over servicing matters with respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loan) and Serviced Whole Loan (other than the Servicing Shift Whole Loan). The majority owner or appointed representative of the class of Control Eligible Certificates that is the Controlling Class (such owner or representative, the “Directing Certificateholder”) will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loan) and Serviced Whole Loan (other than the Servicing Shift Whole Loan). Furthermore, the Directing Certificateholder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loan) and Serviced Whole Loan (other than the Servicing Shift Whole Loan).

It is expected that Och-Ziff Capital Investments, L.L.C. or its affiliate is expected to be the initial Directing Certificateholder with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans and the Servicing Shift Mortgage Loan) and Serviced Whole Loan (other than the Servicing Shift Whole Loan).

For a description of the directing holder for each Non-Serviced Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Certificateholder” in the Preliminary Prospectus.

The directing holder for the Servicing Shift Whole Loan while it is serviced under the PSA will be the holder of the related controlling pari passu companion loan.

Control Eligible Certificates:	Class E, Class F and Class G certificates.
Controlling Class:

The Controlling Class will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any appraisal reduction amounts and any collateral deficiency amounts allocable to such class, equal to at least 25% of the initial Certificate Balance of such class; provided that if at any time the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any appraisal reduction amounts (but without regard to any collateral deficiency amounts) allocable to such classes, have been reduced to zero, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate principal balance greater than zero;

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2016-CD2 Mortgage Trust
STRUCTURE OVERVIEW

provided, further that if at any time the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero (without regard to the application of appraisal reduction amounts or any collateral deficiency amounts to notionally reduce the Certificate Balance of such class).

The Controlling Class as of the Settlement Date will be the Class G certificates.

Appraised-Out Class:

Any class of Control Eligible Certificates that has been determined, as a result of appraisal reductions amounts and collateral deficiency amounts allocable to such class, to no longer be the Controlling Class.

Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of an allocation of appraisal reduction amounts and collateral deficiency amounts in respect of such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal for any Mortgage Loan (other than Non-Serviced Mortgage Loans and the Servicing Shift Mortgage Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a collateral deficiency amount. Upon receipt of the second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, a recalculation of the appraisal reduction amount or collateral deficiency amount is warranted. If warranted, the Special Servicer will direct the Master Servicer to recalculate the appraisal reduction amount or collateral deficiency amount based on the second appraisal, and if required by such recalculation, the Special Servicer will reinstate the Appraised-Out Class as the Controlling Class. The Holders of an Appraised-Out Class requesting a second appraisal will not be entitled to exercise any rights of the Controlling Class until such time, if any, as the class is reinstated as the Controlling Class.

Control Termination Event:

Will occur when (i) the Class E certificates have a Certificate Balance (taking into account the application of any appraisal reduction amounts and collateral deficiency amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder (subject to “—Controlling Class” above).

Upon the occurrence and the continuance of a Control Termination Event, the Directing Certificateholder will no longer have any control rights. The Directing Certificateholder will no longer have the right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to a Mortgage Loan (other than the Non-Serviced Mortgage Loans and the Servicing Shift Mortgage Loan).

Upon the occurrence and continuation of a Control Termination Event, the Directing Certificateholder will retain non-binding consultation rights with respect to certain material actions that the Special Servicer proposes to take with respect to a Mortgage Loan (other than the Non-Serviced Mortgage Loans and the Servicing Shift Mortgage Loan) and Serviced Whole Loans (other than the Servicing Shift Whole Loan). Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Consultation Termination Event:

Will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of such class, in each case, without regard to the application of any appraisal reduction amounts and collateral deficiency amounts; or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder (subject to “—Controlling Class” above).

Upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will have no rights under the PSA other than those rights that all Certificateholders have.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2016-CD2 Mortgage Trust
STRUCTURE OVERVIEW

Risk Retention Consultation Parties:

Each risk retention consultation party will have certain non-binding consultation rights with respect to certain material servicing actions. The holder (or group of affiliated holders) of the majority of each RRI interest (by certificate balance) will be entitled to appoint a risk retention consultation party. DBNY and CGMRC are expected to be appointed as the initial risk retention consultation parties.

Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer with respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loans and the Servicing Shift Mortgage Loan) and each Serviced Whole Loan (other than the Servicing Shift Whole Loan) as of the Settlement Date.  Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder generally may replace the Special Servicer with respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loans and the Servicing Shift Mortgage Loan) and each Serviced Whole Loan (other than the Servicing Shift Whole Loan) with or without cause at any time.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement (other than with respect to the Non-Serviced Whole Loans and the Servicing Shift Mortgage Loan) will occur based on a vote of holders of all voting eligible classes of certificates as described below. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans and the Servicing Shift Whole Loan.

Replacement of Special Servicer by Vote of Certificateholders:

Other than with respect to Non-Serviced Whole Loans (and the Servicing Shift Whole Loan), if a Control Termination Event has occurred and is continuing, upon (i) the written direction of holders of certificates evidencing not less than 25% of the voting rights of all classes of certificates entitled to principal (taking into account the application of appraisal reduction amounts to notionally reduce the Certificate Balances of classes to which such appraisal reduction amounts are allocable) requesting a vote to replace the Special Servicer with a replacement special servicer, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and Trustee of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates, the Certificate Administrator will be required to promptly post notice of such request on the Certificate Administrator’s website and concurrently provide written notice of such request by mail to all certificateholders of such request and conduct the solicitation of votes of all certificates in such regard. Upon the written direction (within 180 days) of Holders of at least 50% of a Certificateholder Quorum the Trustee will immediately replace the Special Servicer with the replacement Special Servicer (other than with respect to Non-Serviced Whole Loans and the Servicing Shift Whole Loan).

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above or the Asset Representations Reviewer as described below, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account Realized Losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) of all classes of certificates entitled to principal, on an aggregate basis.

In addition, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer (other than with respect to the Non-Serviced Whole Loans and the Servicing Shift Whole Loan). The Operating Advisor’s recommendation to replace the Special Servicer (other than with respect Non-Serviced Whole Loans and the Servicing Shift Whole Loan) must be confirmed by a majority of the voting rights of all classes of certificates entitled to principal (taking into account the application of appraisal reduction amounts to notionally reduce the Certificate Balances of classes to which such appraisal reduction amounts are allocable) within 180 days from the time such recommendation is posted to the Certificate Administrator website and is subject to the receipt of written confirmations from each Rating

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2016-CD2 Mortgage Trust
STRUCTURE OVERVIEW

Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates.

See “Description of the Mortgage Pool —The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Cap on Workout and Liquidation Fees:

The workout fees and liquidation fees payable to a Special Servicer under the PSA will be an amount equal to the lesser of: (1) 1.0% of each collection of interest and principal following a workout or liquidation and (2) $1,000,000 per workout or liquidation. All Modification Fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout fee and/or liquidation fees payable (other than Modification Fees earned while the Mortgage Loan was not in special servicing). In addition, the total amount of workout and liquidation fees actually payable by the Trust under the PSA will be capped in the aggregate at $1,000,000 for each related Mortgage Loan. If a new special servicer begins servicing the related Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

Special Servicer Compensation:

The special servicing fee will equal the greater of (i) 0.25% per annum of the stated principal balance of the related specially serviced loan or REO property, as applicable, and (ii) $3,500. The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration under the PSA (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Serviced Whole Loan, if any, and any purchaser of any Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or Serviced Whole Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA, other than as expressly permitted in the PSA and other than commercially reasonable treasury management fees, banking fees, customary title agent fees and insurance commissions or fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any Mortgage Loan. Subject to certain limited exceptions, the Special Servicer will also be required to report any compensation or other remuneration the Special Servicer or its affiliates have received from any person and such information will be disclosed in the Certificateholders’ monthly distribution date statement.

Operating Advisor:

With respect to the Mortgage Loans (other than with respect to the Non-Serviced Mortgage Loans and the Servicing Shift Mortgage Loan) and Serviced Whole Loans (other than the Servicing Shift Mortgage Loan) and prior to the occurrence of a Control Termination Event, the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website but will not have any approval or consultation rights. After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will have consultation rights with respect to certain major decisions and will have additional monitoring responsibilities on behalf of the entire trust.

The Operating Advisor will be subject to termination if holders of at least 15% of the aggregate voting rights of the certificates (in connection with termination and replacement relating to the Mortgage Loans) vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the applicable voting rights that exercise their right to vote (in the case of each of such vote and approval, taking into account Realized Losses and the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates), provided that holders of at least 50% of the applicable voting rights have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

The Operating Advisor will not have consultation rights in respect of Non-Serviced Whole Loans or the Servicing Shift Whole Loan.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent Mortgage Loans. An asset

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2016-CD2 Mortgage Trust
STRUCTURE OVERVIEW

review will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Settlement Date, at least 10 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Settlement Date, at least 15 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (taking into account Realized Losses, but without regard to the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum, the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any Mortgage Loan sold to the depositor by such Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related Mortgage Loan Seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the initial requesting certificateholder (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the initial requesting certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the initial requesting certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2016-CD2 Mortgage Trust
STRUCTURE OVERVIEW

entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Liquidated Loan Waterfall:	On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include (a) any amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) Accrued AB Loan Interest. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the Mortgage Loan until the unpaid principal amount of the Mortgage Loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of (a) accrued and unpaid interest corresponding to the amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) any Accrued AB Loan Interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2016-CD2 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances(1)

Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV(2)
$4,982,454	-	$7,499,999	4	$22,599,366	2.3%	4.6806%	103	1.55x	65.1%	55.3%
$7,500,000	-	$14,999,999	7	$67,360,975	6.9%	4.5814%	119	1.41x	66.0%	52.6%
$15,000,000	-	$24,999,999	6	$116,281,516	11.9%	4.3065%	118	1.80x	63.9%	56.0%
$25,000,000	-	$49,999,999	6	$249,150,000	25.5%	3.8631%	117	2.43x	50.4%	46.4%
$50,000,000	-	$74,999,999	3	$185,000,000	19.0%	3.6088%	97	2.89x	46.2%	46.2%
$75,000,000	-	$100,000,000	4	$335,000,000	34.3%	4.1928%	116	2.03x	54.7%	53.3%
Total/Weighted Average			30	$975,391,857	100.0%	4.0495%	113	2.21x	54.1%	50.5%

Distribution of Mortgage Rates(1)

Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV(2)
2.9833%	-	4.4999%	21	$803,840,922	82.4%	3.9200%	113	2.37x	52.2%	49.8%
4.5000%	-	4.7499%	6	$135,708,976	13.9%	4.5848%	110	1.43x	63.1%	54.4%
4.7500%	-	5.5300%	3	$35,841,959	3.7%	4.9277%	106	1.59x	62.9%	51.6%
Total/Weighted Average			30	$975,391,857	100.0%	4.0495%	113	2.21x	54.1%	50.5%

Property Type Distribution(1)(3)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Rooms/Units/NRA/ Pads	Weighted Averages
					Cut-off Date Balance per Room/Unit/NRA	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV(2)
Office	9	$348,693,565	35.7%	5,995,819	$328	3.7943%	115	89.1%	2.46x	49.4%	45.6%
CBD	7	$327,792,650	33.6%	5,843,413	$327	3.7519%	115	89.0%	2.53x	48.1%	45.0%
Suburban	2	$20,900,915	2.1%	152,406	$338	4.4597%	119	89.5%	1.30x	69.3%	55.1%
Retail	11	$230,168,970	23.6%	2,364,320	$882	4.1906%	117	96.3%	1.94x	61.3%	56.5%
Anchored(4)	11	$230,168,970	23.6%	2,364,320	$882	4.1906%	117	96.3%	1.94x	61.3%	56.5%
Mixed Use	6	$228,467,624	23.4%	2,182,735	$11,765	4.0956%	102	98.1%	2.02x	53.0%	52.0%
Office/Retail	2	$135,000,000	13.8%	1,721,057	$715	3.9136%	119	98.2%	2.09x	49.2%	49.2%
Warehouse/Data Center	1	$62,500,000	6.4%	395,673	$158	4.3800%	57	100.0%	2.05x	57.3%	57.3%
Retail/Multifamily	2	$25,736,831	2.6%	10,581	$100,280	4.3348%	119	93.1%	1.68x	59.6%	54.3%
Retail/Flex	1	$5,230,792	0.5%	55,424	$94	4.2170%	118	100.0%	1.58x	68.8%	50.1%
Industrial	6	$133,974,687	13.7%	2,266,876	$242	4.1968%	119	98.1%	2.54x	53.4%	50.0%
Hospitality	3	$25,947,901	2.7%	658	$146,862	4.9454%	105	63.0%	1.55x	62.3%	51.0%
Limited Service	2	$15,980,586	1.6%	145	$119,701	4.9613%	96	65.6%	1.60x	64.0%	54.9%
Full Service	1	$9,967,315	1.0%	513	$190,409	4.9200%	118	58.8%	1.47x	59.7%	44.7%
Self Storage	2	$8,139,111	0.8%	136,692	$60	4.4200%	119	76.6%	1.47x	68.2%	55.0%
	37	$975,391,857	100.0%			4.0495%	113	93.3%	2.21x	54.1%	50.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2016-CD2 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution(1)(3)

State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV(2)
New York	10	$475,711,257	48.8%	3.7930%	118	2.48x	48.7%	47.8%
New York City	8	$404,892,650	41.5%	3.7292%	118	2.37x	49.5%	48.4%
New York State	2	$70,818,607	7.3%	4.1580%	119	3.16x	44.2%	44.2%
California	4	$84,673,156	8.7%	4.5087%	69	1.87x	58.8%	56.9%
Northern(5)	1	$7,800,000	0.8%	4.5600%	119	1.22x	63.4%	58.1%
Southern(5)	3	$76,873,156	7.9%	4.5035%	64	1.94x	58.4%	56.8%
Illinois	1	$75,000,000	7.7%	4.6100%	104	1.44x	59.3%	53.2%
Texas	3	$53,456,257	5.5%	4.3715%	118	1.45x	71.5%	58.2%
Michigan	3	$53,139,111	5.4%	4.2413%	111	2.71x	60.7%	58.7%
Other	16	$233,412,076	23.9%	4.1082%	118	2.09x	56.3%	49.2%
Total/Weighted Average	37	$975,391,857	100.0%	4.0495%	113	2.21x	54.1%	50.5%

Distribution of Cut-off Date LTV Ratios(1)

Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV(2)
24.7%	-	54.9%	9	$362,542,650	37.2%	3.5927%	118	3.09x	40.2%	39.6%
55.0%	-	59.9%	5	$292,467,315	30.0%	4.3182%	100	1.89x	57.6%	55.6%
60.0%	-	64.9%	6	$166,297,977	17.0%	4.2312%	118	1.54x	61.5%	56.1%
65.0%	-	69.9%	4	$35,163,373	3.6%	4.4568%	109	1.55x	68.5%	58.4%
70.0%	-	74.9%	5	$77,420,542	7.9%	4.3838%	118	1.42x	72.4%	58.7%
75.0%	-	75.0%	1	$41,500,000	4.3%	4.4500%	118	1.52x	75.0%	65.6%
Total/Weighted Average			30	$975,391,857	100.0%	4.0495%	113	2.21x	54.1%	50.5%

Distribution of Maturity Date or ARD LTV Ratios(1)

Range of Maturity Date or ARD LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV(2)
24.7%	-	49.9%	8	$303,747,002	31.1%	3.6328%	118	3.23x	38.7%	37.2%
50.0%	-	54.9%	10	$250,575,102	25.7%	4.2443%	114	1.63x	58.8%	52.1%
55.0%	-	59.9%	7	$257,981,284	26.4%	4.2450%	102	1.95x	59.5%	57.1%
60.0%	-	64.9%	4	$121,588,470	12.5%	4.1376%	116	1.65x	64.5%	61.3%
65.0%	-	65.6%	1	$41,500,000	4.3%	4.4500%	118	1.52x	75.0%	65.6%
Total/Weighted Average			30	$975,391,857	100.0%	4.0495%	113	2.21x	54.1%	50.5%

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)

Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV(2)
1.22x	-	1.39x	5	$79,513,056	8.2%	4.3090%	119	1.27x	64.4%	52.8%
1.40x	-	1.44x	3	$124,350,342	12.7%	4.5053%	110	1.44x	64.5%	56.2%
1.45x	-	1.54x	4	$69,593,257	7.1%	4.5210%	118	1.50x	71.6%	60.3%
1.55x	-	1.99x	9	$254,035,202	26.0%	4.1790%	117	1.70x	59.1%	56.8%
2.00x	-	2.49x	3	$159,900,000	16.4%	3.8498%	94	2.12x	51.5%	50.3%
2.50x	-	2.99x	1	$45,000,000	4.6%	4.2090%	110	2.94x	59.4%	59.4%
3.00x	-	4.18x	5	$243,000,000	24.9%	3.5629%	118	3.58x	35.9%	35.9%
Total/Weighted Average			30	$975,391,857	100.0%	4.0495%	113	2.21x	54.1%	50.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2016-CD2 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Original Terms to Maturity or ARD(1)

Original Terms to Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV(2)
60	2	$68,493,470	7.0%	4.4806%	57	2.01x	58.1%	57.7%
120	28	$906,898,388	93.0%	4.0170%	117	2.23x	53.8%	50.0%
Total/Weighted Average	30	$975,391,857	100.0%	4.0495%	113	2.21x	54.1%	50.5%

Distribution of Remaining Terms to Maturity or ARD(1)

Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV(2)
57	-	59	2	$68,493,470	7.0%	4.4806%	57	2.01x	58.1%	57.7%
100	-	114	2	$120,000,000	12.3%	4.4596%	106	2.00x	59.3%	55.5%
115	-	119	26	$786,898,388	80.7%	3.9495%	118	2.26x	53.0%	49.1%
Total/Weighted Average			30	$975,391,857	100.0%	4.0495%	113	2.21x	54.1%	50.5%

Distribution of Underwritten NOI Debt Yields(1)

Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV(2)
7.3%	-	8.9%	7	$305,192,650	31.3%	3.9848%	119	1.74x	56.8%	55.2%
9.0%	-	9.9%	8	$235,043,425	24.1%	4.4979%	97	1.61x	64.0%	57.2%
10.0%	-	10.9%	2	$37,895,915	3.9%	4.2652%	119	1.41x	72.6%	59.6%
11.0%	-	11.9%	5	$93,299,083	9.6%	4.0462%	118	1.81x	56.2%	48.2%
12.0%	-	14.1%	8	$303,960,785	31.2%	3.7418%	116	3.37x	40.8%	40.2%
Total/Weighted Average			30	$975,391,857	100.0%	4.0495%	113	2.21x	54.1%	50.5%

Amortization Types(1)

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV(2)
Interest Only	11	$567,642,650	58.2%	3.8728%	111	2.61x	49.2%	49.2%
Interest Only, then Amortizing	7	$252,545,000	25.9%	4.2473%	114	1.52x	62.0%	54.6%
Amortizing Balloon	11	$120,204,207	12.3%	4.6213%	115	1.48x	67.4%	53.8%
Interest Only, ARD	1	$35,000,000	3.6%	3.5240%	118	3.16x	30.9%	30.9%
Total/Weighted Average	30	$975,391,857	100.0%	4.0495%	113	2.21x	54.1%	50.5%

Footnotes:

(1)	With respect to the 8 Times Square & 1460 Broadway Mortgage Loan, FedEx Ground Portfolio Mortgage Loan, 229 West 43rd Street Retail Condo Mortgage Loan, Prudential Plaza Mortgage Loan, 10 Hudson Yards Mortgage Loan, 60 Madison Avenue Mortgage Loan, Birch Run Premium Outlets Mortgage Loan, 80 Park Plaza Mortgage Loan, 667 Madison Avenue Mortgage Loan, Starbucks Center Mortgage Loan, Mills Fleet Farm Mortgage Loan and Marriott Hilton Head Resort & Spa Mortgage Loan, the LTV, DSCR and Debt Yield calculations include the related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and mezzanine loan(s).

(2)	With respect to the 229 West 43rd Street Retail Condo Mortgage Loan and the 10 Hudson Yards Mortgage Loan, in aggregate, representing approximately 14.6% of the Initial Outstanding Pool Balance, the Cut-off Date LTV and Maturity Date or ARD LTV has been calculated based on the “Hypothetical As-Is” value. With respect to the Irvine Crossing Mortgage Loan and the Hampton Inn & Suites – University of Central Florida Mortgage Loan, in aggregate, representing approximately 7.4% of the Initial Outstanding Pool Balance, the Cut-off Date LTV and Maturity Date or ARD LTV has been calculated based on the “As Complete” appraised value. With respect to the Airport Industrial Center Mortgage Loan representing approximately 2.5% of the Initial Outstanding Pool Balance, the Cut-off Date LTV and Maturity Date or ARD LTV are calculated based on the “As Stabilized” appraised value. For additional information please see the footnotes to the Annex A-1 in the Preliminary Prospectus.

(3)	Reflects allocated loan amount for properties securing multi-property mortgage loans.

(4)	Anchored retail also includes single tenant properties.

(5)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2016-CD2 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans(1)

Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per Room/ NRA(1)	Cut-off Date LTV Ratio(1)	U/W NCF DSCR after IO(1)	U/W NOI Debt Yield(1)
8 Times Square & 1460 Broadway	CGMRC	New York, NY	Mixed Use	$100,000,000	10.3%	$933	55.6%	1.71x	7.4%
FedEx Ground Portfolio	CGMRC	Various	Industrial	85,000,000	8.7%	$226	44.2%	3.16x	13.4%
229 West 43rd Street Retail Condo	GACC	New York, NY	Retail	75,000,000	7.7%	$1,147	60.6%	1.75x	7.5%
Prudential Plaza	GACC	Chicago, IL	Office	75,000,000	7.7%	$183	59.3%	1.44x	9.8%
10 Hudson Yards	GACC	New York, NY	Office	67,500,000	6.9%	$390	32.9%	4.18x	12.9%
Irvine Crossing	GACC	Irvine, CA	Mixed Use	62,500,000	6.4%	$158	57.3%	2.05x	9.4%
60 Madison Avenue	GACC	New York, NY	Office	55,000,000	5.6%	$460	50.0%	2.25x	8.8%
55 1/2 Greene Street	GACC	New York, NY	Retail	45,250,000	4.6%	$2,244	62.0%	1.24x	7.3%
Birch Run Premium Outlets	GACC	Birch Run, MI	Retail	45,000,000	4.6%	$181	59.4%	2.94x	13.4%
Park Square Portland	GACC	Portland, OR	Office	42,400,000	4.3%	$143	45.0%	2.06x	11.9%
Total/Weighted Average				$652,650,000	66.9%		52.5%	2.28x	10.0%
(1)	With respect to the 8 Times Square & 1460 Broadway Mortgage Loan, FedEx Ground Portfolio Mortgage Loan, 229 West 43rd Street Retail Condo Mortgage Loan, Prudential Plaza Mortgage, 10 Hudson Yards Mortgage Loan, 60 Madison Avenue Mortgage Loan, Birch Run Premium Outlets Mortgage Loan, the balance per Room/NRA, LTV, DSCR and Debt Yield calculations include the related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and mezzanine loan(s).

Pari Passu Companion Loan Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Companion Loan(s) Cut-off Date Balance	Whole Loan Cut-off Date Balance	Pooling & Servicing Agreement	Master Servicer	Special Servicer	Control Rights
8 Times Square & 1460 Broadway	$100,000,000	$100,000,000	$200,000,000	CD 2016-CD2	Wells Fargo	KeyBank	CD 2016-CD2
FedEx Ground Portfolio	$85,000,000	$85,000,000	$170,000,000	CD 2016-CD2(1)	Wells Fargo(1)	KeyBank(1)	Bank of America, N.A.
229 West 43rd Street Retail Condo	$75,000,000	$210,000,000	$285,000,000	CD 2016-CD2	Wells Fargo	KeyBank	CD 2016-CD2
Prudential Plaza	$75,000,000	$340,000,000	$415,000,000	COMM 2015-CCRE26	Wells Fargo	CWCapital	COMM 2016-CCRE26
10 Hudson Yards	$67,500,000	$640,600,000	$708,100,000	Hudson Yards 2016-10HY	Wells Fargo	AEGON Realty US Advisors, LLC	Hudson Yards 2016-10HY
60 Madison Avenue	$55,000,000	$45,000,000	$100,000,000	CD 2016-CD2	Wells Fargo	KeyBank	CD 2016-CD2
Birch Run Premium Outlets	$45,000,000	$78,000,000	$123,000,000	CD 2016-CD2	Wells Fargo	KeyBank	CD 2016-CD2
80 Park Plaza	$41,500,000	$91,500,000	$133,000,000	CGCMT 2016-C3(2)	Midland(2)	Rialto Capital Advisors, LLC(2)	CGCMT 2016-C3
667 Madison Avenue	$40,000,000	$143,000,000	$183,000,000	COMM 2016-667M	KeyBank	AEGON USA Realty Advisors, LLC	COMM 2016-667M
Starbucks Center	$35,000,000	$105,000,000	$140,000,000	JPMDB 2016-C4(2)	Wells Fargo(2)	Midland(2)	JPMDB 2016-C4
Mills Fleet Farm	$19,881,174	$44,732,642	$64,613,816	CGCMT 2016-C3(2)	Midland(2)	Rialto Capital Advisors, LLC(2)	CGCMT 2016-C3
Marriott Hilton Head Resort & Spa	$9,967,315	$87,712,371	$97,679,686	WFCM 2016-LC25(2)	Wells Fargo(2)	CWCapital(2)	WFCM 2016-LC25

(1)	Upon the securitization of the FedEx Ground Portfolio Note A-1, the FedEx Ground Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement entered into in connection with such other securitization and the related intercreditor agreement.

(2)	Expected to be serviced pursuant to such pooling and servicing agreement upon the closing of the related securitization.

Existing Mezzanine Debt Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio(1)	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield(1)
FedEx Ground Portfolio	$85,000,000	$50,000,000	3.16x	2.16x	44.2%	57.2%	13.4%	10.3%
229 West 43rd Street Retail Condo(2)	$75,000,000	$85,000,000	1.75x	1.10x	60.6%	78.7%	7.5%	5.8%
10 Hudson Yards	$67,500,000	$300,000,000	4.18x	2.17x	32.9%	55.8%	12.9%	7.6%
(1)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and related mezzanine loan(s).

(2)	The related mezzanine loan consists of a senior mezzanine loan and a junior mezzanine loan, which (x) with respect to the senior mezzanine loan, was originated by 229 Mezz II Funding LLC and is secured by the senior mezzanine borrower’s interest in the related mortgage borrower and (y) with respect to the junior mezzanine loan, was originated by 229 Jr Mezz Funding LLC and is secured by the junior mezzanine borrower’s interest in the related senior mezzanine borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2016-CD2 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Subordinate Debt Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loans Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR	Trust Cut-off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield
10 Hudson Yards(1)	$67,500,000	$640,600,000	$191,900,000	4.18x	2.17x(1)	32.9%	55.8%(1)	12.9%	7.6%(1)
667 Madison Avenue	$40,000,000	$143,000,000	$71,000,000	3.88x	2.79x	24.7%	34.3%	13.2%	9.5%
(1)	The Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and Total Debt U/W NOI Debt Yield were calculated based on the total debt amount of $1.2 billion, which includes the 10 Hudson Yards Mortgage Loan, nine senior pari passu companion loans in an aggregate original amount of $640.6 million, two subordinate companion loans in an aggregate original amount of $191.9 million and one mezzanine loan with an original amount of $300.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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8 Times Square & 1460 Broadway New York, NY 10036	Collateral Asset Summary – Loan No. 1 8 Times Square & 1460 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$100,000,000 55.6% 1.71x 7.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8 Times Square & 1460 Broadway New York, NY 10036	Collateral Asset Summary – Loan No. 1 8 Times Square & 1460 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$100,000,000 55.6% 1.71x 7.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8 Times Square & 1460 Broadway New York, NY 10036	Collateral Asset Summary – Loan No. 1 8 Times Square & 1460 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$100,000,000 55.6% 1.71x 7.4%

Mortgage Loan Information
Loan Seller:	CGMRC
Loan Purpose:	Refinance
Sponsor:	Swig Investment Company, LLC
Borrower:	1460 Fee Swighm LLC; 1460 Leasehold Swighm LLC
Original Balance(1):	$100,000,000
Cut-off Date Balance(1):	$100,000,000
% by Initial UPB:	10.3%
Interest Rate:	4.0500%
Payment Date:	6th of each month
First Payment Date:	December 6, 2016
Maturity Date:	November 6, 2026
Amortization:	Interest Only
Additional Debt(1):	$100,000,000 Pari Passu Debt
Call Protection(2)(3):	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$1,325,353	$232,126
Insurance:	$0	Springing
Replacement:	$0	$3,572
TI/LC:	$0	$0
Condominium Assessment:	$0	Springing
Free Rent:	$8,480,556	$0
TI Unfunded Obligations:	$8,500,641	$0
CapEx Unfunded Obligations:	$5,024,135	$0

Financial Information(5)
Cut-off Date Balance / Sq. Ft.:	$933
Balloon Balance / Sq. Ft.:	$933
Cut-off Date LTV:	55.6%
Balloon LTV:	55.6%
Underwritten NOI DSCR:	1.80x
Underwritten NCF DSCR:	1.71x
Underwritten NOI Debt Yield:	7.4%
Underwritten NCF Debt Yield:	7.0%
Underwritten NOI Debt Yield at Balloon:	7.4%
Underwritten NCF Debt Yield at Balloon:	7.0%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Office/Retail
Collateral(6):	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1952 / 2015
Total Sq. Ft.:	214,341
Property Management:	Meringoff Properties, Inc.
Underwritten NOI:	$14,813,850
Underwritten NCF:	$14,076,259
Appraised Value:	$360,000,000
Appraisal Date:	October 1, 2016

Historical NOI(7)
Most Recent NOI:	NAV
2015 NOI:	NAV
2014 NOI:	NAV
2013 NOI:	NAV
2012 NOI:	NAV
2011 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	100.0% (September 1, 2016)
2015 Occupancy:	100.0% (December 31, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	100.0% (December 31, 2012)
2011 Occupancy:	100.0% (December 31, 2011)
(1)	The Original Balance and Cut-off Date Balance of $100.0 million represents the controlling Note A-1 which, together with the non-controlling pari passu companion Note A-2, with an original principal balance of $100.0 million, comprise the 8 Times Square & 1460 Broadway Whole Loan with an aggregate original principal balance of $200.0 million. For additional information on the pari passu companion loan, see “The Loan” herein.

(2)	Partial release is permitted. See “Partial Release” herein.

(3)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 6, 2016. Defeasance of the full $200.0 million 8 Times Square Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) October 20, 2019. The assumed lockout period of 25 payments is based on the expected CD 2016-CD2 securitization closing date in December 2016. The actual lockout period may be longer.

(4)	See “Initial Reserves” and “Ongoing Reserves” herein.

(5)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate 8 Times Square & 1460 Broadway Whole Loan.

(6)	The 8 Times Square & 1460 Broadway Property has been bifurcated into fee and leasehold interests, both of which are owned by the borrower sponsor and will be pledged as collateral for the 8 Times Square & 1460 Broadway Loan.

(7)	In 2015, the borrower sponsor completed an approximately $70.0 million property renovation/reposition plan and executed new leases with the current tenants. As a result, Historical NOI information is not available. The NOI for the year-to-date period ending August 31, 2016 is -$2,437,036.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8 Times Square & 1460 Broadway New York, NY 10036	Collateral Asset Summary – Loan No. 1 8 Times Square & 1460 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$100,000,000 55.6% 1.71x 7.4%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
WeWork(3)	NR/NR/NR	178,221	83.1%	$54.00	47.2%	8/31/2034
Foot Locker(4)	NR/Ba2/BB+	36,120	16.9%	$297.62	52.8%	8/31/2032
Subtotal / Wtd. Avg.		214,341	100.0%	$95.05	100.0%
Other		0	0.0%	$0.00	0.0%
Total / Wtd. Avg. Occupied		214,341	100.0%	$95.05	100.0%
Vacant		0	0.0%
Total / Wtd. Avg.		214,341	100.0%

(1)	Based on the underwritten rent roll. All tenant spaces are subject to re-measurement when leases expire.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	WeWork has one, five-year extension option upon written notice, at least 18 months prior to the expiration date, at the greater of the fair market rent and the prior year’s fixed rent plus tax and operating expense recoveries. WeWork has no termination options.

(4)	Foot Locker has a free rent period until September 15, 2017 and the right to go dark at any time, subject to the borrower’s right of recapture after six months.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Thereafter	2	214,341	100.0%	214,341	100.0%	$95.05	100.0%	100.0%
Vacant	NAP	0	0.0%	214,341	100.0%	NAP	NAP
Total / Wtd. Avg.	2	214,341	100.0%			$95.05	100.0%

(1)	Based on the underwritten rent roll. All tenant spaces are subject to re-measurement when leases expire.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8 Times Square & 1460 Broadway New York, NY 10036	Collateral Asset Summary – Loan No. 1 8 Times Square & 1460 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$100,000,000 55.6% 1.71x 7.4%

The Loan.    The 8 Times Square & 1460 Broadway loan (the “8 Times Square & 1460 Broadway Loan”) is a fixed rate loan secured by the borrowers’ fee simple interests in a 214,341 sq. ft., 16-story Class A, office and retail property located at 8 Times Square & 1460 Broadway in New York, New York (the “8 Times Square & 1460 Broadway Property”). The 8 Times Square & 1460 Broadway Loan is evidenced by the controlling Note A-1, with an original principal balance of $100.0 million, which will be included in the CD 2016-CD2 mortgage trust. The pari passu non-controlling Note A-2 (together with the 8 Times Square & 1460 Broadway Loan, the “8 Times Square & 1460 Broadway Whole Loan”), with an original principal balance of $100.0 million, is currently held by Citigroup Global Markets Realty Corp. and expected to be contributed to one or more future commercial mortgage securitization transactions.

The relationship between the holders of the notes comprising the 8 Times Square & 1460 Broadway Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–8 Times Square & 1460 Broadway Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$100,000,000	$100,000,000	CD 2016-CD2	Yes
A-2	$100,000,000	$100,000,000	CGMRC	No
Total	$200,000,000	$200,000,000

The 8 Times Square & 1460 Broadway Whole Loan has a 10-year term and pays interest only for the term of the loan. The 8 Times Square & 1460 Broadway Whole Loan accrues interest at a fixed rate equal to 4.05000% and has a Cut-off Date Balance of $200.0 million. The 8 Times Square & 1460 Broadway Whole Loan proceeds were used to pay off existing debt of approximately $138.6 million, fund upfront reserves of approximately $23.3 million, pay closing costs of approximately $3.8 million and return cash equity of approximately $34.3 million to the sponsor. Based on the appraised value of $360.0 million as of October 1, 2016, the Cut-off Date LTV for the 8 Times Square & 1460 Broadway Loan is 55.6%. The most recent prior financing of the 8 Times Square & 1460 Broadway Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$200,000,000	100.0%	Loan Payoff	$138,599,880	69.3%
			Return of Equity	$34,280,019	17.1%
			Reserves	$23,330,685	11.7%
			Closing Costs	$3,789,416	1.9%
Total Sources	$200,000,000	100.0%	Total Uses	$200,000,000	100.0%

The Borrowers / Borrower Sponsor.    The borrowers, 1460 Fee Swighm LLC and 1460 Leasehold Swighm LLC, are each a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The borrowers are the owners of both fee and leasehold interests in the 8 Times Square & 1460 Broadway Property. Pursuant to a ground lease, the borrowers have the right to terminate the ground lease in accordance with the loan documents. The sponsor of the borrowers and the non-recourse carve-out guarantor is Swig Investment Company, LLC (the “Swig Investment Company”) which is owned by The Swig Company, LLC (“The Swig Company”).

The Swig Company is a privately-owned, San Francisco-based real estate operator with over 75 years of experience in investment, development, partnership and management of commercial real estate properties in major US markets. Founded by Benjamin Swig, The Swig Company’s current real estate holdings comprise a diversified, urban office property portfolio of approximately 8.5 million sq. ft. primarily invested in three core markets: Manhattan, Northern California, and Southern California.

The Property. The 8 Times Square & 1460 Broadway Property is a 16-story, 214,341 sq. ft., Class A office and retail building located in Midtown Manhattan. The 8 Times Square & 1460 Broadway Property was originally built by The Swig Company in 1951 and renovated in 2015. The borrower sponsor is currently in the final stages of a full-scale $70.0 million property renovation which effectively delivers a brand new property. The office space was previously entirely leased to Skadden, Arps, Slate, Meagher & Flom LLP but is currently occupied by WeWork. The borrower sponsor concurrently began executing buyouts and terminations with five existing commodity retail and restaurant tenants in order to create a new multi-level flagship retail box, which has subsequently been leased to Foot Locker under the newly branded 8 Times Square address. As of September 1, 2016, the 8 Times Square & 1460 Broadway Property is 100.0% leased to WeWork and Foot Locker on recently executed long term leases.

The office space, located on floors 4 through 17, has been completely gut renovated and customized to WeWork’s build-out and technology standards. Other renovation highlights include the ongoing reconfiguration of the 8 Times Square & 1460 Broadway Property’s office entrance on 41st Street. WeWork is accessed through the 1460 Broadway entrance on 41st Street.

Environmental Matters. The Phase I environmental report dated September 19, 2016 recommended the development and implementation of an asbestos operation and maintenance program at the 8 Times Square & 1460 Broadway Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8 Times Square & 1460 Broadway New York, NY 10036	Collateral Asset Summary – Loan No. 1 8 Times Square & 1460 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$100,000,000 55.6% 1.71x 7.4%

Major Tenants.

WeWork (178,221 sq. ft.; 83.1% of NRA; 47.2% of U/W Base Rent) WeWork is a privately held company founded in 2010. WeWork runs a network of co-working offices that spans 23 cities in seven countries. The company leases space in traditional office buildings, renovates such space to communal workspace, and leases space on a short-term basis to start-up companies and established smaller companies looking to save on occupancy costs. In addition, the company opened a WeLive residential rental concept in Manhattan and Crystal City, Virginia. In its most recent round of funding, WeWork was valued at $16 billion.

WeWork executed a 19-year lease dated March 31, 2015 with a lease expiration date of August 31, 2034. The premises include all of floors 4 through 17. WeWork has one, five year renewal option with at least 18 months notice. WeWork’s lease structure includes a lease guaranty from WeWork’s parent company (WeWork Companies Inc.), which is capped at approximately $9.6 million and decreases to approximately $4 million on a predetermined five-year schedule. The WeWork lease also includes a approximately $9.6 million letter of credit, which decreases to approximately $3.6 million on a predetermined 10-year schedule with reductions at the 6th, 8th, and 10th anniversary of the possession date of August 12, 2015. The letter of credit may be drawn upon by the borrower if the tenant defaults on the lease or files for bankruptcy.

Foot Locker (36,120 sq. ft.; 16.9% of NRA; 52.8% of U/W Base Rent) Foot Locker is a global athletic footwear and apparel retailer that operates 1,835 stores in 23 countries. The domestic stores have an average of 2,500 selling sq. ft. and the international stores have an average of 1,500 selling sq. ft. In addition to Foot Locker, the company operates Lady Foot Locker, Kids Foot Locker, Champs Sports, Footaction, Six:02, East Bay Runners Point, and Sidestep Stores. Listed on the NYSE as FL, the company has a $9.2 billion market cap. The company’s 2013 through 2015 revenues were $6.5 billion, $7.2 billion, and $7.4 billion, respectively.

Foot Locker executed a 16-year lease dated April 23, 2015 with a lease expiration date of August, 31, 2032. The premises include the basement level and floors 1 through 3. Additionally, the premises include three exterior digital signs. Foot Locker has a free rent period until September 15, 2017 and the right to go dark at any time subject to the borrower’s right of recapture after six months.

The Market. The 8 Times Square & 1460 Broadway Property is located on the northeast corner of West 41st Street and Broadway, which is located in the Midtown West Office District. As of second quarter 2016, the Midtown West Office District contains 41.0 million sq. ft. of Class A office space. The Times Square South sub-district contains a total Class A office inventory of 7.3 million sq. ft. and direct rents of $83.80 PSF. The Times Square South sub-district total vacancy rate increased 40 basis points in the second quarter of 2016 to 9.4%.

The appraiser identified 39 competitive buildings totaling approximately 22.6 million sq. ft. and indicated a weighted vacancy of 10.8% with asking rents ranging from $47.00 to $120.00 PSF. Of the 39 buildings surveyed, six were considered directly competitive with the 8 Times Square & 1460 Broadway Property in terms of building classification, asking rents, rentable office area, and current occupancy. The six properties have total occupancies ranging from 83.7% to 100.0% with an average of 91.6% and asking rents ranging from $50.00 PSF to $70.00 PSF.

The appraiser analyzed eight recent office leases with sizes ranging from 12,105 to 54,782 sq. ft., lease terms ranging from eight to ten years and rents ranging from $56.00 to $73.00 per sq. ft. Based on the comparable office lease data, the appraiser concluded to a rate of $58.00 PSF based on a modified gross basis for the office space. The appraiser also analyzed eight retail leases with sizes ranging from 17,500 to 70,000 sq. ft. with blended rents ranging from $101.46 to $375.16 PSF. Based on the comparable retail lease data, the appraiser concluded a blended rate of $297.62 PSF on a gross basis for the basement to third floor retail space at the 8 Times Square & 1460 Broadway Property.

Directly Competitive Buildings(1)
Property	Office Area (NRA)	Available Sq. Ft. (Direct)	Available Sq. Ft. (Sublease)	Direct Occupancy	Total Occupancy	Direct Asking Rent (Low)	Direct Asking Rent (High)
1375 Broadway	401,559	65,290	0	83.7%	83.7%	$59.00	$62.00
1372 Broadway	450,000	0	0	100.0%	100.0%	$58.00	$58.00
1407 Broadway	811,000	124,221	0	84.7%	84.7%	$60.00	$70.00
1430 Broadway	332,000	6,862	10,947	97.9%	94.6%	$50.00	$50.00
501 Seventh Avenue	400,000	11,245	1,544	97.2%	96.8%	$55.00	$55.00
530 Seventh Avenue	468,660	9,660	12,100	97.9%	95.4%	$54.00	$55.00
Total / Average	2,863,219	217,278	24,591	92.4%	91.6%	$50.00	$70.00
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8 Times Square & 1460 Broadway New York, NY 10036	Collateral Asset Summary – Loan No. 1 8 Times Square & 1460 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$100,000,000 55.6% 1.71x 7.4%

Cash Flow Analysis.

Cash Flow Analysis
	2013(1)	2014(1)	2015(1)	Appraisal	U/W	U/W PSF
Base Rent				$20,393,984	$20,373,934	$95.05
Reimbursements				17,939	0	0.00
Gross Potential Rent				$20,411,923	$20,373,934	$95.05
Total Other Income				525,116	553,667	2.58
Less: Vacancy(2)				(332,486)	(1,018,697)	(4.75)
Effective Gross Income				$20,604,553	$19,908,904	$92.88
Total Variable Expenses				1,729,611	2,283,392	10.65
Total Fixed Expenses				2,740,822	2,811,662	13.12
Net Operating Income				$16,134,120	$14,813,850	$69.11
TI/LC				0	694,723	3.24
Capital Expenditures				64,302	42,868	0.20
Net Cash Flow	NAV	NAV	NAV	$16,069,818	$14,076,259	$65.67
Average Annual Rent PSF	NAV	NAV	NAV
(1)	The 8 Times Square & 1460 Broadway Property has recently undergone an approximately $70.0 million property renovation/reposition plan by the sponsor and new leases were executed. As a result, Historical NOI information and Average Annual Rent PSF are not available. The NOI for year-to-date period ending August 31, 2016 is -$2,437,036.

(2)	U/W Vacancy represents an economic vacancy of 5.0%.

Property Management.   The 8 Times Square & 1460 Broadway Property is managed by Meringoff Properties, Inc., an affiliated manager.

Lockbox / Cash Management.     The 8 Times Square & 1460 Broadway Whole Loan is structured with a hard lockbox and springing cash management. All rents are required to be directly deposited by the tenants of the 8 Times Square & 1460 Broadway Property into a clearing account controlled by the lender. In the absence of a Trigger Period (as defined below), the funds in the clearing account will be swept daily into an account controlled by the borrower. During a Trigger Period, funds in the clearing account will be swept daily into a deposit account controlled by the lender and applied and disbursed in accordance with the loan documents.

A “Trigger Period” will commence upon the occurrence of (i) an event of default, (ii) the debt service coverage ratio falling below 1.20x, or (iii) a Specified Tenant Trigger Period (as defined below).

A “Specified Tenant Trigger Period” means a period commencing upon the first to occur of (i) a Specified Tenant (as defined below) being in default under its lease beyond applicable notice and cure periods, (ii) a Specified Tenant failing to be in actual, physical possession of its space, (iii) a Specified Tenant giving notice that it is terminating its lease for any material portion of its space, (iv) any termination or cancellation of any Specified Tenant lease or any Specified Tenant lease failing to otherwise be in full force and effect, and (v) any bankruptcy or similar insolvency of any Specified Tenant.

A “Specified Tenant” means (i) WeWork, (ii) Foot Locker, (iii) any pre-approved office replacement tenant, (iv) any tenant under its lease which, individually or when aggregated with all other leases at the 8 Times Square & 1460 Broadway Property with the same tenant or its affiliate, accounts for 25% or more of the total rental income or the gross leasable area at the 8 Times & 1460 Broadway Property, and (v) any guarantor(s) of the applicable related lease(s).

Initial Reserves.    At loan origination, the borrower deposited (i) $1,325,353 into a tax reserve account, (ii) $8,480,556 into a free rent reserve, (iii) $8,500,641 into a tenant improvement unfunded obligation account, and (iv) $5,024,135 into a capital expenditure unfunded obligations account.

Ongoing Reserves.    On a monthly basis, the borrowers are required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $232,126, into a tax reserve account, (ii) 1/12 of annual insurance premiums to the extent a blanket insurance policy is not in effect, into an insurance reserve account , (iii) $3,572 into a replacement account subject to a cap of $171,473 and (iv) one month of assessments payable into a condominium assessment reserve for the borrower unit upon the release of a condominium unit, in accordance with the terms and conditions in the loan documents.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8 Times Square & 1460 Broadway New York, NY 10036	Collateral Asset Summary – Loan No. 1 8 Times Square & 1460 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$100,000,000 55.6% 1.71x 7.4%

Partial Release. At any time after the expiration of the lockout period, the borrowers may obtain the release of the office and/or signage condominium units upon a third-party sale provided, among other things, (i) no event of default has occurred and is continuing, (ii) the debt service coverage ratio for the remaining property is not less than the greater of the debt service coverage ratio immediately preceding the partial release and 1.82x, (iii) the debt yield for the remaining property is not less than the greater of the debt yield immediately preceding the partial release and 7.39%, (iv) the borrowers defease the loan in an amount equal to 115% of the original allocated loan amount of such release parcel, (v) the related ground lease has been amended to remove the related condominium unit(s) from the ground lease’s terms and conditions and (vi) the related borrower delivers to the lender a REMIC opinion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8 Times Square & 1460 Broadway New York, NY 10036	Collateral Asset Summary – Loan No. 1 8 Times Square & 1460 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$100,000,000 55.6% 1.71x 7.4%

ROCKEFELLER CENTER
MIDTOWN
THEATER DISTRICT
MIDTOWN SOUTH
GARMENT DISTRICT
Port Authority Bus Terminal
New York Times Building
Bank of America Tower
RCA Building
Macy's Herald Square
Madison Square Garden
8 Times Square & 1460 Broadway
8 Times Square & 1460 Broadway
New York, NY 10036
New York
MANHATTAN

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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10 Herrmann Place, Yonkers, NY 10710 300 Waterside Drive, Elmsford, NY 10523 601 River Road, Bridgeport, PA 19405	Collateral Asset Summary – Loan No. 2 FedEx Ground Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 44.2% 3.16x 13.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10 Herrmann Place, Yonkers, NY 10710 300 Waterside Drive, Elmsford, NY 10523 601 River Road, Bridgeport, PA 19405	Collateral Asset Summary – Loan No. 2 FedEx Ground Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 44.2% 3.16x 13.4%

Mortgage Loan Information
Loan Seller:	CGMRC
Loan Purpose:	Acquisition
Sponsor:	PA-SC Venture I Equity Sub LLC
Borrower:	PA-SC West Chester Project LLC; PA-SC Elmsford Project LLC; PA-SC Yonkers Project LLC
Original Balance(1):	$85,000,000
Cut-off Date Balance(1):	$85,000,000
% by Initial UPB:	8.7%
Interest Rate:	4.1580%
Payment Date:	1st of each month
First Payment Date:	December 1, 2016
Maturity Date:	November 1, 2026
Amortization:	Interest Only
Additional Debt(1)(2):	$85,000,000 Pari Passu Debt; $50,000,000 Mezzanine Debt
Call Protection(3):	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(4)
	Initial	Monthly
Taxes:	$574,417	$130,987
Insurance:	$0	Springing
Replacement:	$0	$0
TI/LC:	$0	$0
Landlord Obligations:	$1,582,000	$0
Change Order:	$934,110	$0
Litigation:	$550,000	$0

Financial Information
	Whole Loan(5)	Total Debt(6)
Cut-off Date Balance / Sq. Ft.:	$226	$293
Balloon Balance / Sq. Ft.:	$226	$293
Cut-off Date LTV:	44.2%	57.2%
Balloon LTV:	44.2%	57.2%
Underwritten NOI DSCR:	3.17x	2.17x
Underwritten NCF DSCR:	3.16x	2.16x
Underwritten NOI Debt Yield:	13.4%	10.3%
Underwritten NCF Debt Yield:	13.3%	10.3%
Underwritten NOI Debt Yield at Balloon:	13.4%	10.3%
Underwritten NCF Debt Yield at Balloon:	13.3%	10.3%
Property Information
Single Asset / Portfolio:	Portfolio of three properties
Property Type:	Warehouse/Distribution Industrial
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	2016 / NAP
Total Sq. Ft.:	751,118
Property Management:	Self-managed
Underwritten NOI:	$22,724,302
Underwritten NCF:	$22,649,190
Appraised Value:	$384,800,000
Appraisal Date:	August 24, 2016

Historical NOI(7)
Most Recent NOI:	NAP
2015 NOI:	NAP
2014 NOI:	NAP
2013 NOI:	NAP

Historical Occupancy(7)
Most Recent Occupancy:	100.0% (December 1, 2016)
2015 Occupancy:	NAP
2014 Occupancy:	NAP
2013 Occupancy:	NAP
(1)	The Original Balance and Cut-off Date Balance of $85.0 million represents the non-controlling Note A-2 and non-controlling Note A-4 which, together with the remaining pari passu notes with an aggregate original principal balance of $85.0 million, comprise the FedEx Ground Portfolio Whole Loan with an aggregate original principal balance of $170.0 million. For additional information regarding the pari passu notes, see “The Loan” herein.

(2)	See “Current Mezzanine or Subordinate Indebtedness” herein.

(3)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 1, 2016. Defeasance of the full $170.0 million FedEx Ground Portfolio Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) November 1, 2020. The assumed lockout period of 25 payments is based on the expected CD 2016-CD2 securitization closing date in December 2016. The actual lockout period may be longer.

(4)	See “Initial Reserves” and “Ongoing Reserves” herein.
(5)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the FedEx Ground Portfolio Whole Loan only, which has an aggregate principal balance of $170.0 million.

(6)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Total Debt in the aggregate amount of $220.0 million, which includes a $50.0 million mezzanine loan.

(7)	The FedEx Ground Portfolio properties were constructed in 2016 and, as a result, Historical NOI and Historical Occupancy information is not available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10 Herrmann Place, Yonkers, NY 10710 300 Waterside Drive, Elmsford, NY 10523 601 River Road, Bridgeport, PA 19405	Collateral Asset Summary – Loan No. 2 FedEx Ground Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 44.2% 3.16x 13.4%

Tenant Summary(1)
Tenant(2)		Ratings (Fitch/Moody’s/S&P)(3)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
	Properties
FedEx	FedEx - Yonkers, NY(4)	NR/Baa2/BBB	121,883	16.2%	$84.96	43.8%	7/31/2031
FedEx	FedEx - Elmsford, NY(5)	NR/Baa2/BBB	323,502	43.1%	$29.10	39.8%	6/30/2031
FedEx	FedEx - Bridgeport, PA(6)	NR/Baa2/BBB	305,733	40.7%	$12.72	16.4%	6/30/2031
Subtotal / Wtd. Avg.			751,118	100.0%	$31.50	100.0%
Other			0	0.0%	$0.00	0.0%
Total / Wtd. Avg. Occupied			751,118	100.0%	$31.50	100.0%
Vacant			0	0.0%
Total / Wtd. Avg.			751,118	100.0%

(1)	Based on the underwritten rent roll as of December 1, 2016. All tenant spaces are subject to re-measurement when the related lease expires.

(2)	Actual lessee is FedEx Ground Package System, Inc. (“FedEx”).

(3)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(4)	FedEx has two 10-year extension options upon written notice of at least 180 days prior to the expiration date at the following rents: $97.71 PSF for the first five years of the first extension option; $105.03 PSF for the second five years of the first extension option; $112.91 PSF for the first five years of the second extension option and $121.38 PSF for the second five years of the second extension option. FedEx has no termination options pursuant to its lease at the FedEx – Yonkers, NY property (“FedEx Yonkers”).

(5)	FedEx has two 10-year extension options upon written notice of at least 180 days prior to the expiration date at the following rents: $33.47 PSF for the first five years of the first extension option; $35.98 PSF for the second five years of the first extension option; $38.68 PSF for the first five years of the second extension option and $41.58 PSF for the second five years of the second extension option. FedEx has no termination options pursuant to its lease at the FedEx – Elmsford, NY property (“FedEx Elmsford”).

(6)	FedEx has two five-year extension options upon written notice of at least 11 months prior to the expiration date at the following rents: $14.63 PSF for the first extension option and $15.37 PSF for the second extension option. FedEx has no termination options pursuant to its lease at the FedEx – Bridgeport, PA property (“FedEx Bridgeport”).

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Thereafter	3	751,118	100.0%	751,118	100.0%	$31.50	100.0%	100.0%
Vacant	NAP	0	0.0%	751,118	100.0%	NAP	NAP
Total / Wtd. Avg.	3	751,118	100.0%			$31.50	100.0%

(1)	Based on the underwritten rent roll as of December 1, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10 Herrmann Place, Yonkers, NY 10710 300 Waterside Drive, Elmsford, NY 10523 601 River Road, Bridgeport, PA 19405	Collateral Asset Summary – Loan No. 2 FedEx Ground Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 44.2% 3.16x 13.4%

The Loan.    The FedEx Ground Portfolio loan (the “FedEx Ground Portfolio Loan”) is a fixed rate loan secured by the borrowers’ fee simple interests in three properties: FedEx Yonkers, FedEx Elmsford and FedEx Bridgeport (collectively, the “FedEx Ground Portfolio Properties”). The FedEx Ground Portfolio loan is evidenced by four pari passu notes in the aggregate original principal amount of $170.0 million. The non-controlling Note A-2, with an original principal amount of $42.5 million, and the non-controlling Note A-4, with an original principal balance of $42.5 million, will be included in the CD 2016-CD2 mortgage trust. The controlling Note A-1, with an original principal amount of $42.5 million, and the non-controlling Note A-3, with an original principal balance of $42.5 million, will not be included in the trust, and are currently held by Bank of America, National Association (“BANA”) and are expected to be contributed to one or more future securitizations. The borrower sponsor acquired the FedEx Ground Portfolio Properties as part of a portfolio of eight FedEx build-to-suit projects.

The relationship between the holders of the FedEx Ground Portfolio Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–FedEx Ground Portfolio Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$42,500,000	$42,500,000	BANA	Yes
A-2 and A-4	$85,000,000	$85,000,000	CD 2016-CD2	No
A-3	$42,500,000	$42,500,000	BANA	No
Total	$170,000,000	$170,000,000

The FedEx Ground Portfolio Whole Loan has a 10-year term and pays interest only for the term of the loan. The FedEx Ground Portfolio Whole Loan accrues interest at a fixed rate equal to 4.1580% and has a Cut-off Date Balance of $85.0 million. The FedEx Ground Portfolio Whole Loan proceeds were used to acquire the FedEx Ground Portfolio Properties, pay closing costs of approximately $4.91 million and fund upfront reserves of approximately $3.64 million. Based on the appraised value of $384.8 million as of August 24, 2016, the Cut-off Date LTV for the FedEx Ground Portfolio Whole Loan is 44.2%. The most recent prior financing of the FedEx Ground Portfolio Properties was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$170,000,000	41.6%	Purchase Price	$400,427,868	97.9%
Mezzanine Loan	$50,000,000	12.2%	Closing Costs	$4,905,658	1.2%
Borrower Equity	$188,974,053	46.2%	Reserves	$3,640,527	0.9%
Total Sources	$408,974,053	100.0%	Total Uses	$408,974,053	100.0%

The Borrowers / Borrower Sponsor.    The borrowers, PA-SC Elmsford Project LLC, PA-SC West Chester Project LLC and PA-SC Yonkers Project LLC, are single purpose entities, structured to be bankruptcy-remote entities. Equity ownership in each of the borrowers is held by PA-SC Elmsford Mezz Sub LLC, PA-SC West Chester Mezz Sub LLC and PA-SC Yonkers Mezz Sub LLC, respectively which are in turn owned: (i) in the case of PA-SC Elmsford Mezz Sub LLC, by PA-SC Elmsford Equity Sub LLC (“PA-SC Elmsford”) (90.0%) and Elmsford Holdco, LLC (10.0%); (ii) in the case of PA-SC West Chester Mezz Sub LLC, by PA-SC West Chester Equity Sub LLC (“PA-SC West Chester”) (90.0%) and West Chester Holdco, LLC (10.0%); and (iii) in the case of PA-SC Yonkers Mezz Sub LLC, by PA-SC Yonkers Equity Sub LLC (together with PA-SC Elmsford and PA-SC Westchester, the “Equity Sub LLC Entities”) (90.0%) and Yonkers Holdco, LLC (10.0%). The Equity Sub LLC Entities are 100% owned by PA-SC Venture I Equity Sub LLC, which is 100% owned by PA-SC Venture I LLC. PA-SC Venture I LLC is 99.0% owned by PA Dragon LLC and 1.0% owned by SC Venture Acquisition LLC. Ultimate ownership in PA Dragon LLC is held by Ping An Insurance and the ultimate ownership of SC Venture Acquisition LLC is held by the John A. Blumberg 2012 Irrevocable Trust. The non-recourse carve-out guarantor is PA-SC Venture I Equity Sub LLC.

The borrower sponsor for the FedEx Ground Portfolio Loan is PA-SC Venture I LLC, an industrial acquisition venture formed in June 2015 between Ping An Trust (Ping An Insurance Company) and SC Venture Acquisition LLC. The venture was formed for the recapitalization of eight FedEx build-to-suit projects upon completion of construction. SC Venture Acquisition LLC is the control entity and is an affiliate of MRP Group. MRP Group is an affiliate of Black Creek Group, which is based in Denver and was co-founded by John Blumberg in 1993. Black Creek Group oversees a group of real estate investment companies including Dividend Capital Total Realty Trust, which in 2010 bought approximately 30 properties for $1.35 billion from iStar Financial Inc. Ping An Insurance is a Chinese insurance company, which is headquartered in Shenzhen, People’s Republic of China. Ping An was founded in 1988 and is an integrated, consolidated and diversified financial services group, offering a wide range of insurance, banking and investment services. The group has over 235,000 employees and nearly 800,000 life insurance agents providing insurance, banking and investment services for 96.6 million customers.

There is an additional loan from an affiliate of PA-SC Venture I Equity Sub LLC, the carveout guarantor of the borrower, to the non-managing member of the applicable mezzanine borrower secured by the equity interests in the applicable mezzanine borrower. Foreclosure on such intercompany loan would change ownership of the economic rights of the members of the applicable mezzanine

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10 Herrmann Place, Yonkers, NY 10710 300 Waterside Drive, Elmsford, NY 10523 601 River Road, Bridgeport, PA 19405	Collateral Asset Summary – Loan No. 2 FedEx Ground Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 44.2% 3.16x 13.4%

borrower but would not change the control of the applicable mezzanine borrower. Additionally, a non-controlling minority of the membership interests of the mezzanine borrower are subject to a put/call agreement, under which the non-managing member of the applicable mezzanine borrower has the right to put its interest to the managing member of the applicable mezzanine borrower during months 16, 17 and 18 after the origination of the FedEx Ground Portfolio Whole Loan (the “Put Right”). The obligation of the managing member of the applicable mezzanine borrower to purchase the non-managing member’s interest upon exercise of the Put Right is secured by the managing member’s economic rights in the applicable borrower, but not the managing member’s right to control the borrower. If the Put Right is not exercised, the managing member of the applicable mezzanine borrower has a call right for six years after expiration of the Put Right.

The Properties.

FedEx Yonkers is located in Yonkers, Westchester County, New York which is approximately five miles north of Manhattan, New York. FedEx Yonkers is a 121,883 sq. ft. industrial warehouse/distribution facility that was constructed in 2016. The rentable area of the distribution building includes 115,773 sq. ft. of warehouse space and 6,110 sq. ft. of office space, and the remaining space represents the general facilities. There is also a two-level parking deck with a total of 316 spaces with 218 rooftop spaces reserved for employees and the remaining 98 space surface level spaces reserved for trucks, trailers and vans totaling 2.6 spaces per 1,000 sq. ft. FedEx Yonkers has 28-29 foot ceilings throughout the warehouse space with 21 dock high doors and five grade level doors. It is 100.0% leased and occupied by FedEx which occupies the entire 121,833 sq. ft. and contributes 100.0% of the property’s gross potential rent. FedEx’s lease commenced on July 15, 2016 and it has a July 31, 2031 expiration with two, 10-year renewal options. FedEx is responsible for all operating costs at FedEx Yonkers, including real estate taxes, insurance, common area maintenance and utilities. FedEx Yonkers is self-managed.

FedEx Elmsford is located in Elmsford, Westchester County, New York which is approximately 20 miles north of the Bronx, New York. FedEx Elmsford is a 323,502 sq. ft. industrial warehouse/distribution facility that was constructed in 2016. The rentable area of the distribution building includes 153,915 sq. ft. of warehouse space, 7,269 sq. ft. of office space and 162,318 sq. ft. of second floor parking. FedEx Elmsford has approximately 335 parking spaces for employees and another 22 surface-level spaces for trucks, trailers and vans totaling 1.1 spaces per 1,000 sq. ft. FedEx Elmsford has 28-29 foot ceilings throughout the warehouse space with 44 dock high doors and six grade level doors. It is 100.0% leased and occupied by FedEx which occupies 100.0% of the building’s sq. ft. and contributes 100.0% of the property’s gross potential rent. FedEx’s lease commenced on July 15, 2016 and it has a June 30, 2031 expiration with two, 10-year renewal options. FedEx is responsible for all operating costs at FedEx Elmsford, including real estate taxes, insurance, common area maintenance and utilities. FedEx Elmsford is self-managed.

FedEx Bridgeport is located in Bridgeport, Montgomery County, Pennsylvania which is approximately 17 miles northwest of Philadelphia, Pennsylvania. FedEx Bridgeport is a 305,733 sq. ft. industrial warehouse/distribution facility that was constructed in 2016. The rentable area of the distribution building includes 305,733 sq. ft. of warehouse space. There are two additional buildings on site which include a maintenance garage totaling 5,569 sq. ft. and a security building totaling 3,418 sq. ft. The total collateral comprising FedEx Bridgeport is 305,733 sq. ft. FedEx Bridgeport has 1,023 parking spaces totaling 3.3 spaces per 1,000 sq. ft. FedEx Bridgeport has 32 foot ceilings throughout the warehouse space with 76 dock high doors and four drive-in doors. It is 100.0% leased and occupied by FedEx which occupies 100.0% of the building’s sq. ft. and contributes 100.0% of the property’s gross potential rent. FedEx’s lease commenced on July 15, 2016 and it has a June 30, 2031 expiration with two, five-year renewal options. FedEx is responsible for all operating costs at FedEx Bridgeport, including real estate taxes, insurance, common area maintenance and utilities. FedEx Bridgeport is self-managed.

Portfolio Summary
Property Name	Year Built / Renovated	Total GLA	% Office Finish	Ceiling Clear Height (feet)	Occupancy(1)	Appraised Value	Appraisal Direct Cap Rate	U/W NCF
FedEx – Yonkers, NY	2016 / NAP	121,883	5.0%	28-29	100.0%	$164,700,000	6.25%	$9,933,206
FedEx – Elmsford, NY	2016 / NAP	323,502	4.5%	28-29	100.0%	155,900,000	6.00%	9,010,196
FedEx – Bridgeport, PA	2016 / NAP	305,733	6.0%	32	100.0%	64,200,000	6.00%	3,705,788
Total / Wtd. Avg.		751,118	5.2%	29	100.0%	$384,800,000	6.04%	$22,649,190
(1)	Based on underwritten rent roll as of December 1, 2016.

Environmental Matters.

FedEx Yonkers. The Phase I environmental report dated September 15, 2016 recommended no further action at the FedEx Yonkers property.

FedEx Elmsford. The Phase I environmental report dated September 15, 2016 recommended no further action at the FedEx Elmsford property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10 Herrmann Place, Yonkers, NY 10710 300 Waterside Drive, Elmsford, NY 10523 601 River Road, Bridgeport, PA 19405	Collateral Asset Summary – Loan No. 2 FedEx Ground Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 44.2% 3.16x 13.4%

FedEx Bridgeport. The Phase I environmental report dated September 13, 2016 recommended no further action at the FedEx Yonkers property.

Major Tenant. FedEx serves customers in the North American small-package market, focusing on business and residential delivery of packages weighing up to 150 pounds. FedEx provides low-cost, day-certain service to any business address in the United States and Canada. It uses a large fleet of trucks which are owned by independent owner/operators and drivers are independent contractors who control individual delivery routes and territories. FedEx Smart Post, a segment of FedEx, specializes in the consolidation and delivery of high volumes of low-weight, less time-sensitive business and consumer packages using the United States Postal Service for final delivery to any residential address or PO Box in the United States. FedEx invested $1.2 billion in Fiscal Year 2015 in facilities and automation to support future growth. As of May 31, 2015, FedEx has 547 facilities, including 33 hubs, in the United States and Canada, approximately 47,000 owner-operated vehicles, and approximately 48,000 company-owned trailers. FedEx has approximately 62,000 employees and is headquartered in Pittsburgh, Pennsylvania.

According to its annual report dated May 31, 2016, FedEx reported total revenues of approximately $16.6 billion, an increase of 28% from the previous year. Fiscal year net earnings for 2016 totaled approximately $2.3 billion, an increase of 5% from the previous year. FedEx averages approximately 7,526 packages a day. The revenue per package for FedEx was $7.80. FedEx Ground Package System, Inc. is a subsidiary of FedEx Corporation. FedEx Corporation (FDX) is rated BBB by Standard & Poors and Baa2 by Moody’s.

The Market.

FedEx Yonkers. The FedEx Yonkers property is situated within the Westchester County industrial market (“Westchester County Industrial Market”). Westchester County is located along the Interstate 95 and Interstate 87 corridors along with connections to the Interstate 84 corridor via Interstate 287 and Interstate 684. The majority of the inventory in the Westchester County Industrial Market is comprised of warehouse and distribution buildings. Construction of industrial properties over the past 10 years in the county has generally been warehouses, research & development and flex buildings with limited construction of new manufacturing facilities.

According to the appraisal, the Westchester County Industrial Market totals approximately 29.4 million sq. ft. and is currently 94.9% leased. FedEx Yonkers is located in the southwest industrial submarket (the “Southwest Industrial Submarket”) within the Westchester County Industrial Market. According to the appraisal, the Southwest Industrial Submarket totals approximately 9.0 million sq. ft. and is 94.2% leased as of the third quarter of 2016, which represents no change from year-end 2015. According to the appraisal, average rental rates have been increasing in the submarket over the past few years and there have been no industrial properties built over the last five years within the submarket. There is also no new supply identified in the appraisal within the submarket except for the FedEx Yonkers property.

Per the appraisal, the population within the FedEx Yonkers’ neighborhood has moderately increased since 2000. The 2016 total population and average household income within a three-mile radius of the property are 215,042 and $98,971, respectively. According to the appraisal, based on proactive owners, a supportive local government, the location of the city and its demographics, the future for Yonkers is positive. The appraisal identified six lease comparables with rents ranging from $24.49 PSF to $65.61 PSF. Five of the properties represented leases to FedEx with a lease term greater than or equal to 15 years with one lease representing a 14-year lease to Bimbo Bakeries in Queens, New York. Based on the rent comparables, the appraisal concluded a market rent of $65 PSF for FedEx Yonkers.

FedEx Elmsford. The FedEx Elmsford property is situated within the Westchester County Industrial Market. FedEx Elmsford is located in the West I-287 Corridor Industrial submarket within the Westchester County Industrial Market. According to the appraisal, the West I-287 Corridor Industrial submarket totals 4.34 million sq. ft. and is 97.3% leased as of the third quarter of 2016, which represents a 150 basis points decrease from year-end 2015. According to the appraisal, average rental rates have been increasing in the submarket over the past few years and there have been no industrial properties built over the last five years within the submarket. There was one property identified as under construction in the appraisal which is a 35,000 sq. ft. Class B industrial warehouse in Elmsford, New York.

Per the appraisal, the population within FedEx Elmsford’s neighborhood has moderately increased since 2000. The 2016 total population and average household income within a three-mile radius of the FedEx Elmsford property are 67,748 and $128,139, respectively. According to the appraisal, based on proactive owners, a supportive local government, the location of the city and its demographics, the future of the area is positive. The appraisal identified six lease comparables with rents ranging from $24.49 PSF to $84.96 PSF. Five of the properties represented leases to FedEx with a lease term greater than or equal to 15 years with one lease representing a 14-year lease to Bimbo Bakeries in Queens, New York. Based on the rent comparables, the appraisal concluded a market rent of $60 PSF for FedEx Elmsford.

FedEx Bridgeport. The FedEx Bridgeport property is situated within the southeastern Pennsylvania market (the “Southeastern Pennsylvania Market”), which includes Philadelphia, Pennsylvania and suburban towns. According to the appraisal, the Southeastern Pennsylvania Market totals approximately 111.3 million sq. ft. and is currently 91.9% leased as of the second quarter of 2016. Through the first two quarters of 2016, the market experienced positive net absorption of 626,239 sq. ft. The FedEx Bridgeport property is located in the Montgomery County submarket. According to the appraisal, the submarket totals approximately 30.1 million sq. ft. and is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10 Herrmann Place, Yonkers, NY 10710 300 Waterside Drive, Elmsford, NY 10523 601 River Road, Bridgeport, PA 19405	Collateral Asset Summary – Loan No. 2 FedEx Ground Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 44.2% 3.16x 13.4%

93.8% leased as of the second quarter of 2016, which represents an 80 basis points decrease from year-end 2015. According to the appraisal, average rental rates have been increasing each year since 2013. Additionally, the submarket has experienced 737,812 sq. ft. of positive net absorption in 2015 through the second quarter of 2016. There was one property identified as new construction in the appraisal which was FedEx Bridgeport.

Per the appraisal, the population within FedEx Bridgeport’s neighborhood has been steadily increasing since 2000. The 2016 total population and average household income within a three-mile radius of the property are 92,025 and $90,646, respectively. According to the appraisal, the long-term trend for the neighborhood is positive with good prospects of appreciation in the value of well-designed and maintained real property. The appraisal identified six lease comparables with rents ranging from $5.20 PSF to $13.31 PSF. Two of the comparables represented 15-year leases to FedEx and the remaining four were interest-only leases to FedEx. Based on the rent comparables, the appraisal concluded a market rent of $12.36 PSF for FedEx Bridgeport.

Cash Flow Analysis.

Cash Flow Analysis
	Appraisal	U/W	U/W PSF
Base Rent	$23,661,289	$23,661,289	$31.50
Reimbursements	1,835,422	1,599,473	2.13
Gross Potential Rent	$25,496,711	$25,260,762	$33.63
Less: Vacancy(1)	0	(473,226)	(0.63)
Effective Gross Income	$25,496,711	$24,787,536	$33.00
Total Expenses	1,992,796	2,063,234	2.75
Net Operating Income	$23,503,915	$22,724,302	$30.25
Capital Expenditures	0	75,112	0.10
Net Cash Flow	$23,503,915	$22,649,190	$30.15
(1)	U/W Vacancy is underwritten to a vacancy rate of 1.9%.

Property Management.   The FedEx Ground Portfolio Properties are self-managed.

Lockbox / Cash Management.     The FedEx Ground Portfolio Whole Loan is structured with a hard lockbox and in place cash management. All rents are required to be directly deposited by the tenants of the FedEx Ground Portfolio Properties into a clearing account controlled by the lender. In the absence of a FedEx Trigger Period (as defined below), the funds in the clearing account are transferred to the cash management account, and applied to debt service, tax escrows and the mezzanine monthly payment amount, with the remainder disbursed to the borrower. During a Trigger Period, the funds in the clearing account will be swept daily into a deposit account controlled by the lender and applied and disbursed in accordance with the loan documents.

A “FedEx Trigger Event” means the occurrence of any of the following: (i) FedEx fails to initially occupy any individual property within 12 months of the closing date of the FedEx Ground Portfolio Whole Loan or if after initially occupying the applicable property, FedEx (a) “goes dark”, vacates or gives notice of its intention to vacate the space covered by the FedEx Lease or (b) terminates or gives notice of its intention to terminate the applicable FedEx Lease, (ii) a FedEx Non-Renewal Trigger Event (as defined below), (iii) FedEx fails to pay the rent due and payable or fails to pay other expenses for which it is responsible under the terms of the FedEx lease, (iv) FedEx, or any guarantor of the FedEx lease, files or is the subject of any bankruptcy or insolvency proceeding and (v) a decline in the credit rating of FedEx below BB by S&P or Ba2 by Moody’s (or below the equivalent rating by any other rating agency).

A “FedEx Non-Renewal Trigger Event” means if any individual borrower fails to cause the lender to have received, on or before the date specified in any FedEx lease for renewal of such FedEx lease, the following: (i) evidence reasonably satisfactory to the lender that FedEx lease has been renewed for a term of not less than five years and (ii) an updated tenant estoppel certificate from FedEx.

Initial Reserves.    At loan origination, the borrower deposited (i) $574,417 into a tax reserve account, (ii) $934,110 into a change order reserve account for remaining tenant allowances, (iii) $1,582,000 into a landlord obligations reserve for completion of initial construction work with respect to the properties and (v) $550,000 into a litigation reserve account with respect to litigation involving a claim for brokers commission at FedEx Yonkers.

Ongoing Reserves.    On a monthly basis, the borrowers are required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $130,987, or such amount necessary to accumulate with the lender sufficient funds to pay all real estate taxes at least 30 days prior to the earlier of (a) the date that such real estate taxes will become delinquent and (b) the date that additional charges or interest will accrue due to the non-payment of such real estate taxes (which reserve may be waived by lender pursuant to the loan documents provided that FedEx is billed and pays such real estate taxes directly) and (ii) 1/12 of the estimated annual insurance premiums, unless the lender has waived, in writing, the insurance escrow because the insurance required under the FedEx Ground Portfolio Whole Loan agreement is maintained and paid directly by FedEx or is maintained under a blanket insurance policy acceptable to the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10 Herrmann Place, Yonkers, NY 10710 300 Waterside Drive, Elmsford, NY 10523 601 River Road, Bridgeport, PA 19405	Collateral Asset Summary – Loan No. 2 FedEx Ground Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 44.2% 3.16x 13.4%

Current Mezzanine or Subordinate Indebtedness. At loan origination, a mezzanine loan in the amount of $50 million was made to PA-SC Elmsford Mezz Sub LLC, PA-SC West Chester Mezz Sub LLC and PA-SC Yonkers Mezz Sub LLC, the 100% owners of the borrowers, secured by the equity interests in the borrowers under the FedEx Ground Portfolio Whole Loan. The mezzanine loan has an interest rate of 6.50000%, is interest only and is coterminous with the FedEx Ground Portfolio Whole Loan.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10 Herrmann Place, Yonkers, NY 10710 300 Waterside Drive, Elmsford, NY 10523 601 River Road, Bridgeport, PA 19405	Collateral Asset Summary – Loan No. 2 FedEx Ground Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 44.2% 3.16x 13.4%

MAP © 2016 CARTIFACT
NEW YORK
Elmsford
Yonkers
Stroudsburg
Bangor
Parsippany
Whippany
Morristown
Clifton
New York
MANHATTAN
Madison
Newark
Union
LEHIGH VALLEY INTERNATIONAL AIRPORT
Easton
Basking Ridge
Elizabeth
Plainfield
BROOKLYN
JOHN F. KENNEDY INTERNATIONAL AIRPORT
Bethlehem
Bridgewater
Carteret
Edison
Quakertown
South Brunswick
Middletown
Cranbury
Princeton
Souderton
Eatontown
PENNSYLVANIA
Trenton
Hamilton Township
Howell
Norristown
Levittown
Jackson
Conshohocken
NEW JERSEY
Brick
Mt. Holly
Atlantic Ocean
Philadelphia
Cherry Hill
Toms River
Chester
PHILADELPHIA INTERNATIONAL AIRPORT
Gloucester Township
Stafford Township
Wharton State Forest
PORT OF WILMINGTON
Williamstown

FedEx Ground Portfolio

#	Property Name	Address	City/State	Zip Code
1	FedEx - Yonkers, NY	10 Herrmann Place	Yonkers, NY	10710
2	FedEx - Elmsford, NY	300 Waterside Drive	Elmsford, NY	10523
3	FedEx - Bridgeport, PA	601 River Road	Bridgeport, PA	19405

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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229 West 43rd Street New York, NY 10036	Collateral Asset Summary – Loan No. 3 229 West 43rd Street Retail Condo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 60.6% 1.75x 7.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

229 West 43rd Street New York, NY 10036	Collateral Asset Summary – Loan No. 3 229 West 43rd Street Retail Condo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 60.6% 1.75x 7.5%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Jared Kushner
Borrower:	Elmwood NYT Owner, LLC; Oakwood NYT Owner, LLC; Wallkill NYT Owner, LLC; Landings NYT Owner, LLC
Original Balance(1):	$75,000,000
Cut-off Date Balance(1):	$75,000,000
% by Initial UPB:	7.7%
Interest Rate:	4.0055%
Payment Date:	6th of each month
First Payment Date:	December 6, 2016
Maturity Date:	November 6, 2026
Amortization:	Interest Only
Additional Debt(1)(2):	$210,000,000 Pari Passu Debt; $85,000,000 Mezzanine Debt
Call Protection(3):	L(25), D(88), O(7)
Lockbox / Cash Management:	Hard / In Place

Reserves(4)
	Initial	Monthly
Taxes:	$651,564	$126,690
Insurance:	$18,983	Springing
Replacement:	$0	$6,211
TI/LC:	$14,492,159	$0
Required Repairs:	$23,000	NAP
Free Rent:	$11,061,751	$0
Bridge Rent:	$48,329	$0
Lease Sweep:	$0	Springing

Financial Information
	Mortgage Loan(5)	Total Debt(6)
Cut-off Date Balance / Sq. Ft.:	$1,147	$1,489
Balloon Balance / Sq. Ft.:	$1,147	$1,489
Cut-off Date LTV(7):	60.6%	78.7%
Balloon LTV(7):	60.6%	78.7%
Underwritten NOI DSCR:	1.86x	1.17x
Underwritten NCF DSCR:	1.75x	1.10x
Underwritten NOI Debt Yield:	7.5%	5.8%
Underwritten NCF Debt Yield:	7.1%	5.5%
Underwritten NOI Debt Yield at Balloon:	7.5%	5.8%
Underwritten NCF Debt Yield at Balloon:	7.1%	5.5%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1913-1947 / 2009
Total Sq. Ft.:	248,457
Property Management:	Westminster Management, LLC
Underwritten NOI(8):	$21,502,001
Underwritten NCF:	$20,207,655
Appraised Value(7):	$470,000,000
Appraisal Date:	October 1, 2016

Historical NOI
Most Recent NOI(8):	$13,775,701 (T-10 August 31, 2016 Ann.)
2015 NOI(9):	NAV
2014 NOI:	$11,949,215 (December 31, 2014)
2013 NOI:	$9,621,123 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy(10):	100.0% (October 1, 2016)
2015 Occupancy:	75.1% (December 31, 2015)
2014 Occupancy:	75.1% (December 31, 2014)
2013 Occupancy:	NAV
(1)	The Original Balance and Cut-off Date Balance of $75.0 million represents the controlling Note A-1 and non-controlling Note A-6 which, together with the remaining non-controlling pari passu notes, with an aggregate original principal balance of $210.0 million, comprises the 229 West 43rd Street Retail Condo Whole Loan with an aggregate original principal balance of $285.0 million. For additional information on the pari passu companion loans, see “The Loan” herein.

(2)	See “Current Mezzanine or Subordinate Indebtedness” herein.

(3)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 6, 2016. Defeasance of the full $285.0 million 229 West 43rd Street Retail Condo Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) October 13, 2019. The assumed lockout period of 25 payments is based on the expected CD 2016-CD2 securitization closing date in December 2016. The actual lockout period may be longer.

(4)	See “Initial Reserves” and “Ongoing Reserves” herein.

(5)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the 229 West 43rd Street Retail Condo Whole Loan only, which has an aggregate principal balance of $285.0 million.

(6)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Total Debt in the aggregate amount of $370.0 million, which includes two mezzanine loans, with an aggregate original principal balance of $85,000,000.

(7)	Represents the appraiser’s “Hypothetical As-Is” appraised value, which applies a credit for the approximately $24.2 million of contractual free rent and TI/LC obligations for which approximately $25.6 million was ultimately reserved at loan origination. Based on the as-is appraised value of $445.0 million, the Cut-off Date LTV for the Mortgage Loan and Total Debt are 64.0% and 83.1%, respectively.

(8)	The increase in Underwritten NOI from Most Recent NOI is due to 121,832 sq. ft. of recent leasing at the Retail Condo Property (49.0% of NRA and 59.7% of U/W Base Rent).

(9)	2015 NOI is not available due to the borrower’s acquisition of the 229 West 43rd Street Retail Condo Property in October 2015.
(10)	Includes four tenants (49.0% of NRA) that have signed leases but have not yet taken occupancy at the 229 West 43rd Street Retail Condo Property, each of which is in a free rent period for which $11,061,751 was reserved with lender at loan origination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

229 West 43rd Street New York, NY 10036	Collateral Asset Summary – Loan No. 3 229 West 43rd Street Retail Condo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 60.6% 1.75x 7.5%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)	Floor	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Bowlmor Times Square, LLC(2)	NR/NR/NR	Gr, 3rd & 4th	77,536	31.2%	$63.84	20.5%	7/31/2034
National Geographic(3)	NR/NR/NR	Gr, LL, SLL	59,137	23.8%	$101.46	24.9%	10/31/2032
Gulliver’s Gate(4)	NR/NR/NR	Gr, 2nd	49,000	19.7%	$117.35	23.8%	1/31/2031
Guitar Center Stores, Inc.	NR/NR/NR	Gr, LL, SLL	28,119	11.3%	$61.52	7.2%	1/31/2029
Guy’s American Kitchen	NR/NR/NR	Gr, LL	15,670	6.3%	$118.25	7.7%	11/30/2032
Subtotal / Wtd. Avg.			229,462	92.4%	$88.39	84.0%
Other			18,995	7.6%	$202.82	16.0%
Total / Wtd. Avg. Occupied			248,457	100.0%	$97.14	100.0%
Vacant			0	0.0%
Total / Wtd. Avg.			248,457	100.0%

(1)	Based on the underwritten rent roll as of October 1, 2016.

(2)	Bowlmor Times Square, LLC has three, 5-year renewal options upon written notice no later than 12 months prior to the lease expiration date and no termination options.

(3)	National Geographic signed a 16-year lease for its space on June 14, 2016. The tenant took possession of its space in October 2016 and is expected to open for business in August 2017. The tenant is in a free rent period until October 8, 2017, and the related rent was reserved with lender at loan origination. The tenant has two, 5-year renewal options with written notice no later than 18 months prior to the lease expiration date and no termination options.

(4)	Gulliver’s Gate signed a 15-year lease for its space on November 9, 2015. The tenant took possession of its space in January 2016 and is expected to open for business in March 2017. The tenant is in a free rent period until January 4, 2017, and the related rent was reserved with lender at loan origination. The tenant has one, 5-year renewal option with written notice no later than 12 months prior to the lease expiration date and no termination options.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Thereafter	8	248,457	100.0%	248,457	100.0%	$97.14	100.0%	100.0%
Vacant	NAP	0	0.0%	248,457	100.0%	NAP	NAP
Total / Wtd. Avg.	8	248,457	100.0%			$97.14	100.0%
(1)	Based on the underwritten rent roll as of October 1, 2016.

(2)	Certain tenants may have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

229 West 43rd Street New York, NY 10036	Collateral Asset Summary – Loan No. 3 229 West 43rd Street Retail Condo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 60.6% 1.75x 7.5%

The Loan. The 229 West 43rd Street Retail Condo loan (the “229 West 43rd Street Retail Condo Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 248,457 sq. ft. retail condominium located in New York, New York (the “229 West 43rd Street Retail Condo Property”) with an Original and Cut-Off Date Balance of $75.0 million. The 229 West 43rd Street Retail Condo Loan is evidenced by the controlling Note A-1 and non-controlling Note A-6, with an aggregate original principal balance of $75.0 million, which will be included in the CD 2016-CD2 mortgage trust. The remaining non-controlling notes with an aggregate original principal balance of $210.0 million, will not be included in the trust and are expected to be held by Deutsche Bank AG, New York Branch (“DBNY”) or an affiliate (or transferred to a third party) and contributed to one or more future securitizations. The remaining non-controlling notes are pari passu companion loans (and together with the 229 West 43rd Street Retail Condo Loan, the “229 West 43rd Street Retail Condo Whole Loan”).

The relationship between the holders of the 229 West 43rd Street Retail Condo Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The 229 West 43rd Street Retail Condo Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1 and A-6	$75,000,000	$75,000,000	CD 2016-CD2	Yes
A-2, A-3, A-4, A-5, A-7 and A-8	$210,000,000	$210,000,000	DBNY	No
Total	$285,000,000	$285,000,000

The 229 West 43rd Street Retail Condo Whole Loan has a 10-year term and pays interest only for the term of the loan. The 229 West 43rd Street Retail Condo Whole Loan accrues interest at a fixed rate equal to 4.0055%. The 229 West 43rd Street Retail Condo Whole Loan proceeds were used to retire existing debt of approximately $277.0 million, fund reserves of approximately $26.3 million, pay closing costs of approximately $7.4 million, and return approximately $59.3 million of equity to the borrower sponsor. Based on the “Hypothetical As-Is” appraised value of $470.0 million as of October 1, 2016, the Cut-off Date LTV ratio is 60.6%. The most recent prior financing of the 229 West 43rd Street Retail Condo Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$285,000,000	77.0%	Loan Payoff	$276,954,279	74.9%
Mezzanine Loan	$85,000,000	23.0%	Reserves	$26,295,786	7.1%
			Closing Costs	$7,422,416	2.0%
			Return of Equity	$59,327,520	16.0%
Total Sources	$370,000,000	100.0%	Total Uses	$370,000,000	100.0%

The Borrower / Borrower Sponsor.    The borrowers, Elmwood NYT Owner, LLC; Oakwood NYT Owner, LLC; Wallkill NYT Owner, LLC and Landings NYT Owner, LLC, as tenants-in-common, are each a Delaware limited liability company structured to be bankruptcy remote, each with two independent directors in its organizational structure. The sponsor of the borrower and non-recourse carve-out guarantor is Jared Kushner.

Jared Kushner is the CEO of Kushner Companies, a third generation real estate organization headquartered in New York City and founded in 1964 by Charles Kushner, Jared’s father. The company’s national reach consists of more than 20,000 multifamily apartments and approximately 13.0 million sq. ft. of office, industrial and retail space throughout the Northeast and Mid-Atlantic regions. In 2015 alone, Kushner Companies completed more than $1.5 billion of transactions. See “Litigation and Other Considerations” in the Preliminary Prospectus.

In addition to his role at Kushner Companies, Jared, alongside his brother, Joshua, co-founded Cadre, a company that utilizes technology to connect institutional investors with potential real estate investments. Mr. Kushner is an active investor in technology companies and sits on the boards of several start-ups including Urban Compass, Honest Buildings and 42 Floors. He also sits on the board of the Partnership for New York City’s Innovation Council, as well as Mayor Bill de Blasio’s Broadband Taskforce. Additionally, Mr. Kushner serves as Chairman and Publisher of Observer Media, which he purchased in 2006.

The Property. The 229 West 43rd Street Retail Condo Property is a 248,457 sq. ft. retail condominium located at 229 West 43rd Street, formerly known as The New York Times Building. 229 West 43rd Street is a landmarked building located mid-block with frontage on both 43rd and 44th streets, across from the famous Shubert Alley, a 300-foot long pedestrian alley at the heart of the New York City theater district.

The 229 West 43rd Street Retail Condo Property consists of six floors, two below-grade and four above-grade (the “Retail Condominium Unit”) that is the base of an 18-story, 729,566 sq. ft. building that also includes an office condominium (the “Office Condominium Unit,” and together with the Retail Condominium Unit, the “229 West 43rd Street Condominium”) on floors 5 – 16. The

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

229 West 43rd Street New York, NY 10036	Collateral Asset Summary – Loan No. 3 229 West 43rd Street Retail Condo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 60.6% 1.75x 7.5%

Office Condominium Unit is not collateral for the 229 West 43rd Street Retail Condo Whole Loan. The related condominium board of directors has five board members, two of which are appointed by the borrowers. For additional information regarding the 229 West 43rd Street Retail Condominium see “The Condominium” herein. The borrower acquired the 229 West 43rd Street Retail Condo Property in October 2015 for approximately $295.0 million ($1,187 PSF) from Africa-Israel USA and Five Mile Capital in an off market transaction.

The 229 West 43rd Street Retail Condo Property is currently 100.0% leased to 8 tenants in the retail, entertainment and restaurant sectors, all of which have lease terms that extend beyond the term of the 229 West 43rd Street Retail Condo Loan. Top tenants include Bowlmor Times Square, LLC, National Geographic, Gulliver’s Gate, Guitar Center Stores, Inc. and Guy’s American Kitchen. The 229 West 43rd Street Retail Condo Property’s combined weighted average lease term and remaining lease term are 18.4 and 15.7 years, respectively, and the current weighted average in-place gross rent for the 229 West 43rd Street Retail Condo Property is $102.14 PSF.

Prior to the borrower’s acquisition in 2015, the 229 West 43rd Street Retail Condo Property was 75.1% occupied. Since the acquisition, the borrower sponsor fully leased up the 229 West 43rd Street Retail Condo Property, signing leases for 121,832 sq. ft. of space. New leases include National Geographic, Gulliver’s Gate, Los Tacos No. 1 and OHM (American Market by Todd English). As part of its lease up efforts, the borrower sponsor was able to buyout Discovery TSX’s below market lease and subsequently release the space to National Geographic at $101.46 PSF. In connection with the new leases, the borrower sponsor has budgeted approximately $16.2 million in tenant improvements, leasing commissions and landlord work, the outstanding balance of which was reserved for at loan origination. The subsequent chart details the recent leasing at the 229 West 43rd Street Retail Condo Property and the borrower’s budgeted tenant improvements, leasing commissions and landlord work associated with each lease.

Recent Leasing
Tenant	Lease Commencement	Free Rent Period (Months)	Rent Commencement	Tenant Possession Date	Projected Opening Date	Tenant Improvements	Leasing Commissions	LL Work / Budgeted CapEx
National Geographic	10/4/2016	12	10/8/2017	Oct-16	Aug-17	$4,000,000	$2,400,000	$0
Gulliver’s Gate	1/4/2016	12	1/4/2017	Jan-16	Mar-17	$2,500,000	$2,571,226	$0
Los Tacos	12/1/2016	9	9/1/2017	Dec-16	Jul-17	$0	$164,000	$400,000
OHM	8/1/2016	15(1)	11/1/2017	Mar-17	Apr-17	$1,100,000	$1,000,000	$2,100,000
Totals						$7,600,000	$6,135,226	$2,500,000
(1)	Includes partial free rent starting in month 16. The free rent schedule is as follows: 100% abatement for months 1-15; 50% abatement for months 16-23; 25% abatement for months 24-31; full rent thereafter.

Located adjacent to Times Square, the 229 West 43rd Street Retail Condo Property benefits from access to numerous local and regional transportation options. The 229 West 43rd Street Retail Condo Property is located one block from 11 subway lines at the Times Square subway station, two blocks to the west of the Bryant Park subway station and 10 blocks north of Penn Station, providing access to and from New Jersey and Long Island, as well as inter-city access through Amtrak. Grand Central Station and the Port Authority Bus Terminal are also within walking distance of the 229 West 43rd Street Retail Condo Property.

The 229 West 43rd Street Retail Condo Property benefits from an existing Industrial Commercial Incentive Program (“ICIP”) tax exemption, granted to the prior owner in connection with certain capital improvements made to the 229 West 43rd Street Retail Condo Property which qualified for such ICIP benefits. The ICIP program provided exemptions from real estate tax increases resulting from capital improvements installed in qualifying industrial and commercial properties. To be eligible, industrial and commercial buildings must be modernized, expanded, or otherwise physically improved as required by the ICIP rules, and the benefits could last for up to 25 tax years. The 229 West 43rd Street Retail Condo Property qualified for a twelve tax year exemption (total and partial exemption) period. The annual exemption totals $55,838,279; that exemption amount is multiplied by the current tax rate, to yield the annual reduction of real estate taxes. During the current tax year, the dollar value of the exemption applied to taxes due totaled $5,950,127 (based on the current 10.6560 tax rate) and that exemption was deducted from the $7,390,842 annual taxes before ICIP exemption (resulting in an annual $1,440,715 tax bill for the 229 West 43rd Street Retail Condo Property). For the first eight tax years beginning July 1, 2009 through June 30, 2017, 100% of the $55,838,279 ICIP exemption will be applied to the tax bills. In the 2017/2018 tax year, 80% of the exemption will be applied, and the exemption will continue to decrease at a rate of 20% per year, until it is entirely phased out after the 12th exemption year, in 2020/2021. Full taxes without any exemption will be owed effective the tax year beginning July 1, 2021. Real estate taxes were underwritten to half of the payable taxes for the 2016/2017 fiscal year and half of the payable taxes for the 2017/2018 fiscal year.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

229 West 43rd Street New York, NY 10036	Collateral Asset Summary – Loan No. 3 229 West 43rd Street Retail Condo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 60.6% 1.75x 7.5%

Major Tenants.

Bowlmor Times Square, LLC (“Bowlmor”) (77,536 sq. ft.; 31.2% of NRA; 20.5% of U/W Base Rent) Established in 1938, Bowlmor is the largest operator of bowling centers in the world with 7,500 employees and 309 locations.  Its bowling centers offer bowling, food, beverages, and amusement game offerings, as well as upscale entertainment and group events. The company operates its bowling centers under the brand names of AMF, Bowlmor Lanes, Bowlero, Brunswick’s, Brunswick Zone, and Brunswick Zone XL. The Times Square location is the chain’s flagship location and features 48 lanes of backlight bowling, banquette seating, floor-to-ceiling video screens and an arcade featuring the latest interactive video games. Bowlmor has been a tenant at the 229 West 43rd Street Retail Condo Property since 2010. The tenant has three, 5-year renewal options upon written notice no later than 12 months prior to the lease expiration date. The tenant has no termination options.

National Geographic (59,137 sq. ft.; 23.8% of NRA; 24.9% of U/W Base Rent) The National Geographic Society is a nonprofit scientific and educational organization dedicated to exploring our planet, protecting wildlife and habitats, and helping assure that students in K-12 are geographically literate. Through the use of television channels, magazines, children’s media, travel expeditions, books, maps, consumer products, location-based entertainment and experiences, and digital and social media platforms, National Geographic produces and distributes content around the world. As a joint venture with 21st Century Fox, National Geographic reinvests 27% of proceeds to help fund the conservation and education efforts of the National Geographic Society. This National Geographic Times Square location will serve as one of the organization’s education centers. National Geographic signed a 16-year lease for its space on June 14, 2016. The tenant took possession of its space in October 2016 and is expected to open for business in August 2017. Additionally, the tenant has two, 5-year renewal options and no termination options.

Gulliver’s Gate (49,000 sq. ft.; 19.7% of NRA; 23.8% of U/W Base Rent) Gulliver’s Gate will be an interactive tourist attraction featuring more than 300 miniature buildings and more than 1,000 model train cars. The founder of Gulliver’s Gate, Eiran Gazit, has built similar attractions near Jerusalem, called Mini Israel, and Hamburg, called Miniatur Wunderland. Gulliver’s Gate signed a 15-year lease for its space on November 9, 2015. The tenant took possession of its space in January 2016 and is expected to open for business in March 2017. Additionally, the tenant has one, 5-year renewal option and no termination options.

Environmental Matters. The Phase I environmental report dated September 15, 2016 recommended a Phase II investigation be performed in connection with the 229 West 43rd Street Retail Condo property’s historic use as a printing facility. A Phase II investigation was completed and it was concluded that the former printing operations did not impact the subsurface at the 229 West 43rd Street Retail Condo property, and no further action was required.

The Market.    The 229 West 43rd Street Retail Condo Property is located in the Times Square retail submarket of New York City, which is defined as Broadway between West 42nd and West 47th Streets. The 229 West 43rd Street Retail Condo Property is located across from the famous Shubert Alley and adjacent to the Times Square “Bowtie”. Times Square is a highly visited tourist attraction, with an average of 350,000 people passing through the “Bowtie” every day, according to the appraiser. The neighborhood is home to numerous retail and entertainment companies such as ABC/Disney, Forever21, Clear Channel Entertainment, MTV and Oakley Sunglasses as well as a number of high profile office tenants including Morgan Stanley, Reuters, the New York Times, NASDAQ, Microsoft and Ernst & Young.

The submarket also benefits from numerous transportation options. These include the Times Square subway station (the largest in New York City), MTA Buses, the Port Authority Bus Terminal and quick access to Grand Central Terminal and Penn Station. The Times Square/42nd Street/Eighth Avenue interlinked subway stations offer access to 11 different subway lines (A, C, E, N, Q, R, 1, 2, 3, 7 and Shuttle to Grand Central Terminal).

According to the appraisal, the Times Square submarket contains 169 buildings and 2,482,831 sq. ft. of total rentable area. As of mid-year 2016, there was 258,718 sq. ft. of directly vacant space available, which equates to a direct vacancy rate of 10.4%. Retail asking rents in the submarket were $2,109 PSF as of the second quarter of 2016, a decrease of 8.1% over the quarter and a decrease of 15.9% year-over-year. Despite this recent decline, the Times Square submarket continued to experience the greatest long term increase in asking rents tracked by the appraiser. Five years ago, asking rents in the submarket were $691 PSF, which equates to a 238.0% increase.

The appraiser identified the following six properties as sales comparables for the 229 West 43rd Street Retail Condo Property. The adjusted comparables range from $1,574 PSF to $2,045 PSF with an average of approximately $1,982 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

229 West 43rd Street New York, NY 10036	Collateral Asset Summary – Loan No. 3 229 West 43rd Street Retail Condo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 60.6% 1.75x 7.5%

Summary of Improved Sales(1)
Property	NRA	Year Built	No. Stories	Sales Date	Sales Price	Price/Sq. Ft.	Appraiser’s Adjusted Price/Sq. Ft.	Occupancy
229 West 43rd Street Retail Condo	248,457	1913-1947	6	NAP	$470,000,000(2)	$1,892	NAP	100%(3)
432-440 Park Avenue	133,600	2016	6	Jun-16	$411,125,625	$3,077	$1,877	0%
The Shops at Columbus Circle	461,080	2004	6	Jun-15	$1,040,000,000	$2,256	$2,045	99%
150 West 34th Street	77,760	1998	4	Jun-15	$355,500,000	$4,572	$1,951	100%
530 Fifth Avenue	56,039	1957	3	Sep-14	$295,000,000	$5,264	$2,034	47%
697-699 Fifth Avenue	24,737	1903 / 2000	3	Jul-14	$700,000,000	$28,298	$1,574	100%
1107 Broadway	20,609	1915 / 2013	2	Feb-14	$56,500,000	$2,742	$1,709	21%
(1)	Source: Appraisal.

(2)	Represents the appraised value based on a “Hypothetical As-Is” for the 229 West 43rd Street Retail Condo Property.

(3)	Includes four tenants (49.0% of NRA) that have signed leases but have not yet taken occupancy at the 229 West 43rd Street Retail Condo Property.

The appraiser identified lease comparables ranging from $239.48 PSF - $350.28 PSF, on an adjusted basis, for grade space and $130.59 PSF - $392.08 PSF, on an adjusted basis, for multi-level space. The appraiser’s market rent conclusions for the 229 West 43rd Street Retail Condo Property, broken out by floor and frontage, are summarized in the subsequent chart.

Market Rent Summary(1)
Space Type	Rent/Sq. Ft.
Grade 44th Street	$350.00
Grade 43rd Street	$250.00
2nd Floor / Mezzanine	$100.00
3rd Floor	$80.00
4th Floor	$70.00
Lower Level	$75.00
Sub-Lower Level	$75.00

  (1)    Source: Appraisal.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2013(2)	2014(2)	T-10 8/31/2016 Ann.	U/W	U/W PSF
Base Rent	$14,741,197	$16,019,885	$16,863,101	$24,135,419	$97.14
Gross Potential Rent	$14,741,197	$16,019,885	$16,863,101	$24,135,419	$97.14
Total Recoveries	2,670,754	2,443,708	782,785	1,261,739	5.08
Less: Vacancy & Bad Debt	(739,044)	(1,070,219)	0	0	0
Effective Gross Income	$16,672,907	$17,393,374	$17,645,886	$25,397,158	$102.22
Total Operating Expenses	7,051,784	5,444,159	3,870,185	3,895,157	15.68
Net Operating Income	$9,621,123	$11,949,215	$13,775,701	$21,502,001	$86.54
TI/LC	0	0	0	1,219,809	4.91
Capital Expenditures	0	0	0	74,537	0.30
Net Cash Flow(3)	$9,621,123	$11,949,215	$13,775,701	$20,207,655	$81.33
(1)	2015 figures are not available due to the borrower’s acquisition of the 229 West 43rd Street Retail Condo Property in October 2015.

(2)	2013 and 2014 financials were provided to the borrower by the prior owner of the 229 West 43rd Street Retail Condo Property.

(3)	The increase in Underwritten NCF is due to 121,832 sq. ft. of recent leasing at the 229 West 43rd Street Retail Condo Property (49.0% of NRA and 59.7% of U/W Base Rent).

Property Management.    The 229 West 43rd Street Retail Condo Property is managed by Westminster Management, LLC, a borrower affiliate.

Lockbox / Cash Management.    The 229 West 43rd Street Retail Condo Whole Loan is structured with a hard lockbox and in place cash management. The borrowers were required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the clearing account controlled by the lender. All funds in the clearing account will be transferred on a daily basis into a deposit account established and maintained by the lender, and applied to all required payments and reserves as set forth in the 229 West 43rd Street Retail Condo Whole Loan documents. Provided no Trigger Period (as defined herein) is continuing, excess cash

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

229 West 43rd Street New York, NY 10036	Collateral Asset Summary – Loan No. 3 229 West 43rd Street Retail Condo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 60.6% 1.75x 7.5%

in the deposit account will be disbursed to the borrowers in accordance with the 229 West 43rd Street Retail Condo Whole Loan documents.

A “Trigger Period” will commence upon the occurrence of (i) an event of default, (ii) the debt service coverage ratio, as of any calculation date, falling below 1.75x based on the whole loan balance or 1.10x based on the total debt (including the mezzanine loan balance), respectively, (iii) a mezzanine loan default, (iv) a Lease Sweep Period (as defined herein) or (v) receipt by the lender of a mezzanine loan trigger period commencement notice and will end upon (a) with respect to clause (i), the date on which such event of default is cured, (b) with respect to clause (ii), the debt service coverage ratio is at least 1.75x based on the whole loan balance or 1.10x based on the total debt (including the mezzanine loan balance), in each case, for two consecutive calendar quarters, (c) with respect to clause (iii), the receipt by lender of a mezzanine loan default revocation notice, (d) with respect to clause (iv), such Lease Sweep Period has ended or (e) with respect to clause (v), provided no other Trigger Period is continuing, receipt by lender of a mezzanine loan trigger period termination notice.

A “Lease Sweep Period” will commence, with respect to any lease for space at the 229 West 43rd Street Retail Condo Property, upon the first monthly payment following (i) the day following the latest date under the lease by which the related tenant is required to give notice of its exercise of a renewal option (and such option has not been exercised), (ii) the date that the lease is surrendered, cancelled or terminated (or borrower receives notice of such) prior to its then current expiration date, (iii) the date on which a tenant discontinues its business for 30 continuous days (other than for repair, maintenance or renovations or a sublease or assignment of the lease permitted by the 229 West 43rd Street Retail Condo Whole Loan Documents), (iv) a tenant being in default, for two consecutive calendar months, in the payment of base rent under its lease, for two consecutive calendar months beyond any applicable notice and cure period (other than as a result of approved lease modifications or good faith disputes regarding expense reimbursements) or the occurrence of any other material default under the lease that remains uncured for 60 days after notice and (v) a bankruptcy or insolvency proceeding of the tenant, its parent or lease guarantor.

A Lease Sweep Period will end, upon the earlier to occur of the date that: (a) with respect to clauses (i) through (v) above, (1) the entire space demised under the subject lease has been re-tenanted pursuant to one or more leases entered into in accordance with the 229 West 43rd Street Retail Condo Whole Loan documents and, in lender’s reasonable judgment, sufficient funds have been accumulated in the lease sweep reserve to cover all anticipated tenant improvement and leasing commissions and other landlord obligations, including free and/or abated rent, (2) the funds in the lease sweep reserve with respect to the subject lease are equal to the sum of (x) $100 PSF of the leased space, plus (y) an amount equal to lender’s reasonable estimate of the amount likely to be incurred in connection with leasing the related space (including free rent related to the new lease or leases), if any (such amounts, “Re-Leasing Expenses”), (3) in the case of a tenant space that has been partially re-tenanted, all of conditions of clause (1) above have been met with respect to the leased portion and all of the conditions of clause (2) above have been met with respect to the remaining space, or (4) lender has waived the Lease Sweep Period; (b) in the case of clause (i) above, the date on which the subject tenant either (x) irrevocably extends or renews its lease after a waiver by the borrowers or (y)  enters into a lease extension or renewal with borrowers that is acceptable to lender in lender’s reasonable discretion with respect to all or substantially all of its space, and in lender’s judgment, sufficient funds have been accumulated in the lease sweep reserve to cover all Re-Leasing Expenses  in connection with such renewal or extension; (c) in the case of clause (ii) above based on a tenant’s delivery of notice of its intention to terminate, cancel or surrender its lease, if such option is not exercised by the related tenant by the latest exercise date specified in the related lease or is otherwise validly waived or revoked in writing by the applicable tenant; (d) in the case of clause (iii) above, the date on which the subject tenant re-opens for business in all of its leased space and continually operates for three months; (e) in the case of clause (iv) above, the date on which the subject default has been cured, and no other monetary or material non-monetary default under such lease occurs for a period of three consecutive months following such cure; and (f) in the case of clause (v) above, the applicable bankruptcy or insolvency proceeding has terminated in accordance with the terms of the 229 West 43rd Street Retail Condo Whole Loan documents.

Initial Reserves.   At origination, the borrower deposited (i) $651,564 into a tax reserve account, (ii) $18,983 into an insurance reserve account, (iii) $14,492,159 into a TI/LC reserve account for tenant improvements, leasing commissions and landlord work in connection with the National Geographic, Gulliver’s Gate, OHM and Los Tacos leases, (iv) $23,000 into a required repairs account, which represents 115% of the estimated costs, (v) $11,061,751 into a free rent reserve account in connection with free rent periods under the National Geographic, Gulliver’s Gate, OHM and Los Tacos leases and (vi) $48,329 into a bridge rent reserve account in connection with the Los Tacos lease.

Ongoing Reserves.    On a monthly basis, the borrowers are required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $126,690, into a tax reserve account, (ii) unless an acceptable blanket insurance policy is in place, 1/12 of the estimated insurance premiums into an insurance account and (iii) $6,211 into a replacement reserve account.

The Condominium. The 229 West 43rd Street Condominium board of directors has five board members, two of which are appointed by the borrowers. Pursuant to the related 229 West 43rd Street Condominium documents, (i) the borrowers have the right to make decisions that relate solely to the Retail Condominium Unit, (ii) the borrowers have the right to vote major decisions, including amendments to quorum requirements for voting, decisions that affect insurance or decisions that adversely affect the use, operation or leasing of the Retail Condominium Unit, (iii) if 75% or more of the building is damaged by a casualty, a 75% vote of the board is required for a decision not to proceed with restoration, and (iv) any amendment to the declaration or by-laws require unanimous written consent and consent of lender (as a registered mortgagee).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

229 West 43rd Street New York, NY 10036	Collateral Asset Summary – Loan No. 3 229 West 43rd Street Retail Condo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 60.6% 1.75x 7.5%

Current Mezzanine or Subordinate Indebtedness.    Two mezzanine loans, with an aggregate original principal balance of $85,000,000 were funded concurrently with the funding of the 229 West 43rd Street Retail Condo Whole Loan. The Mezzanine A loan has an original principal balance of $55,000,000, accrues interest at a rate of 7.0000% and is senior to the Mezzanine B Loan. The Mezzanine B loan has an original principal balance of $30,000,000 and accrues interest at a rate of 9.6067%. Both the Mezzanine A and Mezzanine B loans are coterminous with the 229 West 43rd Street Retail Condo Whole Loan and are interest only for their terms. The Mezzanine A loan and a 50% participation interest in the Mezzanine B loan is currently held by Paramount Group, Inc. and the remainder of the Mezzanine B loan is currently held by SL Green Realty Corp.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

229 West 43rd Street New York, NY 10036	Collateral Asset Summary – Loan No. 3 229 West 43rd Street Retail Condo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 60.6% 1.75x 7.5%

42ND STREET
4TH FLOOR
3RD FLOOR
2ND FLOOR
GROUND FLOOR
CELLAR FLOOR
SUB CELLAR FLOOR
44TH STREET
BOWLMOR LANES
Guitar Center
GUY'S AMERICAN KITCHEN • BAR
Gulliver's Gate
OHM (American Market by Todd English)
LOS TACOS No. 1
OFFICE CONDO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

229 West 43rd Street New York, NY 10036	Collateral Asset Summary – Loan No. 3 229 West 43rd Street Retail Condo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 60.6% 1.75x 7.5%

229 West 43rd Street
Retail Condo
229 West 43rd Street
New York, NY 10036
THEATER DISTRICT
ROCKEFELLER CENTER
MIDTOWN
MIDTOWN SOUTH
GARMENT DISTRICT
New York
MANHATTAN
BROOKLYN

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 4 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 59.3% 1.44x 9.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 4 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 59.3% 1.44x 9.8%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsors:	Michael Silberberg; Mark Karasick
Borrower:	SL PRU LLC
Original Balance(1):	$75,000,000
Cut-off Date Balance(1):	$75,000,000
% by Initial UPB:	7.7%
Interest Rate:	4.6100%
Payment Date:	6th of each month
First Payment Date:	September 6, 2015
Maturity Date:	August 6, 2025
Amortization:	Interest only for first 48 months; 360 months thereafter
Additional Debt(1)(2):	$340,000,000 Pari Passu Debt; Future Mezzanine Debt Permitted
Call Protection(3):	L(35), D(79), O(6)
Lockbox / Cash Management:	Hard / In Place

Reserves as of September 2016(4)
	Current	Monthly
Taxes:	$3,058,335	$1,134,682
Insurance:	$363,395	$82,759
Replacement:	$1,166,854	$47,671
Future Leasing(5):	$17,293,639	$236,236
Existing TI/LC:	$5,653,479	$0
Rent Abatement:	$4,653,479	$0
Wilson TI(6):	$6,300,000	$0

Financial Information(7)
Cut-off Date Balance / Sq. Ft.:	$183
Balloon Balance / Sq. Ft.:	$164
Cut-off Date LTV:	59.3%
Balloon LTV:	53.2%
Underwritten NOI DSCR(8):	1.59x
Underwritten NCF DSCR(8):	1.44x
Underwritten NOI Debt Yield:	9.8%
Underwritten NCF Debt Yield:	8.9%
Underwritten NOI Debt Yield at Balloon:	10.9%
Underwritten NCF Debt Yield at Balloon:	9.9%

(1)	The Original Balance and Cut-off Date Balance of $75.0 million represents the non-controlling Note A-2-2 and Note A-3-3 which, together with the controlling pari passu companion Note A-1, with an original principal balance of $115.0 million, and the non-controlling pari passu companion Note A-2-1, Note A-3-1, Note A-3-2 and Note A-4, with an aggregate original principal balance of $225.0 million, comprise the Prudential Plaza Whole Loan with an aggregate original principal balance of $415.0 million. For additional information on the pari passu companion loans, see “The Loan” herein.
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Chicago, IL
Year Built / Renovated:	1955,1990 / 1990, 2014-2015
Total Sq. Ft.:	2,269,632
Property Management(9):	SL PRU Property Manager LLC
Underwritten NOI(10):	$40,565,678
Underwritten NCF:	$36,815,458
“As-is” Appraised Value:	$700,000,000
“As-is” Appraisal Date:	July 20, 2016
“As Stabilized” Appraised Value(11):	$830,000,000
“As Stabilized” Appraised Date:	July 20, 2018

Historical NOI
Most Recent NOI:	$25,414,890 (T-12 July 31, 2016)
2015 NOI:	$21,153,848 (December 31, 2015)
2014 NOI:	$21,430,754 (December 31, 2014)
2013 NOI:	$22,042,511 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy(12):	79.7% (July 31, 2016)
2015 Occupancy:	68.3% (December 31, 2015)
2014 Occupancy:	64.0% (December 31, 2014)
2013 Occupancy:	69.6% (December 31, 2013)
(2)	See “Future Mezzanine or Subordinate Indebtedness” herein.

(3)	On July 26, 2016, the holder of the non-controlling Note A-3-1, together with the other non-controlling pari passu companion notes (the “REMIC Election Notes”) made a REMIC election with respect to the REMIC Election Notes. As such, the defeasance lockout period for the Prudential Plaza Whole Loan will continue through the first business day after July 26, 2018. For additional information regarding the REMIC Election Notes, see “Material Federal Income Tax Considerations” in the Preliminary Prospectus.

(4)	See “Initial Reserves” and “Ongoing Reserves” herein for more information and the reserves balances at loan closing.

(5)	Amounts on deposit in the future leasing reserve account are earmarked for future TI/LCs based on recent leases signed. Commencing on the payment date in August 2016, the borrower is required to deposit $236,236 into a future leasing reserve account until August 2018, on which date the amount will increase to $377,978.

(6)	In connection with the Wilson Sporting Goods Co. (“Wilson”) lease, a Wilson TI reserve of $6.3 million was established, of which $3.1 million was funded through sponsor equity and $3.2 million was transferred from the future leasing account. The approximately $17.3 million remaining in the Future Leasing Account is net of the $3.2 million transferred to the Wilson TI reserve.

(7)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate amount of the Prudential Plaza Whole Loan.

(8)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.09x and 1.90x, respectively.

(9)	The Prudential Plaza Property is sub-managed by Jones Lang LaSalle Americas (Illinois), LP.

(10)	The increase in Underwritten NOI is due to (i) $12.7 million attributable to leases that are signed but have not yet commenced, (ii) approximately $0.7 million in step rents taken through July 2017, (iii) approximately $0.2 million in rent credit relating to investment grade tenants on long term leases, (iv) approximately $0.5 million representing the differential between the underwritten management fee cap of $1.0 million against the most recent management fee of approximately $1.53 million, (v) $5.9 million in rent abatements that were effective in the trailing 12 months ending July 2016, and (vi) less $5.0 million in rents attributable to expiring leases. The remaining difference is approximately $0.02 million and is attributable to rent increases that occurred within the trailing 12 months ending July 2016 and other miscellaneous differences.

(11)	The “As Stabilized” Appraised Value assumes the Prudential Plaza Property has achieved an occupancy of 90.0%. Based on the “As Stabilized” Appraised Value, the Prudential Plaza Property has an As-Stabilized Cut-off Date LTV of 50.0%.

(12)	Most Recent Occupancy includes 11.1% of NRA leased to tenants that have signed leases but have yet to take occupancy at the Prudential Plaza Property and excludes 2.4% of NRA currently leased to McGraw Hill Financial, Inc. pursuant to a lease that expires November 30, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 4 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 59.3% 1.44x 9.8%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Wilson Sporting Goods Co.(2)	NR/NR/NR	87,386	3.9%	$22.00	4.6%	12/31/2029
Optiver US LLC(3)	NR/NR/NR	73,779	3.3%	$20.54	3.6%	4/30/2023
Clark Hill(4)	NR/NR/NR	71,813	3.2%	$26.30	4.5%	12/31/2032
Leydig, Voit & Mayer, Ltd.(5)	NR/NR/NR	66,783	2.9%	$24.87	4.0%	9/30/2025
CBS Radio Holdings Corp.(6)	BBB/Baa2/BBB	63,453	2.8%	$20.88	3.2%	4/30/2028
Total Major Tenants		363,214	16.0%	$22.89	20.0%
High Office		402,120	17.7%	$24.13	23.3%
Mid Office		527,885	23.3%	$21.48	27.3%
Low Office		432,984	19.1%	$19.37	20.2%
Retail		59,939	2.6%	$39.76	5.7%
Storage		21,012	0.9%	$22.52	1.1%
Antenna		2,842	0.1%	$347.34	2.4%
Total Occupied Collateral(7)		1,809,996	79.7%	$22.97	100.0%
Vacant(8)		459,636	20.3%
Total		2,269,632	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Wilson signed a 12-year lease for its space which commences on January 1, 2018. Wilson has one five-year renewal option. The tenant has the right to terminate its lease on December 31, 2026 with 15 months prior written notice, subject to payment of a termination fee equal to the unamortized leasing costs amortized at a rate of 8% per year. In addition, Wilson will be entitled to rent abatement on the first month of each year during the lease term.

(3)	Optiver US LLC has one 5-year renewal option remaining. Optiver US LLC is entitled to rent abatement from May 2017 to October 2017 and from May 2018 to September 2018.

(4)	Clark Hill signed a 15-year lease for its space which commences on January 1, 2017. Clark Hill has one five-year renewal option. The tenant has the right to terminate its lease on December 31, 2026, upon at least 15 months’ prior written notice, subject to a termination fee equal to then unamortized leasing costs associated with the Clark Hill lease amortized at a rate of 8% per year.

(5)	Leydig, Voit & Mayer, Ltd. has two renewal options each upon written notice no later than 18 months prior to the lease expiration date of September 30, 2025. The tenant holds the right to extend the term for either a five year or 10 year term upon renewal. The tenant has no termination options.

(6)	CBS Radio Holdings Corp. executed an early renewal option for its space on floors 9-11, totaling approximately 63,228 sq. ft. CBS Radio Holdings Corp. relinquished a portion of its space on the 12th floor (8,068 sq. ft.) at a higher rent of $22.50 PSF for an additional ten years. Additionally, the tenant has 225 sq. ft. of space that expires on April 30, 2018. The tenant has three 5-year renewal options remaining and no termination options.

(7)	Includes 11.2% of net rentable area leased to tenants that, as of September 1, 2016, have signed leases but have yet to take occupancy at the Prudential Plaza Property.

(8)	Vacant space includes 2.4% of net rentable area currently leased to McGraw Hill Financial, Inc. pursuant to a lease that expires on November 30, 2016.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	4	2,415	0.1%	2,415	0.1%	$36.42	0.2%	0.2%
2016	7	9,302	0.4%	11,717	0.5%	$34.13	0.8%	1.0%
2017	21	94,348	4.2%	106,065	4.7%	$19.59	4.4%	5.4%
2018	43	157,475	6.9%	263,540	11.6%	$21.58	8.2%	13.6%
2019	16	76,524	3.4%	340,064	15.0%	$23.46	4.3%	17.9%
2020	20	56,447	2.5%	396,511	17.5%	$24.91	3.4%	21.3%
2021	21	99,726	4.4%	496,237	21.9%	$22.54	5.4%	26.7%
2022	22	98,532	4.3%	594,769	26.2%	$25.59	6.1%	32.8%
2023	29	234,546	10.3%	829,315	36.5%	$20.65	11.6%	44.4%
2024	12	54,588	2.4%	883,903	38.9%	$22.57	3.0%	47.4%
2025	27	220,895	9.7%	1,104,798	48.7%	$24.51	13.0%	60.4%
2026	16	81,800	3.6%	1,186,598	52.3%	$36.21	7.1%	67.5%
Thereafter	46	623,398	27.5%	1,809,996	79.7%	$21.67	32.5%	100.0%
Vacant(3)	NAP	459,636	20.3%	2,269,632	100.0%	NAP	NAP
Total / Wtd. Avg.	284	2,269,632	100.0%			$22.97	100.0%
(1)	Based on the underwritten rent roll as of July 31, 2016.

(2)	Certain tenants may have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

(3)	Vacant space includes 2.4% of net rentable area currently leased to McGraw Hill Financial, Inc. pursuant to a lease that expires on November 30, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 4 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 59.3% 1.44x 9.8%

The Loan.    The Prudential Plaza loan (the “Prudential Plaza Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in two Class A office towers totaling 2,269,632 sq. ft. located at 130 East Randolph Street and 180 North Stetson Avenue in Chicago, Illinois (the “Prudential Plaza Property”), with an original and cut-off date principal balance of $75.0 million. The Prudential Plaza Loan is evidenced by the non-controlling Note A-2-2 and Note A-3-3, with an aggregate original principal balance of $75.0 million, which will be included in the CD 2016-CD2 mortgage trust. The pari passu controlling Note A-1 with an original principal balance of $115.0 million was included in the COMM 2015-CCRE26 securitization. The pari passu non-controlling Note A-2-1 with an original principal balance of $50.0 million was included in the CD 2016-CD1 securitization. The pari passu non-controlling Note A-3-1 with an original principal balance of $40.0 million was included in the COMM 2016-COR1 securitization. The remaining Notes A-3-2 and A-4 have an aggregate original principal balance of $135.0 million and are each held by GACC or an affiliate and expected to be contributed to one or more future securitizations. Note A-1, Note A-2-1, Note A-3-1, Note A-3-2 and Note A-4 are pari passu companion loans (and together with the Prudential Plaza Loan, the “Prudential Plaza Whole Loan”).

The relationship between the holders of the Prudential Plaza Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool –The Whole Loans–Prudential Plaza Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$115,000,000	$115,000,000	COMM 2015-CCRE26	Yes
A-2-1	$50,000,000	$50,000,000	CD 2016-CD1	No
A-3-1	$40,000,000	$40,000,000	COMM 2016-COR1	No
A-2-2 and A-3-3	$75,000,000	$75,000,000	CD 2016-CD2	No
A-3-2 and A-4	$135,000,000	$135,000,000	GACC	No
Total	$415,000,000	$415,000,000

The Prudential Plaza Whole Loan has a 10-year term and amortizes on a 30-year schedule after an initial 48-month interest only period. The Prudential Plaza Whole Loan accrues interest at a fixed rate equal to 4.6100%. Loan proceeds were used to pay off existing debt of approximately $327.8 million, fund upfront reserves of approximately $73.3 million, pay closing costs of approximately $3.0 million and provide approximately $10.8 million in working capital to the borrower. The borrower covenanted to use such working capital amount (which was deposited into a borrower account) to pay operating or capital expenses related to the Prudential Plaza Property. Such amount is not being held by, and is not subject to disbursement conditions of the lender. Based on the “As-is” appraised value of $700.0 million as of July 20, 2016, the Cut-off Date LTV ratio is 59.3%. Based on the “As Stabilized” appraised value of $830.0 million as of July 20, 2018, the Cut-off Date LTV ratio is 50.0%. The most recent prior financing of the Prudential Plaza Property was included in the JPMCC 2006-LDP7 and the JPMCC 2006-CB16 securitizations.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$415,000,000	100.0%	Loan Payoff	$327,845,504	79.0%
			Reserves	$73,309,474	17.7%
			Closing Costs	$3,025,042	0.7%
			Working Capital	$10,819,980	2.6%
Total Sources	$415,000,000	100.0%	Total Uses	$415,000,000	100.0%

The Borrower / Borrower Sponsors.    The borrower, SL PRU LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsors of the borrower and nonrecourse carve-out guarantors are Michael Silberberg and Mark Karasick (the “Guarantors”), on a joint and several basis.

Michael Silberberg is a principal of Berkley Properties, LLC, a privately owned real estate holding company that acquires, renovates and manages hotels, offices, retail and multifamily properties in the Northeast. Additionally, directly or through affiliated companies, Berkley Properties, LLC has holdings in New York, New Jersey, Illinois, Alabama, Tennessee and Texas. Berkley Properties, LLC is headquartered in New York City.

Mark Karasick is a principal of the 601W Companies (“601W”). 601W manages private real estate acquisition, ownership, development and management portfolios. Since its founding more than 15 years ago, 601W has acquired a number of commercial properties throughout the country, totaling 24 million sq. ft. with a collective value in excess of $5.0 billion. At 601W, Mark Karasick leads the acquisition, development and management of the 601W real estate portfolio.

Michael Silberberg and Mark Karasick have worked on numerous transactions in the Chicago central business district. In 2010, Berkley Properties, LLC purchased, and later sold, 180 North La Salle Street in the East Loop submarket and 601W is currently holding 550 West Jackson Avenue, an approximately 400,000 sq. ft. office property in the West Loop submarket. The Guarantors also purchased

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 4 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 59.3% 1.44x 9.8%

the Aon Center, a 2.7 million sq. ft. office building located adjacent to the Prudential Plaza Property in October 2015 for $712 million ($260 PSF).

The Prudential Plaza Property was acquired by the prior owner (the “Prior Owner”) in 2006 for $525 million ($231 PSF), which Prior Owner was owned and controlled by sponsorship unaffiliated with the Guarantors (the “Prior Sponsorship”). The Prudential Plaza Property was previously security for a $410.0 million first mortgage (“the “Prior Loan”), which was deposited in equal portions in the JPMCC 2006-LDP7 and JPMCC 2006-CB16 securitization trusts (together, the “Prior Securitization”) and an affiliate of the borrower under the Prior Loan also obtained a $60.0 million original principal balance mezzanine loan from an affiliate of Northstar. In 2012, the Prior Loan was transferred into special servicing as a result of impending lease expirations with two major tenants totaling approximately 19% of the total NRA, which tenants ultimately vacated the Prudential Plaza Property.

The Guarantors reached an agreement with the Prior Sponsorship for an equity recapitalization. In June 2013, the Guarantors and the Prior Securitization special servicer agreed to bifurcate the $410.0 million Prior Loan into a $336 million A-note and a $74 million B-note (hope note). As part of the loan modification, the Guarantors took control of the Prudential Plaza Property and the Prior Owner and contributed $76.5 million of new equity into the property (while the Prior Sponsorship retained a minority non-controlling interest). In addition, as part of such agreement, the N-Star CDO VIII securitization, as the holder of the $60 million original principal balance mezzanine loan, agreed to modify its mezzanine loan to require payments to be made only from excess cash flow remaining following the payment of amounts then due under the Prior Loan, and a Northstar affiliate agreed to contribute $8.5 million of new equity into the property. The Guarantors and the mezzanine lender then allocated amounts payable under the modified mezzanine loan to the contributors of the new equity.

In connection with the origination of the Prudential Plaza Whole Loan, (i) the lender under the Prior Securitization accepted $336 million (a portion of the proceeds of the Prudential Plaza Whole Loan) in satisfaction of the Prior Loan, (ii) the hope note was cancelled without repayment, and (iii) the mezzanine lender entered into a standstill agreement with GACC pursuant to which it agreed to terminate the existing mezzanine loan pledge. Additionally, the standstill agreement provides that no exercise of remedies may be undertaken under the unsecured mezzanine loan until the Prudential Plaza Whole Loan is fully satisfied, and the mezzanine lender agreed that during any event of default or Trigger Period (defined below) no payments may be made on the unsecured mezzanine loan.

On February 24, 2016, the trustees of the Prior Securitization filed suit in the United States District Court for the Southern District of New York against the Guarantors and the Prior Owner alleging, among other things, that the defendants engaged in fraud, willful misconduct and intentional misrepresentation by failing to provide complete and accurate information regarding prospective leasing activity relating to the Prudential Plaza Property in connection with the preparation of an appraisal used in connection with the calculation of the discounted payoff amount. The current borrower under the Prudential Plaza Whole Loan is not named as a defendant in the suit.  For more information regarding the litigation, see “Description of the Mortgage Pool–Litigation and Other Considerations” in the Preliminary Prospectus.

The Property.    The Prudential Plaza Property consists of two Class A office towers, One Prudential Plaza and Two Prudential Plaza, totaling 2,269,632 sq. ft. located in Chicago, Illinois. One Prudential Plaza is a 41-story, 1,273,204 sq. ft. building that was built in 1955 and renovated in 1990 and again in 2014-2015. Two Prudential Plaza is a 64-story, 996,428 sq. ft. building that was completed in 1990. The two towers are connected by a public mezzanine level that contains approximately 60,000 sq. ft. of restaurant and retail space. The Prudential Plaza Property has a diverse tenant base of over 120 tenants including law firms, financial services, technology, media and marketing companies. No tenant accounts for greater than 3.9% of NRA. The Prudential Plaza Property also features a five-level, 608-space underground parking facility that is run by AMPCO Parking, a third party operator, an underground connection to the Randolph Street commuter rail station, a landscaped one acre plaza and a tenant amenity space on the 11th floor. The tenant amenity space features a 10,000 sq. ft. gym, a tenant lounge and an outdoor rooftop space that includes a bar and an outdoor fireplace and offers unobstructed views of Millennium Park.

In 2014, the Guarantors invested over $30.0 million in capital expenditures and an additional approximately $26.6 million in tenant improvements for building renovations and upgrades to tenant spaces. Major projects included an elevator modernization and cab renovation, window replacements in vacant spaces, a convector replacement, the creation of the tenant amenity space on the 11th floor, exterior lighting renovations and a complete renovation of the lobby. The investments to upgrade the Prudential Plaza Property have resulted in positive leasing velocity with 649,636 sq. ft. of leases signed between January 2015 and May 2016. The table below summarizes recent leasing activity at the Prudential Plaza Property since October 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 4 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 59.3% 1.44x 9.8%

Recent Leasing(1)(2)
Date of Lease Execution	Lease Count	Sq. Ft.	Gross Rent	Gross Rent PSF
Oct-2014	2	24,267	$819,054	$33.75
Nov-2014	1	2,489	$80,011	$32.15
Dec-2014	3	28,471	$946,092	$33.23
Jan-2015	4	44,249	$1,246,298	$28.17
Feb-2015	1	239	$6,271	$26.24
Mar-2015	4	54,103	$1,962,521	$36.27
Apr-2015	4	6,892	$134,525	$19.52
May-2015	3	16,704	$623,713	$37.34
Jun-2015	6	48,139	$1,910,742	$39.69
Jul-2015	11	127,537	$4,526,063	$35.49
Aug-2015	8	63,228	$2,359,173	$37.31
Sep-2015	1	2,319	$92,800	$40.02
Oct-2015	1	577	$23,540	$40.80
Nov-2015	4	35,486	$1,332,086	$37.54
Dec-2015	8	173,316	$6,698,718	$38.65
Jan-2016	0	0	$0	$0.00
Feb-2016	3	28,699	$1,514,381	$52.77
Mar-2016	3	23,922	$1,276,826	$53.37
Apr-2016	1	24,226	$960,378	$39.64
May-2016	0	0	$0	$0.00
Jun-2016	2	37,304	$1,251,078	$33.54
Jul-2016	1	5,385	$213,501	$39.65
Aug-2016	6	100,384	$3,600,015	$35.86
Total/Wtd. Avg.	77	847,936	$31,577,787	$37.24
(1)	Source: borrower.

(2)	Includes expansions and lease renewals.

Total leasing at the Prudential Plaza Property between October 2014 and August 2016 included 847,936 sq. ft. (37.4% of NRA) which increased gross rent by approximately $31.6 million. This includes 494,846 sq. ft. (21.8% of NRA) leased since loan origination in July 2015. Major new leases include Wilson Sporting Goods Co. (87,386 sq. ft., 3.9% of NRA), Clark Hill (71,813 sq. ft., 3.2% of NRA), Cision US, Inc. (49,703 sq. ft., 2.2% of NRA), Pandora (32,331 sq. ft., 1.4% of NRA), Chicago Council on Global Affairs (29,035 sq. ft., 1.3% of NRA), University of Chicago (23,710 sq. ft., 1.0% of NRA), Prescient Edge, LLC (23,616 sq. ft., 1.0% of NRA), Textura Corporation (23,374 sq. ft., 1.0% of NRA) and CA Ventures (23,672 sq. ft., 1.0% of NRA). Furthermore, McGraw Hill Financial, Inc. is currently a tenant under various leases that represent in the aggregate 151,662 sq. ft., which will expire on November 30, 2016. McGraw Hill Financial, Inc. currently subleases 23,199 sq. ft. to The University of Chicago and 49,998 sq. ft. to McDermott, Will & Emery, LLP, with both subleases expiring on November 30, 2016. McDermott, Will & Emery, LLP has signed a direct lease to take over the space that it is currently subleasing from McGraw Hill Financial, Inc. when McGraw Hill Financial, Inc.’s lease expires on November 30, 2016. With the exception of a new lease signed by McGraw Hill Financial, Inc. for 24,226 sq. ft. that expires on November 30, 2026, the McGraw Hill Financial, Inc. leased space was not given any value in underwriting the Prudential Plaza Whole Loan.

The Prudential Plaza Property is situated immediately north of Millennium Park and one block east of Michigan Avenue, a major north-south roadway in Chicago. The Prudential Plaza Property is accessible via Interstate 90/94 from the west, Lake Shore Drive from the east and Wacker Drive. The Prudential Plaza Property also has pedestrian access via underground pedestrian corridors that provide direct access to neighboring hotels, department stores, office buildings and cultural attractions throughout the city of Chicago.

Environmental Matters. The Phase I environmental report, dated June 30, 2015, recommended no further action at the Prudential Plaza Property other than to implement an operations and maintenance plan for asbestos, which is currently in place.

Major Tenants.

Wilson Sporting Goods Co. (87,386 sq. ft., 3.9% of NRA, 4.6% of U/W Base Rent). Wilson manufactures sporting goods for nearly every major sport through its Wilson, Louisville, Demarini and Atec brands. The company offers its products through dealers in the United States and internationally. Founded in 1913 and based in Chicago, Illinois, Wilson has locations in the United States, Mexico/Latin America, Brazil, Germany, Spain, France, Italy, the United Kingdom, Australia, Japan and Korea. As of March 1989, Wilson operates as a subsidiary of Amer Sports Corp., which guaranties the lease. Upon taking occupancy of its space, the Prudential Plaza Property will serve as the headquarters of the company. Wilson has one five-year renewal option and one termination option effective December 31, 2026 with 15 months’ notice, subject to payment of a termination fee equal to the unamortized leasing costs amortized at a rate of 8% per year.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 4 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 59.3% 1.44x 9.8%

Optiver US LLC (“Optiver”) (73,779 sq. ft., 3.3% of NRA, 3.6% U/W Base Rent). Optiver engages in the trading of stocks, futures, and options. Optiver was founded in 1999, and has its US headquarters in Chicago, IL. Optiver is a subsidiary of Optiver Holding B.V., a global electronic market maker that puts its own capital at risk in order to make markets more competitive, efficient, and transparent. Optiver Holdings B. V. was founded in 1986, and has over 750 employees in over 40 different nations. The company focuses on on-screen liquidity, covering listed derivatives, cash equities, ETF’s, bonds, and foreign exchange. Optiver has been at the property since 2008 and recently signed a new lease to take additional space on the 14th floor (approximately 25,000 sq. ft. with base rent of $20.25 PSF triple net) when the McGraw Hill Financial, Inc. lease expires in November 2016. Additionally, Optiver has one five-year renewal option remaining and no termination options.

Clark Hill (71,813 sq. ft., 3.2% of NRA, 4.5% U/W Base Rent). Clark Hill is an entrepreneurial, full service law firm serving clients in all areas of business legal services, government and public affairs and personal legal services. Clark Hill was founded in 1890 and has over 350 attorneys and legal professionals. The firm’s practice areas include administrative and behavioral healthcare law, corporate restructuring and bankruptcy, estate planning and probate, government and public affairs, insurance and reinsurance, municipal finance, litigation, real estate, white collar criminal defense and economic development services, among others.

Clark Hill signed a 15-year lease for 71,813 sq. ft. at the Prudential Plaza Property in December of 2015 and is not currently in occupancy at the property. The Clark Hill lease commences on January 1, 2017 and the tenant is expected to take occupancy of its space at that time. Clark Hill has one five-year renewal option and the option to terminate its lease beginning on the last day of the 10th year of the lease term upon at least 15 months prior written notice, subject to termination fees as set forth in the lease documents.

Leydig, Voit & Mayer, Ltd. (66,783 sq. ft., 2.9% of NRA, 4.0% of U/W Base Rent). Leydig, Voit & Mayer, Ltd. is an intellectual property law firm based in Chicago, Illinois. Leydig, Voit & Mayer, Ltd. has appeared in Fortune magazine as one of “The Go-To Law Firms of the World’s Leading Companies”. It serves clients in a wide range of industries including: pharmaceuticals, chemical engineering, software, computer, electronics, manufacturing, biotechnology, medical devices, financial services, and consumer products. The firm has offices in the U.S. and Germany and has over 70 attorneys and technical advisors, along with 100 staff professionals including patent agents, law clerks, paralegals, and administrative personnel.

Leydig, Voit, & Mayer, Ltd. has two extension options remaining. For each extension option, the tenant has the option to choose either a five-year or 10-year term upon written notice no later than 18 months prior to the lease expiration date. The tenant has no termination options.

The Market.    The Prudential Plaza Property is located in the city of Chicago, Illinois, one block east of North Michigan Avenue in the East Loop office submarket. Located adjacent to Millennium Park, the Prudential Plaza Property is within walking distance of numerous dining, shopping and cultural attractions. Notable nearby attractions include The Harold Washington Library, the world’s largest public library, popular downtown theatres, Lyric Opera Goodman Theatre and Adler & Sullivan’s Auditorium Theatre and the Magnificent Mile, one of the world’s premier shopping districts. Several hotels are also in walking distance, including the Palmer House, which is a block from the Prudential Plaza Property, a Hilton, Hyatt Regency, Sheraton, the Renaissance, Hotel Blake and the W Hotel, among others.

The East Loop office submarket contains 83 buildings totaling approximately 28.0 million sq. ft., including 16 Class A buildings totaling approximately 16.6 million sq. ft. The average quoted rent in the East Loop Class A submarket was $30.94 PSF as of the second quarter of 2016 and the vacancy was 14.3% in the same period. The East Loop Class A submarket also experienced positive net absorption of 228,390 sq. ft. as of the second quarter of 2016. Additionally, there is no reported new office construction underway or planned in the East Loop submarket. Current activity in the East Loop office sector is continued repositioning of the existing inventory. In July 2015, Kraft Heinz announced that it is moving its corporate headquarters from Northfield, Illinois to the East Loop submarket of Chicago. Kraft Heinz is expected to take over approximately 170,000 sq. ft. across five floors in the AON Center, located next door to the Prudential Plaza Property.

The appraisal identified a set of six comparable properties in the downtown Chicago area that it considered directly competitive with the Prudential Plaza Property. The buildings range from 737,308 to 2,744,552 sq. ft. with an occupancy range of 67% to 96%. Leases signed at the competitive properties range from $17.00 to $31.00 PSF. The table below summarizes the appraisal’s competitive set.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 4 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 59.3% 1.44x 9.8%

Competitive Set(1)
Property Name	Year Built	Net Rentable Area (sq. ft.)	Occupancy	Recent Leasing (PSF)
Prudential Plaza Property	1955, 1990	2,269,632(2)	79.7%(2)	$22.97(3)
AON Center	1974	2,744,552	90%	$19.50 - $22.50
Illinois Center	1972	2,132,048	75%	$17.50 - $18.50
AMA Plaza	1971	1,141,760	92%	$24.28 - $31.00
Chicago Title and Trust Center I	1992	1,068,877	96%	$18.08 - $30.00
303 East Wacker	1979	859,187	67%	$17.00 - $18.50
Equitable Office Building	1966	737,308	95%	$23.00 - $25.50
Total/Wtd. Avg.(4)		8,683,732	85.5%
(1)	Source: Appraisal dated July 29, 2016.

(2)	Based on the July 31, 2016 underwritten rent roll and includes tenants who may not yet be in occupancy.

(3)	Represents Avg. U/W Base Rent PSF on a triple net basis for the Prudential Plaza Property.

(4)	Total/Wtd. Avg. excludes the Prudential Plaza Property.

Using both the above market comparables and recent leasing in the nearby office market, the appraisal identified a market rent of $28.00 PSF for high-rise office space, $25.00 PSF for mid-rise office space, $22.00 PSF for low-rise office space, $40.00 PSF for interior retail space, $60.00 PSF for street-front retail space and $20.00 PSF for storage space. All of the aforementioned rents are on a triple net basis (except for storage rents). The appraisal determined a market occupancy for the overall Chicago central business district office market of 89.0% and 92.3% for Class A office properties in the East Loop submarket.

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	2015	T-12 7/31/2016	U/W	U/W PSF
Base Rent	$28,764,554	$28,473,086	$30,025,537	$32,211,261	$41,584,409	$18.32
Rent Steps(1)	0	0	0	0	714,199	0.31
IG Rent Credit	0	0	0	0	232,359	0.10
Value of Vacant Space	0	0	0	0	15,567,524	6.86
Gross Potential Rent	$28,764,554	$28,473,086	$30,025,537	$32,211,261	$58,098,491	$25.60
Total Recoveries	20,442,385	18,888,044	20,087,785	20,658,320	25,996,508	11.45
Total Other Income	3,318,520	2,915,164	3,208,355	3,918,233	3,918,233	1.73
Less: Vacancy(2)	0	0	0	0	(15,567,524)	(6.86)
Effective Gross Income	$52,525,460	$50,276,294	$53,321,676	$56,787,814	$72,445,707	$31.92
Total Operating Expenses	30,482,948	28,845,540	32,167,828	31,372,924	31,880,029	14.05
Net Operating Income(3)	$22,042,511	$21,430,754	$21,153,848	$25,414,890	$40,565,678	$17.87
TI/LC	0	0	0	0	3,178,168	1.40
Capital Expenditures	0	0	0	0	572,052	0.25
Net Cash Flow	$22,042,511	$21,430,754	$21,153,848	$25,414,890	$36,815,458	$16.22

(1)	Rent Steps are taken through July 2017.

(2)	Vacancy was underwritten at the in-place vacancy of 17.7% compared to the submarket vacancy rate of 14.3%.

(3)	The increase in U/W Net Operating Income is due to (i) approximately $12.7 million attributable to leases that are signed but have not yet commenced, (ii) approximately $0.7 million in step rents taken through July 2017, (iii) approximately $0.2 million in rent credit relating to investment grade tenants on long term leases, (iv) approximately $0.5 million representing the differential between the underwritten management fee cap of $1.0 million against the most recent management fee of $1.53 million, (v) $5.9 million in rent abatements that were effective in the trailing 12 months ending July 2016 and (vi) less $5.0 million in rents attributable to expiring leases. The remaining difference is approximately $0.02 million and is attributable to rent increases that occurred within the trailing 12 months ending July 2016 and other miscellaneous differences.

Property Management.   The Prudential Plaza Property is managed by SL PRU Property Manager LLC, a borrower affiliate. The Prudential Plaza Property is sub-managed by Jones Lang LaSalle Americas (Illinois), LP (“Jones Lang LaSalle”). Jones Lang LaSalle is a financial and professional services firm that specializes in commercial real estate services and investment management.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 4 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 59.3% 1.44x 9.8%

Lockbox / Cash Management. The Prudential Plaza Whole Loan is structured with a hard lockbox and in place cash management. All rents and other payments are required to be deposited directly into a clearing account controlled by the lender. All funds in the clearing account will be transferred on a daily basis into a deposit account controlled by the lender and disbursed in accordance with the Prudential Plaza Whole Loan documents. Provided no Trigger Period (as defined herein) is continuing, excess cash in the deposit account will be disbursed to borrower, or if a new mezzanine lender exists, to mezzanine lender, in accordance with the Prudential Plaza Whole Loan documents.

A “Trigger Period” will commence upon (i) the occurrence of an event of default under the loan documents, (ii) the DSCR being less than 1.15x as of any calendar quarter or (iii) the occurrence of a new mezzanine loan default, and will end if (a) with respect to clause (i) the event of default has been cured, (b) with respect to clause (ii) the DSCR is at least 1.20x for two consecutive calendar quarters and (c) with respect to clause (iii) the receipt by lender of a new mezzanine loan default revocation notice.

Initial Reserves. At loan origination, the borrower deposited (i) $1,134,682 into a tax reserve account, (ii) $248,278 into an insurance reserve account, (iii) $2,525,657 into a replacement reserve account, (iv) $21,489,422 into a TI/LC reserve account for existing TI/LC obligations due to certain tenants, (v) $35,000,000 into a future leasing reserve account and (vi) $12,911,435 into a rent abatement reserve account.

As of September 2016, the current amounts on deposit are (i) $3,058,335 in the tax reserve account, (ii) $363,395 in the insurance reserve account, (iii) $1,166,854 in the replacement reserve account, (iv) $5,653,479 in the existing TI/LC reserve account (the “Existing TI/LC Account”), (v) $17,293,639 (the “Future TI/LC Amount”) in the future leasing reserve account (the “Future TI/LC Account”), all of which is earmarked for future TI/LCs based on recent leases signed and (vi) $4,653,479 in the rent abatement reserve account. The Future TI/LC Amount includes $3,058,133 that was initially included in the Existing TI/LC Account but was determined to be in excess of the amount necessary to pay approved leasing expenses under the then-current leases and was reallocated into the Future TI/LC Account to be available to pay approved leasing expenses for future leases entered into by the borrower.

In connection with the Wilson lease, a Wilson TI reserve of $6,300,000 was established, of which $3,100,000 was funded through sponsor equity and $3,200,000 was transferred from the Future TI/LC Account. The $17,293,639 remaining in the Future TI/LC Account is net of the $3,200,000 transferred to the Wilson TI reserve. Amounts in the Wilson TI reserve will be used to cover certain tenant improvements associated with the Wilson lease, and an amount not to exceed $873,860 thereof may, at the tenant’s election, be applied towards monthly base rent during the term of the lease.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit (i) $1,134,682 into a tax reserve account, (ii) $82,759 into an insurance reserve account, (iii) $47,671 into a replacement reserve account and (iv) commencing on the payment date in August 2016, $236,236 into a future leasing reserve account until August 2018, on which date the amount will increase to $377,978. Such monthly deposits into the future leasing reserve will no longer be required if (i) 85% of the NRA of the Prudential Plaza Property is leased in the lender’s reasonable determination or (ii) a transfer and assumption of the Prudential Plaza Whole Loan is consummated with a third party in an arm’s length transaction; provided that in either case monthly deposits in an amount equal to $238,344 into the future leasing reserve will be required if the reserve balance drops below $5,000,000, for so long as the future leasing reserve is less than $10,000,000. For so long as the DSCR is less than 1.25x as of any calculation date and the amount on deposit in the Wilson TI reserve is less than $3,800,000, any deposit required pursuant to clause (iv) above is required to be deposited into the Wilson TI reserve up to an amount equal to such shortfall, or if such deposit is no longer required or the borrower otherwise elects, the borrower is required to deposit, on a monthly basis, an amount equal to such shortfall into the Wilson TI reserve.

Current Mezzanine or Subordinate Indebtedness. As discussed in “The Borrower / Borrower Sponsors” herein, there is an existing loan between Wells Fargo Bank, National Association, as Trustee for the Beneficial Owners of N-Star CDO VIII Grantor Trust and BFPRU II, LLC, which was initially structured as a mezzanine loan. This loan was converted to an unsecured loan which has been fully subordinated pursuant to a standstill, intercreditor and subordination agreement, and is not secured by a pledge.

Future Mezzanine or Subordinate Indebtedness. The Prudential Plaza Whole Loan permits an approved mezzanine loan in a maximum amount of $20,000,000 provided, among other things, (i) no event of default or Trigger Period is then continuing, (ii) the future leasing reserve is drawn down to $12.5 million or less, (iii) the mezzanine loan results in a combined debt yield of no less than 9.00%, (iv) the proceeds from the mezzanine loan will be deposited into the mortgage lender’s future leasing reserve, (v) the combined DSCR is not less than 1.40x on an amortizing basis and (vi) the LTV of the combined loans is not more than 64.6%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 4 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 59.3% 1.44x 9.8%

Chicago
Lake Michigan
IL
IN
STREETERVILLE
RIVER NORTH DISTRICT
Prudential Plaza
130 East Randolph Street &
180 North Stetson Avenue
Chicago, IL 60601
THE LOOP
Grant Park
LAKESHORE EAST
Chicago
Chicago River
The Art Institute of Chicago

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10 Hudson Yards New York, NY 10001	Collateral Asset Summary – Loan No. 5 10 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$67,500,000 32.9% 4.18x 12.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10 Hudson Yards New York, NY 10001	Collateral Asset Summary – Loan No. 5 10 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$67,500,000 32.9% 4.18x 12.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10 Hudson Yards New York, NY 10001	Collateral Asset Summary – Loan No. 5 10 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$67,500,000 32.9% 4.18x 12.9%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Recapitalization
Credit Assessment (Moody’s/Fitch/KBRA)(1):	AA3/AAA/A+
Sponsor:	Podium Fund HY REIT Owner LP
Borrower:	Legacy Yards Tenant LP
Original Balance(2):	$67,500,000
Cut-off Date Balance(2):	$67,500,000
% by Initial UPB:	6.9%
Interest Rate:	2.9833333%
Payment Date:	6th of each month
First Payment Date:	September 6, 2016
Maturity Date:	August 6, 2026
Amortization:	Interest Only
Additional Debt(2)(3):	$640,600,000 Pari Passu Debt; $191,900,000 Subordinate Secured Debt; $300,000,000 Mezzanine Debt
Call Protection:	L(28), D(87), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Free Rent:	$34,160,073	$0
Remaining Construction Work:	$90,969,679	$0
Existing TI/LC:	$34,414,188	$0
Lease Sweep:	$0	Springing
Owners’ Association:	$0	Springing

Financial Information
	Senior Notes(5)	Whole Loan(6)	Total Debt(7)
Cut-off Date Balance / Sq. Ft.:	$390	$496	$662
Balloon Balance / Sq. Ft.:	$390	$496	$662
Cut-off Date LTV(8):	32.9%	41.9%	55.8%
Balloon LTV(8):	32.9%	41.9%	55.8%
Underwritten NOI DSCR:	4.27x	3.36x	2.21x
Underwritten NCF DSCR:	4.18x	3.29x	2.17x
Underwritten NOI Debt Yield:	12.9%	10.2%	7.6%
Underwritten NCF Debt Yield:	12.7%	10.0%	7.5%
Underwritten NOI Debt Yield at Balloon:	12.9%	10.2%	7.6%
Underwritten NCF Debt Yield at Balloon:	12.7%	10.0%	7.5%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	2016 / NAP
Total Sq. Ft.:	1,813,465
Property Management:	Related Hudson Yards Manager LLC
Underwritten NOI:	$91,514,392
Underwritten NCF:	$89,620,071
“As-is” Appraised Value:	$2,050,000,000
“As-is” Appraisal Date:	July 1, 2016
“Hypothetical As-is” Appraised Value(8):	$2,150,000,000
“Hypothetical As-is” Appraisal Date:	July 1, 2016

Historical NOI
Most Recent NOI:	NAP
2015 NOI:	NAP
2014 NOI:	NAP
2013 NOI:	NAP

Historical Occupancy
Most Recent Occupancy:	93.2% (July 1, 2016)
2015 Occupancy:	NAP
2014 Occupancy:	NAP
2013 Occupancy:	NAP
(1)	Moody’s/Fitch/KBRA provided the above ratings for the 10 Hudson Yards Loan in the context of its inclusion in the mortgage pool. On a standalone basis, Fitch rated the 10 Hudson Yards Loan “BBB”.

(2)	The Original Balance and Cut-off Date Balance of $67.5 million represents the senior non-controlling Note A-1-C2 and Note A-1-C6 which, together with the remaining pari passu senior notes with an aggregate original principal balance of $640.6 million and the subordinate notes with an aggregate original principal balance of $191.9 million, comprises the 10 Hudson Yards Whole Loan with an aggregate original principal balance of $900.0 million. For additional information regarding the pari passu senior notes and subordinate notes, see “The Loan” herein.

(3)	See “Current Mezzanine or Subordinate Indebtedness” herein.

(4)	See “Initial Reserves” and “Ongoing Reserves” herein.

(5)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Senior Notes only, which have an aggregate principal balance of $708.1 million.

(6)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the 10 Hudson Yards Whole Loan only, which has an aggregate principal balance of $900.0 million, which includes $191.9 million of subordinate notes.

(7)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Total Debt in the aggregate amount of $1.2 billion, which includes $191.9 million of subordinate notes and a $300.0 million mezzanine loan.

(8)	The Cut-off Date LTV and Balloon LTV are calculated based on the “Hypothetical As-is” Appraised Value. Based on the “As-Is” Appraised Value, the Cut-off Date LTV for the Senior Notes is 34.5%, the Cut-off Date LTV for the 10 Hudson Yards Whole Loan is 43.9% and the Cut-off Date LTV for the Total Debt is 58.5%. The “Hypothetical As-is” Appraised Value assumes the remaining obligations and costs of approximately $108.6 million, consisting of approximately $50.1 million in hard/direct costs, $5.7 million in project contingency, $29.1 million in tenant improvements and $14.7 million in soft/indirect costs are expended as of July 1, 2016. As of September 30, 2016, approximately $69.0 million of contractual obligations and costs remain unexpended. Such amount was reserved upon origination of the 10 Hudson Yards Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10 Hudson Yards New York, NY 10001	Collateral Asset Summary – Loan No. 5 10 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$67,500,000 32.9% 4.18x 12.9%

Tenant Summary(1)(2)
Tenant	Ratings (Fitch/Moody’s/S&P)(3)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Coach	BBB/Baa2/BBB-	693,938	38.3%	$65.00	38.8%	7/31/2036
L’Oreal	NR/NR/A-1+	411,358	22.7%	$69.75	24.7%	8/31/2031
BCG(4)	NR/NR/NR	193,295	10.7%	$83.00	13.8%	4/30/2032
SAP(5)	NR/A2/A	144,065	7.9%	$83.00	10.3%	6/30/2032
Intersection(6)	NR/NR/NR	67,058	3.7%	$77.00	4.4%	1/31/2027
Subtotal / Wtd. Avg.		1,509,714	83.3%	$70.85	92.0%
Other		180,191	9.9%	$51.36	8.0%
Total / Wtd. Avg. Occupied		1,689,905	93.2%	$68.77	100.0%
Vacant		123,560	6.8%
Total / Wtd. Avg.		1,813,465	100.0%

(1)	Based on the rent roll dated July 1, 2016.

(2)	No tenants at the 10 Hudson Yards Property have termination options. BCG has a future contraction option which may be exercised either (i) between January 31, 2026 and January 31, 2027 or (ii) between January 31, 2028 and January 31, 2029, provided 18 months’ prior written notice. BCG may choose to exercise such contraction for up to two full contiguous floors (either in the top half or bottom half of their space) and must pay a contraction payment equal to the sum of (i) unamortized commissions, work allowance, free rent, and (ii) four months of escalated rent for the exercised space. BCG can contract up to two of its highest or lowest contiguous floors: (i) floors 46 and 47 (62,746 sq. ft.) or (ii) floors 42 and 43 (66,107 sq. ft.).

(3)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(4)	BCG is expected to take occupancy by the end of 2016, with rent commencing in May 2017. At origination, a free rent reserve was established for the months of August 2016 through April 2017.

(5)	SAP took occupancy on three of its five floors as of October 21, 2016 and is expected to take occupancy of its remaining floors in the winter of 2017, with rent commencing in June 2017. At origination, a free rent reserve was established for the months of August 2016 through June 2017.

(6)	Intersection took occupancy of its space as of October 21, 2016, with rent commencing in January 2017 for the space on the 26th floor and July 2017 for the space on the 27th floor. At origination, a free rent reserve was established for the months of August 2016 through January 2017 for the space on the 26th floor and August 2016 through July 2017 for the space on the 27th floor.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018(3)	1	58,989	3.3%	58,989	3.3%	$0.00	0.0%	0.0%
2019	0	0	0.0%	58,989	3.3%	$0.00	0.0%	0.0%
2020	0	0	0.0%	58,989	3.3%	$0.00	0.0%	0.0%
2021	0	0	0.0%	58,989	3.3%	$0.00	0.0%	0.0%
2022	1	21,788	1.2%	80,777	4.5%	$75.00	1.4%	1.4%
2023	0	0	0.0%	80,777	4.5%	$0.00	0.0%	1.4%
2024	0	0	0.0%	80,777	4.5%	$0.00	0.0%	1.4%
2025	0	0	0.0%	80,777	4.5%	$0.00	0.0%	1.4%
2026	1	65,836	3.6%	146,613	8.1%	$77.00	4.4%	5.8%
Thereafter	6	1,543,292	85.1%	1,689,905	93.2%	$70.96	94.2%	100.0%
Vacant	NAP	123,560	6.8%	1,813,465	100.0%	NAP	NAP	0.0%
Total / Wtd. Avg.	9	1,813,465	100.0%			$68.77	100.0%

(1)	Based on the underwritten rent roll as of July 1, 2016.

(2)	Certain tenants may have contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this lease rollover schedule.

(3)	58,989 sq. ft. represents the parking garage which pays a percentage rent component. Commencing in 2017, the initial base rent for the parking garage is expected to be $1.75 million, in addition to the percentage rent component.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10 Hudson Yards New York, NY 10001	Collateral Asset Summary – Loan No. 5 10 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$67,500,000 32.9% 4.18x 12.9%

The Loan.    The 10 Hudson Yards loan (the “10 Hudson Yards Loan”) is a fixed rate loan secured by the borrower’s fee simple interests in a 52-story, Class A office building located at 10 Hudson Yards, New York, New York (the “10 Hudson Yards Property”) with an original principal balance of $67.5 million. The 10 Hudson Yards Loan is evidenced by the non-controlling Note A-1-C2 and Note A-1-C6 and is a part of a $900.0 million whole loan that is evidenced by thirteen promissory notes: eleven pari passu senior notes with an aggregate original principal balance of $708.1 million (the “Senior Notes”) and two subordinate notes with an aggregate original principal balance of $191.9 million (the “Subordinate Notes” and, together with the Senior Notes, the “10 Hudson Yards Whole Loan”). Only the 10 Hudson Yards Loan will be included in the CD 2016-CD2 mortgage trust. Two of the Senior Notes with an aggregate original principal balance of $408.1 million along with the Subordinate Notes were contributed to the Hudson Yards 2016-10HY mortgage trust. Note A-1-C1 with an original principal balance of $65.0 million was contributed to the CD 2016-CD1 mortgage trust, Note A-2-C1, Note A-2-C-2 and Note A-2-C3 with an aggregate original principal balance of $87.5 million were contributed to the GSMS 2016-GS3 mortgage trust and Note A-1-C3, Note A-1-C4 and Note A-1-C5 with an aggregate original principal balance of $80.0 million are expected to be contributed to the JPMDB 2016-C4 mortgage trust.

The relationship between the holders of the Senior Notes and the Subordinate Notes is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–10 Hudson Yards Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-S and A-2-S	$408,100,000	$408,100,000	Hudson Yards 2016-10HY	No
B-1 and B-2	$191,900,000	$191,900,000	Hudson Yards 2016-10HY	Yes
A-1-C2 and A-1-C6	$67,500,000	$67,500,000	CD 2016-CD2	No
A-1-C3, A-1-C4 and A-1-C5	$80,000,000	$80,000,000	JPMDB 2016-C4	No
A-2-C1, A-2-C2 and A-2-C3	$87,500,000	$87,500,000	GSMS 2016-GS3	No
A-1-C1	$65,000,000	$65,000,000	CD 2016-CD1	No
Total	$900,000,000	$900,000,000

The 10 Hudson Yards Whole Loan has a 10-year term and pays interest only for the term of the loan. The 10 Hudson Yards Whole Loan accrues interest at a fixed rate equal to 2.9833333% and has a Cut-off Date Balance of $67.5 million. The 10 Hudson Yards Whole Loan proceeds, in addition to new borrower sponsor equity of approximately $503.4 million and approximately $446.6 million of existing partnership equity, were used to refinance existing debt of approximately $478.1 million, purchase the fee interest and collapse the existing Metropolitan Transportation Authority (“MTA”) ground lease for approximately $119.9 million, purchase Coach’s equity for approximately $674.3 million, reinvest approximately $446.6 million of existing partnership equity, return approximately $171.0 million to KIA (as defined below), fund approximately $159.5 million in upfront reserves and pay transaction costs of approximately $100.6 million. Based on the Hypothetical As-is appraised value of $2.15 billion as of July 1, 2016, the Cut-off Date LTV for the Senior Notes is 32.9%. The most recent prior financing of the 10 Hudson Yards Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$900,000,000	41.9%	Refinance Existing Debt	$478,089,883	22.2%
Mezzanine Loan	$300,000,000	14.0%	Deferred Fee Purchase	$119,885,511	5.6%
New Sponsor Equity	$503,372,132	23.4%	Payoff of Coach Interest	$674,253,004	31.4%
Existing Partnership Equity	$446,627,868	20.8%	Existing Partnership Reinvestment	$446,627,868	20.8%
			KIA Return of Equity	$171,037,133	8.0%
			Upfront Reserves	$159,543,940	7.4%
			Closing Costs	$100,562,661	4.7%
Total Sources	$2,150,000,000	100.0%	Total Uses	$2,150,000,000	100.0%

The Borrower / Borrower Sponsor.    The borrower, Legacy Yards Tenant LP, is a single purpose Delaware limited partnership structured to be bankruptcy-remote with two independent directors in its organizational structure. The borrower sponsor is Podium Fund HY REIT Owner LP, a joint venture among The Related Companies, L.P. (“Related”, 8.9%), Oxford Properties Group (“Oxford”, 8.9%), (JPMorgan Asset Management (“JPM”, 18.2%), Kuwait Investment Authority (“KIA”, 19.6%) and Allianz SE (“Allianz”, 44.3%) (collectively, the “Sponsor”). There is no separate non-recourse carve-out guarantor or environmental indemnitor for the 10 Hudson Yards Loan.

Related is a privately owned real estate firm in the United States with an existing portfolio consisting of over $15 billion in best-in-class mixed use, residential, retail, office and affordable housing properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10 Hudson Yards New York, NY 10001	Collateral Asset Summary – Loan No. 5 10 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$67,500,000 32.9% 4.18x 12.9%

Oxford is a global platform for real estate investment, development and management, with over $37 billion of real estate assets. Oxford’s real estate portfolio consists of approximately 57 million sq. ft. and over 150 properties that total approximately 3,600 hotel rooms and over 9,500 residential units.

JPM is multinational banking and financial services holding company with approximately $2.4 trillion in assets under supervision and over $1.7 trillion in assets under management, as of year-end 2015.

Allianz is a European financial services company headquartered in Munich, Germany with core businesses in insurance and asset management. As of the first quarter of 2015, the Allianz Global Investors division had approximately €1,933 billion of assets under management, of which €1,408 billion are third-party assets.

The Property. The 10 Hudson Yards Property is a 52-story recently constructed glass and concrete Class A office building, located on the northwest corner of 10th Avenue and 30th Street, situated in Manhattan’s Hudson Yards. The 10 Hudson Yards Property is integrated with, and bridges over, Manhattan’s The High Line, a 1.45 mile-long elevated public park built on a historic freight rail line. The 10 Hudson Yards Property is the first office building to be completed as part of the Hudson Yards redevelopment project, which the Sponsor estimates to be the largest private real estate development in the history of the United States and the largest development in New York City since Rockefeller Center. When redevelopment of Hudson Yards is completed, the site is expected to include approximately 17 million sq. ft. of commercial and residential space consisting of office buildings, more than 100 shops, a collection of restaurants, approximately 4,000 residences, approximately 14 acres of public open space, a 750-seat public school and a 200-room luxury hotel.

The 10 Hudson Yards Property was 93.2% occupied as of July 1, 2016 and consists of approximately 1.81 million sq. ft. in an 895 ft. tall building. The building includes approximately 1,698,748 sq. ft. of office space, 13,744 sq. ft. of retail space, 8,406 sq. ft. of storage space, a 58,989 sq. ft. (239-space) parking garage and a 33,578 sq. ft. food hall. The total land area of the 10 Hudson Yards Property is 2.675 acres, or approximately 116,500 sq. ft.

The construction of the 10 Hudson Yards Property began in December 2012 and was designed by Kohn Pederson Fox Associates. The 10 Hudson Yards Property features large column-free floor plates ranging from 22,000 sq. ft. to 54,000 sq. ft., ceiling heights of 13’6” and views of the Hudson River and downtown skyline with floor-to-ceiling windows. Additionally, the building is expect to gain LEED platinum certification and has its own CoGeneration power plant. The CoGeneration plant is expected to have 1.2MW of gas-fired micro turbines, which will generate power and heat for use within the 10 Hudson Yards Property, providing energy efficiency and additional standby power.

The 10 Hudson Yards Property will serve as the new corporate headquarters for three of the top five tenants, including Coach (38.3% of NRA, BBB/Baa2/BBB- by Fitch/Moody’s/S&P), L’Oreal (U.S. headquarters) (22.7% of NRA, A-1+ by S&P) and Intersection (3.7% of NRA). The remaining top five tenants are BCG (10.7% of NRA) and SAP (7.9% of NRA, A2/A by Moody’s/S&P). Additionally, the top five tenants at the 10 Hudson Yards Property occupy 83.3% of the NRA, comprise 92.0% of the underwritten base rent and have a weighted average remaining lease term of 16.8 years as of the cut-off date.

Environmental Matters. The Phase I environmental report dated June 30, 2016 revealed no evidence of recognized environmental conditions, except for an active 13,875 gallon above ground storage tank containing diesel fuel located in the cellar. This tank is associated with the storage of the diesel fuel for the on-site generator. The Phase I environmental report recommended the storage tank be registered with the New York State Department of Environmental Conservation. The borrower was required to file for registration of the storage tank and proof of the filing was provided to the lender as of August 23, 2016.

Major Tenants.

Coach (693,938 sq. ft.; 38.3% of NRA; 38.8% of U/W Base Rent; BBB/Baa2/BBB- by Fitch/Moody’s/S&P). Coach is an American luxury fashion company founded in 1941 known for accessories and gifts for women and men, including handbags, men’s bags, women’s and men’s small leather goods, footwear, outerwear, watches, travel accessories, scarves, sunwear, fragrance, jewelry and other accessories. Headquartered in New York, New York, Coach Inc., operates over 450 Coach stores in North America, approximately 500 directly-operated locations in Asia and over 30 in Europe. The 10 Hudson Yards Property will serve as the new corporate headquarters for Coach. Coach is expected to move approximately 1,400 employees from three primary locations in Manhattan. As of the first quarter of 2016, Coach reported sales of approximately $1.03 billion, an increase of 11.2% year-over-year. In 2015, Coach reported sales of approximately $4.2 billion and operating income of approximately $618.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10 Hudson Yards New York, NY 10001	Collateral Asset Summary – Loan No. 5 10 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$67,500,000 32.9% 4.18x 12.9%

L’Oreal (411,358 sq. ft.; 22.7% of NRA; 24.7% of U/W Base Rent; A-1+ by S&P). L’Oreal is a subsidiary of L’Oreal Group, the parent company, which is a beauty and cosmetics company. Founded in 1909, L’Oreal Group focuses on five key cosmetics segments: hair care, skin care, make-up and fragrances. The L’Oreal Group brand portfolio includes Garnier, L’Oreal Paris, Yves Saint Laurent Beaute, Ralph Lauren, Maybelline, Diesel and The Body Shop. L’Oreal is present in 140 countries on five continents. In 2015, L’Oreal Group reported sales of approximately €25.26 billion and operating income of approximately €4.39 billion. 27.4% of L’Oreal Group’s sales are derived from North America. L’Oreal is relocating its U.S. headquarters from Midtown Manhattan to the 10 Hudson Yards Property. L’Oreal is expected to move approximately 1,300 employees and will occupy 10 floors at the 10 Hudson Yards Property. The majority of L’Oreal’s corporate functions and brand teams including Essie, Garnier, Lancome, La Roche-Posay, L’Oreal Paris, Matrix, Maybelline, Redken and SkinCeuticals will be housed at the 10 Hudson Yards Property.

L’Oreal has an existing expansion option (exercisable with 18 months’ prior written notice) to lease up to the entire 37th floor (currently vacant). L’Oreal has the right to take occupancy of such space to the extent then available within a 12-month period starting on the fifth anniversary of its rent commencement date for a period which would be coterminous with the existing lease at a rental rate of 100% of fair market value.

Boston Consulting Group, Inc. (“BCG”) (193,295 sq. ft.; 10.7% of NRA; 13.8% of U/W Base Rent), is a management consulting firm with 85 offices in 48 countries. The firm advises clients in the private, public, and not-for-profit sectors around the world, including more than two-thirds of the Fortune 500. Founded in 1963 and headquartered in Boston, BCG has over 12,000 employees and 900 partners. Although the company is privately held, BCG reported annual revenues of approximately $5.0 billion in 2015, which makes it amongst the largest 100 private companies in the world by total revenue.

BCG has existing expansion options (exercisable within 12 months’ prior written notice) to lease up to the entire 40th and 41st floors (both currently vacant). With respect to the 40th floor, BCG has the right to take occupancy on the 10th anniversary of their rent commencement date, May 1, 2027, for a period which would be coterminous with the existing lease at a rental rate of 100% of fair market value. With respect to the 41st floor, BCG has the right to take occupancy on the fifth anniversary of their rent commencement date for a period which would be coterminous with the existing lease at a rental rate of 100% of fair market value.

The Market. The 10 Hudson Yards Property is located in the West Side submarket within the Midtown West Office District. Midtown West is bounded by 30th Street and 42nd Street west of the Avenue of Americas to the Hudson River and by 42nd Street to 72nd Street west of Seventh Avenue, to the Hudson River. As of the first quarter of 2016, the three office statistical areas that comprise the Midtown West Office Market contain approximately 37.8 million sq. ft. of Class A office space, 23.6 million sq. ft. of Class B office space and less than 14.0 million sq. ft. of Class C office space in these submarkets.

According to the appraisal, the overall Class A Midtown West office market direct rental rate of $78.40 PSF is 18.1% above the current average in-place rent of $68.77 PSF at the 10 Hudson Yards Property. Below is a detailed chart, as of the first quarter of 2016, of the Midtown West Office Market.

Midtown West Office Market - Class A(1)
	Westside	Penn Station	Times Square South	Market Summary (Total)
Number of Buildings	34	7	12	53
Inventory (sq. ft.)	23,809,400	6,668,090	7,323,711	37,801,201
Total Space Available	2,336,372	434,470	734,233	3,505,075
Direct Space Available	2,014,054	352,037	558,396	2,924,487
Direct Vacancy Rate	8.5%	5.3%	7.6%	7.7%
Total Vacancy Rate	9.8%	6.5%	10.0%	9.3%
Direct Rental Rate	$78.83	$67.33	$83.84	$78.40
YTD Leasing Activity	416,424	171,452	116,875	704,751
(1)	Source: Appraisal.

The appraiser identified 40 comparable properties totaling approximately 43.7 million sq. ft. that exhibited a rental range of $45.00 PSF to $150.00 PSF and a weighted average occupancy rate of approximately 94.1% for direct space.

Of the 40 buildings, 10 are considered directly competitive with the 10 Hudson Yards Property in terms of the building classification, asking rents, rentable office square footage and quality. The weighted average occupancy for the directly competitive buildings is approximately 97.5%, compared to approximately 94.1% for the full competitive set and approximately 91.7% for Class A space within Midtown West Office market as a whole.

The appraiser concluded, based on completion date, location and the state-of-the-art Class A quality of the 10 Hudson Yards Property, the 10 Hudson Yards Property should command office rental rates ranging from $80 PSF for floors nine to 24, $90 PSF for floors 25 to 37 and $100 PSF for floors 40 to 52 with a weighted average office rental rate of $88.04 PSF, an approximately 28.0% increase from the 10 Hudson Yards Property’s weighted average in place rents as of July 1, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10 Hudson Yards New York, NY 10001	Collateral Asset Summary – Loan No. 5 10 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$67,500,000 32.9% 4.18x 12.9%

Directly Competitive Buildings(1)
Property	Office Area (NRA)	Direct Available Sq. Ft.	Sublease Available Sq. Ft.	% Occupied (Direct)	% Occupied (Total)	Direct Asking Rent
						Low	High
Four Times Square	1,477,631	0	0	100.0%	100.0%	$80.00	$90.00
Five Times Square	1,062,203	0	0	100.0%	100.0%	N/A	N/A
Seven Times Square	1,000,000	31,488	0	96.9%	96.9%	$72.00	$90.00
Eleven Times Square	1,056,851	158,144	0	85.0%	85.0%	$102.00	$120.00
750 Seventh Avenue	533,076	0	0	100.0%	100.0%	N/A	N/A
810 Seventh Avenue	603,000	41,324	0	93.2%	93.2%	$60.00	$72.00
250 West 55th Street	896,000	66,617	0	92.6%	92.6%	$97.00	$138.00
620 Eighth Avenue	1,500,000	0	13,589	100.0%	99.1%	N/A	N/A
825 Eighth Avenue	1,550,212	0	74,443	100.0%	95.2%	N/A	N/A
1 Bryant Park	2,100,000	0	9,445	100.0%	99.6%	N/A	N/A
10 Hudson Yards Property(2)	1,813,465	123,560	0	93.2%	93.2%	$65.00	$83.00
Total/Wtd. Avg.(3)	11,778,973	24,045	13,212	97.5%	96.6%
(1)	Source: Appraisal.

(2)	Based on the rent roll dated July 1, 2016.

(3)	Total/Wtd. Avg. does not include the 10 Hudson Yards Property.

Cash Flow Analysis.

Cash Flow Analysis
	Sponsor Year 1	U/W	U/W PSF
Total Minimum/Base Rent(1)	$120,287,803	$116,217,937	$64.09
Step Rents(2)	0	7,148,763	3.94
Value of Vacant Space(3)	0	11,286,175	6.22
Gross Potential Rent	$120,287,803	$134,652,875	$74.25
Recoveries	440,331	5,769,615	3.18
Parking Revenue	1,581,086	2,499,996	1.38
DR Income	756,160	971,594	0.54
CoGen Income	983,656	983,656	0.54
Miscellaneous Tenant Income	2,267,224	2,267,224	1.25
Event Space Income	50,000	50,000	0.03
Destination Retail Recovery	102,598	102,598	0.06
Less: Vacancy(4)	0	(11,286,175)	(6.22)
Effective Gross Income	$126,468,858	$136,011,383	$75.00
Total Expenses	33,837,347	44,496,991	24.54
Net Operating Income	$92,631,511	$91,514,392	$50.46
Reserves for Replacements	0	362,693	0.20
Leasing Commissions	0	899,367	0.50
Tenant Improvements	0	632,261	0.35
Net Cash Flow	$92,631,511	$89,620,071	$49.42
(1)	Sponsor Year 1 Total Minimum/Base Rent includes credit for contractual free rent reserves and excludes the budgeted free rent associated with the speculative lease-up of floors 40 and 41, as U/W excludes any revenue associated with the same.

(2)	U/W Step Rents include $4,373,024 for Coach, $1,639,935 for L’Oreal, $588,617 for BCG and $547,187 for SAP, which represents the net present value of the total rent steps through each the lease term. BCG’s step rents are capped for BCG’s contraction option for the two largest contiguous suites.

(3)	U/W Value of Vacant Space is based on the sponsor’s market leasing assumptions.

(4)	U/W Vacancy is based on the in-place economic occupancy.

Property Management.   The 10 Hudson Yards Property is managed by Related Hudson Yards Manager LLC, an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10 Hudson Yards New York, NY 10001	Collateral Asset Summary – Loan No. 5 10 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$67,500,000 32.9% 4.18x 12.9%

Lockbox / Cash Management.     The 10 Hudson Yards Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to send direction letters to all tenants instructing them to deposit all rents into a clearing account controlled by the lender. Provided no Trigger Period (as defined below) exists, amounts on deposit in the clearing account are required to be transferred daily to the borrower’s operating account. During a Trigger Period, any transfers to the borrower’s operating account are required to cease and sums on deposit in the clearing account will be transferred on a daily basis to a deposit account controlled by the lender and applied to payment of all monthly amounts due under the loan documents (including mezzanine loan debt service when no event of default exists under the loan).

A “Trigger Period” will commence upon(i) the occurrence of an event of default, (ii) the commencement of a Low Debt Yield Period (as defined below), (iii) the occurrence of a mezzanine loan default or (iv) the commencement of a Lease Sweep Period (as defined below); and will end if, (A) with respect to clause (i), the event of default commencing the Trigger Period has been cured and such cure has been accepted by the lender (and no other event of default is then continuing), (B) with respect to clause (ii), the Low Debt Yield Period has ended, (C) with respect to clause (iii), the mezzanine loan default has been cured (and no other mezzanine event of default is then continuing) or (D) with respect to clause (iv), the Lease Sweep Period has ended (and no other Lease Sweep Period is then continuing).

A “Low Debt Yield Period” will commence if, as of the last day of any calendar quarter, (a) the debt yield (on a mortgage loan only basis) falls below 8.0% or (b) the debt yield (on a mortgage loan plus mezzanine loan basis) falls below 6.0%, and will cease to exist if (i) the debt yield (on a mortgage loan only basis) is at least 8.0% and (ii) the debt yield (on a mortgage loan plus mezzanine loan basis) is at least 6.0% for two consecutive quarters.

Initial Reserves.     At loan origination, the borrower deposited (i) $34,414,188 into an existing TI/LC account, (ii) $34,160,073 into a free rent reserve account and (iii) $90,969,679 into a remaining construction work reserve account.

Ongoing Reserves.    On a monthly basis and upon the occurrence of a Trigger Period, the borrower is required to deposit reserves of (i) 1/12 of estimated annual taxes, (ii) provided an acceptable blanket policy is no longer in place, 1/12 of annual insurance premiums, (iii) capital expenditures in the amount of $30,224, (iv) tenant improvement and leasing commissions in the amount of $151,122, (v) 1/12 of annual owner’s association charges and assessments and (vi) during a Lease Sweep Period, all excess cash will be swept into the lease sweep reserve account.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following: (i) the date that the Lease Sweep Lease (as defined below) is surrendered, cancelled or terminated with respect to at least 25% of the rentable square footage leased thereunder (exclusive of any space covered by unexercised expansion options) prior to its then current expiration date, or the receipt by borrower or property manager of notice from Lease Sweep Tenant (as defined below) of a valid surrender, cancellation or termination of the Lease Sweep Lease with respect to at least 25% of the rentable square footage leased thereunder (exclusive of any space covered by unexercised expansion options) prior to its then current expiration date or (ii) the filing or commencement of a bankruptcy or insolvency proceeding of a Lease Sweep Tenant.

As used herein, (i) a “Lease Sweep Lease” means the Coach lease and any replacement lease covering all or substantially all the space currently demised under such lease and (ii) “Lease Sweep Tenant” means any tenant under a Lease Sweep Lease.

Current Mezzanine or Subordinate Indebtedness.    The 10 Hudson Yards Whole Loan includes the Subordinate Notes with an original principal balance of $191,900,000, which notes were contributed to the Hudson Yards 2016-10HY mortgage trust. In addition, a $300,000,000 mezzanine loan was funded concurrently with the origination of the 10 Hudson Yards Whole Loan and thereafter sold to 10HY Mezzanine Lender LLC. The mezzanine loan is coterminous with the 10 Hudson Yards Whole Loan and accrues interest at a fixed per annum rate equal to 4.6500%. An intercreditor agreement is in place with respect to the 10 Hudson Yards Whole Loan and the related mezzanine loan.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10 Hudson Yards New York, NY 10001	Collateral Asset Summary – Loan No. 5 10 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$67,500,000 32.9% 4.18x 12.9%

PILOT. The 10 Hudson Yards Property benefits from a payments in lieu of taxes (“PILOT”) program from the New York City Industrial Development Agency (the “IDA”). The borrower, who owns the fee simple interest in the 10 Hudson Yards Property, has entered into (i) a company lease agreement, dated as of August 1, 2016 (the “Company Lease”), between the borrower, as landlord, and the IDA, as tenant, pursuant to which borrower leased the 10 Hudson Yards Property to the IDA, and (ii) an agency lease agreement, dated as of August 1, 2016 (the “IDA Lease”), between the IDA, as sublandlord, and the borrower, as subtenant, pursuant to which the IDA subleased the 10 Hudson Yards Property to the borrower. The Company Lease and the IDA Lease each have terms expiring on June 30, 2043, approximately 17 years beyond the maturity of the 10 Hudson Yards Whole Loan, with no extension options. During the term of the IDA Lease, the borrower is required to make payments in lieu of New York City real property taxes with respect to the 10 Hudson Yards Property in the amounts set forth in a schedule to the IDA Lease. After the 15th fiscal tax year, the PILOT amounts payable by the borrower under the IDA Lease increase annually thereafter until the 20th fiscal tax year when the borrower is required to pay 100% of the New York City real property taxes that would otherwise be payable with respect to the 10 Hudson Yards Property in the absence of any real property tax exemption. Real estate taxes were underwritten on the basis of the PILOT payments. The borrower’s obligation to pay PILOT under the IDA Lease is secured by three fee and leasehold PILOT mortgages (collectively, the “PILOT Mortgages”), from the borrower and the IDA in favor of the Hudson Yards Infrastructure Corporation (“HYIC”) in the aggregate principal amount of $475,000,000 encumbering the borrower’s fee interest in the 10 Hudson Yards Property and subtenant’s interest under the IDA Lease and the IDA’s interest under the Company Lease. The liens of the PILOT Mortgages are senior in priority to the mortgage securing the 10 Hudson Yards Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10 Hudson Yards New York, NY 10001	Collateral Asset Summary – Loan No. 5 10 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$67,500,000 32.9% 4.18x 12.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10 Hudson Yards New York, NY 10001	Collateral Asset Summary – Loan No. 5 10 Hudson Yards	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$67,500,000 32.9% 4.18x 12.9%

10 Hudson Yards
10 Hudson Yards
New York, NY 10001
LINCOLN TUNNEL ENTRANCE
LINCOLN TUNNEL ENTRANCE & EXIT
W 40TH STREET
W 39TH STREET
W 38TH STREET
W 37TH STREET
W 36TH STREET
W 35TH STREET
W 34TH STREET
W 33RD STREET
W 31ST STREET
W 30TH STREET
W 29TH STREET
W 28TH STREET
W 27TH STREET
W 26TH STREET
W 25TH STREET
W 24TH STREET
W 23RD STREET
W 22ND STREET
W 21ST STREET
ELEVENTH AVENUE
TENTH AVENUE
DYER AVENUE
NINTH AVENUE
EIGHTH AVENUE
SEVENTH AVENUE
Jacob Javits Convention Center
Magnuson Convention Center Hotel
Owned by NY Convention Center
3 Hudson Blvd
55 Hudson Yards
50 Hudson Yards
35 Hudson Yards
30 Hudson Yards
15 Hudson Yards
Culture Shed
HUDSON YARDS
The Shops and Restaurants at Hudson Yards
West Tower
Future Residential
Future Residential
5 MW by Brookfield
Manhattan West by Brookfield
AC Hotel
Farley Post Office Building
21 Penn Plaza
Manhattan West Hotel
17 Penn Plaza
5 Penn Plaza
One Penn Plaza
1 Penn East
Madison Square Garden
Two Penn Plaza
Penn Station
Penn Station
GARMENT DISTRICT
520 Eighth
Post Office
Pennsylvania Building
Hell's Kitchen Flea Market
Hudson Crossing Apartments
441 Ninth
Church of Saint Michael
The New Yorker
Uber Technologies
601 W 26 Starrett-Lehigh Bldg
United States Postal Service Morgan Station
Chelsea Park
Lovejoy Elliot Houses
PS 33
Penn Station South Houses
Fashion Institute of Technology
236 W 27
Chelsea Houses
Church Of The Holy Apostle
Saint Columba
200 W 26
The Central High School
252 Seventh
Whole Foods
London Terrace Apartments
Library
Chelsea Hotel
Chelsea Savoy
St Paul's Lutheran
Clement Clark Moore Park
CHELSEA
General Theological Seminary
PS 11
Upper East Side
Upper West Side
Metropolitan Museum of Art
Central Park
Astoria
West New York
Long Island City
Carnegie Hall
Rockefeller Center
Times Square
United Nations
Midtown
Empire State Building
New York
MANHATTAN
Hoboken
JFK Stadium
Hudson River
East River
NYU
SoHo
Financial District
Jersey City
BROOKLYN
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17871 Von Karman Avenue 17836 Gillette Avenue Irvine, CA 92614	Collateral Asset Summary – Loan No. 6 Irvine Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,500,000 57.3% 2.05x 9.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17871 Von Karman Avenue 17836 Gillette Avenue Irvine, CA 92614	Collateral Asset Summary – Loan No. 6 Irvine Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,500,000 57.3% 2.05x 9.4%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Menlo Equities V LLC
Borrower:	Von Karman Income Partners Holding Company II LLC
Original Balance:	$62,500,000
Cut-off Date Balance:	$62,500,000
% by Initial UPB:	6.4%
Interest Rate:	4.3800%
Payment Date:	6th of each month
First Payment Date:	October 6, 2016
Maturity Date:	September 6, 2021
Amortization:	Interest Only
Additional Debt:	None
Call Protection(1):	L(27), D(28), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$276,743	$46,124
Insurance:	$0	Springing
Replacement:	$0	$3,297
Golden State Holdback(3):	$16,104,861	$0
Golden State Landlord Improvement(3):	$3,000,000	$0
Approved Leasing Expense:	$1,012,500	$0
Golden State Free Rent(3):	$425,250	$0
Lease Sweep:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$158
Balloon Balance / Sq. Ft.:	$158
Cut-off Date LTV(4):	57.3%
Balloon LTV(4):	57.3%
Underwritten NOI DSCR:	2.12x
Underwritten NCF DSCR:	2.05x
Underwritten NOI Debt Yield:	9.4%
Underwritten NCF Debt Yield:	9.1%
Underwritten NOI Debt Yield at Balloon:	9.4%
Underwritten NCF Debt Yield at Balloon:	9.1%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Warehouse/Data Center
Collateral:	Fee Simple
Location:	Irvine, CA
Year Built / Renovated:	1974 / 2000, 2013 & 2016
Total Sq. Ft.:	395,673
Property Management:	Menlo Equities Management Company LLC
Underwritten NOI(5):	$5,882,123
Underwritten NCF:	$5,696,298
Appraised Value(4):	$109,000,000
Appraisal Date:	October 1, 2016

Historical NOI
Most Recent NOI(6):	NAV
2015 NOI(5):	$2,752,628 (December 31, 2015)
2014 NOI:	$2,539,454 (December 31, 2014)
2013 NOI:	$2,771,623 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy(7):	100.0% (November 1, 2016)
2015 Occupancy:	NAV
2014 Occupancy:	NAV
2013 Occupancy:	NAV
(1)	Partial Release is permitted. See “Partial Release” herein.

(2)	See “Initial Reserves” and “Ongoing Reserves” herein.

(3)	Golden State reserves refers to the reserves associated with the Amazon lease.

(4)	Represents the appraiser’s “As Complete” appraised value which assumes the completion of building improvements and tenant improvements associated with the lease of the largest tenant, Amazon. Based on the “As-is” appraised value of $105.0 million ($265 PSF), as of July 25, 2016, the Cut-off Date LTV and the Balloon LTV are 59.5%.

(5)	Underwritten NOI represents an increase from the 2015 NOI due to the new Amazon lease on 51.2% of the NRA entered into in June 2016.

(6)	Most Recent NOI is not available during 2016 because the borrower sponsor was in the process of building out the space for the Amazon lease.

(7)	Most Recent Occupancy includes 51.2% of NRA leased to Amazon, which began gearing up for operations at the property in August 2016, following the issuance of a temporary certificate of occupancy. The tenant has the option to terminate its lease if the borrower fails to complete the build out of the Amazon space by January 28, 2017, which according to the borrower sponsor was completed as of October 29, 2016. See “Major Tenants” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17871 Von Karman Avenue 17836 Gillette Avenue Irvine, CA 92614	Collateral Asset Summary – Loan No. 6 Irvine Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,500,000 57.3% 2.05x 9.4%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Amazon(2)	NR/Baa1/AA-	202,500	51.2%	$8.40	28.4%	1/31/2027
Savvis(3)	BB+/Ba3/BB	193,173	48.8%	$22.25	71.6%	7/1/2029
Total / Wtd Avg.		395,673	100.0%	$15.16	100.0%

Vacant		0	0.0%
Total / Wtd Avg.		395,673	100.0%

(1)	Based on the underwritten rent roll dated November 1, 2016, which assumes the Amazon lease has commenced.

(2)	Amazon has two, five-year renewal options and no termination options, provided, however, the tenant has the right to terminate the lease if, prior to January 28, 2017, the borrower has not substantially completed the build out of the Amazon space (as approved by Amazon by countersigning and dating a commencement certificate). According to the borrower, the buildout is complete as of October 29, 2016 and the commencement certificate was delivered to Amazon on October 31, 2016. The lease expiration date is the date that is 123 months after the commencement date as confirmed in the commencement certificate.

(3)	Savvis has two, seven-year extension options in addition to one, four-year extension option. The ratings for Savvis are that of its parent company – CenturyLink.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Thereafter	2	395,673	100.0%	395,673	100.0%	$15.16	100.0%	100.0%
Vacant	NAP	0	0.0%	395,673	100.0%	NAP	NAP
Total / Wtd. Avg.	2	395,673	100.0%			$15.16	100.0%

(1)	Based on the underwritten rent roll as of November 1, 2016, which assumes the Amazon lease has commenced.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17871 Von Karman Avenue 17836 Gillette Avenue Irvine, CA 92614	Collateral Asset Summary – Loan No. 6 Irvine Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,500,000 57.3% 2.05x 9.4%

The Loan.    The Irvine Crossing loan (the “Irvine Crossing Loan”) is a five-year fixed-rate loan secured by the borrower’s fee simple interest in a 395,673 sq. ft. warehouse and data center facility located in Irvine, California (the “Irvine Crossing Property”) that is leased to Amazon (51.2% of NRA) for warehouse/distribution use and to Savvis (48.8% of NRA) for data center use. The Irvine Crossing Loan has an original principal balance of $62.5 million and pays interest only for the term of the loan. The Irvine Crossing Loan accrues interest at a fixed rate equal to 4.3800%. The Irvine Crossing Loan proceeds, along with $120,000 of borrower sponsor equity, were used to retire existing debt of approximately $40.9 million, fund reserves of approximately $20.8 million and pay closing costs of approximately $0.9 million. Based on the “As Complete” appraised value of $109.0 million ($275 PSF) as of October 1, 2016 which assumes the completion of building improvements and tenant improvements associated with the lease of the largest tenant, Amazon, the Cut-off Date LTV is 57.3%. The most recent financing of the Irvine Crossing Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$62,500,000	99.8%	Loan Payoff(1)	$40,871,520	65.3%
Sponsor Equity	$120,000	0.2%	Golden State Holdback Funds	$16,104,861	25.7%
			Outstanding Landlord Obligations	$4,437,750	7.1%
			Real Estate Tax Escrow Holdback	$276,743	0.4%
			Closing Costs	$929,126	1.5%
Total Sources	$62,620,000	100.0%	Total Uses	$62,620,000	100.0%
(1)	Pay off amount reflects a $5,934,965 offset for amounts held in reserve by the prior lender. The full pay off amount is $46,806,485.

The Borrower / Borrower Sponsor.    The borrower, Von Karman Income Partners Holding Company II LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower is Menlo Equities V LLC.

The borrower sponsor’s parent company, Menlo Equities, (“Menlo”) is a privately held, vertically integrated commercial real estate company engaged in the acquisition, development and operation of properties in select technology markets in the western United States. Menlo Equities was founded in 1994 by Henry Bullock and Rick Holmstrom and is headquartered in Palo Alto, California. Since its founding, Menlo Equities has acquired or developed over 100 properties for a total cost of over $1.1 billion. In addition, the borrower sponsor developed over 3.2 million sq. ft. of high-profile office, R&D and engineering commercial real estate.

The borrower sponsor fund, Menlo Equities V LLC, owns and manages 21 properties located in California with an estimated fair market value of approximately $853.0 million as of December 31, 2015.

The Property. The Irvine Crossing Property is a 395,673 sq. ft. warehouse and data center facility located in Irvine, California. The Irvine Crossing Property was originally constructed in 1974 on an approximately 21.6 acre site and later renovated in 2000, 2013 and 2016. In 2011, the borrower sponsor purchased the Irvine Crossing Property for $47.0 million ($119 PSF). Since acquisition, the borrower sponsor negotiated the expansion of the space leased to Savvis, a data center provider, and executed a new lease with Amazon.

The Irvine Crossing Property is 100.0% leased to two tenants with expiration dates more than five years beyond loan maturity. Leased space includes distribution warehouse space leased to Amazon, (202,500 sq. ft. 51.2% of NRA) with a lease that extends through January 2027 and a Tier III+ data center space leased to Savvis (193,173 sq. ft. 48.8% of NRA), with a lease that extends through July 2029.

The Irvine Crossing Property has substantial electrical capacity and extensive fiber optics from eight different telecommunications providers, including Verizon, Zayo, XO Communications, Level 3 Communications, twtelecom, AT&T, Cox and CenturyLink. The Irvine Crossing Property is also outfitted with 22 overhead loading doors/docks, seven drive in doors and 22 foot clear ceiling heights in the warehouse portion of the property, as well as ample parking with 497 parking surface level stalls resulting in an overall parking ratio of 1.26 spaces per 1,000 sq. ft.

Environmental Matters. The Phase I environmental reports dated August 3, 2016 recommended no further action at the Irvine Crossing Property, other than the implementation of an asbestos operations & maintenance plan, which is in place.

Major Tenants.

Amazon Inc. (“Amazon”) (202,500 sq. ft.; 51.2% of NRA; 28.4% of U/W Base Rent; Baa1/AA- by Moody’s/S&P). Amazon (NASDAQ: AMZN) is an American electronic commerce and cloud computing company and is the largest Internet-based retailer in the world by total sales and market capitalization. As of June 30, 2016, Amazon had approximately $65,076 million in total assets and reported approximately $1,370 million in net income for the six months ended June 2016, which is up 39 times from approximately $35.0 million in net income for the six months ended June 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17871 Von Karman Avenue 17836 Gillette Avenue Irvine, CA 92614	Collateral Asset Summary – Loan No. 6 Irvine Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,500,000 57.3% 2.05x 9.4%

Amazon executed a new 10-year lease in June 2016 , which will expire 123 months after the commencement date. Additionally, the tenant has two, five-year renewal options and no termination options. Notwithstanding the foregoing, if the Amazon space is not substantially completed as required under the Amazon lease by January 28, 2017, Amazon has the right to either terminate the lease with written notice or complete the improvements itself; provided that the termination option will expire upon Amazon countersigning a commencement certificate, which according to the borrower, was delivered to Amazon for signature on October 31, 2016. If it is determined that the Amazon space was not substantially completed by October 30, 2016, as evidenced by Amazon countersigning the commencement certificate, Amazon will be entitled to one day of rent abatement for each day thereafter until Amazon agrees that the lease commencement has begun. According to the borrower, the Amazon space was delivered substantially completed as required under the Amazon lease on October 29, 2016.

If a fully executed commencement certificate is not delivered to the lender, the Golden State holdback funds ($16,104,861) and the Golden State free rent funds ($425,250) will remain held in reserve as collateral for the Irvine Crossing Loan. The aggregate reserve balance of $16,530,111 is sufficient to cover approximately 9.7 years of Amazon’s contractual annual rent payments of $1,701,000 and the loan amount net of the aggregate reserve balance results in a loan-to-dark-value (LTDV) of 48.3%, based on the “Dark” appraised value of $95,200,000. In addition, excluding the Amazon rent from the underwritten net operating income results in a net cash flow debt service coverage ratio of 1.44x and an effective net operating income debt yield of 9.1%.

According to the borrower sponsor, Amazon has been improving its space since August 2016 and has fully installed its conveyor system pursuant to a Temporary Certificate of Occupancy (“TCO”), which was issued by the City of Irvine. The TCO provides the necessary approval and permits to operate prior to the building improvements being completed and is generally reserved for furniture installation and final space “make-ready work”.

Total investment into the Amazon space is expected to total approximately $6.8 million ($33 PSF), including (1) approximately $3.8 million ($10 PSF) provided by the borrower sponsor in the form of tenant improvements (approximately $1.0 million) and landlord improvement ($2.8 million) all of which have been reserved with lender at loan closing and discussed further below in “Initial Reserves” and (2) according to the borrower sponsor, approximately $2.9 million ($14 PSF) has been invested by Amazon including a custom $2.0 million conveyor belt and sorting system.

Savvis (193,173 sq. ft.; 48.8% of NRA; 71.6% of U/W Base Rent; BB+/Ba3/BB by Fitch/Moody’s/S&P). Savvis is a provider of managed hosting and collocation services and is a wholly owned data center subsidiary of CenturyLink, Inc. (NYSE: CTL) which is rated BB+/Ba3/BB by Fitch/Moody’s/S&P. As of June 30, 2016, CenturyLink, Inc. has approximately $47,118 million in total assets and reported approximately $432.0 million in net income for the six months ended June 2016, which is up 29.0% from approximately $335.0 million in net income for the six months ended June 2015.

The Savvis data center at the Irvine Crossing Property is leased to over 150 individual customers including financial, professional, telecommunication and high technology companies in the greater Orange County area, according to the borrower sponsor. The site is one of Savvis’ flagship locations and according to the appraisal, Savvis expects its premises at the Irvine Crossings Property to become one of its largest data centers in the United States. According to the borrower sponsor, Savvis, through its predecessors has occupied 112,055 sq. ft. of its data space as of 2000 according to the sponsor. In 2013, Savvis expanded its operation at the Irvine Crossing Property by 72.4% following the merger with CenturyLink in 2011.

According to the sponsor, the cost of the expansion was approximately $33.1 million ($171 PSF), which, in addition to the reported 2004 expansion cost of $75.0 million ($388 PSF), totals an estimated $108.1 million ($560 PSF) of investment into the Savvis space. In 2013, Savvis also executed a 16-year lease extension and expansion that expires in July 2029, which is approximately eight years beyond the loan maturity. Upon lease expiration, Savvis will have two, seven-year extension options in addition to one, four-year extension option.

The Market.    The Irvine Crossing Property is located in Irvine, California, within the Orange County metropolitan statistical area. Orange County is one of Southern California’s most diverse economies in terms of industry sectors. According to the appraisal, its desirable coastal location and high quality of life will continue to attract a young, well-educated and affluent population to the area.

The Irvine Crossing Property benefits from its location between the intersection of Highway 55, Interstate 405 and Interstate 5, as well as its proximity to John Wayne Airport that is located approximately one mile west of the Irvine Crossing Property. Additionally Interstate 405 and Highway 55 are within a 1.5 mile radius of the Irvine Crossing Property and provide access to approximately 323,000 and 330,000 vehicles per day, respectively. Highway 55 connects the property with Newport Beach/Costa Mesa approximately 6.5 miles to the South and connects to Interstate 5, which is approximately six miles north and provides access to approximately 300,000 vehicles per day. Interstates 405 and 5 provide access to all of Los Angeles approximately 40 miles North and San Diego County, approximately 80 miles to the South. According to the borrower sponsor, one of the reasons Amazon sought out the Irvine Crossing Property location is the ease of access to all of Orange County. In addition, according to the borrower sponsor, Amazon views the facility as a mission critical distribution facility.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17871 Von Karman Avenue 17836 Gillette Avenue Irvine, CA 92614	Collateral Asset Summary – Loan No. 6 Irvine Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,500,000 57.3% 2.05x 9.4%

Additionally, the Irvine Crossing Property benefits from its proximity to high capacity electric lines along with a high capacity fiber optic network. Fiber optic capacity is available from substantial electrical capacity and extensive fiber optics from eight different telecommunications providers, including Verizon, Zayo, XO Communications, Level 3 Communications, twtelecom, AT&T, Cox and CenturyLink.

Warehouse Market: The Irvine Crossing Property is located in the Greater Airport Area industrial region, which accounts for approximately 25.8% of Orange County’s total warehouse/distribution inventory with approximately 33.4 million sq. ft. of space. This region reported one of the lowest overall vacancy rates of 2.4% in the region while commanding a relatively high average asking rent of $8.76 PSF, as of first quarter of 2016, according to an industry report. The Irvine Crossing Property is located within the Irvine (No Spectrum) submarket, which is the part of Irvine that is not part of the 2,600 acre research, technology, and business center. Irvine (No Spectrum) submarket reported a vacancy of 1.4% and average asking rents of $7.80 PSF.

The appraisal identified the eight comparable industrial warehouse leases, which range in size from 56,712 sq. ft. to 300,000 sq. ft. located within a two mile radius of the Irvine Crossing Property. The comparable leases exhibit a range in rents from $7.20 to $9.00 PSF, with an average of $7.98 PSF. The appraiser concluded a market rent of $8.40 PSF, which is in line with the $8.40 PSF in-place rent for the Amazon space.

Industrial Lease Comparables(1)
Property	NRA (SF)(2)	Year Built	Dock-high Doors	Drive-In Doors	Clear Height	Tenant Name(2)	Lease NRA (SF)(2)	Term (Years)(2)	Rental Rate (PSF)(2)	Lease Type	Free Rent (Months)	TI’s (PSF)
Irvine Crossing	395,673	1974	22	7	22.0’	Amazon	202,500	10.3	$8.40
17777 Newhope Street Fountain Valley, CA	62,328	1980	3	5	24.0’	Me & My Big Ideas	62,328	7.0	$8.88	NNN	0.0	$2.41
McDonnel Centre Business Park, 5900 Skylab Road Huntington Beach, CA	140,103	2001	3	4	24.0’	Home and Body Company	56,712	5.2	$7.92	NNN	2.0	$2.08
Anaheim Concourse 3454 E Miraloma Ave Anaheim, CA	300,000	2002	37	3	32.0’	Kuehne + Nagel, Inc	300,000	2.1	$7.68	NNN	0.5	$0.30
2891 E Miraloma Avenue Anaheim, CA	104,000	1990	22	2	28.0’	RB Dwyer Company, Inc	104,000	7.0	$7.56	NNN	2.0	$0.48
10900 Walker Street Cypress, CA	266,587	2002	4	2	24.0’	LTP Machines	95,900	10.0	$7.20	NNN	4.0	$0.00
1225 W Imperial Highway Brea, CA	367,194	2016	55	2	36.0’	Atosa Catering Equipment Inc.	126,681	5.2	$8.40	NNN	2.0	$0.16
3100 W Segerstom Avenue Santa Ana, CA	159,163	1974	12	2	22.0’	Airborne Systems	159,163	11.3	$7.20	NNN	4.0	$10.00
14520 Delta Lane Huntington Beach, CA	185,000	2006	8	4	30.0’	Rocket Lab	115,870	3.7	$9.00	NNN	0.0	$0.00
Total / Avg.(3)	1,584,375						1,020,654	6.4	$7.98		1.8	$1.93
(1)	Source: Appraisal.

(2)	Source: Rent roll for the Irvine Crossing Property as of November 1. 2016, which assumes Amazon has commenced its lease and is paying full rent.

(3)	Total / Avg. excludes the Irvine Crossing Property figures.

Data Center Market: Southern California is the second largest market by number of collocation facilities next to Silicon Valley due to the strong presence of entertainment companies in Los Angeles and Asia-based carriers. In addition to its proximity to the telecommunications hubs in downtown Los Angeles, numerous networks have made infrastructure investments in Orange County over the past three years. For example, AboveNet installed new fiber rings in Costa Mesa, Irvine and south Orange County in order to provide its enterprise and service customers with greater access to the Los Angeles market. These types of investments have served to further enhance the county’s appeal to wholesale and collocation requirements.

According to the appraisal, there is strong demand for collocation data center space throughout southern California, with major providers exhibiting steady leasing and building out of additional space. The appraisal also reports that Investors exhibit strong demand for wholesale space, however, the list of prospective customers is less extensive and these spaces typically take a number of months to lease up. While there are concerns of potential oversupply in the immediate future, many developers are still reporting demand in the local market. Although the subject is located outside of Los Angeles, it remains one of the primary destinations for local fiber optic requirements, and remains competitive for attracting many regional transactions.

The appraisal identified the nine comparable data center leases across the United States, which range in size from 45,000 sq. ft. to 300,000 sq. ft. The comparable leases exhibit a range in rents from $12.00 to $30.00 PSF, with an average of $22.95 PSF. The appraiser concluded a market rent of $24.00 PSF, which is 7.9% above the $22.25 PSF in-place rent for the Savvis space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17871 Von Karman Avenue 17836 Gillette Avenue Irvine, CA 92614	Collateral Asset Summary – Loan No. 6 Irvine Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,500,000 57.3% 2.05x 9.4%

Data Center Lease Comparables(1)
Property	Tenant Description	Industry	Status	Lease NRA (SF)	Term (Years)	Rental Rate (PSF)	Lease Type	Free Rent (Months)	TI’s (PSF)
Irvine Crossing(2)	Savvis		Renewal	193,173	16.0	$22.25
Confidential Midwest US	NAV	Managed Svcs	New	45,000	15.0	$19.63	NNN	0.0	$0.00
Confidential Midwest US	Moody’s: B3	Managed Svcs	New	100,000	15.0	$19.50	NNN	0.0	$0.00
Confidential East Coast	Fortune 50 Company S&P: BBB+ / Moody’s: Baa1	Telecommunications	Renewal	50,000	10.0	$25.00	NNN	0.0	$0.00
Confidential Midwest US	S&P: B3 / Moody’s: B3	Managed Svcs	New	75,000	20.0	$25.79	NNN	0.0	$0.00
Confidential West Coast	Fortune 50 Company S&P: AA / Moody’s: Aa1	Insurance	New	250,000	10.0	$12.00	NNN	0.0	$0.00
Confidential West Coast	Fortune 50 Company S&P: AA- / Moody’s: Baa1	Internet	New	135,000	15.0	$30.00	NNN	0.0	$0.00
Confidential Southeast US	Fortune 1000 Company S&P: BB / Moody’s: Ba3	Managed Svcs	Expansion	60,000	20.0	$28.00	NNN	6.0	$0.00
Confidential West Coast	Fortune 50 Company S&P: AAA / Moody’s: Aaa	Software	Renewal	300,000	5.0	$30.00	NNN	0.0	$0.00
Confidential West Coast	Fortune 20 Company S&P: BBB+ / Moody’s: Baa1	Telecommunications	Renewal	288,000	11.0	$16.67	NNN	0.0	$4.29
Total / Avg. (3)				1,303,000	13.4	$22.95		0.7	$0.48

(1)	Source: Appraisal.

(2)	Source: Rent roll for the Irvine Crossing Property dated as of November 1, 2016.

(3)	Total / Avg. excludes the Irvine Crossing Property figures.

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	2015	U/W	U/W PSF
Base Rent(1)	$3,301,317	$2,995,842	$3,208,070	$5,999,099	$15.16
Step Rents(2)	0	0	0	209,211	0.53
Gross Potential Rent	$3,301,317	$2,995,842	$3,208,070	$6,208,310	$15.69
Total Recoveries	278,228	379,489	383,253	1,004,162	2.54
Total Other Income	1,365	0	6,000	0	0.00
Less: Vacancy (3)	0	0	0	(173,099)	(0.44)
Effective Gross Income	$3,580,910	$3,375,331	$3,597,323	$7,039,373	$17.79
Total Operating Expenses	809,287	835,877	844,695	1,157,250	2.92
Net Operating Income	$2,771,623	$2,539,454	$2,752,628	$5,882,123	$14.87
TI/LC	0	0	0	146,257	0.37
Capital Expenditures	0	0	0	39,567	0.10
Net Cash Flow	$2,771,623	$2,539,454	$2,752,628	$5,696,298	$14.40

(1)	U/W Base Rent is based on November 1, 2016 rent roll and assumes Amazon has commenced its lease and is paying full rent.

(2)	Step Rents include $129,426 for the contractual rent increase of the Savvis lease occurring on July 1, 2017 and the $79,785 for the straight-line average of Amazon rental payments over the loan term.

(3)	U/W Vacancy represents 2.4% of gross potential rent and is based on the warehouse/distribution vacancy within the Greater Airport Area industrial region.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17871 Von Karman Avenue 17836 Gillette Avenue Irvine, CA 92614	Collateral Asset Summary – Loan No. 6 Irvine Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,500,000 57.3% 2.05x 9.4%

Property Management.    The Irvine Crossing Property is managed by Menlo Equities Management Company LLC, an affiliate of the borrower.

Lockbox / Cash Management.    The Irvine Crossing Property is structured with a hard lockbox and springing cash management. At origination, the borrower was required to send direction letters to all tenants instructing them to deposit all rents directly into a clearing account controlled by the lender. Provided no Trigger Period (as defined below) exists, amounts on deposit in the clearing account are required to be transferred daily to the borrower’s operating account. During a Trigger Period, amounts in the borrower’s operating account will be applied to payment of all monthly amounts due under the loan documents and excess cash will be held by lender as cash collateral for the debt.

A “Trigger Period” will commence upon (i) the occurrence of an event of default or (ii) the commencement of a Low Debt Service Period (as defined below), (iii) the commencement of a Lease Sweep Period (as defined below); and will end if, (A) with respect to clause (i), the event of default commencing the Trigger Period has been cured and such cure has been accepted by the lender (and no other event of default is then continuing), (B) with respect to clause (ii), the Low Debt Yield Period has ended, (C) with respect to clause (iii), the Lease Sweep Period has ended (and no other Lease Sweep Period is then continuing).

A “Low Debt Service Period” will commence if DSCR falls below 1.50x as of the last day of each calendar quarter and will end upon the DSCR exceeding at least 1.55x for two consecutive calendar quarters.

A “Lease Sweep Period” will commence upon the earliest of (A) (i) the date that any lease or a “Material Portion” (defined as greater than 10% of such tenant’s leased space) is surrendered, cancelled or terminated prior to its then current expiration date, (ii) receipt by the borrower of notice from any tenant that it intends to surrender, cancel or terminate its lease or a Material Portion of its lease (such notice, a “Lease Notice”) as permitted under the related lease or (iii) the date that the tenant under the lease delivers a Lease Notice that is not permitted under the lease and for which borrower intends to enter into substantive negotiations with such tenant, (B) the date that Savvis discontinues its business or gives notice that it intends to discontinue its business at the entirety of its space demised under the lease, (C) the occurrence of a default under a lease beyond any applicable notice and cure period, (D) the occurrence of a bankruptcy or insolvency proceeding of any tenant and (E) a decline in the credit rating of Amazon (or its parent entity) below “BBB-” or equivalent by any rating agency.

Initial Reserves.    At origination, the borrower deposited (i) $276,743 into a tax reserve account, (ii) $3,000,000 into a Golden State landlord improvement reserve, which represents approximately 123% of the approved leasing expenses of $2,440,910 related to the Amazon lease, (iii) $1,012,500 into an approved leasing expenses reserve relating to landlord improvements of $5.00 PSF for the Amazon lease, (iv) $425,250 into a Golden State free rent reserve for three months of free rent payments under the Amazon lease and (v) $16,104,861 into a Golden State holdback reserve.

The portion of the Golden State landlord improvements reserved related to approved leasing expenses for the Amazon lease, will be released to the borrower upon lender’s receipt of the executed commencement certificate and confirmation to lender that Amazon has taken possession of their space and all landlord obligations have been met. If the commencement certificate is not delivered, the Golden State holdback reserves and the Golden State free rent reserves will be held as additional collateral of the Irvine Crossing Loan.  Once Amazon has executed the commencement certificate, the Golden State holdback reserve funds will be returned to the Borrower, provided that such amount will be reduced by any rent abatement due to the Amazon tenant under its lease related to delivery of its premises after October 30, 2016.

Ongoing Reserves.    The borrower is required to deposit on a monthly basis reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $46,124, into the tax reserve account, (ii) unless an acceptable blanket insurance policy is in place, 1/12 of the estimated insurance premiums into an insurance account and (iii) $3,297 into the replacement reserve account, subject to a cap of $39,500. Additionally, during the continuance of a Lease Sweep Period, all excess cash will be transferred into a lease sweep account.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release.    Under the existing City of Irvine zoning code, the Irvine Crossing Property has “Additional Zoning Potential” (which means the allocated amount of square footage to bring the parcel/site to a 0.25 FAR of office equivalent development (which, according to a zoning verification letter is 141,519 square feet)). Pursuant to the Irvine Crossing Loan, the borrower has the right to transfer the Additional Zoning Potential and obtain a release of such interest from the lien of the mortgage provided, among other things, (i) the conveyance of such right does not adversely affect the use or operation of the Irvine Crossing Property, (ii) such right may be legally separated from the Irvine Crossing Property, (iii) the borrower continues to be a special purpose entity and (iv) the LTV Ratio of the Irvine Crossing Property (after the transfer of the Additional Zoning Potential) is not greater than 125%. The Additional Zoning Potential is not required for the operation of the Irvine Crossing Property and the lender did not ascribe in its underwriting any value to the Additional Zoning Potential.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17871 Von Karman Avenue 17836 Gillette Avenue Irvine, CA 92614	Collateral Asset Summary – Loan No. 6 Irvine Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,500,000 57.3% 2.05x 9.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17871 Von Karman Avenue 17836 Gillette Avenue Irvine, CA 92614	Collateral Asset Summary – Loan No. 6 Irvine Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,500,000 57.3% 2.05x 9.4%

Irvine Crossing
17871 Von Karman Avenue
& 17836 Gillette Avenue
Irvine, CA 92614
Anaheim
Orange
Garden Grove
Santa Ana
Tustin
Fountain Valley
Irvine
Costa Mesa
Newport Beach
Aliso Viejo
Laguna Beach
Pacific Ocean
JOHN WAYNE AIRPORT
Anaheim Convention Center
Angel Stadium of Anaheim
Chapman University
UCI Medical Center
The Outlets at Orange
Children's Hospital
Westfield Mainplace
Garden Grove Hospital Med Center
Bristol Marketplace
Santa Ana College
Western Medical Center-Santa Ana
Fountain Valley Regional Hospital
Orange Coast Memorial Medical Center
Metro Pointe at South Coast
South Coast Plaza
Metro Center At South Coast
Tustin Legacy (Future Development)
The District At Tustin Legacy
Von Karman Plaza
Diamond Jamboree Shopping Center
Irvine Concourse
The Market Place
Heritage Plaza Shopping Center
Culver Plaza Shopping Center
Westpark Plaza
Harvard Place Shopping Center
Woodbridge Square Center
Park Place Shopping Center
Irvine Valley College
Hoag Irvine Medical Center
Kaiser Permanente Irvine Medical Center
Quail Hill Shopping Center
Irvine Spectrum Center
Los Olivos Marketplace
Irvine Meadows Amphitheatre
Concordia University Irvine
University of California-Irvine
Orange Coast College
Vanguard University of Southern California
The Triangle Shopping Center
Costa Mesa Courtyards
Westport Square Shopping Center
Westcliff Plaza Shopping Center
Hoag Memorial Hospital
Fashion Island
Newport Beach Pier
Balboa Pier
Festival of Arts & Pageant of the Masters
Sawdust Art Festival
Burbank
Pasadena
Los Angeles
Santa Monica
Long Beach
Huntington Beach
Newport Beach
Laguna Beach
Mission Viejo
Dana Point
Ontario
Pacific Ocean
MAP © 2016 CARTIFACT
DATA © OSM CONTRIBUTORS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60 Madison Avenue New York, NY 10010	Collateral Asset Summary – Loan No. 7 60 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 50.0% 2.25x 8.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60 Madison Avenue New York, NY 10010	Collateral Asset Summary – Loan No. 7 60 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 50.0% 2.25x 8.8%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Joseph Moinian
Borrower:	Madison Sixty Owner LLC
Original Balance(1):	$55,000,000
Cut-off Date Balance(1):	$55,000,000
% by Initial UPB:	5.6%
Interest Rate:	3.5000%
Payment Date:	6th of each month
First Payment Date:	November 6, 2016
Maturity Date:	October 6, 2026
Amortization:	Interest Only
Additional Debt(1):	$45,000,000 Pari Passu Debt
Call Protection:	L(26), D(90), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$634,439	$158,610
Insurance:	$55,000	Springing
Replacement:	$0	$3,626
TI/LC:	$0	Springing
Approved Leasing Expenses:	$1,907,354	$0
Free Rent:	$822,057	$0

Financial Information(3)
Cut-off Date Balance / Sq. Ft.:	$460
Balloon Balance / Sq. Ft.:	$460
Cut-off Date LTV:	50.0%
Balloon LTV:	50.0%
Underwritten NOI DSCR:	2.48x
Underwritten NCF DSCR:	2.25x
Underwritten NOI Debt Yield:	8.8%
Underwritten NCF Debt Yield:	8.0%
Underwritten NOI Debt Yield at Balloon:	8.8%
Underwritten NCF Debt Yield at Balloon:	8.0%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1910 / 2013
Total Sq. Ft.:	217,534
Property Management:	Columbus Property Management LLC
Underwritten NOI:	$8,792,852
Underwritten NCF:	$7,994,796
Appraised Value:	$200,000,000
Appraisal Date:	August 1, 2016

Historical NOI(4)
Most Recent NOI:	$7,079,613 (T-12 June 30, 2016)
2015 NOI:	$6,432,505 (December 31, 2015)
2014 NOI:	$3,888,944 (December 31, 2014)
2013 NOI:	$5,605,126 (December 31, 2013)

Historical Occupancy(4)
Most Recent Occupancy:	96.6% (September 30, 2016)
2015 Occupancy:	69.8% (December 31, 2015)
2014 Occupancy:	62.5% (December 31, 2014)
2013 Occupancy:	56.7% (December 31, 2013)
(1)	The Original Balance and Cut-off Date Balance of $55.0 million represents the controlling Note A-1 which, together with the pari passu Note A-2 with an original principal balance of $45.0 million, comprises the 60 Madison Avenue Whole Loan with an aggregate original principal balance of $100.0 million. For additional information regarding the pari passu notes, see “The Loan” herein.

(2)	See “Initial Reserves” and “Ongoing Reserves” herein.

(3)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the 60 Madison Avenue Whole Loan.

(4)	The borrower transitioned the building from multi-tenant floors to full floor tenants by strategically rolling and moving smaller tenants beginning in 2014. The borrower has grown occupancy from approximately 56.7% at the end of 2013 to its current occupancy of 96.6% as of September 30, 2016. The increase in 2015 and Most Recent NOI is due to new lease signings, including The Atlantic Monthly Group, Inc., Eyeview, Inc., Massachusetts Mutual Life Insurance Company and Tapad Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60 Madison Avenue New York, NY 10010	Collateral Asset Summary – Loan No. 7 60 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 50.0% 2.25x 8.8%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)(2)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Major Office Tenants
Tapad Inc.(3)	NR/NR/NR	28,020	12.9%	$59.18	13.1%	2/28/2023(4)
Massachusetts Mutual Life Insurance Company(5)	NR/NR/AA+	27,891	12.8%	$63.42	14.0%	3/31/2024
Eyeview, Inc.(6)	NR/NR/NR	18,783	8.6%	$64.26	9.5%	7/5/2020
The Atlantic Monthly Group, Inc.	NR/NR/NR	17,177	7.9%	$62.00	8.4%	5/10/2026
Community Healthcare Network, Inc.	NR/NR/NR	15,580	7.2%	$33.92	4.2%	10/19/2025
Other Occupied Office		83,441	38.4%	$55.48	36.5%	Various
Total Occupied Office Tenants		190,892	87.8%	$56.87	85.6%

Retail Space		18,679	8.6%	$96.71	14.3%	Various
Storage		500	0.2%	$26.46	0.1%	Various
Total / Wtd. Avg. Occupied		210,071	96.6%	$60.34	100.0%

Vacant Storage		4,360	2.0%	NAP	NAP
Vacant Office		2,953	1.4%	NAP	NAP
Vacant Retail		150	0.1%	NAP	NAP
Total Vacant		7,463	3.4%	NAP	NAP
Total / Wtd. Avg.		217,534	100.0%
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Based on the underwritten rent roll. All tenant spaces are subject to re-measurement when leases expire.

(3)	Tapad Inc. has a one-time right to terminate its lease (i) on the third floor on January 31, 2019, subject to providing notice no more than 180 days’ and no less than 120 days prior to the termination date and payment of a termination fee equal to $94,904 and (ii) on the 12th floor on November 27, 2020, subject to providing notice no less than 240 days prior to the termination date and payment of a termination fee equal to the sum of the unamortized costs of the borrower’s initial construction plus commissions payable to the broker in connection with the terminated lease.

(4)	With respect to Tapad Inc.’s third floor premises totaling 18,759 sq. ft., the space has a lease expiration date of January 31, 2021 and with respect to the 12th floor premises totaling 9,261 sq. ft., the space has a lease expiration of February 28, 2023.

(5)	Massachusetts Mutual Life Insurance Company has a one-time right to terminate its lease on the entire seventh floor and/or all or a portion of the ninth floor on the March 14, 2022, subject to providing notice of at least nine and no more than 12 months’ prior and payment of a termination fee payment consisting of the unamortized portion of costs paid for by the borrower (including related to the initial construction and any brokerage commission) as follows: (x) $249,463 for the seventh floor premises and (y) $396,731 for the ninth floor premises. Massachusetts Mutual Life Insurance Company has one, five-year renewal option at the greater of 100% of fair market rent or rent equal to the prior 12 months’ rent with at least nine months and no more than 12 months’ prior notice.

(6)	Eyeview, Inc. has one, five-year renewal option at the greater of 100% of fair market rent or rent equal to the prior 12 months, with the option commencing on July 6, 2020 and requiring at least 12 months and no more than 18 months notice. The tenant has no termination options.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	2	5,525	2.5%	5,525	2.5%	$50.96	2.2%	2.2%
2018	5	26,540	12.2%	32,065	14.7%	$58.40	12.2%	14.4%
2019	4	19,506	9.0%	51,571	23.7%	$60.18	9.3%	23.7%
2020	3	35,529	16.3%	87,100	40.0%	$52.80	14.8%	38.5%
2021	2	23,166	10.6%	110,266	50.7%	$56.06	10.2%	48.8%
2022	3	3,129	1.4%	113,395	52.1%	$41.96	1.0%	49.8%
2023	2	14,661	6.7%	128,056	58.9%	$67.57	7.8%	57.6%
2024	2	30,891	14.2%	158,947	73.1%	$60.05	14.6%	72.2%
2025	3	28,768	13.2%	187,715	86.3%	$54.04	12.3%	84.5%
2026	2	22,356	10.3%	210,071	96.6%	$87.89	15.5%	100.0%
Thereafter	0	0	0.0%	210,071	96.6%	$0.00	0.0%	100.0%
Vacant	NAP	7,463	3.4%	217,534	100.0%	NAP	NAP
Total / Wtd. Avg.	28	217,534	100.0%			$60.34	100.0%

(1)	Based on the underwritten rent roll as of September 30, 2016. All tenant spaces are subject to re-measurement when leases expire.

(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60 Madison Avenue New York, NY 10010	Collateral Asset Summary – Loan No. 7 60 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 50.0% 2.25x 8.8%

The Loan.    The 60 Madison Avenue loan (the “60 Madison Avenue Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 13-story Class B office building consisting of 217,534 sq. ft. located at 60 Madison Avenue in New York, New York (the “60 Madison Avenue Property”) with an original and cut-off date principal balance of $55.0 million. The 60 Madison Avenue Loan is evidenced by the controlling Note A-1, with an original principal balance of $55.0 million, which will be included in the CD 2016-CD2 mortgage trust and the non-controlling Note A-2, with an original principal balance of $45.0 million, which is expected to be contributed to the JPMDB 2016-C4 mortgage trust (together with the 60 Madison Avenue Loan, the “60 Madison Avenue Whole Loan”).

The relationship between the holders of the 60 Madison Avenue Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–60 Madison Avenue Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$55,000,000	$55,000,000	CD 2016-CD2	Yes
A-2	$45,000,000	$45,000,000	JPMDB 2016-C4	No
Total	$100,000,000	$100,000,000

The 60 Madison Avenue Whole Loan has a 10-year term and pays interest only for the term of the loan. The 60 Madison Avenue Whole Loan accrues interest at a fixed rate equal to 3.5000%. The 60 Madison Avenue Whole Loan proceeds were used to refinance existing debt of $68.4 million, fund approximately $3.4 million in upfront reserves, pay transaction costs of approximately $2.9 million and return approximately $25.3 million of borrower equity. Based on the appraised value of $200.0 million as of August 1, 2016, the Cut-off Date LTV is 50.0%. The most recent prior financing of the 60 Madison Avenue Property was included in the WBCMT 2007-C32 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$100,000,000	100.0%	Loan Payoff	$68,405,439	68.4%
			Return of Equity	$25,320,670	25.3%
			Upfront Reserves	$3,418,850	3.4%
			Closing Costs	$2,855,041	2.9%
Total Sources	$100,000,000	100.0%	Total Uses	$100,000,000	100.0%

The Borrower / Borrower Sponsor.    The borrower, Madison Sixty Owner LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsor of the borrower and the nonrecourse carve-out guarantor is Joseph Moinian.

Joseph Moinian is the founder and CEO of the Moinian Group, one of the largest privately held real estate firms in the United States. The Moinian Group owns and operates a portfolio in excess of 20 million sq. ft. and has over 8 million sq. ft. under development. Its holdings include high-profile assets in cities across the United States, including New York, Chicago, Dallas and Los Angeles. Notable holdings in New York City include commercial properties such as 3 Columbus Circle and 450-460 Park Avenue, residential properties such as Atelier (635 West 42nd Street), 90W (90 Washington Street) and Renaissance (100 John Street) and hotels such as the W NY Downtown (123 Washington Street).

The Property. The 60 Madison Avenue Property is a 13-story, 217,534 sq. ft. Class B office building with 10,829 sq. ft. of ground floor retail with frontage on 27th Street and Madison Avenue across from Madison Square Park and 26th Street. Additionally, the 60 Madison Avenue Property has 8,000 sq. ft. of subterranean space leased to 32nd Street Boxing Corp., as a boxing gym. The 60 Madison Avenue Property was originally built in 1910 and has been owned by the borrower sponsor since 1996. The borrower sponsor recently completed a renovation and capital expenditures plan to bring the 60 Madison Avenue Property up to modern standards. The renovated building features an upgraded lobby, updated elevator cabs, new fiber optic direct connectivity, advanced telecommunications, 11-13-foot ceilings, new aluminum double-hung windows, and a full-time attended lobby with 24/7 access. In addition to the building-wide renovations, the borrower sponsor has recently completed pre-built office finishes on many of the office suites to aid future leasing and minimize ongoing tenant improvement expenses. The total renovation cost approximately $3.3 million ($15 PSF). In addition, the lender has been informed that the borrower sponsor intends to invest an additional $500,000 in 2017 for lobby and façade renovations.

Since completing renovations at the 60 Madison Avenue Property, the borrower has grown occupancy from approximately 56.7% at the end of 2013 to its current occupancy of 96.6% as of September 30, 2016. The borrower sponsor has re-positioned the building from multi-tenant floors to full floor tenants by rolling and moving smaller tenants to a subdivided 10th floor. Since 2014, the borrower sponsor has signed four leases for full floors to The Atlantic Monthly Group, Inc., Tapad Inc., Eyeview, Inc. and Massachusetts Mutual Life Insurance Company for a total of 71,259 sq. ft. (32.8% of net rentable area) with an average lease term of 7.6 years. Additionally,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60 Madison Avenue New York, NY 10010	Collateral Asset Summary – Loan No. 7 60 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 50.0% 2.25x 8.8%

the borrower sponsor recently signed a 10-year lease for ground floor retail space to Todd Snyder New York, a men’s retail brand owned by American Eagle Outfitters.

Environmental Matters. The Phase I environmental report dated July 20, 2016 recommended no further action at the 60 Madison Avenue Property.

Major Tenants. Tapad Inc. (“Tapad”, 28,020 sq. ft.; 12.9% of NRA; 13.1% of U/W Base Rent) Tapad occupies 12.9% of net rentable area through (x) January 31, 2021 with respect to the third floor premises and (y) February 28, 2023 with respect to the 12th floor premises. Tapad is a venture-funded startup company that develops and markets software and services for cross-device advertising and content delivery. It uses algorithms to analyze internet and device data and predict whether two or more devices are owned by the same person. Participating websites and apps then cater their advertisements based on a collective knowledge of the user’s actions across all of their devices. Tapad was founded in 2010 by Are Traasdahl and in May 2016 the Telenor Group (“Telenor”) acquired approximately 95.0% of Tapad for $360 million. Backed by major venture firms, Tapad is based in New York and has offices in Atlanta, Boston, Chicago, Dallas, Detroit, Los Angeles, Miami, Minneapolis, San Francisco, Frankfurt, London and Toronto. Tapad has been on the third floor of the 60 Madison Avenue Property since February 2014 and on the 12th floor since November 2015. Tapad has invested approximately $340,000 ($37 PSF) of tenant improvements in addition to the $370,000 ($40 PSF) in tenant improvements paid by the borrower on the third floor, and the approximately $650,0000 (approximately $70 PSF) in tenant improvements paid by the borrower in connection with the full build out of the 12th floor. Tapad has a one-time right to terminate its lease (i) on the third floor on January 31, 2019, subject to providing notice no less than 120 days prior to the termination date and payment of a termination fee equal to $94,904 and (ii) on the 12th floor on November 27, 2020, subject to providing notice no less than 240 days prior to the termination date and payment of a termination fee equal to the sum of the unamortized cost of the borrower’s initial construction costs plus commission payable to the broker in connection with the lease.

Massachusetts Mutual Life Insurance Company (“Mass Mutual”, 27,891 sq. ft.; 12.8% of NRA; 14.0% of U/W Base Rent, rated AA+ by S&P) Mass Mutual occupies 12.8% of net rentable area through March 31, 2024. Mass Mutual is a life insurance company with 5 million customers and 5,800 financial professionals worldwide. Mass Mutual is one of the largest life insurance companies globally and was ranked 76th in the Fortune 500 as of August 2016. Mass Mutual operates its Haven Life unit at 60 Madison Avenue, which was launched in May 2015 and offers a simpler option for buying term life insurance online. Mass Mutual has been at the 60 Madison Avenue Property since January 2016. The borrower contributed approximately $872,440 (approximately $77 PSF) and $1,116,505 ($68 PSF) to Mass Mutual’s buildout on the seventh and ninth floors, respectively. The tenant has spent an additional approximately $1.2 million ($106 PSF) on the seventh floor and has indicated to the borrower that it intends to spend approximately $2.0 million ($121 PSF) more on the 9th floor to finish building out their space. Mass Mutual has a one-time right to terminate its lease on the entire seventh floor and/or all or a portion of the ninth floor on March 14, 2022, subject to providing notice of at least nine months prior any payment of a termination fee equal to the sum of the unamortized portion of costs and expenses paid for by the landlord in connection with the lease, including the cost and expense of the initial construction and any brokerage commission paid by the landlord in connection with the lease in the amount of (x) $249,463 for the seventh floor premises and (y) $396,731 for the ninth floor premises. Mass Mutual has a right of first offer on any available space in the building that is at least 6,000 sq. ft. but equal to or less than one full floor before it becomes available to any third party. Mass Mutual has one, five-year renewal option at the greater of 100% of fair market rent and the rent for the prior 12 months, with the option commencing on April 1, 2024 with at least nine months notice.

Eyeview, Inc. (18,783 sq. ft.; 8.6% of NRA; 9.5% of U/W Base Rent) Eyeview, Inc. occupies 8.6% of net rentable area through July 5, 2020. Eyeview, Inc. develops video advertising technology solutions. Eyeview, Inc. offers VideoIQ, a video platform that provides campaign, data, and media management services, as well as programmatic creative video services. Eyeview, Inc. also provides a wide range of products for clients across a number of industries including, personalized video ads that help drive consumers to dealerships in the automotive industry, in-store products that help marketers in the consumer packaged goods industry track purchase behavior and identify key customer characteristics, and video content that aims to increase the effectiveness of online booking in the travel industry. Eyeview, Inc. was founded in 2007 and is headquartered at 60 Madison Avenue. Eyeview, Inc. has been at the 60 Madison Avenue Property since March 2015. The borrower provided $500,000 (approximately $27 PSF) of tenant improvements into the space. Eyeview, Inc. has a right of first offer to lease any available full floors with no less than 8,000 sq. ft. but no more than 18,000 sq. ft. at the 60 Madison Avenue Property before the borrower may offer such space to any third party. Eyeview, Inc. has one, five-year renewal option, commencing on July 6, 2020 at the greater of 100% of fair market rent and its rent for the prior 12 months, provided the tenant provides at least 12 months notice. The tenant has no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60 Madison Avenue New York, NY 10010	Collateral Asset Summary – Loan No. 7 60 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 50.0% 2.25x 8.8%

The Market. The Midtown South office market is Manhattan’s smallest office market, housing over 66.6 million sq. ft. of office space. The market is geographically segmented into five major submarkets: SoHo, Greenwich Village/NoHo, Madison/Union Square, Hudson Square/West Village and Chelsea. Midtown South continues to be one of the strongest office markets in the country with its steady rent growth and low vacancy rate. The primary reason for this is Midtown South’s heavy tech presence. The portion of the Midtown South market located from Broadway in the Flatiron District to SoHo has been nicknamed “Silicon Alley” due to the large amount of office space leased to startups and tech companies. In addition, the western neighborhoods of Midtown South have become increasingly popular for tech and creative tenants. Google’s headquarters building at 111 Eighth Avenue has brought many tech tenants to the area, and Hudson Square’s loft office buildings have been a big draw as well. Furthermore, space along the High Line Park in Chelsea and Hudson Square has recently spurred interest in several new office developments. Several major tech companies in Midtown South are expanding their footprint in the market, including Facebook, AOL Google, BuzzFeed, Twitter and WebMD. Throughout first quarter of 2016, technology, advertising, media and information (“TAMI”) companies accounted for 72.0% of leasing activity.

According to the appraisal, the Midtown South market continues to exhibit one of the lowest vacancy rates of any central business district office market in the nation. The vacancy rate in this market remained steady during the first quarter of 2016, slightly increasing by 10 basis points to 6.3%. On a year-over-year basis, vacancy has fallen by 70 basis points since first quarter 2015 and Class A vacancy decreased to 2.7% over the same time period. Strong demand from the TAMI tenants, along with close proximity to the High Line Park, has kept this market a primary option for many tenants. According to the appraisal, over the past six years, the Midtown South vacancy rate has remained in the single digits. Another distinguishing feature of Midtown South is the lack of Class A office space. The Midtown South market has only 36 Class A buildings totaling approximately 17.3 million sq. ft. compared to 322 Class A buildings for a total of 181.1 million sq. ft. in the Midtown submarket and 49 buildings totaling 52.8 million sq. ft. in the Downtown submarket. The overall average asking rent in Midtown South decreased $1.08 PSF during the first quarter of 2016, to $68.58 PSF. However, on a year-over-year basis, asking rents increased by $5.30 PSF from the first quarter of 2015, an increase of 8.4%. Increasing demand from TAMI tenants and a diminishing supply will likely continue to put upward pressure on asking rents in Midtown South.

The appraisal identified eight directly comparable office properties ranging in size from 55,000 to 135,000 sq. ft. with direct occupancy rates between 46.6% and 100.0%. Direct asking rents for the comparable office properties ranged from $57.00 to $68.00 PSF. The weighted average underwritten office rents for 60 Madison Avenue are $56.87 PSF, which is below the appraisal’s concluded market rent of $65.00 PSF for office floors 2-14. The following table details the appraisal’s rent conclusions by type and location:

Directly Competitive Buildings(1)
Property	Office Area (NRA)	Available Sq. Ft. (Direct)	Available Sq. Ft. (Sublease)	Direct Occupancy	Total Occupancy	Direct Asking Rent (Low)	Direct Asking Rent (High)
60 Madison Avenue(2)	217,534	7,463	0	96.6%	96.6%	N/A	N/A
72 Madison Avenue	55,000	0	0	100.0%	100.0%	N/A	N/A
99 Madison Avenue	125,800	0	0	100.0%	100.0%	N/A	N/A
102 Madison Avenue	111,720	10,000	0	91.0%	91.0%	$57.00	$57.00
135 Madison Avenue	135,000	72,150	0	46.6%	46.6%	$68.00	$68.00
148 Madison Avenue	62,091	0	0	100.0%	100.0%	N/A	N/A
236 Fifth Avenue	70,000	0	12,000	100.0%	82.9%	N/A	N/A
260 Fifth Avenue	55,000	0	0	100.0%	100.0%	N/A	N/A
307 Fifth Avenue	60,064	0	0	100.0%	100.0%	N/A	N/A
Total / Wtd. Avg.	674,675	82,150	12,000	87.8%	86.1%	$57.00	$68.00
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll.

The appraiser’s market rent conclusions demonstrate that gross rents for office space at the 60 Madison Avenue Property are approximately 12.5% below market. The following table details the appraiser’s rent conclusions by type and location:

Office Market Rents
Type	Occupied Net Rentable Area(1)	Market Rent PSF(2)	In Place Annual Gross Rent PSF(1)	% Above (Below) Market
Office Floors 2-14	190,892	$65.00	$56.87	(12.5%)
Retail Basement	8,000	$45.00	$44.32	(1.5%)
Retail Madison Avenue	5,500	$100.00	$100.35	0.3%
Retail 26th Street	5,179	$175.00	$173.78	(0.7%)
Total / Wtd. Avg.	209,571	$67.87	$60.42	(11.0%)

(1)	Based on the underwritten rent roll.
(2)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60 Madison Avenue New York, NY 10010	Collateral Asset Summary – Loan No. 7 60 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 50.0% 2.25x 8.8%

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	2015	T-12 6/30/2016	U/W	U/W PSF
Base Rent	$6,499,916	$7,028,754	$10,071,221	$10,893,284	$12,676,414	$58.27
Straight Line Rents(1)	0	0	0	0	153,600	0.71
Step Rents(2)	0	0	0	0	340,440	1.56
Value of Vacant Space	0	0	0	0	294,145	1.35
Gross Potential Rent	$6,499,916	$7,028,754	$10,071,221	$10,893,284	$13,464,600	$61.90
Total Recoveries	582,772	558,801	821,697	840,970	1,026,717	4.72
Total Other Income	1,739,052	125,280	246,261	276,115	276,244	1.27
Less: Vacancy(3)	0	0	0	0	(724,566)	(3.33)
Effective Gross Income	$8,821,740	$7,712,836	$11,139,178	$12,010,368	$14,042,996	$64.56
Total Variable Expenses	1,790,034	2,298,973	3,015,193	3,217,847	3,350,515	15.40
Total Fixed Expenses	1,426,580	1,524,918	1,691,480	1,712,908	1,899,629	8.73
Net Operating Income	$5,605,126	$3,888,944	$6,432,505	$7,079,613	$8,792,852	$40.42
TI/LC	0	0	0	0	743,672	3.42
Capital Expenditures	0	0	0	0	54,384	0.25
Net Cash Flow	$5,605,126	$3,888,944	$6,432,505	$7,079,613	$7,994,796	$36.75
(1)	Straight Line Rents include future contractual rent increases for Mass Mutual, which were included in the underwriting.

(2)	Step Rents include rent increases for the remaining tenants through September 2017, which were included in the underwriting.

(3)	U/W Vacancy is underwritten to a vacancy rate of 5.0% of all revenue. The 60 Madison Avenue Property has a 10-year historical occupancy average of approximately 97.7%.

Property Management.   The 60 Madison Avenue Property is managed by Columbus Property Management LLC, a borrower affiliate.

Lockbox / Cash Management.     The 60 Madison Avenue Whole Loan is structured with a hard lockbox and springing cash management. All rents are required to be directly deposited by the tenants of the 60 Madison Avenue Property into a clearing account controlled by the lender. In the absence of a Trigger Period (as defined below), the funds in the clearing account are required to be swept daily into the borrower’s operating account. During a Trigger Period, any transfers to the borrower’s operating account are required to cease and sums on deposit in the clearing account will be transferred on a daily basis to a deposit account controlled by the lender and applied to payment of all monthly amounts due under the loan documents.

A “Trigger Period” will commence upon the occurrence of (i) an event of default or (ii) the commencement of a Low Debt Service Period (as defined below); and will end if, (A) with respect to clause (i), the event of default commencing the Trigger Period has been cured and such cure has been accepted by the lender (and no other event of default is then continuing) and (B) with respect to clause (ii), the Low Debt Service Period has ended.

A “Low Debt Service Period” will commence upon the debt service coverage ratio falling below 1.15x on the last day of any calendar quarter and will end upon (x) the 60 Madison Avenue Property achieving a debt service coverage ratio of at least 1.20x for two consecutive calendar quarters or (y) the delivery to the lender of cash or a letter of credit in an amount which, if applied to repay the then outstanding principal balance of the 60 Madison Avenue Whole Loan, would cause the debt service coverage ratio to be at least 1.20x.

Initial Reserves.    At loan origination, the borrower deposited (i) $1,907,354 into an approved leasing expenses reserve account, (ii) $822,057 into a free rent reserve account, (iii) $634,439 into a tax reserve account and (iv) $55,000 into an insurance reserve account.

Ongoing Reserves.    The borrower is required to deposit on a monthly basis (i) 1/12 of the estimated annual real estate taxes, which currently equates to $158,610, into the tax reserve account, (ii) unless an acceptable blanket insurance policy is in place, 1/12 of the estimated insurance premiums into an insurance account and (iii) $3,626 into the replacement reserve account. Additionally, during the continuance of a Trigger Period, the borrower is required to escrow $67,979 into a tenant improvements and leasing commissions reserve.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60 Madison Avenue New York, NY 10010	Collateral Asset Summary – Loan No. 7 60 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 50.0% 2.25x 8.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60 Madison Avenue New York, NY 10010	Collateral Asset Summary – Loan No. 7 60 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 50.0% 2.25x 8.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

470 Broome Street New York, NY 10013	Collateral Asset Summary – Loan No. 8 55 1/2 Greene Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,250,000 62.0% 1.24x 7.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

470 Broome Street New York, NY 10013	Collateral Asset Summary – Loan No. 8 55 1/2 Greene Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,250,000 62.0% 1.24x 7.3%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor(1):	Yaron Jacobi; Uzi Ben Abraham; Joseph J. Sitt
Borrower:	Premier 470 Broome Realty II LLC; Premier 470 Broome St. II LLC; Thor 470 Broome Owner LLC
Original Balance:	$45,250,000
Cut-off Date Balance:	$45,250,000
% by Initial UPB:	4.6%
Interest Rate:	4.1500%
Payment Date:	6th of each month
First Payment Date:	December 6, 2016
Maturity Date:	November 6, 2026
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(2)
	Initial	Monthly
Taxes:	$129,235	$25,847
Insurance:	$0	Springing
Replacement:	$0	$336
TI/LC:	$150,000	$3,361
Free Rent:	$1,769,167	$0
Lease Sweep:	$0	Springing
Common Charges:	$0	$9,206

Financial Information
Cut-off Date Balance / Sq. Ft.:	$2,244
Balloon Balance / Sq. Ft.:	$1,898
Cut-off Date LTV:	62.0%
Balloon LTV:	52.4%
Underwritten NOI DSCR(3):	1.26x
Underwritten NCF DSCR(3):	1.24x
Underwritten NOI Debt Yield:	7.3%
Underwritten NCF Debt Yield:	7.2%
Underwritten NOI Debt Yield at Balloon:	8.7%
Underwritten NCF Debt Yield at Balloon:	8.5%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1900 / 2014
Total Sq. Ft.:	20,164
Property Management:	Premier Equities Management LLC
Underwritten NOI:	$3,314,368
Underwritten NCF:	$3,270,008
Appraised Value:	$73,000,000
Appraisal Date:	September 26, 2016

Historical NOI(4)
Most Recent NOI:	$578,665 (T-12 June 30, 2016)
2015 NOI:	NAV
2014 NOI:	NAV
2013 NOI:	NAV

Historical Occupancy(4)
Most Recent Occupancy(5):	100.0% (October 1, 2016)
2015 Occupancy:	100.0% (December 31, 2015)
2014 Occupancy:	NAV
2013 Occupancy:	NAV

(1)	The borrower sponsor is also the borrower sponsor of the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as 172 5th Avenue which has a Cut-off date balance of $15.75 million.

(2)	See “Initial Reserves” and “Ongoing Reserves” herein.

(3)	Based on amortizing payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.74x and 1.72x, respectively.

(4)	The borrower sponsor purchased the 55 1/2 Greene Street Property in January 2015, subject to the prior owner-tenant SICIS, retaining the right to remain in occupancy for six months’ rent free. SICIS vacated the 55 1/2 Greene Street Property in July 2015 and in November 2015, Eden Fine Art took occupancy of the space under a short term license agreement that expires on January 31, 2017. In August 2016, Care Creations, on behalf of Eden Fine Art, executed a 12-year lease that requires the tenant to commence paying rent in February 1, 2017. Additionally, Dr. Smood, a boutique café, executed a new lease in September 2016 for the remaining 1,000 sq. ft. of café space and is expected to take occupancy and commence paying rent on March 1, 2017. The Free Rent reserve is available to partially cover rent payments with respect to Care Creations through January 2019 and with respect to Dr. Smood, partially cover rent payments through February 2017.

(5)	Most Recent Occupancy includes Dr. Smood, which has taken possession of its space but has not yet taken occupancy. Dr. Smood is expected to take occupancy in March 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

470 Broome Street New York, NY 10013	Collateral Asset Summary – Loan No. 8 55 1/2 Greene Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,250,000 62.0% 1.24x 7.3%

Tenant Summary(1)
Tenant	Ratings	Net Rentable	% of Net	U/W Base	% of Total	Lease
	(Fitch/Moody’s/S&P)	Area (Sq. Ft.)	Rentable Area	Rent PSF	U/W Base Rent	Expiration
Care Creations dba Eden Fine Art(2)	NR/NR/NR	19,164	95.0%	$193.07	91.4%	1/31/2029
Dr. Smood(2)	NR/NR/NR	1,000	5.0%	$350.00	8.6%	1/31/2029
Total Occupied Collateral		20,164	100.0%	$200.85	100.0%
Vacant		0	0.0%
Total / Wtd. Avg.		20,164	100.0%

(1)	Based on the underwritten rent roll dated October 1, 2016.

(2)	Care Creations and Dr. Smood do not have any termination or renewal options. At loan origination, the borrower deposited $1,769,167 into a free rent reserve account, of which $1,681,667 is reserved for the free rent period under the Care Creations lease and $87,500 is reserved for the free rent period under the Dr. Smood lease.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Thereafter	2	20,164	100.0%	20,164	100.0%	$200.85	100.0%	100.0%
Vacant	NAP	0	0.0%	20,164	100.0%	NAP	NAP
Total / Wtd. Avg.	2	20,164	100.0%			$200.85	100.0%
(1)	Based on the underwritten rent roll as of October 1, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

470 Broome Street New York, NY 10013	Collateral Asset Summary – Loan No. 8 55 1/2 Greene Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,250,000 62.0% 1.24x 7.3%

The Loan. The 55 1/2 Greene Street loan (the “55 1/2 Greene Street Loan”) is a ten-year fixed-rate loan secured by the borrowers’ fee simple interest in a multi-level retail condominium totaling 20,164 sq. ft. within a five-story residential building located at 470 Broome Street in New York, NY (the “55 1/2 Greene Street Property”). The 55 1/2 Greene Street Loan has an original principal balance of $45.25 million and subsequent to a two-year interest only period, amortizes on a 30-year schedule. The 55 1/2 Greene Street Loan accrues interest at a fixed rate equal to 4.1500%. Loan proceeds were used to retire existing debt of approximately $42.6 million, fund reserves of approximately $2.0 million and pay closing costs of approximately $0.7 million. Based on the appraised value of $73.0 million, the Cut-off Date LTV is 62.0% and the Balloon LTV is 52.4%. The most recent financing of the 55 1/2 Greene Street Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$45,250,000	99.9%	Loan Payoff	$42,608,573	93.8%
Sponsor Equity	$154,633	0.1%	Reserves	$2,048,402	4.5%
			Closing Costs	$747,658	1.6%
Total Sources	$45,404,633	100.00%	Total Uses	$45,404,633	100.0%

The Borrower / Borrower Sponsor.    The borrowers, Premier 470 Broome Realty II LLC, Premier 470 Broome St. II LLC and Thor 470 Broome Owner LLC, as tenants-in-common, are each a Delaware limited liability company structured to be bankruptcy remote with one independent director in its organizational structure. The sponsors of the borrowers and non-recourse carve-out guarantors are Yaron Jacobi, Uzi Ben Abraham and Joseph J. Sitt, on a joint and several basis.

Joseph J. Sitt is the founder and CEO of Thor Equities. Thor Equities specializes in urban real estate projects and public/private partnerships in the United States, Latin America and Europe. In addition to Thor Equities, Joseph J. Sitt is the Chairman and Managing Principal of the Thor Urban Property Funds, which specialize in value-add investments in shopping centers, office buildings, hotels and mixed-use urban projects.

Yaron Jacobi and Uzi Ben Abraham founded Premier Equities, LLC, a commercial real estate investment firm with a current portfolio of 39 properties. Premier Equities, LLC acquires, develops, owns, and manages real estate properties in New York and Miami, Florida. The company focuses on retail and office commercial properties. Premier Equities, LLC was founded in 1989 and is based in New York, New York.

The Property. The 55 1/2 Greene Street Property is a multi-level retail level condominium unit totaling 20,164 sq. ft. with frontage along Broome Street and Greene Street in the SoHo neighborhood of New York, New York. The 55 1/2 Greene Street Property is comprised of 6,600 sq. ft. of lower level space, 4,550 sq. ft. of ground floor space, 4,494 sq. ft. of second floor space and 4,520 sq. ft. of third floor space. Dr. Smood occupies 1,000 sq. ft. of ground floor space and the rest of the building is occupied by Eden Fine Art, an affiliate of Care Creations. The 55 1/2 Greene Street Property underwent a $17.0 million renovation in 2014.

The 55 1/2 Greene Street Property is the commercial unit in a two unit condominium that also consists of a residential condominium (together, the “Building Condominium”). The board of the Building Condominium is comprised of two members from the commercial condominium board (100% owned by the borrower) and three members from the residential condominium board. The borrowers do not control the board of the Building Condominium, however, certain major decisions require the borrowers’ approval. See “Condominium Interests” in the Preliminary Prospectus.

The borrower sponsors acquired the 55 1/2 Greene Street Property for a total cost basis of $62.1 million in January 2015. At the time of purchase, the entire space was 100.0% owner occupied and served as the headquarters and showroom for The Mosaic Tile Factory (“SICIS”). The borrowers purchased the retail condominium for $55.0 million, which included a $10.0 million lease termination fee. In connection with the acquisition, SICIS retained the right to remain in occupancy at the 55 1/2 Greene Street Property for six months after the purchase date with no rent due other than the obligation to reimburse the borrower sponsor expenses in excess of the baseline expenses. The tenant, SICIS, officially vacated the 55 1/2 Greene Street Property in July 2015.

After SICIS vacated, the borrowers executed three temporary license agreements with SK-II, Fancy and Eden Fine Art. The space was subsequently leased on a permanent basis to Eden Fine Art through January 2029. Additionally, Dr. Smood, an organic food boutique café, executed a new lease in September 2016 for the remaining 1,000 sq. ft. of space at the 55 1/2 Greene Street Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

470 Broome Street New York, NY 10013	Collateral Asset Summary – Loan No. 8 55 1/2 Greene Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,250,000 62.0% 1.24x 7.3%

Major Tenants.

Care Creations (19,164 sq. ft.; 95.0% of NRA; 91.4% of U/W Base Rent) Eden Fine Art, an affiliate of Care Creations, is occupying 19,164 sq. ft. (or 95.0% of NRA) at the 55 1/2 Greene Street Property. Eden Fine Art, founded in 1998, is an international art representative and borrower sponsor, specializing in the publishing, marketing and distribution of artworks, sculptures and photographs from selected leading international artists. Eden Fine Art is owned by Cathia Klimovsky and has five galleries in various locations and two flagship locations in New York on Madison Avenue and the 55 1/2 Greene Street Property. The Eden Fine Art gallery features a modern, dynamic, open space, which allows its artists and visitors to have a unique experience of the art on display. Care Creations provided the borrower a $1.0 million letter of credit for the security deposit. The tenant is required to deliver to the borrower an additional $500,000 letter of credit prior to January 15, 2017. The tenant has no renewal or termination options. Beginning on February 1, 2021, the borrower has the right, subject to prior approval of the lender under the loan documents, to cancel the Care Creations lease with six months’ notice and lease termination payment to the tenant of $3.0 million, if cancellation date occurs anytime between February 1, 2021 and January 31, 2024, $2.0 million if cancellation date occurs anytime between February 1, 2024 and January 31, 2026, $1.0 million if cancellation date occurs anytime between February 1, 2026 and January 21, 2028 and $500,000 minus $1,369.86 for each day or portion thereof that elapses from February 1, 2028, if the cancellation date occurs at any time between February 1, 2028 and January 31, 2029.

Dr. Smood (1,000 sq. ft.; 5.0% of NRA; 8.6% of U/W Base Rent) Dr. Smood was founded by the Danish business developer René Sindlev and his wife, Patrizia Manici Sindlev. The duo created a boutique café specializing in organic food and beverages. The tenant currently has two stores open in Miami. The tenant also has three additional stores scheduled to open in the greater Miami area and two additional stores scheduled to open in New York in addition to the location at the 55 1/2 Greene Street Property in 2016. Dr. Smood has delivered to the borrower a $500,000 by letter of credit for a security deposit. Additionally, Dr. Smood’s lease is structured with a $150,000 tenant improvement allowance, which was reserved at loan origination for the buildout of its space. Dr. Smood will also pay percentage rent in an amount equal to 20.0% of gross revenue in excess of the annual breakpoint for each lease year. The annual breakpoint will equal $2.31 million ($114 PSF) for the first lease year and subsequently increase each lease year. The tenant has no renewal or termination options.

Environmental Matters. The Phase I environmental report dated September 21, 2016 recommended no further action at the 55 1/2 Greene Street Property.

The Market.    The 55 1/2 Greene Street Property is located at the northwest corner of Greene and Broome Streets in the SoHo neighborhood of Manhattan. The SoHo neighborhood is generally bounded by Houston Street to the north, Lafayette Street to the east, Canal Street to the south, and West Broadway to the west. SoHo is surrounded by the neighborhoods of NoHo to the north, Little Italy to the east, TriBeCa to the south, Hudson Square and the West Village to the west. According to the appraisal, the 55 1/2 Greene Street Property is located along a primary commercial corridor within SoHo. Some of the notable luxury retailers that are located along and around Greene Street include: Diesel, Felix, The Beats Store, Onassis Clothing, Moods of Norway, Dash, Chloe, J. Lindeberg, Stuart Weitzman, Jill Stewart, Lucky Brand Jeans, Patagonia and The North Face. The SoHo flagship locations for Apple (103 Prince Street) and Ralph Lauren (109 Prince Street) are located two blocks north of the 55 1/2 Greene Street Property at the corners of Prince and Greene Street.

The 55 1/2 Greene Street Property is located within walking distance of numerous public transportation options, including the A, B, C, D, E, F, M, 1 and 6 subway lines as well as public bus lines. The Broadway/Lafayette Street Station (B, D, F, M and No. 6 Lines) is located six blocks to the northeast at Houston Street and Broadway. The Bleecker Street and Spring Street Stations (No. 6 Line) are also within walking distance. The C and E lines are located six blocks northwest of the 55 1/2 Greene Street Property at the intersection of Vandam Street and 6th Avenue. The No. 1 line is located four blocks to the southwest at Canal and Varick Streets. An entrance to the Prince Street Station (N and R Lines) is also located within close proximity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

470 Broome Street New York, NY 10013	Collateral Asset Summary – Loan No. 8 55 1/2 Greene Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,250,000 62.0% 1.24x 7.3%

The appraisal identified the following ten properties as sales comparable for the 55 1/2 Greene Street Property. The comparables range from $2,620 PSF to $6,794 PSF with a weighted average of approximately $5,984 PSF.

Summary of Improved Sales(1)
Name	NRA	Sale Date	Sale Price	$/SF NRA	Occupancy at Sale
125 Greene Street	3,400	Aug-16	$12,600,000	$3,706	100%
155 Mercer Street	14,589	May-16	$98,000,000	$6,717	100%
134-138 Greene Street	6,050	Mar-16	$38,500,000	$6,364	100%
730 Lexington Avenue	4,100	Dec-15	$18,500,000	$4,512	100%
445 Fifth Avenue	18,371	Nov-15	$68,000,000	$3,701	100%
169 Mercer Street	3,943	Nov-15	$19,500,000	$4,945	100%
133 Greene Street	6,425	Aug-15	$40,000,000	$6,226	100%
202-204 Canal Street	16,797	Aug-15	$44,000,000	$2,620	100%
85 Fifth Avenue	12,946	Mar-15	$86,000,000	$6,643	100%
503 Broadway	41,215	Jan-15	$280,000,000	$6,794	NAV
(1)	Source: Appraisal.

According to the appraisal, retail rental rates within the SoHo submarket fell 0.5% to $553 PSF in the second quarter of 2016, after increasing by 8.9% over the prior year. On Broadway, Prince Street and Spring Street, the average asking rental rate registered $882 PSF with Spring Street registering the highest average asking rent at $1,033 PSF. According to an industry research report, the SoHo vacancy rate was 2.6% as of the second quarter of 2016.

The appraisal concluded to market rents of $525 PSF for the ground floor corner retail space, $350 PSF for the ground floor space along Greene Street, $200 PSF for the second floor space, $100 PSF for the third floor space and $75 PSF for the lower level space. The appraiser concluded a blended rate of $201.33 PSF for the entire 55 1/2 Greene Street Property. The competitive properties identified by the appraiser are detailed below.

Summary of Comparable Retail Rentals(1)
Address	Tenant Name	Floor	Commencement Date	Size (SF)	Term (Yrs)	Blended Rent ($/PSF/Yr.)
55 1/2 Greene Street(2)	Care Creations	Grade / LL / 2nd / 3rd	Feb-17	19,164	12	$193.07
152 Spring Street	RM Williams	Grade	Jun-16	2,600	10	$600.00
109 Greene Street	Linda Farrow	Grade	May-16	625	10	$1,018.18
101 Wooster Street	Canada Goose	Grade / LL	Feb-16	3,800	10	$280.09
117 Wooster Street	Ted Baker	Grade / LL	Dec-15	8,447	10	$213.98
113 Greene Street	AG Jeans	Grade / LL	Sep-15	4,150	10	$269.82
111 Greene Street	Jimmy Choo	Grade	Nov-14	1,800	10	$525.00
101 Greene Street	Sonos	Grade / LL	Aug-14	4,194	10	$265.00
72 Greene Street	Patagonia	Grade / Mezz / 2nd	Jun-14	13,350	10	$148.00
100 Greene Street	MCM Luggage	Grade / LL	Feb-14	4,400	10	$240.00
104 Greene Street	Offering	Grade / LL	Sep-16	3,492	10	$326.33
99 Greene Street	Offering	Grade / LL	Sep-16	6,000	10	$303.00
Total / Wtd. Avg.(3)				52,858	10	$269.28
(1)	Source: Appraisal.
(2)	Based on the rent roll dated October 1, 2016.

(3)	Total / Wtd. Avg. excludes the 55 1/2 Greene Street Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

470 Broome Street New York, NY 10013	Collateral Asset Summary – Loan No. 8 55 1/2 Greene Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,250,000 62.0% 1.24x 7.3%

Cash Flow Analysis.

Cash Flow Summary
	T-12 June 2016(1)	U/W(1)	U/W PSF
Base Rent	$1,079,127	$4,050,000	$200.85
Gross Potential Rent	$1,079,127	$4,050,000	$200.85
Total Recoveries	48,739	110,469	5.48
Less: Vacancy(2)	0	(210,728)	(10.45)
Effective Gross Income	$1,127,866	$4,003,841	$198.56
Total Operating Expenses	549,201	689,472	34.19
Net Operating Income	$578,665	$3,314,368	$164.37
TI/LC	0	40,328	2.00
Capital Expenditures	0	4,033	0.20
Net Cash Flow	$578,665	$3,270,008	$162.17
(1)	The borrower sponsor purchased the 55 1/2 Greene Street Property in January 2015, subject to the prior tenant, SICIS, retaining the right to remain in occupancy for six months rent free. SICIS vacated the 55 1/2 Greene Street Property in July 2015, and in November 2015, Eden Fine Art took occupancy of the space under a short term license agreement that expires on January 31, 2017. In August 2016, Care Creations, on behalf of Eden Fine Art, executed a 12-year lease that requires to the tenant to commence paying rent on February 1, 2017. Additionally, Dr. Smood, a boutique café, executed a new lease in September 2016 for the remaining 1,000 sq. ft. of café space and is expected to take occupancy and commence paying rent on March 1, 2017. At loan origination, the borrower reserved $1,769,167 to cover the related free rent periods. The 55 1/2 Greene Street Loan was underwritten based on these tenant in occupancy and paying full rent.

(2)	U/W Vacancy represents 5.0% of Gross Potential Rent.

Property Management.    The 55 1/2 Greene Street Property is managed by Premier Equities Management LLC, an affiliate of the borrowers.

Lockbox / Cash Management.    The 55 1/2 Greene Street Loan is structured with a hard lockbox and in place cash management. All rents are required to be directly deposited by the tenants of the 55 1/2 Greene Street Property into a clearing account controlled by the lender. The funds in the clearing account are required to be swept daily into a lender controlled deposit account and applied to payment of all required payments and reserves as set forth in the 55 1/2 Greene Street Loan documents. Provided that no Trigger Period (as defined herein) is continuing, excess cash in the deposit account will be disbursed to the borrower in accordance with the 55 1/2 Greene Street Loan documents. During the continuance of a Lease Sweep Period (as defined below), all excess cash will be transferred into a lender controlled lease sweep account.

A “Trigger Period” will occur upon (i) an event of default, (ii) the debt service coverage ratio falling below 1.20x as of the last day of any calendar quarter, or (iii) the commencement of a Lease Sweep Period (as defined below). A Trigger Period will continue until such time as (a) with respect to clause (i), the event of default has been cured, (b) with respect to clause (ii), the debt service coverage ratio is at least 1.25x for two consecutive quarters and (c) with respect to clause (iii) such Lease Sweep Period has ended.

A “Lease Sweep Period” will commence upon the earlier of (i) the date that is 12 months prior to the earliest stated expiration of a Lease Sweep Lease (as defined below), (ii) the date that the Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or receipt by the borrower or property manager of notice from the tenant under a Lease Sweep Lease that it intends to surrender, cancel or terminate its lease, (iii) the date that the tenant under the Lease Sweep Lease discontinues its business or gives notice that it intends to discontinue its business, (iv) the occurrence of a default under a Lease Sweep Lease beyond any applicable notice and cure period, or (v) a bankruptcy or insolvency proceeding of any tenant under a Lease Sweep Lease. The Lease Sweep Period will end upon (a) with respect to clauses (i), (ii) and (iii) above, if the entirety of the space under the Lease Sweep Lease is leased pursuant to one or more qualified leases in accordance with the loan documents and sufficient funds have been accumulated in the lease sweep account, (b) with respect to clause (i) above, the date on which the subject tenant under the Lease Sweep Lease irrevocably exercises its renewal or extension option with respect to all of its space and sufficient funds have been accumulated in the lease sweep reserve account to cover all anticipated leasing expenses, free rent periods and/or rent abatement periods in connection with such renewal or extension, (c) with respect to clause (iii) above, the date the tenant (if it had discontinued its business) re-opens for business in its leased space and continuously operates for at least 90 days and, if a notice that the tenant intends to discontinue its business was delivered, the tenant irrevocably rescinds such notice to (d) with respect to clause (iv) above, the date on which the subject default has been cured, and no other default under such Lease Sweep Lease occurs for a period of six consecutive months following such cure, and (e) with respect to clause (v) above, the date the applicable bankruptcy or insolvency proceeding has terminated and/or the applicable Lease Sweep Lease has been affirmed in accordance with the terms of the loan documents.

A “Lease Sweep Lease” is the Care Creations lease or any replacement lease or leases which cover the majority of the net rentable square feet at the 55 1/2 Greene Street Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

470 Broome Street New York, NY 10013	Collateral Asset Summary – Loan No. 8 55 1/2 Greene Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,250,000 62.0% 1.24x 7.3%

Initial Reserves.   At origination, the borrower deposited (i) $129,235 into a tax reserve account, (ii) $150,000 into a TI/LC reserve account, and (iii) $1,769,167 into a free rent reserve account, of which $1,681,667 is reserved for the Care Creations lease and $87,500 is reserved for the Dr. Smood lease.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $25,847, into a tax reserve account, (ii) $336 into a replacement reserve account, (iii) $3,361 into a TI/LC reserve account and (iv) $9,206 into a common charges reserve for common charges, assessments and other amounts payable pursuant to the condominium documents of the 55 1/2 Greene Street Property. If a blanket insurance policy is not in place, the borrower is required to deposit 1/12 of the estimated annual insurance premiums.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

470 Broome Street New York, NY 10013	Collateral Asset Summary – Loan No. 8 55 1/2 Greene Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,250,000 62.0% 1.24x 7.3%

MAP © 2016 CARTIFACT
DATA © OSM CONTRIBUTORS
55 1/2 Greene Street
470 Broome Street
New York, NY 10013
GREENWICH VILLAGE
NOHO
SOHO
NOLITA
LITTLE ITALY
TRIBECA
CIVIC CENTER
BLEECKER STREET
W HOUSTON STREET
PRINCE STREET
SPRING STREET
BROOME STREET
GRAND STREET
HOWARD STREET
CANAL STREET
LISPENARD STREET
WALKER STREET
WHITE STREET
FRANKLIN STREET
LEONARD STREET
WORTH STREET
THOMAS STREET
E 2ND STREET
E 1ST STREET
CHARLTON STREET
VAN DAM STREET
DOMINICK STREET
HOLLAND TUNNEL EXIT
HUDSON STREET
VARICK STREET
SIXTH AVENUE (AVENUE OF THE AMERICAS)
ERICSSON PLACE
BEACH STREET
NORTH MOORE STREET
HARRISON STREET
JAY STREET
CHURCH STREET
WEST BROADWAY
WOOSTER STREET
GREENE STREET
MERCER STREET
BROADWAY
CROSBY STREET
LAFAYETTE STREET
CENTRE STREET
CENTRE MARKET PLACE
MULBERRY STREET
MOTT STREET
ELIZABETH STREET
THE BOWERY
SULLIVAN STREET
THOMPSON STREET
LAGUARDIA PLACE
Washington Square Village 3 & 4
NYU Washington Square Village
NYU Silver Towers
NYU Sports Center
Cable Building
Bayard-Condict Bldg.
Bingham Building
Little Red Schoolhouse
St Anthony's School
St Anthony of Padua
The Puck Building
St. Patrick's Old Cathedral
St Patrick's School
The Bowery House
FDNY Ladder 20
Crosby St Hotel
Lira Apartments
Nolita Place Condominiums
The Chrystie
Avalon Bowery Place
NY Marble Cemetery
Mercer Hotel
Thompson Hotel
Manhattan Brewing Co.
Hampton Inn Soho
Chelsea Vocational High School
Trump Soho NY
Butterick Building
Soho Square
1 Hudson Square
Soho Grand Hotel
Mondrian Soho
Holiday Inn Downtown Manhattan Soho
Azure
Con Edison
Best Western
Sohotel
PS 130
50 Varick
St John's Park
1st Precinct Police
Hotel Sheraton
Post Office
32 Avenue of the Americas
Tribeca Grand Hotel
Civic Center Synagogue
Church
Franklin - Hudson Building
NYC Civil Court
Collect Pond Park
New York County Family Court
NYC Health Dept. Birth and Death Certificates
New York Law School
346 Broadway
60 Hudson
40 Worth
The Gap Building
Verizon
Merchants Club
US Citizenship and Immigration Services
Harlem
Columbia University
Upper West Side
Upper East Side
Metropolitan Museum of Art
Central Park
West New York
Astoria
Long Island City
Carnegie Hall
Rockefeller Center
Times Square
United Nations
Midtown
Empire State Building
New York
MANHATTAN
Hoboken
JFK Stadium
Hudson River
East River
NYU
SoHo
Financial District
Jersey City
BROOKLYN

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

12240 South Beyer Road Birch Run, MI 48415	Collateral Asset Summary – Loan No. 9 Birch Run Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 59.4% 2.94x 13.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12240 South Beyer Road Birch Run, MI 48415	Collateral Asset Summary – Loan No. 9 Birch Run Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 59.4% 2.94x 13.4%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Simon Property Group, L.P.
Borrower:	Birch Run Outlets II, L.L.C.
Original Balance(1):	$45,000,000
Cut-off Date Balance(1):	$45,000,000
% by Initial UPB:	4.6%
Interest Rate:	4.2090%
Payment Date:	6th of each month
First Payment Date:	March 6, 2016
Maturity Date:	February 6, 2026
Amortization:	Interest Only
Additional Debt(1):	$78,000,000 Pari Passu Debt
Call Protection(2):	L(34), D(79), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing

Financial Information(4)
Cut-off Date Balance / Sq. Ft.:	$181
Balloon Balance / Sq. Ft.:	$181
Cut-off Date LTV:	59.4%
Balloon LTV:	59.4%
Underwritten NOI DSCR:	3.15x
Underwritten NCF DSCR:	2.94x
Underwritten NOI Debt Yield:	13.4%
Underwritten NCF Debt Yield:	12.6%
Underwritten NOI Debt Yield at Balloon:	13.4%
Underwritten NCF Debt Yield at Balloon:	12.6%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Birch Run, MI
Year Built / Renovated:	1985 / 1986-1996, 2005, 2013
Total Sq. Ft.:	680,003
Property Management:	Simon Management Associates, LLC
Underwritten NOI:	$16,522,455
Underwritten NCF:	$15,440,457
Appraised Value:	$207,200,000
Appraisal Date:	December 3, 2015

Historical NOI
Most Recent NOI:	$16,432,099 (T-12 August 31, 2016)
2015 NOI:	$16,476,418 (December 31, 2015)
2014 NOI:	$15,550,208 (December 31, 2014)
2013 NOI:	$14,802,936 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	88.6% (September 7, 2016)
2015 Occupancy:	90.6% (December 31, 2015)
2014 Occupancy:	92.0% (December 31, 2014)
2013 Occupancy:	92.4% (December 31, 2013)

(1)	The Original Balance and Cut-off Date Balance of $45.0 million represents the non-controlling Note A-1-B2, the non-controlling Note A-2-B and the controlling Note A-3 which, together with the non-controlling pari passu companion Note A-1-A, Note A-1-B1, Note A-2-A and Note A-4, with an aggregate original principal balance of $78.0 million, comprise the Birch Run Premium Outlets Whole Loan, with an aggregate original principal balance of $123.0 million. For additional information on the pari passu companion loans, see “The Loan” herein.

(2)	Partial Release is permitted. See “Partial Release” herein.

(3)	See “Initial Reserves” and “Ongoing Reserves” herein.

(4)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Birch Run Premium Outlets Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12240 South Beyer Road Birch Run, MI 48415	Collateral Asset Summary – Loan No. 9 Birch Run Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 59.4% 2.94x 13.4%

Tenant Summary
Tenant Mix	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Total Collateral Sq. Ft.	Lease Expiration	Annual UW Base Rent PSF	Total Sales (000s)(2)	Sales PSF(2)	Occupancy Cost(2)
Anchor Tenants
Pottery Barn	NR/NR/NR	30,000	4.4%	1/31/2023	$9.17	$9,443	$315	2.9%
V.F. Factory Outlet	NR/A3/A	23,975	3.5%	12/31/2018	$22.75	$4,572	$191	12.9%
Old Navy	BB+/Baa2/BB+	19,589	2.9%	7/31/2017	$16.40	$4,782	$244	12.0%
Subtotal / Wtd. Avg.		73,564	10.8%		$15.52	$18,797	$256	7.6%

Major Tenants (>10,000 sq. ft.)
Nike Factory Store	NR/A1/AA-	12,500	1.8%	1/31/2020	$28.00	$12,150	$972	4.0%
Levi’s Outlet(3)	BB/Ba2/BB	12,398	1.8%	1/31/2020	$0.00	$1,408	$114	0.0%
Polo Ralph Lauren	NR/A2/A	12,024	1.8%	8/31/2020	$15.00	$4,032	$335	5.7%
Gap Outlet	BB+/Baa2/BB+	11,875	1.7%	5/31/2021	$23.90	$3,855	$325	10.7%
Lenox	NR/NR/NR	10,410	1.5%	12/31/2018	$14.25	$1,203	$116	12.7%
Reebok/Rockport Outlet	NR/NR/NR	10,316	1.5%	4/30/2018	$22.94	$1,784	$173	21.4%
Hanesbrands	NR/Ba2/BB	10,277	1.5%	4/30/2021	$24.34	$1,988	$193	20.2%
Under Armour	NR/NR/NR	10,011	1.5%	3/31/2025	$59.74	NAP(4)	NAP(4)	NAP(4)
Major Tenants Subtotal / Wtd. Avg.		89,811	13.2%		$26.45	$26,420	$331	8.2%

In-line <10,000 SF		391,185	57.5%		$27.96	$117,720	$339	11.9%
Short Term Lease		38,255	5.6%		$4.93	$1,268	$50	10.5%
Food Court		9,800	1.4%		$29.71	$4,610	$470	8.1%
Total Occupied Collateral		602,615	88.6%		$24.24	$168,815	$315	10.8%
Vacant		77,388	11.4%
Total / Wtd. Avg.		680,003	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.

(2)	Total Sales (000s), Sales PSF and Occupancy Cost are provided by the borrower and represent the trailing 12 months ended July 2016 for tenants that reported sales.

(3)	Levi’s Outlet pays percent-in-lieu rent (10% of gross sales), which is captured within the Total Other Income under “Cash Flow Analysis” below.

(4)	Under Armour annual sales are not available.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	3	11,295	1.7%	11,295	1.7%	$15.61	1.2%	1.2%
2016	3	10,600	1.6%	21,895	3.2%	$10.36	0.8%	2.0%
2017	27	130,141	19.1%	152,036	22.4%	$18.23	16.2%	18.2%
2018	14	82,804	12.2%	234,840	34.5%	$24.27	13.8%	32.0%
2019	8	21,546	3.2%	256,386	37.7%	$31.67	4.7%	36.6%
2020	12	76,763	11.3%	333,149	49.0%	$23.96	12.6%	49.2%
2021	18	93,537	13.8%	426,686	62.7%	$29.98	19.2%	68.4%
2022	8	43,518	6.4%	470,204	69.1%	$25.18	7.5%	75.9%
2023	4	39,700	5.8%	509,904	75.0%	$13.20	3.6%	79.5%
2024	5	19,005	2.8%	528,909	77.8%	$35.34	4.6%	84.1%
2025	4	24,778	3.6%	553,687	81.4%	$43.37	7.4%	91.5%
2026	7	34,663	5.1%	588,350	86.5%	$25.67	6.1%	97.6%
Thereafter	3	14265	2.1%	602,615	88.6%	$24.90	2.4%	100.0%
Vacant	NAP	77,388	11.4%	680,003	100.0%	NAP	NAP
Total / Wtd. Avg.	116	680,003	100.0%			$24.24	100.0%
(1)	Based on the underwritten rent roll as of September 7, 2016.

(2)	A number of tenants including certain anchor tenants have lease termination options related to co-tenancy provisions, exclusivity provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the site plan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12240 South Beyer Road Birch Run, MI 48415	Collateral Asset Summary – Loan No. 9 Birch Run Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 59.4% 2.94x 13.4%

The Loan. The Birch Run Premium Outlets loan (the “Birch Run Premium Outlets Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 680,003 sq. ft., outlet center located in Birch Run, Michigan (the “Birch Run Premium Outlets Property”) with an original principal balance of $45.0 million. The Birch Run Premium Outlets Loan is evidenced by the non-controlling Note A-1-B2, the non-controlling Note A-2-B and the controlling Note A-3 with an aggregate original principal balance of $45.0 million, which will be included in the CD 2016-CD2 mortgage trust. The pari passu non-controlling Note A-1-A, with an aggregate original principal balance of $20.0 million was included in the COMM 2016-DC2 mortgage trust. The pari passu non-controlling Note A-2-A and Note A-4, with an original principal balance of $43.0 million were included in the CD 2016-CD1 mortgage trust. The pari passu non-controlling Note A-1-B1, with an original principal balance of $15.0 million was included in the COMM 2016-COR1 mortgage trust. Note A-1-A, Note A-1-B1, Note A-2-A and Note A-4 are pari passu companion loans (together with the Birch Run Premium Outlets Loan, the “Birch Run Premium Outlets Whole Loan”).

The relationship between the holders of the Birch Run Premium Outlets Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–Birch Run Premium Outlets Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A	$20,000,000	$20,000,000	COMM 2016-DC2	No
A-1-B1	$15,000,000	$15,000,000	COMM 2016-COR1	No
A-2-A and A-4	$43,000,000	$43,000,000	CD 2016-CD1	No
A-1-B2, A-2-B and A-3	$45,000,000	$45,000,000	CD 2016-CD2	Yes
Total	$123,000,000	$123,000,000

The Birch Run Premium Outlets Whole Loan has a 10-year term and pays interest only for the term of the loan. The Birch Run Premium Outlets Whole Loan accrues interest at a fixed rate equal to 4.2090%. Loan proceeds were used to retire existing debt of approximately $101.0 million, pay closing costs of approximately $0.8 million and return approximately $21.2 million of equity to the borrower sponsor. Based on the “As-is” appraised value of $207.2 million as of December 3, 2015, the Cut-Off Date LTV is 59.4%. The most recent prior financing of the Birch Run Premium Outlets Property was included in the WBCMT 2006-C26, WBCMT 2006-C27 and RREF 2007-1A securitizations.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$123,000,000	100.0%	Loan Payoff	$100,976,785	82.1%
			Closing Costs	$828,370	0.7%
			Return of Equity	$21,194,846	17.2%
Total Sources	$123,000,000	100.0%	Total Uses	$123,000,000	100.0%

The Borrower / Borrower Sponsor.    The borrower is Birch Run Outlets II, L.L.C., a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and nonrecourse carve-out guarantor is Simon Properties Group, L.P., which is the operating partnership of Simon Property Group, Inc. (“Simon”). Simon is a publicly traded self-administered and self-managed real estate investment trust (NYSE: SPG) focused on retail property ownership and management. Simon (rated A by S&P) is one of the largest publicly traded owner, operator and developer of retail assets in the United States. As of June 30, 2016, Simon operated 207 income-producing properties in the United States, consisting of 108 malls, 71 outlet centers, 14 mills, four lifestyle centers and 10 other retail properties located in 37 states and Puerto Rico. As of June 30, 2016, Simon had approximately $31.4 billion in assets, which is up 2.7% from approximately $30.6 billion in December 31, 2015. Consolidated net income for the full year ended December 31, 2015 was approximately $2.1 billion, which is up 29.5% from approximately $1.7 billion for the full year ended December 31, 2014.

Birch Run Premium Outlets Whole Loan will be recourse to the guarantor pursuant to standard carve-outs, however, the guaranty (which also includes environmental indemnity provisions) provides that the guarantor’s liability may not exceed $24.6 million in the aggregate (20.0% of loan amount), plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservation of the lender’s rights thereunder.

The Property. The Birch Run Premium Outlets Property consists of a 680,003 sq. ft. open-air outlet center situated on a 92.4 acre site located within Saginaw County, Michigan and sits in the southwest quadrant of Interstate 75 and Route 54, with direct frontage along I-75. The Birch Run Premium Outlets Property, was developed in 1985, expanded between 1986 and 1996, and renovated in 2005 and 2013. In 2010, the property was acquired by its current borrower sponsor, Simon Property Group, L.P. for approximately $84.3 million ($124 PSF) on an allocated cost basis as a part of its acquisition of Prime Outlets.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12240 South Beyer Road Birch Run, MI 48415	Collateral Asset Summary – Loan No. 9 Birch Run Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 59.4% 2.94x 13.4%

As of September 7, 2016, the Birch Run Premium Outlets Property was 88.6% leased to a broad mix of approximately 116 national and international brand-name retailers including Old Navy, Pottery Barn, V.F. Factory Outlet, Calvin Klein, Brooks Brothers, Nike Factory Store and J. Crew Factory Store. The property’s tenancy has a weighted average original lease term of 11.0 years and weighted average remaining lease term of 3.8 years. The Birch Run Premium Outlets Property features approximately 4,807 surface parking spaces, which equates to a ratio of 7.1 spaces per 1,000 sq. ft.

For the trailing twelve month period ended July 30, 2016, tenants at the Birch Run Premium Outlets Property reported sales and occupancy cost of approximately $315 PSF and 10.8%, respectively, with sales and occupancy cost for in-line tenants with less than 10,000 sq. ft. reported to be $339 PSF and 11.9%, respectively.

Environmental Matters. The Phase I environmental report dated December 11, 2015 recommended no further action at the Birch Run Premium Outlets Property other than to implement an operations and maintenance plan for asbestos, which is currently in place.

The Market.    The Birch Run Premium Outlets Property is located within the village of Birch Run in Saginaw County, Michigan. The property is located halfway between the larger cities of Flint and Saginaw and serviced by Exit 144 and 136 along Interstate 75. According to a local business association, Exit 136 is the second busiest Exit on I-75 between Miami, Florida and Sault Ste. Marie, Michigan with over 8 million visitors annually. In addition to be being home to Birch Run Premium Outlets Property, the local area also includes Birch Run Expo Center, Dixie Motor Speedway, Baja Acres, Candlelite Bowling, Shiawassee National Wildlife Refuge, Cinema Hollywood, Cass River, Historic Bridgeport Bridge over the Cass River and the Bridgeport Historic Village.

Birch Run’s downtown and the Bavarian Village of Frankenmuth have a distinctive variety of retailers. According to the appraisal, more than 2 million visitors annually shop Frankenmuth’s Christmas store, Bronner’s CHRISTmas Wonderland, which features 96,000 sq. ft. of holiday lights, decorations and collectibles. The area is home to a number of large antique malls as well, featuring thousands of sq. ft. antiques.

The primary trade area of the Birch Run Premium Outlets Property is an approximate 25-mile radius. Within the 25-mile radius of the Birch Run Premium Outlets Property, the 2015 average income is $55,860 with a population of approximately 647,503. The Birch Run Premium Outlets Property is the only outlet center within a 40-mile radius. Furthermore, the Birch Run Premium Outlets Property is situated along the main transportation route connecting metropolitan Detroit with northern Michigan, a vacation destination for thousands of metro-Detroiters. Additionally, Birch Run Premium Outlets Property has historically benefitted from an above average proportion of Canadian traffic. Birch Run Premium Outlets Property is located approximately 90 minutes from border crossings in Sarnia and Windsor, Ontario. Based on shopper intercept daily at guest services, management estimates Canadian traffic is now approximately 15% of the customer base.

The chart below summarizes the Birch Run Premium Outlets Property’s competitive set.

Competitive Set(1)
Name	Birch Run Premium Outlets Property	Great Lakes Crossing	Genesee Valley Center	Fashion Square Mall
Distance from Subject	NAP	43.0 miles	16.0 miles	19.0 miles
Property Type	Anchored Retail	Outlet Center/Value Mega-mall	Super-Regional Center/Mall	Regional Center
Year Built / Renovated	1985 / 1986-1996, 2005, 2013	1998	1970 / 2005	1972 / 2002
Occupancy	88.6%(2)	99.0%	99.0%	98.0%
Size (Sq. Ft.)	680,003(2)	1,400,000	1,365,394	865,233
Anchors / Major Tenants	Pottery Barn, V.F. Factory Outlet, Old Navy(2)	Bass Pro Shops, BB & B, Burlington, TJ Maxx	Barnes & Noble, Burlington Coat Factory, JCPenney, Macy’s, Sears	JCPenney, Sears
(1)	Source: Appraisal.

(2)	Based on the September 7, 2016 rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12240 South Beyer Road Birch Run, MI 48415	Collateral Asset Summary – Loan No. 9 Birch Run Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 59.4% 2.94x 13.4%

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	2015	T-12 8/31/2016	U/W	U/W PSF
Base Rent(1)	$13,508,217	$14,068,055	$14,968,085	$15,003,891	$14,715,402	$21.64
Step Rents(2)	0	0	0	0	309,698	0.46
Value of Vacant Space	0	0	0	0	1,861,419	2.74
Gross Potential Rent	$13,508,217	$14,068,055	$14,968,085	$15,003,891	$16,886,519	$24.83
Total Recoveries	4,865,895	5,233,909	5,533,568	5,569,615	6,070,167	8.93
Total Other Income	1,213,304	1,010,893	662,826	571,600	735,637	1.08
Less: Vacancy & Credit Loss(3)	(37,381)	(13,705)	(16,506)	(22,272)	(1,893,207)	(2.78)
Effective Gross Income	$19,550,035	$20,299,152	$21,147,973	$21,122,834	$21,799,115	$32.06
Total Expenses	4,747,099	4,748,944	4,671,555	4,690,735	5,276,661	7.76
Net Operating Income	$14,802,936	$15,550,208	$16,476,418	$16,432,099	$16,522,455	$24.30
TI/LC	0	0	0	0	877,996	1.29
Capital Expenditures	0	0	0	0	204,001	0.30
Net Cash Flow	$14,802,936	$15,550,208	$16,476,418	$16,432,099	$15,440,457	$22.71

(1)	U/W Base Rent is based on the September 7, 2016 rent roll and includes temporary tenant rent of $110,000.

(2)	Step Rents are based on the contractual rent increases occurring between June 2016 and September 2017.

(3)	U/W Vacancy & Credit Loss represents 11.2% of gross potential rent and is based on the in place vacancy rate.

Property Management.    The Birch Run Premium Outlets Property is managed by Simon Management Associates, LLC, a borrower sponsor affiliate.

Lockbox / Cash Management.    The Birch Run Premium Outlets Loan is structured with a hard lockbox and springing cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. Provided no Lockbox Event (as defined below) exists, all funds in the lockbox account are swept weekly (or more frequently if required by borrower) to the borrower’s operating account. Upon the occurrence and during the continuance of a Lockbox Event, amounts on deposit in the clearing account are required to be swept to a cash management account established and maintained by the lender, and applied to payment of all required payments and reserves as set forth in the Birch Run Premium Outlets Loan documents.

A “Lockbox Event” will commence upon the occurrence of (i) an event of default, (ii) the bankruptcy of the borrower or the property manager or (iii) the DSCR based on a trailing four quarter basis falling below 1.10x for two consecutive quarters and will end upon (a) with respect to clause (i), such event of default is cured, (b) with respect to clause (ii), if caused by the bankruptcy of the property manager, if the borrower enters into a replacement management agreement with a qualified manager, and (c) with respect to clause (iii), the DSCR based on a trailing four quarter basis is at least 1.10x for two consecutive quarters.

Initial Reserves.    None.

Ongoing Reserves.    During the continuance of a DSCR Reserve Trigger Event (as defined below) or an event of default, the borrower is required to deposit monthly reserves in an amount equal to (i) 1/12 of the estimated annual real estate taxes into a tax reserve account, upon the borrower’s failure to (x) pay taxes before they are due or (y) to provide evidence that taxes have been paid, (ii) $17,000 into a replacement reserve account, subject to a cap of $408,002 and (iii) $70,875 into the TI/LC reserve account, subject to a cap of $1,701,010. In addition, during an event of default, or if the borrower has not provided satisfactory evidence that a reasonably acceptable blanket policy is in place, the borrower will be required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve account.

A “DSCR Reserve Trigger Event” will commence upon the occurrence of the DSCR based on a trailing four quarter basis falling below 1.20x for two consecutive quarters and will end upon the achievement of a DSCR of at least 1.20x for two consecutive quarters, provided no event of default is continuing.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Permitted Partial Releases.    The borrower may, without lender consent, transfer immaterial or non-income producing portions of the Birch Run Premium Outlets Property (by sale, ground lease, sublease or other conveyance of any interest) to third parties or affiliates of the borrower, including owners of out parcels and department store pads, pads for office buildings, hotels or other properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12240 South Beyer Road Birch Run, MI 48415	Collateral Asset Summary – Loan No. 9 Birch Run Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 59.4% 2.94x 13.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12240 South Beyer Road Birch Run, MI 48415	Collateral Asset Summary – Loan No. 9 Birch Run Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 59.4% 2.94x 13.4%

Saginaw
Covenant Medical Center-Cooper
St Mary's Of Michigan
HARRY W BROWNE AIRPORT
E WASHINGTON RD
STATE ST
GRATIOT RD
JANES RD
E HOLLAND RD
HESS RD
KING RD
DIXIE HWY
WILLIAMSON RD
Shiawassee National Wildlife Refuge
JUNCTION RD
Green Acres Golf Course
E CURTIS RD
Frankenmuth
BUSCH RD
FRY RD
W MILLINGTON RD
Millington
BIRCH RUN RD
Birch Run
Birch Run Premium Outlets
12240 South Beyer Road
Birch Run, MI 48415
Clio Country Club
Buell Lake County Park
Montrose
VIENNA RD
Clio
E VIENNA RD
Otisville
Vienna Greens Golf Course
PEET RD
DODGE RD
E DODGE RD
Briar Ridge Golf Course
Flint Memorial Park
Beechwood Greens Golf Course
New Lothrop
W MT MORRIS RD
Mt Morris
E MT MORRIS RD
Genesee County Park and Recreation
COLDWATER RD
E COLDWATER RD
Riverside Park
JUDDVILLE RD
Flushing
E RICHFIELD RD
RICHFIELD RD
Flint
BEECHER RD
Davison
University Of Michigan-Flint
Mott Community College
Kettering University
LAPEER RD
W CORUNNA RD
CORUNNA RD
Burton
Lennon
LENNON RD
Genesee Valley Center
E ATHERTON RD
South Flint Plaza Shopping Center
E BRISTOL RD
Swartz Creek
BISHOP INT'L AIRPORT
Flint Elks Country Club
CARTIFACT
Lake Huron
Clare
Saginaw
MICHIGAN
Grand Rapids
Flint
Lansing
Lake Michigan
Detroit
Kalamazoo
Toledo

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 Southwest Market Street & 1621 Southwest 1st Avenue Portland, OR 97201	Collateral Asset Summary – Loan No. 10 Park Square Portland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,400,000 45.0% 2.06x 11.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 Southwest Market Street & 1621 Southwest 1st Avenue Portland, OR 97201	Collateral Asset Summary – Loan No. 10 Park Square Portland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,400,000 45.0% 2.06x 11.9%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	Wealth Management Capital Holding GmbH
Borrower:	Wealthcap Portland Park Square L.P.
Original Balance:	$42,400,000
Cut-off Date Balance:	$42,400,000
% by Initial UPB:	4.3%
Interest Rate:	3.5220%
Payment Date:	6th of each month
First Payment Date:	December 6, 2016
Maturity Date:	November 6, 2026
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(88), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$0	$75,095
Insurance:	$122,057	Springing
Replacement:	$0	$6,162
TI/LC:	$3,167	$24,647
Required Repairs:	$112,126	NAP
Lease Sweep:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$143
Balloon Balance / Sq. Ft.:	$129
Cut-off Date LTV:	45.0%
Balloon LTV:	40.5%
Underwritten NOI DSCR(2):	2.21x
Underwritten NCF DSCR(2):	2.06x
Underwritten NOI Debt Yield:	11.9%
Underwritten NCF Debt Yield:	11.1%
Underwritten NOI Debt Yield at Balloon:	13.3%
Underwritten NCF Debt Yield at Balloon:	12.4%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Portland, OR
Year Built / Renovated:	1969 / 2015
Total Sq. Ft.:	295,768
Property Management:	CBRE, Inc.
Underwritten NOI:	$5,057,360
Underwritten NCF:	$4,726,604
Appraised Value:	$94,300,000
Appraisal Date:	August 1, 2016

Historical NOI
Most Recent NOI:	$3,289,968 (T-12 September 30, 2016)
2015 NOI:	$3,047,801 (December 31, 2015)
2014 NOI:	$3,215,214 (December 31, 2014)
2013 NOI(3):	NAV

Historical Occupancy
Most Recent Occupancy:	97.5% (October 31, 2016)
2015 Occupancy:	77.3% (December 31, 2015)
2014 Occupancy:	69.8% (December 31, 2014)
2013 Occupancy(3):	NAV
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.

(2)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DCSR and Underwritten NCF DSCR are 3.34x and 3.12x, respectively.

(3)	The Park Square Portland property was acquired by the current owner in 2013. As such, Historical NOI and Historical Occupancy was not available prior to 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 Southwest Market Street & 1621 Southwest 1st Avenue Portland, OR 97201	Collateral Asset Summary – Loan No. 10 Park Square Portland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,400,000 45.0% 2.06x 11.9%

Tenant Summary
	Ratings(1)	Net Rentable	% of Net	U/W Base	% of Total	Lease
Tenant	Fitch/Moody’s/S&P	Area (Sq. Ft.)	Rentable Area	Rent PSF	U/W Base Rent	Expiration
Cambia Health Solutions(2)	NR/NR/NR	196,646	66.5%	$14.18	59.3%	12/31/2023
Oregon Department of Justice(3)	AA+/Aa1/AA+	61,286	20.7%	$18.43	24.0%	7/31/2031
Ecova Inc(4)	NR/A2/A-	29,348	9.9%	$26.19	16.3%	6/30/2022
Garden Bar	NR/NR/NR	1,000	0.3%	$19.00	0.4%	1/31/2026
Total Occupied Collateral		288,280	97.5%	$16.32	100.0%
Vacant		7,488	2.5%
Total		295,768	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Cambia Health Solutions has the right to terminate 15,597 sq. ft. of storage space on December 31, 2018 upon at least nine months’ prior written notice. Cambia Health Solutions has two, five-year renewal options.

(3)	Oregon Department of Justice has the right to terminate its lease on July 31, 2026 upon 365 days’ written notice and payment of a termination fee equal to the sum of (i) 60 months of the unamortized tenant improvement allowance payment, (ii) six months of monthly base rent (measured on the termination date), (iii) 60 months of tenant improvement payment and (iv) if the tenant has leased any expansion space, the unamortized portion of any improvement allowance for such expansion space. The tenant has one, four-year extension option.

(4)	Ecova Inc has a one-time right to terminate its lease on June 30, 2020 upon 12 months’ written notice and payment of a termination fee equal to the sum of (i) the unamortized portion of the brokerage commission, rent abatement giving during the beginning of the lease, and tenant improvement allowance plus (ii) three times the monthly base rent payable in June 2020. The tenant has one, five-year extension option.

Lease Rollover Schedule(1)
Year	# of	Total	% of Total	Cumulative	Cumulative	Annual U/W	% U/W	Cumulative %
	Leases	Expiring	Sq. Ft.	Sq. Ft.	% of Sq. Ft.	Base Rent	Base Rent	of U/W
	Expiring	Sq. Ft.	Expiring	Expiring	Expiring	PSF	Rolling	Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.00%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.00%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.00%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.00%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.00%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.00%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.00%
2022	1	29,348	9.9%	29,348	9.9%	$26.19	16.3%	16.3%
2023	2	196,646	66.5%	225,994	76.4%	$14.18	59.3%	75.6%
2024	0	0	0.0%	225,994	76.4%	$0.00	0.0%	75.6%
2025	0	0	0.0%	225,994	76.4%	$0.00	0.0%	75.6%
2026	1	1,000	0.3%	226,994	76.7%	$19.00	0.4%	76.0%
2027	0	0	0	226,994	76.7%	$0.00	0.0%	76.0%
Thereafter	2	61,286	20.7%	288,280	97.5%	$18.43	24.0%	100.0%
Vacant	NAP	7,488	2.5%	295,768	100.0%	NAP	NAP
Total / Wtd. Avg.	6	295,768	100.0%			$16.32	100.0%
(1)	Certain tenants may have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 Southwest Market Street & 1621 Southwest 1st Avenue Portland, OR 97201	Collateral Asset Summary – Loan No. 10 Park Square Portland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,400,000 45.0% 2.06x 11.9%

The Loan. The Park Square Portland loan (the “Park Square Portland Loan”) is a fixed rate loan with an original principal balance of $42.4 million secured by the borrower’s fee simple interest in a two Class A office towers consisting of 295,768 sq. ft. located at 100 Southwest Market Street and 1621 Southwest 1st Avenue in Portland, Oregon (the “Park Square Portland Property”). The Park Square Portland Loan has a 10-year term and, subsequent to a 60-month interest only period, amortizes on a 30-year schedule. The Park Square Portland Loan accrues interest at a fixed rate equal to 3.5220% and has a cut-off date balance of $42.4 million. Loan proceeds, in addition to approximately $54.5 million of cash equity from the borrower sponsor, were used to purchase the Park Square Portland Property for $94.35 million, fund upfront reserves of approximately $0.2 million, and pay closing costs of approximately $2.4 million. Based on the “As-is” appraised value of $94.3 million as of August 1, 2016, the “As-is” Cut-off Date LTV ratio is 45.0%. The most recent prior financing of the Park Square Portland Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$42,400,000	43.7%	Purchase Price	$94,350,000	97.3%
Sponsor Equity	$54,545,934	56.3%	Reserves	$237,350	0.2%
			Closing Costs	$2,358,585	2.4%
Total Sources	$96,945,934	100.0%	Total Uses	$96,945,934	100.0%

The Borrower / Sponsor.    The borrower, Wealthcap Portland Park Square L.P., is a single purpose Delaware limited partnership structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsor of the borrower is Wealth Management Capital Holding GmbH (“WealthCap”). There is no separate non-recourse carveout guarantor or environmental indemnitor for the Park Square Portland Loan.

WealthCap is one of Germany’s largest close-ended fund companies with a total investment volume of €12.7 billion and more than 140 fund companies in various asset fields. WealthCap has 30 years of investment expertise and is a wholly-owned subsidiary of HypoVereinsbank UniCredit Bank AG. WealthCap has over 250 employees in offices in the U.S., Germany, and Canada. WealthCap was advised in the acquisition by CBRE Global Investors, a global real estate investment management firm with approximately $88.4 billion in assets under management as of June 30, 2015.

The equity in the borrower was capitalized by WealthCap pursuant to an unsecured bridge loan, which is non-transferable by WealthCap and has been fully subordinated to the Park Square Portland Loan pursuant to a subordination and standstill agreement. It is anticipated that WealthCap will syndicate or otherwise transfer the limited partnership interests in the borrower pursuant to the permitted transfer provisions of the Park Square Portland Loan documents and the bridge loan capitalization will be paid as the interests are syndicated or otherwise so transferred.

The Property. The Park Square Portland Property is a 295,768 sq. ft. Class A office property consisting of two mid-rise towers (the “Woolworth Building” and “The 100 at Park Square”) situated on a 1.75 acre campus in Portland’s central business district. As of October 31, 2016, the Park Square Portland Property was 97.5% occupied by four tenants. Both buildings were originally built in 1969 as a build to suit property for Cambia Health Solutions and were renovated in 2015. The two towers are connected at the ground level by a common 8,000 sq. ft. newly renovated atrium that includes meeting areas, a lounge and media room, and a 1,000 sq. ft. deli (the “Garden Bar”). The Park Square Portland Property features a 240 space parking garage, resulting in a parking ratio of 0.81 per 1,000 sq. ft.

Since 2015, approximately $8.3 million in capital improvements have been made at the Park Square Portland Property including upgrades to the atrium common area with premium common area space, office modernization, seismic and mechanical upgrades, and shared amenity improvements. Amenities at the Park Square Portland Property include a cafeteria, outdoor garden and patio area, executive class landscaping, a media room, bike storage, showers and locker rooms and 24-hour security.

Woolworth Building

The Woolworth Building is a six-story structure located at the southern portion of the Park Square Portland Property with frontage along South West 1st Avenue and is entirely occupied by Cambia Health Solutions. The first floor features a lobby, meeting rooms, elevator lobby, an elevator to the level below, conference rooms, a break area, a cafeteria, office space and first level of parking. The second through sixth floors feature an open layout with elevators and restrooms located on the northern side of each floor. There is automobile and bicycle parking located on the below grade levels. There is also a basement area that includes storage and access to a loading dock that is located between the two buildings.

The 100 at Park Square

The 100 at Park Square is a seven-story building that is located on the northern portion of the Park Square Portland Property and is occupied by the Oregon Department of Justice and Ecova Inc. Primary pedestrian access is off of South West Market Street. An additional entrance is via the common atrium area. The first floor includes a lobby, office space and conference rooms. The remaining upper levels are a mirror image of the Woolworth Building with elevators and restrooms in the approximate center of each floor. There is a basement level that extends from the adjacent Woolworth Building.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 Southwest Market Street & 1621 Southwest 1st Avenue Portland, OR 97201	Collateral Asset Summary – Loan No. 10 Park Square Portland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,400,000 45.0% 2.06x 11.9%

Major Tenants.

Cambia Health Solutions (“Cambia”) (196,646 sq. ft.; 66.5% of NRA; 59.3% of U/W Base Rent). Cambia is a nonprofit company that oversees a diverse portfolio of 20 health care-related businesses and investments, mainly split between Direct Health Solutions companies and Health Insurance Services. Direct Health Solutions provides caregiver support and senior services and health system and provider enablement. Cambia’s portfolio also includes a family of health insurance companies, including Regence Blue Cross Blue Shield of Oregon, as well as a group of innovative direct health solutions companies. The company offers products and services to help consumers, employers, insurance agents and brokers, and health care providers succeed in the rapidly changing health care market. Cambia’s subsidiary Blue Cross Blue Shield of Oregon is headquartered at the Park Square Portland Property. Blue Cross Blue Shield of Oregon has major health insurance operations comprising six plans across four states: Idaho, Oregon, Utah and Washington. The tenant signed a 10 year lease for space at the Park Square Portland Property in 2013, and has two, five-year extension options. The tenant has a termination option for its approximately 15,597 sq. ft. of storage space beginning on December 31, 2018 upon nine months prior written notice. The tenant has no other termination options.

Oregon Department of Justice (61,286 sq. ft.; 20.7% of NRA; 24.0% of U/W Base Rent; AA+/Aa1/AA+ by Fitch/Moody’s/S&P). The mission of the Oregon Department of Justice is to serve state government and to support safe and healthy communities throughout Oregon by providing essential justice services. The attorney general and the department’s nine divisions are dedicated to, among other functions, providing legal services to state government, fighting crime, child support collections, enforcing environmental protections, and defending the civil rights of Oregon’s citizens. The Oregon Department of Justice is responsible for general counsel and supervision of all civil actions and legal proceedings in which the state is a party or has an interest. The department, through the attorney general, also has full charge and control of all the state’s legal business that requires the services of an attorney or legal counsel. The department has a biennial budget of approximately $280.0 million and a staffing authorization of approximately 1,200 employees, most of whom are located in Salem, with additional staff in Portland at the Park Square Portland Property. The tenant signed a 15 year lease for space at the Park Square Portland Property in August 2016. The tenant has one, four-year extension option and the right to terminate its lease effective July 31, 2026 upon 365 days prior written notice and the payment of a termination fee. The tenant also has a right of first offer to lease any additional space that is available on floors 1, 2 and 3 of The 100 at Park Square building.

Ecova Inc (29,348 sq. ft.; 9.9% of NRA; 16.3% of U/W Base Rent; A2/A- by Moody’s/S&P). Ecova Inc operates as an energy and sustainability management company that provides managed and technology-optimized solutions. It offers commercial and industrial solutions, including expense and data management, energy supply management, facility optimization, telecom lifecycle management, and sustainability; and utility program solutions, such as commercial and industrial programs, home energy improvement programs, retail channel programs, and strategic solutions and services. The company also provides energy procurement services, invoice validation, portfolio benchmarking, carbon reporting, and carbon policy development to multi-site companies. It serves companies in numerous industries including airlines, banking/finance, retail, casual dining, communications, education, entertainment, government, grocery, healthcare, hospitality, industrial, information, manufacturing, mining, property management and transportation. Ecova Inc was formerly known as Advantage IQ, Inc. and changed its name to Ecova Inc in January 2012. The company was founded in 1995 and is headquartered in Spokane, Washington with regional offices in Cincinnati, Denver, Minneapolis, Richardson, Seattle, St. Paul, Portland, Oregon, and Atlanta. Ecova Inc operates as a subsidiary of ENGIE SA. The tenant signed a seven year lease for space at the Park Square Portland Property in June 2014. The tenant has one, five-year extension option upon at least nine months and no earlier than 18 months’ prior written notice and a termination option effective June 30, 2020 upon 12 months prior written notice and the payment of a termination fee. The tenant also has a right of first offer to lease any additional space that is available on floors 1 or 4 of The 100 at Park Square building.

Environmental Matters. The Phase I environmental report dated October 12, 2016 recommended no further action at the Park Square Portland Property, other than to implement an operations and maintenance plan for asbestos, which is currently in place.

The Market. The Park Square Portland Property is located in downtown Portland, Oregon in the South of Market Submarket in an area known as South Auditorium. The South Auditorium area has a mixture of office and retail and residential uses. According to the appraisal, the Park Square Portland Property is well located with respect to the major office, retail, banking and hotel concentrations in downtown Portland. In addition, the Park Square Portland Property’s location provides access to surrounding transportation networks, including Tri-Met, Portland’s mass transit light rail system, new Orange Line, the Tri-Met bus service, and Portland’s Central City Streetcar. The Park Square Portland Property is also in close proximity to Interstate 405 and Interstate 5.

The Portland central business district (“Portland CBD”) contained approximately 22.8 million sq. ft. of inventory as of the first quarter of 2016. The vacancy in Portland’s CBD has historically been lower than Portland’s suburban office markets. The overall office vacancy rate for suburban markets was 12.1% in the first quarter of 2016, compared to an overall vacancy rate in the Portland CBD of 9.6% in the same period. Similarly, weighted average asking rents were higher in Portland’s CBD in the first quarter of 2016 at $28.66 and $31.54 for the overall submarket and Class A properties, respectively compared to $21.46 and $24.70 for overall and Class A properties in the suburban office markets. Office construction in Portland’s CBD resumed in 2008 due to infrastructure improvements and increasing residential density in Portland’s Central City. The construction trend lasted through 2010, with the CBD market accounting for 83.2% of all new office construction that year. In the first quarter of 2016, 57.4% of the office space under construction in the Portland area was located in CBD market.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 Southwest Market Street & 1621 Southwest 1st Avenue Portland, OR 97201	Collateral Asset Summary – Loan No. 10 Park Square Portland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,400,000 45.0% 2.06x 11.9%

The South of Market submarket is the smallest submarket in the Portland CBD, with 2.2 million sq. ft. of inventory as of the first quarter of 2016. The vacancy rate in the South of Market office submarket was 13.9% in the first quarter of 2016 and weighted average asking rents were $25.05 overall and $28.84 for Class A properties. According to an industry report, in the area bounded by Market Street to the north, Harbor to the east, Park Avenue to the west and I-405 to the south, which covers an approximately quarter mile span in each direction of the Park Square Portland Property, there is approximately 2.0 million sq. ft. of inventory and the vacancy rate is approximately 7.0%, with a five-year average of 7.4%. Class A properties within the same corridor comprise approximately 1.0 million sq. ft. and have a five-year average vacancy of 5.4%.

The appraiser identified five comparable sales that are listed below. The chart also includes the property characteristic adjustments that the appraiser made to the comparable properties to reflect a more accurate comparable property for the Park Square Portland Property.

Summary of Comparable Improved Sales(1)
Building	Year Built / Renovated	Occupancy	Sale Price	Sq. Ft.	Sales Price PSF ($)	Adjusted Sales Price PSF ($)
Park Square Portland Property(2)	1969 / 2015	97.5%	$94,350,000	295,768	$319.00	NAP
Commonwealth Building	1948 / 2015	96.0%	$69,000,000	219,742	$314.00	$315.57
Pioneer Tower	1990 / NAP	95.0%	$121,750,000	293,094	$415.40	$313.10
Block 300	1991 / 2014	87.0%	$155,252,000	361,805	$429.10	$332.45
CH2M Center	1982 / 2014	70.0%	$55,000,000	225,261	$244.16	$304.13
KOIN Tower	1984 / NAP	92.0%	$88,000,000	355,000	$247.89	$324.73
Total / Wtd. Avg.(3)		88.6%	$103,544,223	290,980	$336.11	$319.73
(1)	Source: Appraisal.

(2)	Occupancy and Sq. Ft. are based on the rent roll dated October 31, 2016.

(3)	Total / Wtd. Avg. excludes the Park Square Portland Property.

The appraiser identified six comparable leases in the downtown Portland office market. The appraiser concluded a market rent of $19.00 PSF, which is approximately 16.4% above the current underwritten base rent.

Summary of Comparable Office Rentals(1)
Building	Year Built / Renovated	Tenant	Lease Start Date	Term	Sq. Ft.	Rent PSF	Lease Type
Park Square Portland Property(2)	1969 / 2015				295,768	$16.32	NNN
Rivertec – 902 NW 13th Avenue	1949 / 2000	Vacasa	5/16	3.5	37,400	$25.50	NNN
Lloyd 700 Building – 700 NE Multnomah Street	1971 / NAP	DEQ	5/16	10.3	91,000	$16.00	NNN
US Bancorp Tower – 111 SW 5th Avenue	1983 / 2015	AllMed	5/16	7.0	12,200	$22.00	NNN
KOIN Center – 222 SW Columbia Street	1984 / NAP	CoStar Group	5/16	5.1	3,300	$20.00	NNN
Historic US National Bank – 309 SW 6th Avenue	1906 / 2008	Google	6/15	7.0	28,000	$19.00	NNN
Commonwealth Building – 421 SW 6th Avenue	1947 / 2015	Quantum Spatial	6/15	5.2	5,100	$18.50	NNN
Total / Wtd. Avg.(3)				7.9	29,500	$19.04
(1)	Source: Appraisal.

(2)	Occupancy and Sq. Ft. are based on the rent roll dated October 31, 2016.

(3)	Total / Wtd. Avg. excludes the Park Square Portland Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 Southwest Market Street & 1621 Southwest 1st Avenue Portland, OR 97201	Collateral Asset Summary – Loan No. 10 Park Square Portland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,400,000 45.0% 2.06x 11.9%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2014	2015	T-12 9/30/2016	U/W	U/W PSF
Base Rent(2)	$3,060,135	$3,406,979	$3,734,734	$4,999,742	$16.90
Value of Vacant Space	0	0	0	219,324	0.74
Gross Potential Rent	$3,060,135	$3,406,979	$3,734,734	$5,219,066	$17.65
Total Recoveries	1,255,565	1,485,623	1,601,548	2,682,000	9.07
Total Other Income	493,663	465,555	497,427	595,869	2.01
Less: Vacancy(3)	0	0	0	(395,053)	(1.34)
Effective Gross Income	$4,809,363	$5,358,158	$5,833,710	$8,101,881	$27.39
Total Variable Expenses	929,560	1,613,439	1,814,724	2,096,424	7.09
Total Fixed Expenses	664,589	696,917	729,017	948,097	3.21
Net Operating Income	$3,215,214	$3,047,801	$3,289,968	$5,057,360	$17.10
TI/LC	0	0	0	256,814	0.87
Capital Expenditures	0	0	0	73,942	0.25
Net Cash Flow	$3,215,214	$3,047,801	$3,289,968	$4,726,604	$15.98
(1)	The Park Square Portland Property was acquired by the current owner in 2013. As such, Historical NOI and Historical Occupancy was not available prior to 2014.

(2)	U/W Base Rent includes $210,485 in rent steps through July 31, 2026 for investment grade tenants and $84,442 in rent steps for all other tenants.

(3)	U/W Vacancy represents economic vacancy of 5.0%.

Property Management.  The Park Square Portland Property is managed by CBRE, Inc.

Lockbox / Cash Management.     The Park Square Portland Loan is structured with a hard lockbox and springing cash management. At origination, the borrower was required to deliver tenant direction letters requiring all rents, revenues and receipts from the Park Square Portland Property to be deposited directly by the tenants into a lender controlled clearing account. Prior to a Trigger Period (as defined below), amounts on deposit in the clearing account are required to be swept daily to the borrower’s operating account. During a Trigger Period, any transfers to borrower’s operating account are required to cease and sums on deposit in the clearing account are required to be swept daily into a lender-controlled deposit account and applied to payment of all monthly amounts due under the loan documents.

A “Trigger Period” will commence upon the (i) the occurrence of an event of default, (ii) the occurrence of a debt service coverage ratio of less than 1.25x as of any calendar quarter or (iii) the occurrence of a Lease Sweep Period (as defined below) and will end if, (a) with respect to (i) above, the event of default is cured and such cure is accepted by the lender (and no other event of default is continuing), (b) with respect to (ii) above, the debt service coverage ratio is at least 1.30x for two consecutive calendar quarters and (c) with respect to (iii) above, the Lease Sweep Period has ended.

A “Lease Sweep Period” will commence on the first monthly payment date following (i) the earlier to occur of (a) 12 months’ prior to the end of the term of any Lease Sweep Lease (as defined below) and (b) upon the date under a Lease Sweep Lease by which the tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised), (ii) if any Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date for a period of more than 90 days, (iii) if any tenant under a Lease Sweep Lease discontinues its business (i.e. “goes dark”) at 50% or more of its Lease Sweep Space, unless such tenant is an investment grade entity in which case no Lease Sweep Period will commence, (iv) upon the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any tenant under a Lease Sweep Lease, (v) upon the occurrence of an insolvency proceeding of a tenant under a Lease Sweep Lease, or (vi) upon a decline in the credit rating of the tenant under a Lease Sweep Lease to lower than an A.M. Best rating of “B+” or its equivalent by any of the rating agencies.

A Lease Sweep Period will end upon the earlier to occur of (a) the applicable Lease Sweep Period being cured or the space demised under the Lease Sweep Lease has been re-tenanted pursuant to one or more “qualified leases” as defined in the loan documents and sufficient funds have been accumulated in the lease sweep reserve account to cover all anticipated tenant improvement and leasing commissions and free and/or abated rent and any other landlord obligations in connection with the new lease(s) or (b) the date on which $25.00 per square foot (excluding 15,597 sq. ft. of basement space) has accumulated in the aggregate in the lease sweep reserve account and any other on-going tenant improvement and leasing commission accounts. Amounts held in the lease sweep reserve account will, subject to standard release provisions, be disbursed to reimburse the borrower for tenant improvement and leasing commissions and free and/or abated rent and any other landlord obligations in connection therewith (and any operating shortfalls relating to the delay in the commencement of full rent payments) incurred in connection with either (i) a Lease Sweep Lease renewal that has an expiration date no less than two years beyond the loan term or (ii) an applicable qualified replacement lease. Any excess remaining in the lease sweep reserve account is required to be released to the borrower (so long as no Trigger Period has occurred and is continuing) once the applicable replacement tenant has taken occupancy and commenced paying full un-abated rent

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 Southwest Market Street & 1621 Southwest 1st Avenue Portland, OR 97201	Collateral Asset Summary – Loan No. 10 Park Square Portland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,400,000 45.0% 2.06x 11.9%

and all landlord obligations under the applicable replacement lease (including the payment of any leasing commissions) have been satisfied in full.

A “Lease Sweep Lease” means (i) the Cambia lease or (ii) any replacement lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates, covers the majority of the space demised under the Cambia lease.

Initial Reserves.    At origination, the borrower deposited (i) $122,057 into an insurance reserve account, (ii) $3,167 into a TI/LC reserve account and (iii) $112,116 into a required repairs reserve account, which represents 125.0% of the engineer’s estimated costs.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $75,095, into a tax reserve account, (ii) $6,162 into a replacement reserve account and (iii) $24,647 into a TI/LC reserve account, subject to a cap of $591,536. If a blanket insurance policy is not in place, the borrower is required to deposit 1/12 of the estimated annual insurance premiums. Additionally, during a Lease Sweep Period, all excess cash will be swept into the lease sweep reserve account.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 Southwest Market Street & 1621 Southwest 1st Avenue Portland, OR 97201	Collateral Asset Summary – Loan No. 10 Park Square Portland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,400,000 45.0% 2.06x 11.9%

WEST END
NORTH CBD
GOOSE HOLLOW
Portland
SOUTH CBD
UNIVERSITY DISTRICT
Portland State UNIVERSITY
Willamette River
Park Square Portland
100 Southwest Market Street &
1621 Southwest 1st Avenue
Portland, OR 97201
SOUTH AUDITORIUM
RIVERPLACE
WASHINGTON
OREGON
Portland

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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80 Park Plaza Newark, NJ 07102	Collateral Asset Summary – Loan No. 11 80 Park Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,500,000 75.0% 1.52x 9.4%

Mortgage Loan Information
Loan Seller:	CGMRC
Loan Purpose:	Acquisition
Sponsor:	Elchonon Schwartz; Simon Glick
Borrower:	80 Park Plaza SPE LLC; Quentin 80 Park Plaza LLC; Jo-Ash 80 Park Plaza LLC

Original Balance(1):	$41,500,000
Cut-off Date Balance(1):	$41,500,000
% by Initial UPB:	4.3%
Interest Rate:	4.4500%
Payment Date:	6th of each month
First Payment Date:	November 6, 2016
Maturity Date:	October 6, 2026
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt(1):	$91,500,000 Pari Passu Debt; Future Mezzanine Debt Permitted

Call Protection(2):	L(26), D(90), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves
	Initial	Monthly
Taxes:	$906,128	$302,043
Insurance:	$35,304	$17,652
Replacement(3):	$4,500,000	Springing
TI/LC(4):	$1,500,000	Springing
Unfunded Obligations:	$1,422,745	$0

Financial Information(5)
Cut-off Date Balance / Sq. Ft.:	$138
Balloon Balance / Sq. Ft.:	$121
Cut-off Date LTV:	75.0%
Balloon LTV:	65.6%
Underwritten NOI DSCR(6):	1.56x
Underwritten NCF DSCR(6):	1.52x
Underwritten NOI Debt Yield:	9.4%
Underwritten NCF Debt Yield:	9.2%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Newark, NJ
Year Built / Renovated:	1979 / 2015
Total Sq. Ft.:	960,689
Property Management:	Nightingale Realty, LLC
Underwritten NOI:	$12,507,483
Underwritten NCF:	$12,199,014
Appraised Value:	$177,400,000
Appraisal Date:	August 1, 2016

Historical NOI
Most Recent NOI:	$9,647,342 (T-12 May 31, 2016)
2015 NOI:	$9,413,563 (December 31, 2015)
2014 NOI:	$8,956,493 (December 31, 2014)
2013 NOI:	$8,866,667 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	85.8% (July 19, 2016)
2015 Occupancy:	96.4% (December 31, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)

(1)	The Original Balance and Cut-off Date Balance of $41.5 million represents the non-controlling Notes A-3 which together with the controlling pari passu companion Notes A-1 and A-2 and the non-controlling pari passu companion Notes A-4A and A-4B, with an original principal balance of $91.5 million, comprise the 80 Park Plaza whole loan (the “80 Park Plaza Whole Loan”) with an aggregate original principal balance of $133.0 million. For additional information see “Description of the Mortgage Pool–The Whole Loans–80 Park Plaza Whole Loan” in the Preliminary Prospectus.

(2)	The lockout period will be at least 26 payment dates beginning with and including the first payment date of November 6, 2016. Defeasance of the 80 Park Plaza Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) September 30, 2019. The assumed lockout period of 26 payments is based on the expected CD 2016-CD2 securitization closing date in December 2016. The actual lockout period may be longer.

(3)	Monthly payments of approximately $16,012 are required if the amount in the replacement reserve account falls below $250,000 and continue until the cap of $1.0 million is reached.

(4)	Monthly payments of approximately $40,029 are required if the amount in the TI/LC reserve account falls below $1.0 million and continue until the cap of $1.0 million is reached. There are also monthly payments of approximately $80,057 upon the occurrence of a Specified IG Leasing Reserve Trigger (as defined in the loan documents), which are not subject to the cap. There are also monthly payments of approximately $160,115 upon the occurrence of a Specified Tenant Secondary Leasing Reserve Trigger (as defined in the loan documents) not subject to the cap.

(5)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate 80 Park Plaza Whole Loan, which has an aggregate principal balance as of the Cut-off Date of $133.0 million.

(6)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.08x and 2.03x, respectively.

TRANSACTION HIGHLIGHTS

▪	Property/Amenities. The 80 Park Plaza property is comprised of a 960,689 sq. ft., Class A office building located in the Newark, New Jersey central business district. The 80 Park Plaza property was developed as a build-to-suit in 1979 to serve as the headquarters for Public Service Enterprise Group (“PSEG”). The 80 Park Plaza property includes both a 26-story office tower and a three-story plaza building which is used as PSEG’s walk-in customer service center. Building amenities include a full-service cafeteria with executive dining, a fitness center, a conference room and a 70,000 sq. ft. data center. The two buildings are connected via a two-story, enclosed pedestrian bridge. The 80 Park Plaza property currently serves as the headquarters of PSEG which has been in Newark since the company’s inception in 1903.

▪	Location/Market. The 80 Park Plaza property is located in the central business district of Newark, New Jersey, approximately 20 miles west of New York City. The 80 Park Plaza property is part of Essex County which is located in the New York-New Jersey-Pennsylvania metropolitan statistical area. According to the appraisal, Essex County has an estimated 2016 population of 800,607. According to the appraisal, the neighborhood surrounding the 80 Park Plaza property is primarily influenced by its proximity to the Prudential Center and to public transportation, including Newark’s Pennsylvania Station. Pennsylvania Station provides commuter train and PATH line access and NJ Transit’s Broad Street station provides access via the Newark Light Rail System.

▪	Sponsorship/Management. The borrowers are 80 Park Plaza SPE LLC, Quentin 80 Park Plaza LLC and Jo-Ash 80 Park Plaza LLC, as tenants-in-common, all of which are single-purpose, Delaware limited liability companies with two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 80 Park Plaza loan. The non-recourse carveout guarantors for the 80 Park Plaza loan are Elchonon Schwartz and Simon Glick. Mr. Schwartz is the founder of The Nightingale Group, LLC, a privately held real estate investment firm. Mr. Glick is a New York-based investor who has invested in projects worldwide.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

667 Madison Avenue New York, NY 10065	Collateral Asset Summary – Loan No. 12 667 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 24.7% 3.88x 13.2%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Credit Assessment (Moody’s/Fitch/KBRA)(1):	A3/BBB-/AA+
Sponsor(2):	Hartz Financial Corp.
Borrower(2):	667 Madison Avenue DE LLC
Original Balance(3):	$40,000,000
Cut-off Date Balance(3):	$40,000,000
% by Initial UPB:	4.1%
Interest Rate:	3.1990%
Payment Date:	6th of each month
First Payment Date:	November 6, 2016
Final Maturity Date:	October 6, 2026
Amortization:	Interest Only
Additional Debt(3)(4):	$143,000,000 Pari Passu Debt; $71,000,000 Subordinate Secured Debt; Future Mezzanine Debt Permitted
Call Protection:	L(26), D(90), O(4)
Lockbox / Cash Management(5):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$4,109,018	$983,019
Insurance(6):	$0	Springing
Replacement:	$0	$7,827
TI/LC(7):	$0	$83,333

Financial Information
	Senior Notes(8)	Whole Loan(9)
Cut-off Date Balance / Sq. Ft.:	$668	$927
Balloon Balance / Sq. Ft.:	$668	$927
Cut-off Date LTV:	24.7%	34.3%
Balloon LTV:	24.7%	34.3%
Underwritten NOI DSCR:	4.06x	2.92x
Underwritten NCF DSCR:	3.88x	2.79x
Underwritten NOI Debt Yield:	13.2%	9.5%
Underwritten NCF Debt Yield:	12.6%	9.1%

(1)	Moody’s/Fitch/KBRA provided the above ratings for the 667 Madison Avenue mortgage loan in the context of its inclusion in the mortgage pool. On a standalone basis, Fitch rated the 667 Madison mortgage loan “BBB-“.

(2)	The non-recourse carveout guarantor, Hartz Financial Corp., is capitalized solely with a $5,000,000 demand note and is liable under similar guaranties on other loans.
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1985 / NAP
Total Sq. Ft.:	273,983
Property Management:	Hartz Mountain Industries, Inc.
Underwritten NOI:	$24,091,232
Underwritten NCF:	$23,022,736
Appraised Value:	$740,000,000
Appraisal Date:	July 1, 2016

Historical NOI
Most Recent NOI:	$22,918,029 (T-12 June 30, 2016)
2015 NOI:	$20,709,905 (December 31, 2015)
2014 NOI:	$19,076,541 (December 31, 2014)
2013 NOI:	$21,543,759 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy(10):	81.8% (November 1, 2016)
2015 Occupancy:	93.9% (December 31, 2015)
2014 Occupancy:	83.9% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
(3)	The Original Balance and Cut-off Date Balance of $40.0 million represents the original principal balance of the non-controlling Note A-2 of a $254.0 million whole loan evidenced by three promissory notes: two pari passu senior notes, with an aggregate original principal balance of $183.0 million, and one subordinate note with an original principal balance of $71.0 million. The senior controlling Note A-1 with an original principal balance of $143.0 million and the subordinate note were contributed to the COMM 2016-667M mortgage trust. For additional information see “Description of the Mortgage Pool–The Whole Loans–667 Madison Whole Loan” in the Preliminary Prospectus.

(4)	Mezzanine debt is permitted after the last securitization of any pari passu note evidencing the mortgage loan provided, among other conditions, (i) the mezzanine loan amount does not exceed $100,000,000 (ii) based on the mortgage loan and the mezzanine loan, (a) the LTV is no more than 34.3%, (B) the DSCR is no less than 3.15x and (C) the Debt Yield is no less than 10.2% and (iii) the mezzanine loan is secured only by collateral which is not collateral for the mortgage loan.

(5)	In place cash management will be triggered upon the occurrence of (i) an event of default, (ii) the DSCR falling below 1.20x or (iii) upon the origination of a mezzanine loan; and will end if, (A) with respect to clause (i) the event of default has been cured and such cure has been accepted by the lender (and no other event of default is then continuing), (B) with respect to clause (ii), the DSCR is 1.25x for two consecutive quarters or (C) with respect to clause (iii), the mezzanine loan is no longer outstanding.

(6)	If an acceptable blanket insurance policy is no longer in place, the borrower will be required to deposit 1/12 of the annual insurance premiums into the insurance reserve account.

(7)	The TI/LC reserve is subject to a cap of $4.0 million.

(8)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the senior notes only, which have an aggregate original principal balance of $183.0 million.

(9)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the 667 Madison Avenue whole loan, which has an aggregate original principal balance of $254.0 million, and includes $71.0 million of subordinate debt.

(10)	Most Recent Occupancy decreased from 2015 occupancy due to the downsizing of a tenant that reduced its 31,408 sq. ft. occupancy in the building to a 3,250 sq. ft. space effective November 16, 2016. See “Tenancy” section below.

TRANSACTION HIGHLIGHTS
▪	Property. The 667 Madison Avenue property is a 24-story, Class A office building located in Midtown Manhattan, one block east of Central Park at the corner of Madison Avenue and 61st Street. The 667 Madison Avenue property includes office space (248,667 sq. ft., 90.8% of NRA), much of which features Central Park views, retail space (16,681 sq. ft., 6.1% of NRA) with Madison Avenue frontage, storage space (6,257 sq. ft., 2.3% of NRA) and amenity space (2,378 sq. ft., 0.9% of NRA) with a new fitness center and golf simulator.

▪	Market. The 667 Madison Avenue property is located in the Midtown Manhattan’s Plaza District one of the largest Class A office submarkets in the country with approximately 81.3 million sq. ft. of Class A office space as of the first quarter of 2016. According to the appraisal, 25 of the Fortune 500 companies are headquartered in the Plaza District and the Plaza District historically has evidenced the highest rents in Midtown Manhattan due to the demand generated by its location and building quality. The appraisal determined comparable office market rents ranging from $120 PSF to $220 PSF and comparable grade level retail market rents ranging from $1,400 PSF to $2,150 PSF.

▪	Tenancy. The 667 Madison Avenue property was 81.8% occupied as of November 1, 2016, which is substantially below its 10-year historic occupancy of 95.4% and below the 87.1% direct occupancy of six directly competitive buildings as determined by the appraisal. The most recent decline in occupancy is mainly a result of a downsizing of Berenson, a privately owned independent investment bank. Berenson reduced its 31,408 sq. ft. occupancy in the building to a 3,250 sq. ft. space effective November 16, 2016.

▪	Sponsorship. The sponsor of the borrower is Hartz Financial Corp., one of the holding companies of a privately held diversified enterprise that was founded in 1926 and currently invests in commercial real estate, multifamily rental real estate, hospitality, oil, natural gas and finance. Hartz Mountain Industries, Inc., an affiliate of the sponsor built the 667 Madison Avenue property in 1985 and has owned and operated it since. Hartz Mountain Industries, Inc. is a full service real estate company that was formed in 1970 and is headquartered in Secaucus, New Jersey. The company is one of the largest privately held real estate owners/developers in the United States. Hartz Mountain Industries, Inc.’s portfolio includes approximately 235 properties comprising over 38 million sq. ft. primarily in New York and New Jersey. The diversified real estate portfolio is comprised of Class A corporate offices, warehouse and distribution facilities, hotels, multifamily developments, retail centers and restaurants, including notable developments in Manhattan such as SoHo Grand, a 355-room hotel and The Roxy Hotel, a 201-room hotel. In addition to managing the 667 Madison Avenue property, Hartz Mountain Industries, Inc. leases 7,900 sq. ft. on the 15th and 24th floors of the 667 Madison Avenue property for use as office space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2401 & 2701 Utah Avenue South Seattle, WA 98134	Collateral Asset Summary – Loan No. 13 Starbucks Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 30.9% 3.16x 12.3%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor(1):	Peter P. Nitze; Kevin Daniels
Borrower:	First and Utah Properties, LLC
Original Balance(2):	$35,000,000
Cut-off Date Balance(2):	$35,000,000
% by Initial UPB:	3.6%
Interest Rate:	3.5240%
Payment Date:	6th of each month
First Payment Date:	November 6, 2016
Anticipated Repayment Date(3)(4):	October 6, 2026
Final Maturity Date:	October 6, 2028
Amortization:	Interest Only, ARD
Additional Debt(2)(3):	$105,000,000 Pari Passu Debt; Future Mezzanine Debt Permitted
Call Protection(5):	L(26), D(89), O(5)
Lockbox / Cash Management(6):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$13,389	$74,381
Insurance(7):	$165,278	Springing
Replacement(8):	$0	$25,112
TI/LC(9):	$455,670	Springing
Environmental(10):	$177,500	Springing
Rent Concession:	$303,780	$0
Lease Sweep(11):	$0	Springing

Financial Information(12)
Cut-off Date Balance / Sq. Ft.:	$93
Balloon Balance / Sq. Ft.:	$93
Cut-off Date LTV:	30.9%
Balloon LTV:	30.9%
Underwritten NOI DSCR:	3.44x
Underwritten NCF DSCR:	3.16x
Underwritten NOI Debt Yield:	12.3%
Underwritten NCF Debt Yield:	11.3%
(1)	The borrower sponsors are not guarantors for the Starbucks Center mortgage loan. There is no nonrecourse carve-out guarantor for the Starbucks Center Whole Loan other than that the loan is full recourse to the borrower for typical non-recourse carveouts. Nitze-Stagen & Co., Inc. agreed to indemnify lender for any loss, up to $1.0 million, related to the borrower’s failure to comply with environmental laws and/or remediation of the Starbucks Center property. The borrower sponsors, Peter P. Nitze and Kevin Daniels, are Chairman and Vice Chairman, respectively, of Nitze-Stagen & Co., Inc. For additional information see “Description of the Mortgage Pool–The Whole Loans–Starbucks Center Whole Loan” in the Preliminary Prospectus.

(2)	The Original Balance and Cut-off Date Balance of $35.0 million represents the non-controlling A-3, which together with the controlling pari passu Note A-2 and the non-controlling Note A-3, with an aggregate original principal balance of $105.0 million, comprise the Starbucks Center whole loan with an aggregate original principal balance of $140.0 million.

(3)	Provided the Anticipated Repayment Date has not yet occurred, the Starbucks Center mortgage loan permits either future mezzanine debt (to an affiliate of the borrower) or a future preferred equity investment (in the borrower) provided, among other things, (i) based on the combined balances (A) the LTV is no more than 48.5%, (B) the DSCR is no less than 1.65x and (C) debt yield is no less than 10.5%, (ii) such future indebtedness is (A) coterminous with the Starbucks Center whole loan and (B) conditioned on lender receiving rating agency approval, (iii) with respect to a preferred equity investment, such investment is not secured by any collateral and creates no obligations or liabilities on the part of the borrower and (iv) with respect to a mezzanine loan, the related such junior lender enters into either an intercreditor or recognition agreement, as applicable, with lender.
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Office/Retail
Collateral:	Fee Simple
Location:	Seattle, WA
Year Built / Renovated:	1912, 1915, 1993 / 2001
Total Sq. Ft.:	1,506,716
Property Management:	Nitze-Stagen & Co., Inc.
Underwritten NOI:	$17,196,971
Underwritten NCF:	$15,789,882
Appraised Value(13):	$453,500,000
Appraisal Date:	June 21, 2016

Historical NOI
Most Recent NOI(14):	$15,479,016 (T-12 June 30, 2016)
2015 NOI:	$16,173,241 (December 31, 2015)
2014 NOI:	$16,524,259 (December 31, 2014)
2013 NOI:	$15,921,473 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy(15):	93.0% (August 1, 2016)
2015 Occupancy:	97.7% (December 31, 2015)
2014 Occupancy:	97.5% (December 31, 2014)
2013 Occupancy:	98.6% (December 31, 2013)
(4)	From and after the Anticipated Repayment Date, the Starbucks Center mortgage loan accrues interest at a fixed rate that is equal to the greater of (i) 5.5240% and (ii) the 10-year swap spread as of the Anticipated Repayment Date plus 4.0000%.

(5)	After the lockout expiration date but prior to the Anticipated Repayment Date, the borrower may obtain the release of the Home Depot parcel upon a bona fide third-party sale provided, among other things, (i) the DSCR for the remaining properties is not less than the greater of the DSCR immediately preceding the partial release and 2.02x, (ii) the LTV for the remaining properties does not exceed the lesser of the LTV immediately preceding such release and 45.0%, and (iv) the borrower defeases the loan in an amount equal to $10,960,000 plus accrued and unpaid interest on the portion of the principal being defeased.

(6)	A hard lockbox and in-place cash management will be triggered upon the occurrence of (i) an event of default, (ii) the Anticipated Repayment Date, (iii) the DSCR falling below 1.20x, (iv) the commencement of an Environmental Sweep Period (as defined below), (v) the commencement of a Lease Sweep Period (as defined below), and (vi) a default under any mezzanine loan or preferred equity.

(7)	If an acceptable blanket policy is no longer in place, the borrower will be required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve on a monthly basis.

(8)	The replacement reserve is subject to a cap of $602,686.

(9)	The borrower will be required to make monthly deposits into the TI/LC reserve equal to the of lesser of (i) $188,340 and (ii) the difference between $15,067,160 and the rollover funds and the lease sweep funds in aggregate then on deposit if (a) the Starbucks lease is no longer in effect or (b) Starbucks credit rating falls below BBB or equivalent. The TI/LC reserve is subject to an aggregate cap of $15,067,160.

(10)	On each monthly payment date during an Environmental Sweep Period, the borrower will be required to deposit all excess cash into the environmental reserve. An “Environmental Sweep Period” will commence if (a) any response, remedial, removal or corrective action not already identified in the loan agreement by the environmental consultant is required in order to obtain closure of the environmental matters, or one or more additional matters are discovered at the Starbucks Center property that require any response, remedial, removal or corrective action up to a cap of 125% of the estimated costs to complete the work.

(11)	On each monthly payment date during a Lease Sweep Period, the borrower will be required to deposit all excess cash into the lease sweep reserve. A “Lease Sweep Period” will commence upon (i) the date that is 12 months prior to the earliest stated expiration of a Lease Sweep Lease (as defined below) or the date the tenant under a Lease Sweep Lease is required to give notice of renewal (if longer than 12 months prior to the expiration), (ii) the date that the Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or receipt by the borrower of notice from any tenant under a Lease Sweep Lease that it intends to surrender, cancel or terminate its lease, (iii) a monetary or material non-monetary default under a Lease Sweep Lease, or (iv) a decline in the credit rating of the Lease Sweep Lease tenant (or its parent entity) below “BB” or the equivalent by any rating agency. A “Lease Sweep Lease” means (i) the Starbucks lease or (ii) any replacement lease that, either individually, or when taken together with any other lease covers the majority of the space demised under the Starbucks lease. “Lease Sweep Deposit Amount” means an amount equal to the total rentable square feet of the applicable Lease Sweep lease multiplied by $10.00.

(12)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Starbucks Center whole loan balance.

(13)	The appraiser concluded to a dark value of approximately $31.1 million for the Home Depot building and approximately $360.3 million for the Starbucks building. The aggregate dark value of approximately $391.4 million results in an LTV ratio of 35.8%.

(14)	The decrease in Most Recent NOI is due to Office Max vacating the Starbucks Center property in order to develop the new Starbucks Center property lobby store.

(15)	Most Recent Occupancy represents the physical occupancy as of August 1, 2016, which includes 76,518 sq. ft. (5.1% of NRA) that is on a month-to-month basis and has been underwritten as vacant.

TRANSACTION HIGHLIGHTS
▪	Property. The Starbucks Center property is a mixed use office and retail property located approximately one mile south of downtown Seattle, Washington. The Starbucks Center property consists of the Starbucks corporate headquarters building and an adjacent Home Depot store. The Starbucks Center property totals approximately 1.5 million sq. ft. throughout two buildings, including the approximately 1.4 million sq. ft. Starbucks building and the 108,000 sq. ft. Home Depot building. The Starbucks building consists of a nine-story office building originally built in 1912 and 1915 with expansions taking place in 1956, 1965, 1974 and 2001. The Home Depot building consists of the single story retail box located on a pad site and was built by the sponsors in 1993. Collateral for the Starbucks Center loan also includes two seven-story standalone parking structures built in 1976 and 2002, comprising 1,138 parking spaces that serve the Starbucks building. In addition, the Starbucks Center property has 650 surface spaces for a total parking ratio of 1.19 spaces per 1,000 sq. ft. The Starbucks tenant also owns two additional non-collateral parking lots adjacent to the Home Depot building.

▪	Tenancy. As of August 1, 2016, the Starbucks Center property was 93.0% leased to 19 tenants including three investment grade rated tenants accounting for 86.6% of the NRA and 99.2% of the U/W Base Rent. The tenancy includes Starbucks (76.4% of NRA, 80.1% of U/W Base Rent, rated A/A2/A- by Fitch/Moody’s/S&P), Home Depot (7.2% of NRA, 12.7% of U/W Base Rent, rated A/A2/A by Fitch/Moody’s/S&P) and Amazon (3.0% of NRA, 6.5% of U/W Base Rent, rated Baa1/AA- by Moody’s/S&P). Starbucks first took occupancy at Starbucks Center in 1993 with a short-term lease for two floors. Since taking occupancy, Starbucks has invested over $59.0 million directly into its space on upgrades, expansions and conversion of approximately 1.0 million sq. ft. of former retail and warehouse space into modernized creative office space, and currently houses approximately 4,500 employees at Starbucks Center.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

163 Rochester Drive Louisville, KY 40214	Collateral Asset Summary – Loan No. 14 Airport Industrial Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,795,000 72.5% 1.44x 10.0%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Lawrence A. Kestin
Borrower:	Titan R&D Louisville II, LLC
Original Balance:	$24,795,000
Cut-off Date Balance:	$24,795,000
% by Initial UPB:	2.5%
Interest Rate:	4.1940%
Payment Date:	6th of each month
First Payment Date:	December 6, 2016
Maturity Date:	November 6, 2026
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$12,157	$2,427
Insurance(2):	$0	Springing
Replacement:	$0	$9,226
TI/LC:	$900,000	$8,333
Ground Rent(3):	$107,152	Springing
Lease Sweep(4):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$22
Balloon Balance / Sq. Ft.:	$19
Cut-off Date LTV(5):	72.5%
Balloon LTV(5):	63.0%
Underwritten NOI DSCR(6):	1.71x
Underwritten NCF DSCR(6):	1.44x
Underwritten NOI Debt Yield:	10.0%
Underwritten NCF Debt Yield:	8.4%
(1)	In place cash management will be triggered upon (i) an event of default, (ii) the DSCR falling below 1.15x during any calendar quarter or (iii) a Lease Sweep Period (as defined below).

(2)	The borrower is not required to make monthly deposits into the insurance escrow so long as a blanket policy is in effect, and with respect to premises leased by the largest tenant, BAE Systems, (651,214 sq. ft., 58.8% of NRA), the borrower is not required to insure (or escrow for) insurance related to this space for so long as, among other things, (i) the BAE Systems lease is in full force and effect, (ii) the policies maintained by BAE Systems are in compliance with the loan documents, (iii) BAE Systems is paying insurance premiums and (iv) BAE Systems provides evidence to lender that such premiums have been paid.
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Warehouse/Distribution Industrial
Collateral:	Leasehold
Location:	Louisville, KY
Year Built / Renovated:	1943-1986 / NAP
Total Sq. Ft.:	1,107,110
Property Management:	Glenmont AIC Management Co, LLC
Underwritten NOI:	$2,481,532
Underwritten NCF:	$2,094,651
Appraised Value(5):	$34,200,000
Appraisal Date(5):	September 12, 2017

Historical NOI
Most Recent NOI:	$2,357,597 (T-12 June 30, 2016)
2015 NOI:	$2,130,892 (December 31, 2015)
2014 NOI:	$2,067,737 (December 31, 2014)
2013 NOI:	$2,171,409 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	97.1% (September 28, 2016)
2015 Occupancy:	97.0% (December 31, 2015)
2014 Occupancy:	97.0% (December 31, 2014)
2013 Occupancy:	97.0% (December 31, 2013)

(3)	On each monthly payment date that any of the Ground Rent Account Suspension Conditions are not satisfied, the borrower is required to deposit an amount equal to the greater of (i) 125% of the ground rent set forth in the annual budget and (ii) 125% of the ground rent that was due for the monthly period that was 12 months prior to such payment date. The “Ground Rent Account Suspension Conditions” collectively mean all of the following: (i) no event of default has occurred, (ii) the borrower pays all ground rent as and when required, (iii) no monetary or non-monetary (by the borrower) defaults have occurred under the ground lease and (iv) the borrower maintains funds equal to three months of ground rent in the ground rent reserve account.

(4)	On each monthly payment date during a Lease Sweep Period, the borrower is required to deposit all excess cash into the lease sweep reserve. A “Lease Sweep Period” will commence upon (i) the earlier of (a) the date that is 12 months prior to the earliest stated expiration of a Lease Sweep Lease (as defined below) or (b) the date by which the tenant under a Lease Sweep Lease is required to give notice of its exercise of a renewal options, (ii) the date that the Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or the date the borrower receives notice of such intension from any tenant under a Lease Sweep Lease, (iii) the date that the tenant under the Lease Sweep Lease discontinues its business or gives notice that it intends to discontinue its business, (iv) a default under a Lease Sweep Lease beyond any applicable notice and cure period or (v) a bankruptcy or insolvency proceeding of any tenant under a Lease Sweep Lease. A “Lease Sweep Lease” is (i) the lease with BAE Systems, or Raytheon Company, or (ii) any replacement lease or leases that collectively cover the majority of the applicable lease sweep space.

(5)	Represents the “As Stabilized” appraised value, which assumes the payment of the full tenant improvement allowance and leasing commission associated with the largest tenant, BAE Systems’ recent renewal, which amount was partially paid at loan origination with the remainder reserved in the TI/LC account, $900,000 of which is attributed to BAE Systems. Based on the “As-is” appraised value of $32.68 million ($30 PSF), as of September 12, 2016, the Cut-off Date LTV is 75.9%.

(6)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DCSR and Underwritten NCF DSCR are 2.35x and 1.99x, respectively.

TRANSACTION HIGHLIGHTS
▪	Property/Tenancy. The Airport Industrial Center property is comprised of 1,107,110 sq. ft. across 10 primary industrial warehouse buildings and multiple small storage buildings located on a 60.4 acre site in Louisville, Kentucky. The two largest tenants comprise 90.6% of NRA and are involved in manufacturing of defense equipment, including: BAE Systems (58.8% NRA) rated BBB/BBB/Baa2 by Fitch/S&P/Moody’s and Raytheon Company (31.7% NRA) rated p129A-/A/A3 by Fitch/S&P/Moody’s. Both tenants have been in occupancy at the property for over 15 years and have invested millions into their respective spaces according to the appraisal. In February 2016 BAE Systems renewed its lease and expanded its space at the Airport Industrial Center property by approximately 5.8%, with all remaining tenant improvements associated with the new lease reserved by the lender at loan closing.

▪	Ground Lease/ PILOT. The Airport Industrial Center property is subject to a long-term 97.5-year ground lease which expires on March 23, 2103 with the Louisville Redevelopment Authority, Inc. The ground rent payment consists of approximately 3.0% of income minus operating expenses and a 6.0% management fee and 50% of the expense reimbursements paid to borrower by tenants at the property. Additionally, the borrower is required to make payments-in-lieu of taxes (“PILOT”) to the ground lessor and the school district pursuant to the ground lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9120 North Freeway Fort Worth, TX 76177	Collateral Asset Summary – Loan No. 15 Sam Moon Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,555,342 72.2% 1.44x 9.3%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsors:	Daniel Moon; Samuel Moon
Borrower:	SM Center FWA, LLC
Original Balance:	$24,650,000
Cut-off Date Balance:	$24,555,342
% by Initial UPB:	2.5%
Interest Rate:	4.5000%
Payment Date:	6th of each month
First Payment Date:	October 6, 2016
Maturity Date:	September 6, 2026
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(27), D(89), O(4)
Lockbox / Cash Management(1):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$558,156	$69,770
Insurance(2):	$0	Springing
Replacement(3):	$0	$2,798
TI/LC(4):	$350,000	$10,492
Required Repairs:	$74,448	NAP
TFF Holdback(5):	$2,830,372	$0
TFF Free Rent(6):	$147,000	$0
TFF Prepaid Rent(6):	$37,100	$0
Lease Sweep(7):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$146
Balloon Balance / Sq. Ft.:	$119
Cut-off Date LTV:	72.2%
Balloon LTV:	58.6%
Underwritten NOI DSCR:	1.53x
Underwritten NCF DSCR:	1.44x
Underwritten NOI Debt Yield:	9.3%
Underwritten NCF Debt Yield:	8.8%
(1)	A hard lockbox will be triggered upon (i) an event of default, (ii) the DSCR falling below 1.25x or (iii) a Lease Sweep Period (as defined herein) (collectively, a “Cash Management Trigger Event”). In place cash management will be triggered upon (i) an event of default, (ii) the DSCR falling below 1.20x, and (iii) a Lease Sweep Period (collectively, a “Trigger Period”).

(2)	If an acceptable blanket policy is no longer in place, the borrower is required to make monthly deposits of 1/12 of the estimated annual insurance premiums into the insurance reserve account.

(3)	Replacement reserves are subject to a cap of $100,726.

(4)	TI/LC reserves are subject to a cap of $600,000.
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Fort Worth, TX
Year Built / Renovated:	2009 / NAP
Total Sq. Ft.:	167,878
Property Management:	Moon Brothers Management, Inc.
Underwritten NOI:	$2,289,640
Underwritten NCF:	$2,165,155
Appraised Value:	$34,000,000
Appraisal Date:	June 14, 2016

Historical NOI
Most Recent NOI:	$2,169,516 (T-12 March 31, 2016)
2015 NOI:	$2,173,757 (December 31, 2015)
2014 NOI:	$1,902,577 (December 31, 2014)
2013 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	87.5% (August 23, 2016)
2015 Occupancy:	91.5% (December 31, 2015)
2014 Occupancy:	89.1% (December 31, 2014)
2013 Occupancy:	NAV
(5)	The lender will be required to disburse $1,415,186 of the TFF Holdback Reserve to the borrower upon the satisfaction of certain conditions, including delivery by borrower to the lender a current tenant estoppel certificate from Texas Family Fitness (“TFF”) which confirms (i) the borrower has delivered the premises under the TFF lease to TFF in accordance with the terms of the lease, including completion of the landlord work set forth in the loan documents, (ii) that TFF has accepted possession of the TFF space, (iii) the delivery date of the space to the TFF tenant and (iv) all contingencies related to completion of landlord work and delivery of the TFF space have been satisfied. The remaining portion of the holdback account will be disbursed to the borrower when (i) the TFF lease commencement conditions, as defined in the loan documents, have been satisfied and (ii) immediately preceding the last day of each calendar quarter the debt yield for the Sam Moon Center property is at least 8.0%.

(6)	Provided the TFF commencement conditions, as defined in the loan documents, have been satisfied, the lender will be required to disburse the TFF free rent funds and the TFF prepaid rent funds to the borrower provided no cash management trigger event has occurred. After the occurrence of a cash management trigger event, (i) amounts in the TFF free rent funds will be applied on each applicable free rent monthly payment date to payment of rent and any remaining amounts to the borrower and (ii) amounts in the TFF prepaid rent reserve, upon the monthly payment date for the month immediately after the expiration of the six month free rent period for TFF, will be disbursed to the borrower.

(7)	During a Lease Sweep Period (as defined below), all excess cash will be deposited into the lease sweep account. A “Lease Sweep Period” will commence upon (i) the earlier of (a) the date that is 12 months prior to the earliest stated expiration of a Lease Sweep Lease (as defined below) or (b) the date by which the tenant under a Lease Sweep Lease is required to give notice of its exercise of a renewal option and such renewal has not been exercised, (ii) the date that the Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or receipt by the borrower of such notice from any tenant under a Lease Sweep Lease, (iii) (a) the date that the tenant under the Lease Sweep Lease discontinues its business or gives notice that it intends to discontinue its business or (b) the date that the TFF tenant discontinues its business or gives notice that it intends to discontinue its business, (iv) a default under a Lease Sweep Lease beyond any applicable notice and cure period or (v) a bankruptcy or insolvency proceeding of any tenant under a Lease Sweep Lease or its parent entity. A “Lease Sweep Lease” is (i) the Ashley Furniture lease or (ii) any replacement lease or leases that collectively cover the majority of the applicable lease sweep space.

TRANSACTION HIGHLIGHTS

■	Alliance Town Center: Partnering with Hillwood Development Company in 2009, the borrower sponsor developed the Sam Moon Center property within Alliance Town Center. Alliance Town Center is a 1.1 million sq. ft., 98.0% leased retail, restaurant, and entertainment destination anchored by Belk, Cinemark, Kroger’s, JC Penney, Dick’s Sporting Goods, Best Buy, DSW, Pet Smart, and several other nationally-recognized retailers. Per the appraisal, the Best Buy at the Alliance Town Center achieves over $800 PSF in sales and is the number one performing Best Buy in Tarrant County. In addition, Kroger’s is estimated to achieve approximately $1.0-$1.5 million in sales per week and is one of the top performing Kroger’s in the metropolitan statistical area. Additionally, the appraisal states that Cinemark reports that sales at the Alliance location are among the top five in the entire Cinemark chain. The Alliance Town Center is located in Fort Worth, Texas and situated within the 17,000-acre, Alliance, Texas master-planned community. The Sam Moon Center property is located directly off Interstate 35 West and south of Heritage Trace Parkway.

■	Tenancy. The Sam Moon Center property is 87.5% leased as of August 23, 2016. The property is anchored by Ashley Furniture (22.9% of NRA, 19.9% of U/W base rent), Texas Family Fitness (12.5% of NRA, 12.2% of U/W Base Rent) and SM Trading (11.6% of NRA, 15.3% of U/W Base Rent). Additionally, several national and regional junior anchor and in-line tenants operate at the Sam Moon Center property including Sola Salon Studios, Firehouse Subs, Fuzzy’s Taco Shop, Five Guys and Sunstone Yoga. The weighted average lease term for tenants at the Sam Moon Center property is 10.3 years. The Sam Moon Center property has experienced positive recent leasing momentum in the past 18 months evidenced by four new leases signed totaling 33,070 square feet (19.7% of NRA).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 16 Mills Fleet Farm	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,881,174 63.4% 1.64x 11.4%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Recapitalization/Acquisition
Sponsor:	STORE Capital Corporation
Borrower:	STORE SPE Mills Fleet 2016-1, LLC
Original Balance(1):	$20,000,000
Cut-off Date Balance(1):	$19,881,174
% by Initial UPB:	2.0%
Interest Rate:	4.7500%
Payment Date:	6th of each month
First Payment Date:	August 6, 2016
Maturity Date:	July 6, 2026
Amortization:	360 months
Additional Debt(1):	$44,732,642 Pari Passu Debt
Call Protection(2)(3):	L(29), D(87), O(4)
Lockbox / Cash Management(4):	Springing Soft / Springing

Reserves
	Initial	Monthly
Taxes(5):	$0	Springing
Insurance(5):	$0	Springing
Replacement(6):	$0	Springing
TI/LC(7):	$0	Springing

Financial Information(8)
Cut-off Date Balance / Sq. Ft.:	$62
Balloon Balance / Sq. Ft.:	$51
Cut-off Date LTV:	63.4%
Balloon LTV:	52.0%
Underwritten NOI DSCR:	1.81x
Underwritten NCF DSCR:	1.64x
Underwritten NOI Debt Yield:	11.4%
Underwritten NCF Debt Yield:	10.3%
(1)	The Original Balance of $20.0 million represents the non-controlling A-3, which together with the controlling pari passu Note A-2 and the non-controlling pari passu Note A-1, with an aggregate original principal balance of $45.0 million, comprise the Mills Fleet Farm whole loan with an aggregate original principal balance of $65.0 million. For additional information see “Description of the Mortgage Pool – The Whole Loans – The Mills Fleet Farm Whole Loan” in the Preliminary Prospectus.

(2)	The lockout period will be at least 29 payment dates beginning with and including the first payment date of August 6, 2016. Defeasance of the full $65.0 million Mills Fleet Farm whole loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) August 6, 2019. The assumed lockout period of 29 payments is based on the expected CD 2016-CD2 securitization closing date in December 2016. The actual lockout period may be longer.

(3)	So long as the master lease (which is the lease between the borrower and Mills Fleet that collectively covers all five properties) is in full force and effect, the borrower may substitute one of the properties in the portfolio so long as, among other things, (i) the substitute property is of equal or greater value as the released property, (ii) the substitute property will be subject to the master lease and (iii) the DSCR following the substitution is not less than the greater of (a) the DSCR at closing and (b) the DSCR immediately preceding the substitution.
Property Information
Single Asset / Portfolio:	Portfolio of five properties
Property Type:	Single Tenant Retail
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various / NAP
Total Sq. Ft.:	1,039,368
Property Management:	Self-managed
Underwritten NOI:	$7,354,900
Underwritten NCF:	$6,679,311
Appraised Value:	$101,950,000
Appraisal Date:	May 2016

Historical NOI
Most Recent NOI:	NAV
2015 NOI:	NAV
2014 NOI:	NAV
2013 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	100.0% (December 6, 2016)
2015 Occupancy:	NAV
2014 Occupancy:	NAV
2013 Occupancy:	NAV
(4)	A soft lockbox and in place cash management will be triggered upon (i) (a) a monetary event of default pursuant to the loan documents or (b) a material non-monetary event of default pursuant to which the lender has accelerated the Mills Fleet Farm whole loan or moved to appoint a receiver or commenced a foreclosure action (as described in the loan documents), (ii) any bankruptcy action of the borrower, guarantor or property manager, or (iii) the commencement of any Primary Tenant Cash Management Period (as defined herein). A “Primary Tenant Cash Management Period” will commence upon (i) a bankruptcy action with respect to the Mills Fleet Farm tenant, (ii) a default under the master lease, (iii) both the Fixed Charge Coverage Ratio (as defined herein) falls below 1.15x and the property level Fixed Charge Coverage Ratio falls below 1.30x or (iv) the DSCR falls below 1.35x. The “Fixed Charge Coverage Ratio” is the ratio calculated as the primary tenant’s trailing 12 month EBITDAR to the sum of (a) the interest expense on all debt obligations of the primary tenant and (b) any rent payable under any lease obligation of the primary tenant, in each case, on a trailing 12 month basis.

(5)	The borrower will be required to deposit 1/12 of the annual taxes and/or insurance premiums if (i) the master lease is no longer in full force and effect, (ii) the master lease does not require the tenant to pay taxes and/or insurance premiums and (iii) the tenant fails to pay taxes and/or insurance premiums in a timely manner.

(6)	The borrower will be required to deposit $12,992 into the replacement reserve account, subject to a cap of $779,526, if (i) the master lease is no longer in full force and effect, (ii) the master lease does not require the tenant to maintain the property in good repair and condition, (iii) the tenant fails to perform such obligations or (iv) both the Fixed Charge Coverage Ratio falls below 1.15x and the property level Fixed Charge Coverage Ratio falls below 1.50x.

(7)	The borrower will be required to make monthly deposits of $43,307 if both the fixed coverage ratio falls below 1.15x and the property level Fixed Charge Coverage Ratio falls below 1.50x, subject to a cap of $2,598,420.

(8)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Mills Fleet Farm whole loan Cut-off Date balance of $65.0 million.

TRANSACTION HIGHLIGHTS

■	Properties. The Mills Fleet Farm portfolio consists of five single tenant retail properties located across Wisconsin, Minnesota and North Dakota. The properties were built between 1966 and 2015 and range from 173,663 sq. ft. to 244,268 sq. ft. The portfolio includes the original Mills Fleet Farm location in Marshfield, WI, as well as one of the more recently built locations in Mankato, MN, which opened in March 2015. Mills Fleet Farm stores sell hunting and fishing equipment, small appliances, housewares, automotive goods, apparel, hardware, lawn and garden supplies, paint, pet supplies, sporting goods, tools, and farm supplies. The subject properties also have a tire center, convenience store, car wash and gas station.

■	Tenancy. Founded in 1955, Mills Fleet Farm is a full-service retailer with 35 total locations across four states (IA, MN, ND, WI) and over $1.45 billion in annual sales as of 2015. As of T-12 March 2016, the properties had total gross sales of $183.5 million and weighted average sales of $45.9 million (excluding the Mankato property, which opened in March 2015), outperforming the non-collateral Mills Fleet Farm stores by approximately 8.0%. These sales represent $393 per selling sq. ft. (excludes warehouse space at each property) and an occupancy cost of 3.5%. The Mills Fleet Farm in Fargo, North Dakota is the second highest grossing Mills Fleet Farm of the existing stores, with gross sales of $62.1 million ($420 PSF). The five Mills Fleet Farm stores are under one unitary 20-year triple net lease with an initial lease expiration date of June 30, 2036 and four, five-year renewal options.

■	Sponsorship. The sponsor of the borrower and non-recourse carve-out guarantor is STORE Capital Corporation (“STORE”). STORE is one of the largest net-lease REITs with approximately 1,508 properties across 48 states as of June 30, 2016. STORE was founded in May 2011, had an initial public offering in November 2014, and as of the second quarter of 2016 had a market cap of over $4.6 billion. STORE purchased the Mills Fleet Farm stores in February 2016 as part of a sale-leaseback transaction with KKR & Co. L.P (“KKR”). In conjunction with STORE’s initial sale-leaseback transaction in 2016 KKR acquired a majority equity stake in Mills Fleet Farm garnering a total enterprise value of $1.5 billion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11803-11889 & 11905-11995 Starcrest Drive San Antonio, TX 78247	Collateral Asset Summary – Loan No. 17 Blossom Cove	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,800,000 69.3% 1.55x 11.2%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Benjamin Nazarian; Neil Kadisha
Borrower:	Omninet Blossom, LLC
Original Balance:	$15,800,000
Cut-off Date Balance:	$15,800,000
% by Initial UPB:	1.6%
Interest Rate:	4.1480%
Payment Date:	6th of each month
First Payment Date:	December 6, 2016
Maturity Date:	November 6, 2026
Amortization:	Interest only for first 48 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(88), O(7)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$55,175	$33,430
Insurance(2):	$0	Springing
Replacement:	$0	$8,834
TI/LC(3):	$0	$20,302
Required Repairs:	$104,688	NAP
Future Capital:	$300,000	$0
Lease Sweep(4):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$52
Balloon Balance / Sq. Ft.:	$46
Cut-off Date LTV:	69.3%
Balloon LTV:	61.6%
Underwritten NOI DSCR(5):	1.92x
Underwritten NCF DSCR(5):	1.55x
Underwritten NOI Debt Yield:	11.2%
Underwritten NCF Debt Yield:	9.0%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Flex Industrial
Collateral:	Fee Simple
Location:	San Antonio, TX
Year Built / Renovated:	1983-1984 / 2014-2015
Total Sq. Ft.:	302,896
Property Management:	Omninet Property Management, Inc.
Underwritten NOI:	$1,773,596
Underwritten NCF:	$1,423,958
Appraised Value:	$22,800,000
Appraisal Date:	August 22, 2016

Historical NOI(6)
Most Recent NOI:	$1,598,866 (T-12 July 31, 2016)
2015 NOI:	$1,326,232 (December 31, 2015)
2014 NOI:	NAV
2013 NOI:	NAV

Historical Occupancy(6)
Most Recent Occupancy:	88.5% (October 5, 2016)
2015 Occupancy:	73.3% (December 31, 2015)
2014 Occupancy:	NAV
2013 Occupancy:	NAV
(1)	In place cash management will be triggered upon (i) an event of default, (ii) if the DSCR falls below 1.20x and (iii) the commencement of a Lease Sweep Period (as defined below).

(2)	The borrower will be required to deposit an amount equal to 1/12 of the annual insurance premiums into the insurance reserve if an acceptable blanket policy is no longer in place.

(3)	The TI/LC reserve is subject to a cap of $675,000.

(4)	On each monthly payment date during a Lease Sweep Period (as defined below), provided the debt yield preceding such event is less than 8.5%, all excess cash will be deposited into the lease sweep account. A “Lease Sweep Period” will commence upon (i) the earlier of (a) November 6, 2025, (b) the date that is 12 months prior to the earliest stated expiration of a Lease Sweep Lease (as defined below) or (c) the date by which the tenant under a Lease Sweep Lease is required to give notice of its exercise of a renewal options, (ii) the date that the Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or receipt by the borrower or manager of notice from any tenant under a Lease Sweep Lease that it intends to surrender, cancel or terminate its lease, (iii) the date of notice from HEB Grocery Company, LP of its intent to exercise its right to vacate 21,260 sq. ft. of its space or more, (iv) a monetary default under a Lease Sweep Lease beyond any applicable notice and cure period or (v) a bankruptcy or insolvency proceeding of any tenant under a Lease Sweep Lease. A “Lease Sweep Lease” is (i) the HEB Grocery Company, LP lease or (ii) any replacement lease or leases with the same tenant or its affiliates that cover all or substantially all of the applicable lease sweep space.

(5)	Based on amortizing debt service payments. Based on the current interest only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 2.67x and 2.14x, respectively.

(6)	Historical NOI and Occupancy were unavailable due to the Blossom Cove property being acquired in June 2014.

TRANSACTION HIGHLIGHTS

■	Property. The Blossom Cove property is a flex industrial park that is comprised of six, single-story buildings totaling 302,896 sq. ft. Situated on a 19.35 acre site, the Blossom Cove property was constructed in 1983-1984 and most recently renovated in 2014-2015. The Blossom Cove property consists of 14’-18’ clearing heights, 98 overhead dock high doors, 39 drive-up ramps, and 488 parking spaces, which equates to a parking ratio of 1.6 spaces per 1,000 sq. ft. Since acquiring the Blossom Cove property in June 2014, the sponsors have invested approximately $1.58 million into parking lot improvements, structural improvements, painting and signage.

■	Tenancy. As of October 5, 2016, the Blossom Cove property is 88.5% occupied by 33 tenants with only one tenant accounting for more than 7.5% of the total NRA or 8.3% of base rent. The weighted average length of tenancy is approximately 7.0 years with 6 tenants (35.7% of NRA) in occupancy for over five years and 1 tenant (1.8% of NRA) in occupancy for over 10 years. Since April 2015, the sponsors have executed 13 new leases totaling 84,289 sq. ft. (27.8% of NRA) with all of the top five tenants signing new leases or executing lease extension options since March 2015.

■	Market. Built on two adjacent parcels, the Blossom Cove property is located within the North Central submarket of the greater San Antonio market, approximately 14.0 miles north of the San Antonio CBD. The Blossom Cove property is located adjacent to US 281, which provides access to both Loop 410 and Loop 1604 in addition to the San Antonio CBD. In addition, the Blossom Cove property is located approximately 4.8 miles from the San Antonio International Airport, the largest airport in the region, which serves 13 domestic and international airlines with passenger traffic over 8.3 million passengers in 2014. The overall San Antonio industrial market reported a Q2 2016 vacancy rate of 5.7%, while the North Central submarket reported a vacancy rate of 3.2%.

■	Sponsorship. The sponsors and non-recourse carve-out guarantors are Benjamin Nazarian and Neil Kadisha, on a joint and several basis. Benjamin Nazarian and Neil Kadisha serve as the managing partners of Omninet Capital, LLC and have been investing in commercial real estate and venture capital for over 20 years. Omninet Capital, LLC pursues direct investments in commercial real estate debt and income producing properties and owns over 7.0 million sq. ft. of commercial space and over 13,000 residential units across the country.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

172 5th Avenue New York, NY 10010	Collateral Asset Summary – Loan No. 18 172 5th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,750,000 51.8% 1.82x 8.0%

Mortgage Loan Information
Loan Seller:	CGMRC
Loan Purpose:	Refinance
Sponsor(1):	Joseph J. Sitt
Borrower:	Thor 172 Fifth Avenue LLC
Original Balance:	$15,750,000
Cut-off Date Balance:	$15,750,000
% by Initial UPB:	1.6%
Interest Rate:	4.2300%
Payment Date:	6th of each month
First Payment Date:	December 6, 2016
Maturity Date:	November 6, 2026
Amortization:	Interest Only
Additional Debt:	None
Call Protection(2):	YM1(25), DorYM1(89), O(6)
Lockbox / Cash Management:	Hard / In Place

Reserves
	Initial	Monthly
Taxes:	$140,158	$23,360
Insurance(3):	$0	Springing
Replacement:	$0	$727
TI/LC(4):	$0	$879
Rituals LC(5):	$234,075	$0
Rituals(5):	$150,000	$0
Rituals Free Rent(5):	$95,833	$0
Free Rent:	$11,865	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$1,494
Balloon Balance / Sq. Ft.:	$1,494
Cut-off Date LTV:	51.8%
Balloon LTV:	51.8%
Underwritten NOI DSCR:	1.86x
Underwritten NCF DSCR:	1.82x
Underwritten NOI Debt Yield:	8.0%
Underwritten NCF Debt Yield:	7.8%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Retail/Multifamily
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1930 / 2014-2016
Total Sq. Ft.(6):	10,542
Property Management:	Thor Management Company LLC
Underwritten NOI:	$1,257,508
Underwritten NCF:	$1,226,680
Appraised Value:	$30,400,000
Appraisal Date:	September 27, 2016

Historical NOI(7)
Most Recent NOI:	$279,995 (T-12 August 31, 2016)
2015 NOI:	NAV
2014 NOI:	NAV
2013 NOI:	NAV

Historical Occupancy(7)
Most Recent Occupancy:	90.3% (August 31, 2016)
2015 Occupancy:	NAV
2014 Occupancy:	NAV
2013 Occupancy:	NAV

(1)	The borrower sponsor is also the borrower sponsor of the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as 55 1/2 Greene Street, which has a Cut-off date balance of $45.25 million.

(2)	The borrower may obtain the release of the residential condominium unit at any time upon a third-party sale provided, among other things, (i) no event of default has occurred and is continuing, (ii) the DSCR for the remaining property is not less than the greater of the DSCR immediately preceding the partial release and 1.85x, (iii) the debt yield for the remaining property is not less than the greater of the debt yield immediately preceding the partial release and 7.7%, (iv) the LTV ratio for the remaining properties does not exceed the lesser of the LTV ratio immediately preceding such release and 51.8% and (v) the borrower partially prepays the loan in an amount equal to the greater of (a) 150% of the allocated loan amount for the residential condominium unit and (b) the net sales proceeds applicable to the residential condominium unit.

(3)	On a monthly basis, the borrower is required to deposit reserves of 1/12 of annual insurance premiums, to the extent a blanket insurance policy is not in effect.

(4)	The TI/LC reserve is subject to a cap of $52,710.

(5)	Reserves were held at origination for outstanding leasing commissions, outstanding tenant improvement and free rent for Rituals Cosmetics USA Inc., the sole retail tenant the 172 5th Avenue property.

(6)	The property is comprised of 2,052 sq. ft. of retail space and 8,490 sq. ft. of residential units.

(7)	The 172 5th Avenue property was substantially renovated between 2014 and 2016. As a result, Historical NOI and Historical Occupancy information is not available.

TRANSACTION HIGHLIGHTS

▪	Property/Amenities. The 172 5th Avenue property is a six-story mixed use retail and multifamily property located in the Flatiron neighborhood of Manhattan, NY. The property is comprised of 2,052 sq. ft. of grade level retail space and 25 residential units. The retail space is occupied by Rituals Cosmetics, which sells cosmetics and fragrance in stand-alone stores and in department stores within Europe, the US and Brazil. The unit mix for the residential units include 20 studios averaging 297 sq. ft. and five one-bedroom units averaging 510 sq. ft. Fifteen units were renovated to include renovated hard wood flooring in the bedroom, living room, and kitchen as well as new ceramic tile flooring in the bathrooms. The renovated units also include wood kitchen cabinets, black granite counter tops with tile back splash, and new appliances that include a mini refrigerator, two burner stainless steel appliances and new shower/sink.

▪	Location/Market. The 172 5th Avenue property is located within the midtown south area of New York City. The property is one block away from Madison Square Park and directly across the street from the Flatiron Building. The 23rd Street N and R subway stops are one block away from the property. The West Village/Downtown multifamily submarket of New York City is currently 2.0% vacant with average asking rents of $4,389 per month as of the second quarter of 2016. The property is also located in the Flatiron retail submarket which has a current inventory of over 5.4 million sq. ft. with a 10.8% vacancy rate as of the second quarter of 2016.

▪	Sponsorship/Management. The borrowing entity, Thor 172 Fifth Avenue LLC, is controlled by Joseph J. Sitt of Thor Equities LLC, the sponsor and carve-out guarantor. Thor Equities L.L.C. is a real estate investment and management company founded by Joseph J. Sitt. Headquartered in New York, Thor is a fully integrated real estate investment and management company with more than 120 completed acquisitions representing a projected capitalization of more than $4.5 billion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19717 North Frederick Road Germantown, MD 20876	Collateral Asset Summary – Loan No. 19 Fox Chapel Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,500,000 44.3% 3.38x 14.1%

Mortgage Loan Information
Loan Seller:	CGMRC
Loan Purpose:	Refinance
Sponsor:	Robert B. Gould; Stephen R. Grayson
Borrower:	Fox Chapel LLC
Original Balance:	$15,500,000
Cut-off Date Balance:	$15,500,000
% by Initial UPB:	1.6%
Interest Rate:	3.8500%
Payment Date:	6th of each month
First Payment Date:	December 6, 2016
Maturity Date:	November 6, 2026
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$82,535	$27,512
Insurance:	$34,476	$2,873
Replacement:	$0	$2,859
TI/LC(2):	$0	$6,670
Free Rent:	$13,950	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$136
Balloon Balance / Sq. Ft.:	$136
Cut-off Date LTV:	44.3%
Balloon LTV:	44.3%
Underwritten NOI DSCR:	3.61x
Underwritten NCF DSCR:	3.38x
Underwritten NOI Debt Yield:	14.1%
Underwritten NCF Debt Yield:	13.2%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Germantown, MD
Year Built / Renovated:	1987 / 1999
Total Sq. Ft.:	114,344
Property Management:	Rappaport Management Company
Underwritten NOI:	$2,185,017
Underwritten NCF:	$2,044,790
Appraised Value:	$35,000,000
Appraisal Date:	September 1, 2016

Historical NOI
Most Recent NOI:	$2,259,705 (T-12 August 31, 2016)
2015 NOI:	$2,350,578 (December 31, 2015)
2014 NOI:	$2,153,076 (December 31, 2014)
2013 NOI:	$1,773,554 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	97.7% (August 24, 2016)
2015 Occupancy:	97.9% (December 31, 2015)
2014 Occupancy:	98.2% (December 31, 2014)
2013 Occupancy:	NAV

(1)	In place cash management will be triggered upon (i) an event of default, (ii) the DSCR falling below 1.20x and (iii) the Specified Tenant (as defined in the loan documents) (1) being in default under its lease, (2) not being in actual, physical possession of its space or open for business, (3) giving notice that it is terminating or cancelling its space, (4) filing for bankruptcy or similar insolvency, and (5) failing to extend or renew its lease.

(2)	The TI/LC reserve is subject to a cap of $240,122.

TRANSACTION HIGHLIGHTS

▪	Property/Amenities. The Fox Chapel Shopping Center property is a 114,344 sq. ft. grocery-anchored shopping center located in Germantown, Maryland. The property is currently 97.7% occupied as of August 24, 2016 by 21 retail tenants and anchored by Great Wall International Supermarket. Great Wall International Supermarket subleases 52,706 sq. ft. of space from Giant Food, who currently has a lease expiration in April 2022 with one five-year extension option through the sublease term of April 2027. Gold’s Gym is the second largest tenant occupying 19,070 sq. ft. or 16.7% of net rentable area. Gold’s Gym has been located at the property since June 2012 and has a lease expiration in May 2022 with one five-year option remaining. Other tenants include Honey Pig Korean BBQ, Indian Palace Bar & Tandoor, Righttime Medical Center, Fox Chapel Animal Hospital and Bonchon Chicken.

▪	Location/Market. The Fox Chapel Shopping Center property is located at 19717 North Frederick Road in Germantown, Maryland, approximately 26 miles northwest of the Washington, DC central business district. Germantown is the third most populous city in Maryland, following Baltimore and Columbia. The immediate subject neighborhood is an established residential area with proximity to community retail and office parks. Major land uses within the neighborhood include Montgomery College, which has 4,000 students and a 109-acre campus for the US Department of Energy. There are 33,000 vehicles that travel along Frederick Road per day and 27,000 vehicles that travel along Middlebrook Road per day.

▪	Sponsorship/Management. Fox Chapel Shopping Center is 100% owned by Fox Chapel LLC, which is owned by Stephen R. Grayson and Robert B. Gould the sponsors and carveout guarantors. Mr. Grayson and Mr. Gould are long time Washington DC commercial real estate developers. The sponsors are active investors in hotel, office, retail, and residential properties throughout the Washington DC MSA. The sponsors have developed 1 million sq. ft. of commercial retail properties over their careers. The property is managed by the Rappaport Management Company, an independent third party. The Rappaport Management Company provides leasing, tenant representation, property management, marketing, development, construction management and a consulting service for retail space in shopping centers throughout Washington, DC, Maryland, and Virginia. Its portfolio includes more than 15 million sq. ft. in over 50 shopping centers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12603 Southwest Freeway Stafford, TX 77477	Collateral Asset Summary – Loan No. 20 12603 Southwest Freeway Office Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$13,100,915 72.8% 1.34x 10.5%

Mortgage Loan Information
Loan Seller:	CGMRC
Loan Purpose:	Acquisition
Sponsor:	James M. Birney; Leeshan Birney
Borrower:	Sunblossom 12603 Southwest, LLC
Original Balance:	$13,125,000
Cut-off Date Balance:	$13,100,915
% by Initial UPB:	1.3%
Interest Rate:	4.4000%
Payment Date:	6th of each month
First Payment Date:	December 6, 2016
Maturity Date:	November 6, 2026
Amortization:	300 months
Additional Debt:	None
Call Protection:	L(25), D(88), O(7)
Lockbox / Cash Management(1):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$237,040	$21,549
Insurance:	$25,204	$8,401
Replacement:	$0	$1,196
TI/LC(2):	$0	$17,000
Required Repairs:	$20,000	NAP
Outstanding Leasing Funds:	$26,132	$0
Rent Concession:	$5,747	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$92
Balloon Balance / Sq. Ft.:	$68
Cut-off Date LTV:	72.8%
Balloon LTV:	53.3%
Underwritten NOI DSCR:	1.59x
Underwritten NCF DSCR:	1.34x
Underwritten NOI Debt Yield:	10.5%
Underwritten NCF Debt Yield:	8.9%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Stafford, TX
Year Built / Renovated:	1982 / 2015
Total Sq. Ft.:	142,009
Property Management:	Landpark Advisors, LLC
Underwritten NOI:	$1,379,683
Underwritten NCF:	$1,161,333
Appraised Value:	$18,000,000
Appraisal Date:	September 19, 2016

Historical NOI
Most Recent NOI:	$1,095,928 (T-12 July 31, 2016)
2015 NOI:	$807,214 (December 31, 2015)
2014 NOI:	$648,352 (December 31, 2014)
2013 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	83.3% (September 1, 2016)
2015 Occupancy:	86.1% (December 31, 2015)
2014 Occupancy:	78.1% (December 31, 2014)
2013 Occupancy:	NAV

(1)	A hard lockbox and in place cash management will be triggered upon (i) the occurrence and continuance of an event of default, (ii) the DSCR falling below 1.25x and (iii) Strayer University, LLC (a) being in default under its lease, (b) not being in actual, physical possession of its space, (c) giving notice that it is terminating its lease for all or any portion of its space, (d) terminating or cancelling its lease, (e) filing for bankruptcy or similar insolvency, and (f) failing to extend or renew its lease 12 months prior to February 28, 2020.

(2)	The TI/LC reserve is subject to a cap of $816,000.

TRANSACTION HIGHLIGHTS

▪	Property/Amenities. The 12603 Southwest Freeway Office Building property is a 142,009 sq. ft. office building located in Stafford, Texas. The 12603 Southwest Freeway Office Building property is currently 83.3% occupied as of September 1, 2016 by over 40 tenants. The property has 496 parking spaces in an adjacent two-story parking garage. The property was built in 1982 and was renovated for approximately $1.04 million in 2015. The renovation includes garage waterproofing, elevator upgrades, lobby renovations, an upgraded energy management system, remodeling of suites and upgrading the skylights and walkway.

▪	Location/Market. The 12603 Southwest Freeway Office Building property is located in Stafford, Texas within Fort Bend county. Stafford is bordered to the north by Houston, to the northwest by Meadows Place, to the west by Sugar Land, and to the south and east by Missouri City. The property is located in the Houston office market. The Houston office market has an inventory of approximately 317.6 million sq. ft. with a vacancy rate of 14.1% and an average asking rent of $27.56 PSF as of the second quarter of 2016. The appraisal identified rent comparables ranging from $20.50 PSF to $26.55 PSF, with a weighted average of $22.21 PSF.

▪	Sponsorship/Management. The non-recourse carveout guarantors are James M. Birney and Leeshan Birney who established Stone Mountain Properties (“SMP”) in 1981. SMP is a family owned enterprise which focuses on renovating, repositioning, marketing and operating apartment communities and commercial properties primarily located in the Houston metropolitan statistical area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Citigroup Global Markets Inc., and Academy Securities, Inc. or any other underwriter, (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the offering document relating to the CD 2016-CD2 Mortgage Trust, Commercial Mortgage Pass-Through Certificates (the “Offering Document”). The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

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